As filed with the Securities and Exchange Commission on August 6, 2020

Registration No. 333-240278

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Digital Media Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7389	98-1399727
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4800 140th Avenue N., Suite 101

Clearwater, Florida 33762

(877) 236-8632

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ryan Foster

General Counsel, Executive Vice President of Compliance and Secretary

4800 140th Avenue N., Suite 101

Clearwater, Florida 33762

(877) 236-8632

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Katherine D. Ashley, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue, N.W. Washington, D.C. 20005 (202) 371-7000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(3)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock(1)	61,295,024	$6.865(4)	$420,790,339.76(4)	$54,618.59
Warrants to purchase Class A Common Stock (2)	4,000,000	$0.635(5)	$2,540,000(5)	$329.69
Total			$423,330,339.76	$54,948.28(6)

(1)

Consists of the following shares of Class A Common Stock registered for resale under this Registration Statement by the Selling Holders (as such term is defined in the “Selected Definitions” section of the prospectus forming a part of this Registration Statement): up to (i) 17,937,954 Conversion Shares (as such term is defined under the “Selected Definitions” section of the prospectus forming a part of this Registration Statement); (ii) 25,857,070 Redemption Shares (as such term is defined in the “Selected Definitions” section of the prospectus forming a part of this Registration Statement); (iii) 10,424,282 PIPE Shares (as such term is defined in the “Selected Definitions” section of the prospectus forming a part of this Registration Statement); (iv) 3,075,718 Converted Founder Shares (as such term is defined in the “Selected Definitions” section of the prospectus forming a part of this Registration Statement; and (v) 4,000,000 shares of Class A Common Stock underlying the New DMS Private Placement Warrants (as such term is defined in the “Selected Definitions” section of the prospectus forming a part of this Registration Statement).

(2)

Consists of 4,000,000 New DMS Private Placement Warrants (as such term is defined in the “Selected Definitions” section of the prospectus forming a part of this Registration Statement) registered for resale under this Registration Statement by the Selling Holders.

(3)

Pursuant to Rule 416(a) of Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low selling prices of the Class A Common Stock on July 24, 2020, as reported on the New York Stock Exchange, under the symbol “DMS.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low selling prices of the warrants to purchase Class A Common Stock on July 24, 2020, as reported on the New York Stock Exchange, under the symbol “DMS.WS”

(6)	Previously paid.

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement will be used as a combined prospectus in connection with this Registration Statement and the Registration Statement on Form S-4 as amended (File No. 333-238180), which was initially filed on May 11, 2020, was amended on June 11, 2020, June 12, 2020, and June 22, 2020 and became effective on June 23, 2020 (the “Prior Registration Statement”), which registered, among other securities, the primary issuance of 14,000,000 shares of Class A Common Stock upon the exercise of warrants to purchase Class A Common Stock. This Registration Statement also constitutes a Post-Effective Amendment to the Prior Registration Statement. Such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act. Pursuant to Rule 457(b) and Rule 429, no separate registration fee is payable with respect to the primary issuance of such 14,000,000 shares of Class A Common Stock because those shares were previously registered on the Prior Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included herein is a combined prospectus which also relates to the Registration Statement on Form S-4 (File No. 333-238180), which was declared effective on June 23, 2020, as supplemented (the “Prior Registration Statement”), relating, among other securities, to the issuance by the registrant of 14,000,000 shares of Class A Common Stock, par value $0.0001, of the registrant upon the exercise of warrants to purchase shares of Class A Common Stock, par value $0.0001 per share, of the registrant. Pursuant to Rule 429 under the Securities Act of 1933, as amended, this Registration Statement also constitutes a post-effective amendment to the Prior Registration Statement, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

The information in this prospectus is not complete and may be changed. Neither we nor the selling security holders may sell or distribute the securities described herein until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 6, 2020

PRELIMINARY PROSPECTUS

Digital Media Solutions, Inc.

75,295,024 Shares of Class A Common Stock

4,000,000 Warrants to Purchase Class A Common Stock

This prospectus relates to the following: (i) the issuance by Digital Media Solutions, Inc., a Delaware corporation (“New DMS”), of up to 14,000,000 shares of our Class A common stock, par value $0.0001 per share (“New DMS Class A Common Stock”), upon exercise of warrants to purchase New DMS Class A Common Stock at an exercise price of $11.50 per share (“New DMS Warrants”), including the New DMS Public Warrants and the New DMS Private Placement Warrants (each as defined in the “Selected Definitions” section of this prospectus); and (ii) the offer and sale, from time to time, by the selling holders identified in this prospectus (the “Selling Holders”), or their permitted transferees, of (A) up to 61,295,024 shares of New DMS Class A Common Stock and (B) up to 4,000,000 New DMS Private Placement Warrants.

This prospectus provides you with a general description of such securities and the general manner in which New DMS and the Selling Holders may offer or sell the securities. More specific terms of any securities that New DMS and the Selling Holders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

New DMS will not receive any proceeds from the sale of shares of New DMS Class A Common Stock or New DMS Private Placement Warrants by the Selling Holders pursuant to this prospectus or of the shares of New DMS Class A Common Stock issued by New DMS pursuant to this prospectus, except with respect to amounts received by New DMS upon exercise of the New DMS Warrants to the extent the New DMS Warrants are exercised for cash. However, New DMS will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.

The registration of the securities covered by this prospectus does not mean that either New DMS or the Selling Holders will issue, offer or sell, as applicable, any of such securities. The Selling Holders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. See the section of this prospectus entitled “Plan of Distribution” for additional information.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in New DMS securities.

The New DMS Class A Common Stock and New DMS Warrants are traded on the New York Stock Exchange under the symbols “DMS” and “DMS WS,” respectively. On August 5, 2020, the closing price of the New DMS Class A Common Stock was $6.93 per share and the closing price of the New DMS Warrants was $0.66 per share.

New DMS is an “emerging growth company” and a “smaller reporting company,” as such terms are defined under the federal securities laws and, as such, is subject to certain reduced public company reporting requirements.

Investing in New DMS securities involves risks. See the section of this prospectus entitled “Risk Factors” beginning on page 24 and in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, this prospectus is a combined prospectus which also relates to the Registration Statement on Form S-4 (File No. 333-238180), which was declared effective on June 23, 2020, as supplemented (the “Prior Registration Statement”), relating, among other securities, to the issuance by New DMS of 14,000,000 shares of New DMS Class A Common Stock upon exercise of the New DMS Warrants. Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Registration Statement of which this prospectus is a part also constitutes a post-effective amendment to the Prior Registration Statements, and such post-effective amendment became effective concurrently with the effectiveness of the Registration Statement of which this prospectus is a part in accordance with Section 8(c) of the Securities Act.

The date of this prospectus is [●], 2020.

i

ABOUT THIS PROSPECTUS

Unless the context indicates otherwise, references to “New DMS,” “the Company,” “we,” “us” and “our” in this prospectus refer to Digital Media Solutions, Inc., a Delaware corporation, and its consolidated subsidiaries following the Business Combination (as defined in “Selected Definitions”).

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and the Selling Holders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to issue up to an aggregate of 14,000,000 shares of New DMS Class A Common Stock upon exercise of the New DMS Warrants. The Selling Holders may use the shelf registration statement to sell up to an aggregate of 61,295,024 shares of New DMS Class A Common Stock and up to 4,000,000 New DMS Private Placement Warrants from time to time through any means described in “Plan of Distribution.” More specific terms of any securities that the Selling Holders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the New DMS Class A Common Stock and New DMS Private Placement Warrants being offered and the terms of the offering.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

Neither we nor the Selling Holders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Holders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

MARKET, RANKING AND OTHER INDUSTRY DATA

Certain market, ranking and industry data included in this prospectus, including the size of certain markets and our size or position and the positions of our competitors within these markets, including its products and services relative to its competitors, are based on estimates of our management. These estimates have been derived from our management’s knowledge and experience in the markets in which we operate, as well as information obtained from surveys, reports by market research firms, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate, which, in each case, we believe are reliable.

We are responsible for all of the disclosure in this prospectus and while we believe the data from these sources to be accurate and complete, we have not independently verified data from these sources or obtained third-party verification of market share data and this information may not be reliable. In addition, these sources may use different definitions of the relevant markets. Data regarding our industry is intended to provide general guidance, but is inherently imprecise. Market share data is subject to change and cannot always be verified with certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. In addition, customer preferences can and do change. As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be reliable. References herein to us being a leader in a market or product category refers to our belief that it has a leading market share position in each specified market, unless the context otherwise requires. In addition, the discussion herein regarding our various markets is based on how we define the markets for our products, which products may be either part of larger overall markets or markets that include other types of products and services.

Assumptions and estimates of our future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Statement Regarding Forward-Looking Statements.”

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this registration statement may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

SELECTED DEFINITIONS

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•

“Amended and Restated Registration Rights Agreement” are to the amended and restated registration rights agreement entered into by New DMS, Prism, Clairvest Direct Seller, Blocker Seller 1, Blocker Seller 2, Sponsor PIPE Entity and the Independent Directors at Closing;

•

“Amended Partnership Agreement” are to the amended and restated limited liability company agreement of DMS entered into by DMS, New DMS, Prism, Clairvest Direct Seller, Blocker Corp and the Prism members at Closing;

•	“Amended and Restated Warrant Agreement” are to the amended and restated warrant agreement entered into by New DMS and Continental at Closing;

•	“Blocker Corp” are to CEP V DMS US Blocker Company, a Delaware corporation;

•	“Blocker Seller 1” are to Clairvest Equity Partners V Limited Partnership, an Ontario, Canada limited partnership;

•	“Blocker Seller 2” are to CEP V Co-Investment Limited Partnership, a Manitoba, Canada limited partnership;

•	“Blocker Sellers” are to Blocker Seller 1 and Blocker Seller 2;

•	“Board” are to the board of directors of New DMS;

•	“Business Combination” are to the transactions contemplated by the Business Combination Agreement, collectively;

•

“Business Combination Agreement” are to Business Combination Agreement, dated as of April 23, 2020 by and among Leo, DMS, Blocker Corp, Sellers, Clairvest GP Manageco Inc., an Ontario corporation as a Seller Representative, and, solely for the limited purposes set forth therein, Sponsor.

•	“Business Combination Consideration” are to a combination of cash consideration, the Seller Warrants, shares of New DMS Class B Common Stock and shares of New DMS Class C Common Stock;

•	“Clairvest” are to Clairvest Group Inc., an Ontario corporation;

•	“Clairvest Direct Seller” are to CEP V-A DMS AIV Limited Partnership, a Delaware limited partnership;

•	“Class A ordinary shares” are to the Class A ordinary shares, par value $0.0001 per share, of Leo;

•

“Class B ordinary shares” or “Founder Shares” are to the 5,000,000 Class B ordinary shares, par value $0.0001 per share, of Leo (of which at least 1,924,282 Class B ordinary shares were surrendered and forfeited pursuant to the Surrender Agreement described in this registration statement);

•	“Class B Shareholders” are to Sponsor and the Leo Independent Directors;

•	“Closing” are to the closing of the Business Combination;

•	“Continental” are to Continental Stock Transfer & Trust Company;

•	“Converted Founder Shares” are to the shares of New DMS Class A Common Stock issued as a matter of law upon the conversion of the Class B ordinary shares at the time of the Domestication;

•

“Conversion” are to the conversion by Blocker Sellers of the shares of New DMS Class C Common Stock issued to them in the Business Combination into shares of New DMS Class A Common Stock, on a one-for-one basis, in accordance with the New DMS Certificate of Incorporation that was effective as of immediately prior to the close of business on July 17, 2020;

•	“Conversion Shares” are to the 17,937,954 shares of New DMS Class A Common Stock that were issued to the Blocker Sellers in connection with the Conversion;

•

“Credit Facility” are to the Credit Agreement, dated July 3, 2018, by and among DMS, Digital Media Solutions, LLC, each of its affiliates party thereto, various financial institutions part thereto and Monroe Capital Management Advisors, LLC, as Administrative Agent and Lead Arranger;

•	“Director Nomination Agreement” are to the director nomination agreement to entered into by New DMS, Sponsor, Sponsor PIPE Entity, Clairvest and Prism at the Closing;

•	“DMS” are to Digital Media Solutions Holdings, LLC, a Delaware limited liability company, and its subsidiaries;

•	“DMS Units” are to the membership interests in DMS;

•	“Domestication” are to the domestication of Leo Holdings Corp. as a corporation incorporated in the State of Delaware;

•	“Existing Organizational Documents” are to the amended and restated memorandum and articles of association of Leo, dated February 14, 2018;

•	“initial public offering” are to Leo’s initial public offering that was consummated on February 15, 2018;

•

“IPO registration statement” are to the Registration Statement on Form S-1 (333-222599) filed by Leo in connection with its initial public offering and declared effective by the SEC on February 12, 2018;

•	“Leo” are to Leo Holdings Corp. prior to the Domestication;

•	“Leo Independent Directors” are to Mss. Bush and Minnick, and Mr. Bensoussan;

•	“Lion Capital” are to Lion Capital, LLP, an affiliate of Sponsor;

•	“Lock-Up Agreement” are to the lock-up agreement entered into by New DMS and the Sellers at the Closing;

•	“New DMS” are to Digital Media Solutions, Inc. (formerly known as Leo Holdings Corp.) upon and after the Domestication;

•	“New DMS Bylaws” are to the bylaws of New DMS which were made effective upon the Domestication;

•	“New DMS Certificate of Incorporation” are to the certificate of incorporation of New DMS which was made effective upon the Domestication;

•	“New DMS Class A Common Stock” are to the Class A common stock, par value $0.0001 per share, of New DMS;

•

“New DMS Class B Common Stock” are to the Class B common stock, par value $0.0001 per share, of New DMS, which have no economic value but entitle the holder thereof to one vote per share and, in accordance with the New DMS Certificate of Incorporation, will be retired on a one-for-one basis upon the redemption of any DMS Units held by Prism or Clairvest Direct Seller in accordance with the Amended Partnership Agreement;

•

“New DMS Class C Common Stock” are to the Class C common stock, par value $0.0001 per share, of New DMS, which are convertible into shares of New DMS Class A Common Stock in accordance with the New DMS Certificate of Incorporation on a one-to-one basis;

•	“New DMS Common Stock” are collectively to New DMS Class A Common Stock, New DMS Class B Common Stock and New DMS Class C Common Stock;

v

•

“New DMS Public Warrants” are to the 10,000,000 warrants of New DMS issued as a matter of law upon the conversion at the time of the Domestication of the public warrants that were offered and sold by Leo as part of units in its initial public offering and registered pursuant to the IPO registration statement;

•

“New DMS Private Placement Warrants” are to the 2,000,000 warrants of New DMS issued as a matter of law upon the conversion at the time of the Domestication of the Leo private placement warrants and the Seller Warrants;

•

the outstanding New DMS Class A Common Stock “on an as-redeemed basis” are to the number of shares of New DMS Class A Common Stock that would be outstanding assuming all DMS Units held by Prism and Clairvest Direct Seller were acquired upon a Redemption by New DMS for shares of New DMS Class A Common Stock in accordance with the Amended Partnership Agreement;

•	“ordinary shares” are to the Class A ordinary shares and the Class B ordinary shares, collectively;

•	“Plan” are to the Digital Media Solutions, Inc. 2020 Omnibus Incentive Plan;

•

“PIPE Investment” are to the transactions contemplated by the Subscription Agreements, pursuant to which the PIPE Investors collectively committed to subscribe for the PIPE Shares for an aggregate purchase price equal to $100.0 million, which were consummated substantially concurrently with the Closing;

•	“PIPE Investors” are to the qualified institutional buyers and accredited investors (including Sponsor PIPE Entity) that received the PIPE Shares in the PIPE Investment;

•	“PIPE Shares” are to the 10,424,282 shares of New DMS Class A Common Stock that were issued to the PIPE Investors in connection with the PIPE Investment;

•	“Prism” are to Prism Data, LLC, a Delaware limited liability company;

•

“Leo private placement warrants” are to the 4,000,000 private placement warrants of Leo (of which 2,000,000 Leo private placement warrants were surrendered and forfeited pursuant to the Surrender Agreement described in this prospectus), which were automatically converted by operation of law, on a one-for-one basis without giving effect to any rights of adjustment or other anti-dilution protections which adjustment and protections were waived by the holders of the Class B ordinary shares pursuant to the Surrender Agreement, into warrants to acquire shares of New DMS Class A Common Stock in the Domestication;

•	“pro forma” are to giving pro forma effect to the Business Combination;

•

“Redemption” are to an acquisition made pursuant to the Amended Partnership Agreement by New DMS of DMS Units in exchange for New DMS Class A Common Stock on a one-for-one basis (subject to customary conversion rate adjustments, including for stock splits, stock dividends and reclassifications);

•	“Redemption Shares” are to shares of New DMS Class A Common Stock issued in connection with a Redemption;

•	“SEC” are to the Securities and Exchange Commission;

•	“Sellers” are to Prism, Clairvest Direct Seller and Blocker Sellers;

•	“Seller Warrants” are to the 2,000,000 warrants issued to Sellers as part of the Business Combination Consideration and pursuant to the Amended and Restated Warrant Agreement;

•	“Surrender Agreement” are to the Amended and Restated Sponsor Shares and Warrant Surrender Agreement, dated as of June 22, 2020, entered into by Leo, the Sponsor and the Leo Independent Directors;

•	“Sponsor” are to Leo Investors Limited Partnership, a Cayman Islands exempted limited partnership;

•	“Sponsor PIPE Entity” are to Lion Capital (Guernsey) Bridgeco Limited, a company organized under the laws of Guernsey;

•	“Subscription Agreements” are to the subscription agreements, entered into by Leo and each of the PIPE Investors in connection with the PIPE Investment;

•	“Tax Receivable Agreement” are to the tax receivable agreement entered into by New DMS, Blocker Corp and the Sellers at the Closing; and

•	“trust account” are to the trust account established at the consummation of Leo’s initial public offering at JP Morgan Chase Bank, N.A. and maintained by Continental, acting as trustee.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the Business Combination. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our projected financial information, growth rate and market opportunity;

•	the ability to maintain the listing of the New DMS Class A Common Stock and the New DMS Warrants on the NYSE, and the potential liquidity and trading of our securities;

•	the risk that the Business Combination disrupts our plans and operations as a result of the consummation of the Business Combination;

•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, our ability to grow and manage growth profitably and retain our key employees;

•	costs related to the Business Combination;

•	changes in applicable laws or regulations;

•	our ability to raise financing in the future;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following the completion of the Business Combination;

•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or with respect to the Business Combination;

•	factors relating to our business, operations and financial performance following the Business Combination, including:

•	our ability to attract consumers to our websites, marketplaces or brand direct solutions and convert them to sales for our advertisers;

•	our ability to maintain or increase our share of expenditures from our advertisers and our ability to establish relationships with new advertisers;

•	our ability to maintain, grow and protect the data we obtain from consumers and advertisers;

•	our dependence on our emails and sites not being treated disadvantageously by internet service providers;

•	our ability to provide new product and service offerings that make our marketplaces, brand direct solutions and websites useful for consumers;

•	our ability to compete effectively for consumers and advertisers;

•	our ability to successfully integrate the operations of companies we acquire;

•	the performance of our technology infrastructure;

•	our dependence on third-party website publishers for a significant portion of our visitors;

•	our ability to protect our intellectual property rights;

•	our ability to maintain adequate internal controls over financial and management systems; and

•	other factors detailed under “Risk Factors.”

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors”. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA, a measure used by New DMS management to assess operating performance, is defined as net (loss) income, excluding (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) acquisition costs, (v) loss on extinguishment of debt, (vi) other income, (vii) other expense and (viii) other non-recurring, infrequent or unusual costs. An item is considered to be non-recurring, infrequent or unusual if it is unlikely that it will recur in the next two years or if a similar charge or gain has not occurred in the preceding two years, in accordance with SEC rules.

Combined Adjusted EBITDA is defined as Adjusted EBITDA, adjusted for (i) future expected cost savings resulting primarily from W4 Performance Ad Network reorganization (“PAN”) such as adjustments to headcount towards the end of the year ended December 31, 2019, and other operation synergies, (ii) future expected UE technology synergies and cost savings due to the use of an alternative vendor, (iii) future expected costs savings resulting primarily from UE reorganization such as staff adjustments, use of lower cost distribution vendors, among others, and (iv) UE EBITDA from January 1, 2019 through the date of the acquisition.

Unlevered Free Cash Flow is defined as Combined Adjusted EBITDA, less capital expenditures, and Unlevered Free Cash Flow Conversion is defined as Unlevered Free Cash Flow divided by Combined Adjusted EBITDA. Adjusted EBITDA, Combined Adjusted EBITDA, Unlevered Free Cash Flow and Unlevered Free Cash Flow Conversion are presented because New DMS management believes that they provide useful information to investors regarding DMS’s operating performance and its capacity to incur and service debt and fund capital expenditures. New DMS believes that these measures are used by many investors, analysts and rating agencies as a measure of performance. By reporting these measures, New DMS provides a basis for comparison of our business operations between current, past and future periods by excluding items that DMS does not believe are indicative of our core operating performance.

Financial measures that are not U.S. generally accepted accounting principles (“GAAP”) should not be considered as alternatives to operating income, cash flows from operating activities or any other performance measures derived in accordance with GAAP as measures of operating performance, or cash flows as measures of liquidity. These measures have important limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, DMS relies primarily on its GAAP results and uses Adjusted EBITDA only as a supplement.

See below for a reconciliation of DMS’s Adjusted EBITDA, Combined Adjusted EBITDA and Unlevered Free Cash Flow from net income (loss), the most directly comparable GAAP measure:

	Three Months Ended March 31,		Year Ended December 31,
	2020	2019	2019	2018	2017
	(U.S. dollars in thousands)
Net (loss) income	$757	$606	$(11,230)	$1,403	$4,275
Adjustments
Interest expense	3,790	2,119	10,930	4,614	800
Income tax expense	52	—	137	—	—
Depreciation and amortization	4,315	1,928	9,745	5,295	2,145
Acquisition costs (1)	27	2,896	19,234	10,388	2,271
Loss on extinguishment of debt	—	—	—	303	—
Other income (2)	—	—	—	—	(2,311)
Other expense (3)	133	208	1,033	326	428
Other non-recurring expenses (4)	348	628	3,076	640	1,490

Adjusted EBITDA	$9,422	$8,385	$32,925	$22,969	$9,098

x

	Three Months Ended March 31,			Year Ended December 31,
	2020	2019		2019		2018	2017
	(U.S. dollars in thousands)
Adjustments
Pro forma cost savings – PAN (5)	$675	$738		$2,226		$2,165	$1,296
Technology synergies (6)	779	779		3,116		3,116	3,116
Pro forma cost savings – UE (7)	1,042	1,084		4,339		3,799	3,799
Acquisitions EBITDA	—	3,205	(8b)	9,112	(8a)	15,124	12,899

Combined Adjusted EBITDA (9)	$11,918	$14,191		$51,718		$47,173	$30,208

Capital expenditures	(2,975)	(1,339)		(6,553)		(2,636)	(891)

Unlevered Free Cash Flow (9)	$8,943	$12,852		$45,165		$44,537	$29,317

Unlevered Free Cash Flow Conversion (9)	75.0%	90.6%		87.3%		94.4%	97.1%

(1)	Acquisition incentive payments, contingent consideration accretion, earnout payments and pre-acquisition expenses
(2)	Lawsuit settlement proceeds and gain on litigation
(3)	Director and investor management fees and expenses related to philanthropic initiatives
(4)

Restructuring costs such as lease termination costs due to office closure, severance payments on company reorganization, write-off of equity investment, advanced payment on company equity plan and company sale transaction fees

(5)	Annualized future expected cost savings resulting primarily from PAN reorganization
(6)	Annualized future expected UE technology synergies related to uniform infrastructure platform
(7)	Annualized future expected cost savings resulting primarily from UE reorganization
(8a)	UE EBITDA from January 1, 2019 through the date of the acquisition
(8b)	UE EBITDA from January 1, 2019 through March 31, 2019
(9)	This is a non-GAAP financial measure that has not been prepared in accordance with Article 11 of Regulation S-X

A reconciliation of DMS’s Unlevered Free Cash Flow to net cash (used in) provided by operating activities, the most directly comparable GAAP measure, is presented below:

	Three Months Ended March 31,			Year Ended December 31,
	2020	2019		2019		2018	2017
	(U.S. dollars in thousands)
Unlevered Free Cash Flow (1)	$8,943	$12,852		$45,165		$44,537	$29,317
Capital expenditures	2,975	1,339		6,553		2,636	891

	Three Months Ended March 31,			Year Ended December 31,
	2020	2019		2019		2018	2017
	(U.S. dollars in thousands)
Combined Adjusted EBITDA (1)	11,918	$14,191		$51,718		$47,173	$30,208
Acquisitions EBITDA	—	3,205	(2b)	9,112	(2a)	15,124	12,899
Pro forma cost savings – UE (3)	1,042	1,084		4,339		3,799	3,799
Technology synergies (4)	779	779		3,116		3,116	3,116
Pro forma cost savings – PAN (5)	675	738		2,226		2,165	$1,296

	Three Months Ended March 31,		Year Ended December 31,
	2020	2019	2019	2018	2017
	(U.S. dollars in thousands)
Adjusted EBITDA	$9,422	$8,385	$32,925	$22,969	$9,098
Other non-recurring expenses (6)	348	628	3,076	640	1,490
Other expense (7)	133	208	1,033	326	428
Other income (8)	—	—	—	—	(2,311)
Loss on extinguishment of debt	—	—	—	303	—
Acquisition costs (9)	27	2,896	19,234	10,388	2,271

EBITDA	$8,914	$4,653	$9,582	$11,312	$7,220
Interest expense	(3,790)	(2,119)	(10,930)	(4,614)	(800)
Income tax expense	(52)	—	(137)	—	—
Amortization of debt issuance costs	280	120	629	295	109
Loss on extinguishment of debt	—	—	—	303	—
Loss on sale of property, plant and equipment, net	—	—	—	—	90
Payment of contingent consideration	(1,000)	—	(15,904)	—	—
Change in deferred tax liability	(490)	—	—	—	—
Change in accounts receivable, net	(4,727)	(4,215)	207	(2,807)	883
Change in prepaid expenses and other current assets	(1,188)	(18)	(776)	2,114	976
Change in accounts payable and accrued expenses	3,174	1,270	(5,662)	8,818	3,229
Change in contingent consideration payable	—	—	13,841	3,063	—
Change in other liabilities	(12)	(14)	(405)	158	(551)

Net cash provided by (used in) operating activities	$1,109	$(323)	$(9,555)	$18,642	$11,156

(1)	This is a non-GAAP financial measure that has not been prepared in accordance with Article 11 of Regulation S-X
(2a)	UE EBITDA from January 1, 2019 through the date of the acquisition
(2b)	UE EBITDA from January 1, 2019 through March 31, 2019
(3)	Annualized future expected cost savings resulting primarily from UE reorganization
(4)	Annualized future expected UE technology synergies related to uniform infrastructure platform
(5)	Annualized future expected cost savings resulting primarily from PAN reorganization
(6)

Restructuring costs such as lease termination costs due to office closure, severance payments on company reorganization, write-off of equity investment, advanced payment on company equity plan and company sale transaction fees

(7)	Director and investor management fees and expenses related to philanthropic initiatives
(8)	Lawsuit settlement proceeds
(9)	Acquisition incentive payments, contingent consideration accretion and earnout payments

PROSPECTUS SUMMARY

This summary highlights certain significant aspects of our business and is a summary of information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read this entire prospectus, including the information presented under “Risk Factors,” “Cautionary Statement Regarding Forward Looking Statements,” “DMS’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information,” and the consolidated financial statements and the related notes thereto included elsewhere in this prospectus before making an investment decision. The definition of some of the terms used in this prospectus are set forth under “Selected Definitions.”

Business Summary

Our Business

We provide technology and digital performance marketing tools to help marketers with their most critical decision: how to optimize return on investment—i.e., the customers acquired relative to the marketing dollars spent.

We are a leading provider of technology and digital performance marketing solutions. We deliver a unique set of proprietary software, data assets and proven expertise to large global brands across verticals where consumer interaction is rapidly migrating online such as insurance, education, health & wellness, consumer finance and other direct-to-consumer businesses. Our primary objective is to enhance the performance and efficacy of the digital marketing dollars that brands spend to acquire customers, which has become increasingly harder for companies to do in digital and mobile environments. Our solutions are sector-agnostic, providing value to clients across multiple verticals, thereby reducing our exposure to any specific client or vertical-specific secular trends. We have proven our effectiveness and stand out as a mission-critical partner that improves client outcomes, with a 95% client retention rate across our business in 2018.

We are differentiated by the dynamic combination of solutions we provide to clients, the scale at which we operate, and the sector-agnostic approach that results in a more attractive financial profile. As media consumption has rapidly fragmented across disparate digital, mobile, social and traditional sectors, it has become more challenging for marketers to reach their target audiences at scale and to manage the costs to acquire new customers. To address this, marketers need a data-driven approach, leveraging technology to collect feedback in real-time, and quickly navigate across digital platforms. Our model stands out because we own the data assets to help deliver audiences more likely than not to take a specific action (i.e., high intent), the tools to track the success of spend in real-time, and the technology and expertise to deploy strategies regardless of the digital platform (e.g., search, social, mobile).

We operate one of the largest digital marketplace businesses, where companies in verticals like insurance and education seek to acquire new customers, who are more frequently shopping for these services entirely online. Our marketplace solutions allow brands to leverage our data assets to reach highly targeted audiences across a diverse portfolio of owned and operated websites, and deliver high-intent customers to brands looking to grow their businesses. Separately, we provide large brands with broad-based customer acquisition programs, whereby we utilize our data assets, proprietary technology and digital campaign expertise to acquire customers on behalf of brands (“brand direct” programs) and ultimately enhance the return on their marketing dollars spent. Both our marketplace and brand direct businesses leverage our unique database of 150 million consumer profiles, a high barrier to entry and key differentiator. This database has been curated based on the results of $1 billion of ad spend deployed on the DMS platform since 2012, and is constantly improving as more ad spend perpetuates more results into the database. We also provide software tools that large marketing customers use to track performance in real-time, and serve as a powerful retention tool in our business as our software becomes embedded as a critical platform used by large marketing departments. Furthermore, we use these tools to develop direct relationships with clients, with over 90% of our 2019 revenue generated directly from clients (vs. agency relationships) relative to 20% in 2014.

We believe we are the only operator to provide these services across several verticals at scale, as demonstrated by the 1.4 billion monthly ad impressions our networks delivers. Our sector-agnostic model has proven its effectiveness across industries, as our clients include a top 3 auto insurer, a Fortune 100 insurance agency, a top 3 U.S. mortgage lender, a leading home security firm, and a Top 100 ranked U.S. university. The diversification results in significant cross-sell opportunities—a potential mortgage is also likely a potential home insurance and/or home security lead—and better profitability by leveraging a single back-end platform. Our revenue diversity is evidenced by the fact that no customer represents more than 6% of revenue.

We have rapidly grown our business, driven by both a successful organic growth strategy and a proven M&A playbook. We generate highly recurring, diversified revenue streams that have been growing quickly as new and existing clients have increased their spend on DMS solutions. We have also completed 9 M&A transactions since 2016. In 2019, we generated $305 million of pro forma revenue (including the impact of acquisitions), versus reported revenue of approximately $67 million in 2017, with management’s estimate of like-for-like annualized growth of 25%. We have a model that generates profit on every client engagement, a highly flexible cost structure, and low capital expenditures that results in approximately 90% unlevered free cash flow (“UFCF”) conversion. In 2019, we generated $51.7 million of Combined Adjusted EBITDA, and $45 million of UFCF.

Our Market Opportunity

Today, marketers are confronted by the significant challenge of reaching consumers in meaningful ways through disparate media platforms. Legacy mediums of print or television represent a far smaller portion of media consumption than historically, as digital channels have proliferated, and in particular mobile devices. In an effort to adjust to this transition, digital advertising is supplanting traditional advertising to support customer acquisition efforts and has grown to an estimated $145 billion in the United States. We believe this total addressable market (“TAM”) of digital advertising in which we operate will continue to grow, as existing and new digital platforms continue this trend. However, this transition has presented new challenges as the diversity of digital platforms has grown exponentially. Meanwhile, marketers across consumer sectors (e.g. retail, automotive, insurance, financial services, CPG, healthcare and education) are constantly challenged by stakeholders to identify the return on investment (“ROI”) from advertising spend. To address this, performance-based advertising, or marketing campaigns where there is linear 1-for-1 accountability around dollars spent and customers acquired, have become increasingly important.

We are solving these issues with solutions that enable marketers to reach high-intent customers at great scale and efficiency across all digital channels. Our solutions are also uniquely designed to address the challenge of measuring ROI, as our performance-based advertising solutions deliver customers rather than leads and provide a real-time feedback loop for marketers to optimize how their ad spend is deployed.

The ecosystem within which we operate includes firms which are differentiated by the value-add they provide to large marketers, and increasingly so, on an ROI basis. Traditional Ad Agencies represent a legacy media cohort that cannot guarantee customer delivery and offer limited technology capabilities while focused on creative services. Digital Marketing Consultants act to implement digital advertising strategies, though outsource execution to third parties and cannot guarantee customer delivery. Digital Ad Platforms, though pervasive, operate as mass-market distribution platforms versus a partnership model and offer limited transparency of data and no guarantee of customer delivery. Performance Marketing, DMS’s segment, offers transparent ROI measurement, predictive capabilities, and clear attribution of ad spend and associated customers acquired, all via a tech-first scalable platform.

The importance of our unique ability to deliver results via Performance Marketing is particularly apparent in the current environment of COVID-19, where marketing teams want to ensure the dollars they spend are truly effective. In this environment where marketers still need to acquire new customers, our ability to quantify advertising spend effectiveness and institute real-time efficiency enhancements is differentiated.

Key trends impacting our market include:

Top Brands Are Transitioning Advertising Budgets From Traditional To Digital Channels

In recent years, marketers have been transitioning where marketing budgets are deployed from traditional media to digital media. We believe that this trend will continue into the foreseeable future, with digital ad expenditures growing steadily as traditional ad expenditures decline. Further, market data suggests that there is significant opportunity for continued digital ad expenditure growth among top media buyers in particular. For instance, analysis of TV ad spend versus internet ad spend reflects an under-indexing for Internet versus time spent. Currently TV ad spend is 33% over-indexed vs. time viewed while internet ad spend is 50% under-indexed vs. time viewed.

Top Digital Advertisers Are Transitioning Budgets To Performance-Based Models Where Data And Analytics Drive Decision Making

An Interactive Advertising Bureau (“IAB”) report from October 2019 categorized media spend based on pricing models and estimated that 62% of the ad spend during the first half of 2019 was purchased using performance-based revenue models. This share was up slightly from 61% the prior year, with performance-based ad spend up 19.1% during the same period. Affiliate marketing, a category of performance-based advertising where a business rewards an affiliate for visitors or customers brought by the affiliate’s own efforts, has seen significant growth over the past decade, with an estimated $6.4 billion in ad spend in 2019 and expected growth to $8.2 billion by 2022, according to available market data.

The shift to digital performance-based advertising models may be explained by mounting pressure on advertisers to demonstrate return on investment (“ROI”) and advertisers’ resulting shift of expenditures to channels that not only drive performance but also allow them to track tangible outcomes like sales. Salesforce research from 2019 shows an increase in the number of marketers planning to track customer acquisition cost (CAC), cost per lead and marketing ROI, among other marketing metrics. However, proving campaign ROI is the top challenge for marketers according to a 2020 NewsCred survey. By its very nature, digital performance-based marketing supports marketing campaign tracking objectives and solves the ROI tracking challenge by creating linear connections between digital marketing spend and campaign results.

Mobile Use Climbs and Advertising Budgets Follow

As consumers’ mobile device use has rapidly grown to surpass many traditional forms of media consumption, including television use, mobile devices are expected to comprise the dominant share of media consumption time in the years ahead. Following consumer usage trends, brands have been transitioning large shares of their advertising budgets to mobile. Based on available market data, we believe the shift to mobile – though already significant – has only just begun. We believe that we are well equipped for this shift as ~80% of our revenue is mobile originated.

New Digital Tools Enable Optionality in Shopping For Both Complex And Commodity Products

Research indicates that consumers prefer more choices over fewer choices. A large selection of choices can be ideal when consumers are making the “to buy or not to buy” decision, however, when actually selecting products to purchase, consumers often want selections narrowed and recommendations made to assist in the final decision making process.

Digital marketplaces allow consumers to see a wide array of choices when they are early in the decision making process. As consumers pinpoint their criteria, DMS’s technology allows for the narrowing of options presented, tailored using our propriety analytics platform, helping consumers make the right choices and allowing the connection of high-intent prospects with the brands that best match their needs.

With regard to insurance specifically, market data suggests that younger generations are more likely than older generations to research and purchase online. We believe that continued growth of online insurance research and purchases is likely, as consumers are increasingly willing to share personal data if it helps them get the insurance plans that match their needs.

Our Business Model

We are a provider of digital performance marketing solutions to our advertising clients. Our engagements are determined by our clients based on their desired customer outcomes. Examples of our clients’ desired outcomes and needs include new product installs, execution of new insurance policies and developing better brand exposure to capture market share from competitors. We have the capacity to build targeted solutions that meet the array of our clients’ desired outcomes through our technology and direct interaction with consumers. We deliver these consumers to our clients based on achieving metrics, measured through Key Performance Indicators (“KPIs”), which enable us and our clients with mutually understood measurability and accountability.

Our solutions create high intent, high conversion prospective customer leads for clients. These leads provide clients with a very detailed summary of a prospective customer and are comprised of a detailed accounting of that individual’s information and interest level in the offering that often has been validated by our call center; in some cases this actually represents a direct customer. The lead can be served to the client as a data lead (often call center verified) or as a warm transfer – comprised of a phone call to the client with a prospective customer (whose intent has also often been validated by our call center) on the phone.

Our model works because we own the tools that enhance the two-way marketing feedback loop of sending messages to a specific audience, then expecting a response or action from the consumer that viewed it. Our proprietary tools track success of ad campaigns measured against agreed upon KPIs, and prove to marketers what is working in real-time.

This level of perspective into prospective customers makes us highly valued partners to our clients as we provide a high degree of clarity on who the lead is and subsequent measurability of its conversion into a new customer. With so much of marketing spend moving to enhance the calculation of customer acquisition cost relative to lifetime customer value, our lead curation approach provides industry leading attribution perspective to our clients. We are integral partners to our diverse set of blue-chip clients, including five of the largest U.S. home and auto insurance firms, a top three mortgage lender, a top three consumer reporting firm, several top-tier universities and scaled learning software providers, two of the leading home security companies, and numerous brands within CPG, travel, retail, and health & wellness.

Marketplace Solutions

We build, host and maintain a portfolio of owned and operated websites in a variety of verticals, such as insurance, education, home services, consumer finance and automotive. Consumers value marketplace experiences because they enable product comparisons across the market in one spot and obtain multiple quotes on products or services. Advertisers value marketplace solutions because these platforms allow advertisers to competitively bid on consumers in real-time based on their desired ROIs.

We deploy our own media expenditures to engage consumers with our marketplace solutions and facilitate consumer activity on our owned and operated websites. Advertisers bid for interaction with consumers through our marketplace solutions and pay for such actions as clicks, leads or calls based on their specific criteria sets.

Brand Direct Solutions

We also build digital performance marketing solutions particularly tailored to one of our advertising clients’ brand-specific products or services. These solutions include websites that both we and our clients host and maintain.

Similar to our marketplace solutions, we deploy our own media expenditures to engage consumers. Unlike our marketplace solutions, where advertisers bid for interaction with consumers, brand direct solutions provide consumers with a 1-on-1 experience with the brand-specific products or services being offered. Also similar to our marketplace solutions, the advertisers only pay for prescribed actions such as clicks, leads or calls based on their specific criteria sets.

Software-as-a-Service and Managed Services

We make our proprietary marketing automation software available as a service to clients in the insurance, consumer finance and education verticals. We sell software as a service (“SaaS”) on a contract term and generally charge fees for set up, minimum monthly fees and transactional or volume based charges. Our SaaS offering helps our clients better understand their ad expenditures and thus enables them to make more efficient and effective buying decisions from us, which can enable us to scale their ad expenditures. We believe this embedded software makes our client relationships even stronger.

Our Proprietary Assets

At the core of our business is a proprietary and 1st party data-driven technology platform that allows us to help our clients acquire customers. Our key proprietary assets include the following:

Owned and Operated Websites – We possess vertical marketplaces in the form of owned and operated websites where we are able to attract consumer traffic via paid search placement and present relevant offers. As each customer begins their consumer journey, the complete experience when interacting with our clients’ brands, we use our engagement technology to track all user interactions and build a consumer profile. First party consumer interactions allow us to be more efficient in what leads, clicks and calls we deliver to our clients. As an example, we own and operate a prominent website in the home security vertical. We pay to attract traffic to the site (i.e. paid search) where consumers enter basic personal information at their discretion including name, email and zip code. Leveraging our consumer profile database, we are able to classify the potential lead and match it with the appropriate offer from one of our advertiser providers.

Customer Database – We have had over $1 billion in ad expenditures flow through our marketplace and brand direct solutions since 2012. This has allowed us to build a proprietary data asset of over 150 million consumer profiles, which also represents a significant barrier to entry for our competitors. The database has allowed us to become more efficient with how we deploy dollars for our clients as we target specific consumer audiences based on millions of precedent interactions. The data warehouse also allows us to analyze the data that has already been aggregated in order to provide our clients with deeper insights into consumer habits as they continue to interact with our owned and operated websites.

As an example of how we would deploy this asset, a home insurance client may seek to acquire new customers though wants to expand their targeted audience to likely buyers with certain income attributes. We are uniquely positioned to provide an audience to target that meets certain attributes (e.g. homeowner, achieves income threshold, recent buyer of a home security system). The experience with which we can apply these audience targeting tools makes the leads, clicks and calls we provide highly valuable to our clients.

Importantly, our technology platform (including the customer database) has been developed with compliance and cybersecurity as a chief priority. As it pertains to the collection and use of first-party data, we operate in full compliance with relevant regulations and solicit consent for any personally identifiable data we collect and manage. Software-as-a-Service (“SaaS”) Solutions – We are able to “white label” our SaaS solutions for clients in different verticals. With a specific solution in place, our clients are able to track KPIs in real time from all marketing channels. This allows them to have full transparency into how their ad translates into results with the agreed upon KPIs that we measure. We also give clients the tools to seamlessly integrate with multiple third parties, thus driving efficiency. As we develop a solution for specific clients we create an extremely sticky relationship due to the embedded nature of the product within their marketing processes. The exclusive, long-term contractual relationships on our software solutions also allow us the opportunity to cross-sell additional solutions.

As an example of a client’s SaaS solution, one leading insurance client has embedded our technology platform in order to closely track ad spend at scale across their nationwide network of thousands of insurance agents. This allows them to manage the critical task of deploying marketing dollars efficiently across a disparate network of affiliate agents. This is an exclusive arrangement we have negotiated, underpinned by a 10-year contract.

Our Strengths

We believe that we are uniquely positioned to leverage our core competitive strengths to help us continue to deliver a compelling service offering of digital performance marketing solutions. In doing so, we will continue to differentiate ourselves from our competition and, as a result, will continue to provide a compelling value proposition to our advertising clients.

We view our strengths as falling into the following categories:

Proprietary and Innovative Technology Platform – Our technology platform was built to enable us to deliver end-to-end digital performance marketing solutions. We own and operate all meaningful technology utilized in our business and we believe we have better information processing and feedback loops with our clients as a result. These systems enable us to make decisions in real time to better optimize all facets of the digital performance marketing campaigns we run on behalf of our clients to continually strive to meet or exceed our clients’ key performance indicators. In addition, our proprietary technology platform leverages machine-learning capabilities to build upon our media buying experience within various channels so that we can ensure the best possible outcomes for consumers and clients as we continually optimize our ad expenditures against our marketplace and brand direct solutions.

Vertical Agnostic and Channel Agnostic Service Offering – Our ability to provide digital performance marketing solutions transcends verticals and channels, making our business truly agnostic and, as a result, adaptable to the needs of a wide variety of clients. We view the entire TAM (over $150 billion in US digital ad spend projected for 2020) as an opportunity to provide our service offering and thus we believe there is substantial opportunity for growth in existing verticals with existing clients, as well as the opportunity to expand into new verticals where we can add new clients.

Scale in Purchasing Media – Our ability to access diversified media across all digital channels, at scale, that supply targeted media to our marketplace and brand direct solutions has been critical to our growth. Since our inception, we have deployed approximately $1 billion in media expenditures which have been tracked end-to-end through our proprietary technology platform. We believe the knowledge and experience our employees have gained through these data insights and feedback loops as well as the technology we possess enables us to more predictably generate higher levels of sustained profitability across each media source and customers at the most effective cost of media against our peers. The result is our ability to supply our marketplace and brand direct solutions at attractive media costs and margins.

Substantial Database of First-Party Consumer Information – As a result of the over $1 billion in ad spend that has flown through our marketplace and brand direct solutions, we have attracted and interacted with a substantial volume of consumers on our owned and operated media properties. As a result, we have collected significant data (both demographic and behavioral) as consumers engage with our marketplace and brand direct solutions. We use this data in a variety of ways which allow us to better target ad expenditures based on consumer demographics and behaviors to create improved experiences for consumers and attract higher intent consumers for our clients. This effectively enables us to intelligently target ads now or in the future. We also store this data so that it can be analyzed and enhanced as consumers return to our websites and continue to interact with us. Enhancing data already collected allows for the development of deeper insights and also creates new monetization opportunities. Recurring Revenue Base – We employ a results driven model that provides accountability and transparency to the digital marketing process. Clients are able to see the return that is generated from each dollar spent across multiple distribution channels and we drive revenues based on that client success. This ROI model is deeply embedded in client’s marketing processes and creates a highly sticky revenue profile with significant switching costs. In 2018, we had a 95% customer retention rate.

Proven M&A Playbook – We have completed nine M&A deals since 2016 with an average EV / LTM EBITDA of 5.1x. All of the transactions have been self-sourced from strong industry relationships and were vetted during our thorough diligence processes. This has allowed us to completely integrate each acquisition target into our platform in order to extract synergies. From these acquisitions we have also been able to accelerate our growth. We have historically evaluated acquisition opportunities along three criteria: does the target add new verticals or strengthen existing verticals, does the target strengthen our technology platform, and is the target able to enhance our digital distribution capabilities. Most of our acquisition targets have satisfied and exceeded expectations for achieving targets along all three criteria.

Powerful Financial Engine – Throughout the history of our company we have continually outperformed internal expectations and benchmarked well against our peers. Historical organic revenue has been high at approximately 25% from 2017 to 2019 (annualized), accelerated due to significant investments in our platform. These investments have increased our ability to cross-sell leads, enhance our software capabilities and improve our proprietary technology systems. Organic revenue growth has also been paired with high UFCF conversion. Our UFCF conversion is almost 90% of EBITDA as capex needs for the business are minimal. The strong UFCF conversion provides us with the capital necessary for further investment in the business as well as pursuing M&A.

Best-in-Class Management Team – Our management team collectively has 130 years of combined industry experience. In the lifetime of our Company, there has been zero voluntary management attrition. As a result of this transaction our senior executive team will maintain a material ownership interest. At the core of the team is the commitment to strong compliance and monitoring initiatives that drive client collaboration and wins.

Our Growth Strategies

As a leading provider of digital performance marketing solutions, it is our mission to continue to find ways to help advertisers solve the biggest problems they have in the most important aspects of their ad expenditures. Simply put, we want to continue to help advertisers across a multitude of verticals deploy their ad expenditures more efficiently and effectively, while at the same time helping consumers make better and more informed decisions as quickly as they desire. Within our marketplace and brand direct solutions, we leverage proprietary technology and data to empower both advertisers and consumers to reach these goals.

We are working to build the most strategic and most trusted digital performance marketing company in the world. To achieve this goal, we intend to continue to grow our business by pursuing the following strategies:

Attract more consumers to our marketplace solutions. We plan to expand the number of consumers reaching our marketplaces while simultaneously continuing to focus on curating our engaging consumer experiences which are customized by media channel and consumer interests. Our growing data assets across our platform enable us to better target and scale all media channels and will power our expansion in developing channels like programmatic display and video.

Attract more consumers to our brand direct solutions. We plan to continue expanding our reach across paid media, email, affiliate, SMS, display, native and other channels to engage more consumers on behalf of our clients’ brands and become our clients’ single point of entry into the digital performance marketing sector.

Add more advertising clients in existing verticals. We plan to add new advertising clients by going deeper within existing vertical categories where we have a proven track record of delivering success with respect to our clients’ key performance indicators. We plan to do this by demonstrating the value proposition of our marketplace and brand direct solutions as highly accountable, scalable, and cost effective customer acquisition vehicles.

Invest in our people, process and technology. We plan to continue to invest in our people, processes and technology platform by growing all keys areas of our business including sales, data science and engineering and advertising operations, thus enabling us to improve the breadth and efficiency of our marketplace and brand direct solutions for advertisers and consumers.

Expand into new verticals. We plan to expand into additional marketplace solutions like health and life insurance for consumers and providers. We also plan to expand our brand direct solutions into the retail, e-commerce, home services and consumer packaged goods verticals. Over time, we have consistently demonstrated our ability to efficiently expand into new vertical markets by leveraging our expertise and platform.

Continue to invest in our brand awareness. We have been a recognized industry leader with respect to producing meaningful content and white papers on the advertising industry. Our corporate marketing team lead by our Chief Marketing Officer is highly efficient and effective at creating meaningful and engaging content that over time has raised our brand awareness. We believe that our continued investment in increasing our brand awareness will help us continue to grow inside of the verticals we currently serve with the solutions we currently offer, as well as helping us realize our growth and expansion strategies with respect to new verticals and solutions. Our continued investment in strengthening our brand will help to accelerate our projected growth.

Continue Executing on M&A Playbook. We believe executing on our proven playbook will continue to accelerate growth in our business. We plan to continue evaluating potential acquisition targets, leveraging our historical success in integration and our existing framework of criteria. We continuously update and foster relationships to maintain a robust pipeline of potential future inorganic opportunities. As a public company, we have the added benefit and flexibility to offer shares in our public equity as a form of transaction consideration.

Grow internationally. We plan to selectively launch our marketplace and brand direct solutions in international markets over time. We expect to focus our efforts on those international markets with dynamics similar to the United States. Currently, less than 1% of our revenue comes from outside of the United States. We believe we can expand into these new markets by leveraging our existing technology platform and media expertise. Accordingly, there will be an accelerated growth opportunity as there are no additional development costs as a barrier to entry.

Summary of the Business Combination and Related Transactions

On April 23, 2020, Leo entered into the Business Combination Agreement with DMS and the Sellers, pursuant to which, the following transactions were consummated:

•

pursuant to the Surrender Agreement, Sponsor surrendered and forfeited to Leo 2,000,000 warrants to purchase Class A ordinary shares and, together with certain other holders, 1,924,282 Class B ordinary shares;

•

Leo filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed the New DMS Certificate of Incorporation, and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Leo was domesticated and continues as a Delaware corporation, changing its name to “Digital Media Solutions, Inc.”, and, in connection with the Domestication, the following transactions occurred:

•	the issued and outstanding Class A ordinary shares converted automatically by operation of law, on a one-for-one basis, into shares of New DMS Class A Common Stock;

•

the issued and outstanding Class B ordinary shares converted automatically by operation of law, on a one-for-one basis without giving effect to any rights of adjustment or other anti-dilution protections, into shares of New DMS Class A Common Stock;

•

the issued and outstanding redeemable warrants that were registered pursuant to the Registration Statement on Form S-1 (333-222599) of Leo became automatically redeemable warrants to acquire shares of New DMS Class A Common Stock;

•

each issued and outstanding unit of Leo that had not been previously separated into the underlying Class A ordinary share and underlying warrant upon the request of the holder thereof was cancelled and the holder thereof became entitled to one share of New DMS Class A Common Stock and one-half of one redeemable warrant to acquire one share of New DMS Class A Common Stock; and

•	the issued and outstanding warrants of Leo to purchase Class A ordinary shares that were issued in a private placement automatically became warrants to acquire shares of New DMS Class A Common Stock;

•	the Company consummated the PIPE Investment;

•	the Company paid $30,000,000 to DMS to be used as cash on the DMS balance sheet;

•	the Company paid $10,000,000 to DMS, which DMS used to pay down outstanding indebtedness under the Credit Facility;

•

the Company purchased all of the issued and outstanding common stock of Blocker Corp and a portion of the DMS Units held by Prism and Clairvest Direct Seller (which DMS Units were then immediately contributed to the capital of Blocker Corp), in exchange for the following aggregate consideration to the Sellers:

•	$57,255,217.33 in cash;

•	the Seller Warrants;

•	25,857,070 shares of New DMS Class B Common Stock; and

•	17,937,954 shares of New DMS Class C Common Stock.

In addition, in connection with the Closing, the New DMS Bylaws were approved.

In connection with the Closing, 18,456,968 shares of New DMS Class A Common Stock were redeemed in accordance with Leo’s prior constituent documents.

Upon consummation of the Business Combination, the Company was organized into an umbrella partnership-C corporation (or “Up-C”) structure, in which substantially all of the assets and business of the Company are held by DMS and continue to operate through the subsidiaries of DMS, and the Company’s sole material assets are equity interests of DMS indirectly held by it. At the Closing, DMS and its then-current equity holders amended and restated the limited liability company agreement of DMS, to among other things:

•

recapitalize DMS such that, as of immediately following the consummation of the Business Combination, Prism and Clairvest Direct Seller collectively owed 25,857,070 of the outstanding DMS Units and Blocker Corp owned 32,293,793 of the outstanding DMS Units; and

•

provide Clairvest Direct Seller and Prism the right to redeem their DMS Units for cash or, at the Company’s option, the Company may acquire such DMS Units (which DMS Units are expected to be contributed to Blocker Corp) in exchange for cash or Redemption Shares, in each case subject to certain restrictions set forth therein.

On July 16, 2020, DMS completed its previously announced acquisition of SmarterChaos and She Is Media (the “SmarterChaos/She Is Media Acquisition”). In connection with the SmarterChaos/She Is Media Acquisition, among other things, DMS issued the SmarterChaos and She Is Media sellers a certain number of DMS Units and the SmarterChaos and She Is Media sellers became parties to the Amended Partnership Agreement. The Company did not issue any shares of New DMS Class B Common Stock to the SmarterChaos and She Is Media sellers.

On July 17, 2020, in connection with the Conversion, Blocker Sellers exercised their right to convert the shares of New DMS Class C Common Stock issued to them in the Business Combination into the Conversion Shares, on a one-for-one basis, in accordance with the New DMS Certificate of Incorporation. The Conversion was effective as of immediately prior to the close of business on July 17, 2020.

As of the close of business on July 17, 2020, after giving effect to Conversion, there were (i) 32,293,793 shares of New DMS Class A Common Stock outstanding, (ii) 25,857,070 shares of New DMS Class B Common Stock outstanding, (iii) no shares of New DMS Class C Common Stock outstanding and (iv) New DMS Warrants outstanding.

The following diagram illustrates the ownership structure of the Company, through the Up-C structure, after giving effect to the Conversion and the SmarterChaos/She Is Media Acquisition:

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (A) following the fifth anniversary of the closing of the initial public offering, (B) in which we have total annual gross revenue of at least $1.07 billion or (C) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the prior June 30th; and (ii) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in “Risk Factors” immediately following this prospectus summary, that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business.

Corporate Information

We were incorporated on November 29, 2017 as a Cayman Island exempted company under the name “Leo Holdings Corp.” and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On July 15, 2020, in connection with the consummation of the Business Combination, we domesticated as a corporation incorporated in the state of Delaware and changed our name to “Digital Media Solutions, Inc.” Our principal executive offices are located at 4800 140th Avenue N., Suite 101, Clearwater, Florida 33762, and our telephone number is (877) 236-8632. Our website is https://digitalmediasolutions.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus.

THE OFFERING

We are registering the issuance by us of up to 14,000,000 shares of New DMS Class A Common Stock that may be issued upon exercise of New DMS Warrants, including the New DMS Public Warrants and the New DMS Private Placement Warrants. We are also registering the resale by the Selling Holders or their permitted transferees of (i) up to 61,295,024 shares of New DMS Class A Common Stock and (ii) up to 4,000,000 New DMS Private Placement Warrants. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 24 of this prospectus.

Issuance of New DMS Class A Common Stock

The following information is as of July 31, 2020 and does not give effect to issuances of our New DMS Class A Common Stock or the exercise of New DMS Warrants after such date.

Shares of New DMS Class A Common Stock to be issued upon exercise of all New DMS Warrants	13,999,998 shares

Shares of New DMS Class A Common Stock outstanding prior to exercise of all New DMS Warrants	32,293,793 shares

Use of proceeds	We will receive up to an aggregate of approximately $161,000,000 from the exercise of all New DMS Warrants assuming the exercise in full of all such warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes, which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.

Resale of New DMS Class A Common Stock and New DMS Private Placement Warrants

Shares of New DMS Class A Common Stock potentially offered by the Selling Holders (including 4,000,000 shares of New DMS Class A Common Stock that may be issued upon exercise of the New DMS Private Placement Warrants, the Conversion Shares, the Redemption Shares, the Converted Founder Shares and the PIPE Shares)	61,295,024 shares

New DMS Private Placement Warrants offered by the Selling Holders (includes the Seller Warrants and 2,000,000 New DMS Private Placement Warrants held by Sponsor)	4,000,000 warrants

Exercise Price	$11.50 per share, subject to adjustment as described herein

Redemption	The warrants are redeemable in certain circumstances. See “Description of Securities—Private Placement Warrants” for further discussion.

Use of Proceeds	We will not receive any proceeds from the sale of the New DMS Class A Common Stock or New DMS Private Placement Warrants to be offered by the Selling Holders. With respect to shares of New DMS Class A Common Stock underlying the New DMS Private Placement Warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash.

Lock-up Agreements	Each of (i) the Conversion Shares that are owned by the Blocker Sellers are, (ii) the Redemption Shares, if any, issued to Prism and Clairvest Direct Seller would be and (iii) the Seller Warrants owned by Joseph Marinucci and Fernando Borghese are, subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Business Combination—Related Agreements—Lock-up Agreement” for further discussion.

NYSE Ticker Symbols	New DMS Class A Common Stock: “DMS” New DMS Warrants: “DMS WS”

SELECTED HISTORICAL FINANCIAL INFORMATION OF LEO

The following selected financial data is only a summary for Leo’s consolidated financial statements and should be read in conjunction with Leo’s consolidated financial statements and related notes contained elsewhere in this prospectus. Leo’s balance sheet data as of December 31, 2019, and statement of operations data for the years ended December 31, 2019 are derived from Leo’s audited financial statements included elsewhere in this prospectus. Leo’s balance sheet data as of March 31, 2020 and statement of operations data for the three months ended March 31, 2020 and 2019 are derived from Leo’s unaudited interim financial statements included elsewhere in this prospectus.

	As of
	March 31, 2020	December 31, 2019
	(unaudited)	(audited)
Balance Sheet Data:
Working Capital (deficiency)	$(6,252,113)	$(4,841,647)
Total Assets	$200,778,685	$207,230,550
Total Liabilities	$13,337,348	$11,881,457
Class A ordinary shares, $0.0001 par value; 18,244,133 and 19,034,909 shares subject to possible redemption as of March 31, 2020 and December 31, 2019, respectively	$182,441,330	$190,349,090
Total Shareholders’ Equity	$5,000,007	$5,000,003

	Three months ended March 31,		Year Ended December 31,	Year Ended December 31,
	2020	2019	2019	2018
	(unaudited)		(audited)
Statement of Operations Data:
General and administrative expenses	1,410,466	1,587,728	5,426,176	489,780

Interest Income	$633,249	$1,125,994	$4,108,987	$3,085,067

Net income/(loss)	$(777,217)	$(461,734)	$(1,317,189)	$2,595,287

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF DMS

The following selected financial data is only a summary for DMS’s consolidated financial statements and should be read in conjunction with DMS’s consolidated financial statements and related notes and “DMS’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this prospectus. DMS’s historical results are not necessarily indicative of future results, and the results for any interim period are not necessarily indicative of the results that may be expected for the full fiscal year.

	Three Months Ended March 31,		Year Ended December 31,
	2020	2019	2019	2018	2017
	(unaudited)
	(U.S. dollars in thousands, except per unit amounts)
Net revenue	$72,728	$57,822	$238,296	$137,681	$66,794
Cost of revenue	50,159	39,118	161,575	81,496	35,665
Salaries and related costs	8,331	6,852	27,978	22,078	14,191
General and administrative expenses	5,297	4,303	19,927	12,104	9,758
Acquisition costs	27	2,896	19,234	10,388	2,271
Depreciation and amortization	4,315	1,928	9,745	5,295	2,145
Other income	—	—	—	—	(2,311)

Income (Loss) from operations	$4,599	$2,725	$(163)	$6,320	$5,075
Interest expense	3,790	2,119	10,930	4,614	800
Loss on extinguishment of debt	—	—	—	303	—

Net income (loss) before income taxes	$809	$606	$(11,093)	$1,403	$4,275
Income tax expense	52	—	137	—	—

Net income (loss)	$757	$606	$(11,230)	$1,403	$4,275

Basic and diluted weighted average units outstanding of Class A units	23,960,000	23,960,000	23,960,000	23,860,000	23,760,000
Basic and diluted net (loss) income per unit, Class A	$0.01	$0.01	$(0.25)	$0.02	$0.17
Basic and diluted weighted average units outstanding of Class B units	20,500,000	20,500,000	20,500,000	20,500,000	20,500,000
Basic and diluted net (loss) income per unit, Class B	$0.02	$0.01	$(0.26)	$0.05	$0.02

	Three Months Ended March 31,		Year Ended December 31,
	2020	2019	2019	2018	2017
	(unaudited)
	(U.S. dollars in thousands)
Statement of Cash Flows Data
Net cash provided by (used in) operating activities	$1,109	$(323)	$(9,555)	$18,642	$11,156
Net cash used in investing activities	(2,976)	(1,339)	(63,160)	(27,444)	(9,589)
Net cash provided by (used in) financing activities	8,771	(1,153)	71,134	12,592	(3,667)

	March 31, 2020	December 31, 2019	December 31, 2018
	(unaudited)
	(U.S. dollars in thousands)
ASSETS
Current assets:
Cash	$9,912	$3,008	$4,589
Accounts receivable, net	34,864	30,137	24,965
Prepaid and other current assets	3,388	2,217	961

Total current assets	$48,164	$35,362	$30,515
Property and equipment, net	10,929	8,728	3,511
Goodwill	41,826	41,826	12,103
Intangible assets, net	54,394	57,935	27,447
Other assets	271	254	284

Total assets	$155,584	$144,105	$73,860

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$26,550	$24,160	$21,532
Accrued expenses and other current liabilities	11,623	10,839	10,156
Current portion of long-term debt	4,150	4,150	1,985
Contingent consideration payable (current)	—	1,000	10,073

Total current liabilities	$42,323	$40,149	$43,746
Long-term debt	210,268	201,048	102,907
Deferred tax liability	8,185	8,675	—
Other non-current liabilities	479	491	610

Total liabilities	$261,255	$250,363	$147,263
Members’ deficit	(105,671)	(106,258)	(73,403)

Total liabilities and members’ deficit	$155,584	$144,105	$73,860

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial information has been derived from the unaudited pro forma condensed combined balance sheet as of March 31, 2020 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the three months ended March 31, 2020, included in “Unaudited Pro Forma Condensed Combined Financial Information.”

The summary unaudited pro forma condensed combined financial information should be read in conjunction with the unaudited pro forma combined balance sheet and the unaudited pro forma condensed combined statement of operations, and the accompanying notes. In addition, the unaudited condensed combined pro forma financial information was based on and should be read in conjunction with the historical financial statements of Leo, DMS, and UE Authority, Co. including the accompanying notes, which are included in the prospectus.

The Business Combination is accounted for as a reverse merger, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Leo is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of DMS issuing stock for the net assets of Leo, accompanied by a recapitalization. The net assets of Leo are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of DMS.

The unaudited pro forma condensed combined financial information has been prepared based on the withdrawal of $191.8 million from the Trust Account to fund the Leo public stockholders’ exercise of their redemption rights on July 10, 2020 with respect to 18,456,968 Class A ordinary shares, as well as the restoration to capital of the remaining 855,839 Class A Ordinary Shares formerly deemed redeemable at March 31, 2020.

	As of March 31, 2020
Unaudited Pro Forma Condensed Balance Sheet Data (in thousands)	Leo		DMS		Pro Forma
Total current assets	$86		$48,164		$70,134
Total assets	$200,779		$155,584		$195,976
Total liabilities	$13,338		$261,255		$273,252
Total stockholders’ or members’ equity	$5,000		$(105,671)		$(77,276)

	Year Ended December 31, 2019
Unaudited Pro Forma Condensed Combined Statement of Operations Data (in thousands, except for per share or unit data)	Leo		DMS		Pro Forma
Total revenues	$—		$238,296		$305,310
Operating loss	$(5,426)		$(163)		$(4,970)
Net loss	$(1,317)		$(11,230)		$(16,010)
Earnings (loss) per share or unit – basic and diluted	$0.21	(1)	$(0.25)	(3)	$(0.24)	(5)
Loss per share or unit – basic and diluted	$(1.09)	(2)	$(0.26)	(4)	$(0.24)	(6)

	Three Months Ended March 31, 2020
Unaudited Pro Forma Condensed Combined Statement of Operations Data (in thousands, except per share or unit data)	Leo		DMS		Pro Forma
Total revenues	$—		$72,728		$72,728
Operating (loss) income	$(1,410)		$4,599		$3,509
Net (loss) income	$(777)		$757		$(96)
Earnings (loss) per share or unit – basic and diluted)	$0.03	(1)	$0.01	(3)	$(0.00)	(5)
(Loss) earnings per share or unit – basic and diluted)	$(0.28)	(2)	$0.02	(4)	$(0.00)	(6)

(1)	Class A ordinary shares
(2)	Class B ordinary shares
(3)	Class A units
(4)	Class B units
(5)	Class A common stock
(6)	Class C common stock

COMPARATIVE PER SHARE INFORMATION

The following table sets forth:

•	historical per share information of Leo for the year ended December 31, 2019 and the three months ended March 31, 2020;

•	historical per unit information of DMS for the year ended December 31, 2019 and the three months ended March 31, 2020; and

•

unaudited pro forma per share information of the combined company for the year ended December 31, 2019 and the three months ended March 31, 2020 after giving effect to the Business Combination, based on the withdrawal of $191.8 million from the Trust Account to fund the Leo public stockholders’ exercise of their redemption rights on July 10, 2020 with respect to 18,456,968 Class A ordinary shares, as well as the restoration to capital of the remaining 855,839 Class A Ordinary Shares formerly deemed redeemable at March 31, 2020.

The following table is also based on the issuance of 10,424,282 shares of New DMS Class A Common Stock to the PIPE Investors upon the consummation of the PIPE Investment. There were 4,000,000 private placement warrants outstanding prior to Closing (of which 2,000,000 were forfeited and surrendered pursuant to the Surrender Agreement and whereby 2,000,000 is the Seller Warrants issued to the Sellers as part of the Business Combination Consideration), which are automatically converted by operation of law into warrants to acquire shares of New DMS Class A Common Stock in the Domestication. Because the exercise price of the Seller Warrants is greater than the average market price of Leo Common Stock for the periods presented, the Seller Warrants are considered anti-dilutive and any shares that would be issued upon exercise of the Seller Warrants are not included in loss per share.

The historical information should be read in conjunction with “—Selected Historical Financial Information of Leo,” “—Selected Historical Financial Information of DMS,” “Leo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “DMS’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in this prospectus and the historical financial statements and related notes of each of Leo and DMS contained in the prospectus. The unaudited pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included in the prospectus. The unaudited pro forma combined net income per share information below does not purport to represent what the actual results of operations of New DMS would have been had the Business Combination been completed on January 1, 2019 or to project New DMS’s results of operations that may be achieved after the Business Combination. The unaudited pro forma book value per share information below does not purport to represent what the book value of New DMS would have been had the Business Combination been completed on January 1, 2019 nor the book value per share for any future date or period.

	For the year ended December 31, 2019								As of and for the three months ended March 31, 2020
	DMS (Historical)				Leo (Historical)				DMS (Historical)				Leo (Historical)
	Class A units		Class B units		Class A ordinary shares		Class B ordinary shares		Class A units		Class B units		Class A ordinary shares		Class B ordinary shares
Book value per unit or share – basic and diluted	$(2.39	)(1)	$(2.39	)(1)	$10.01	(2)	$(0.97	)(3)	$(2.38	)(1)	$(2.38	)(1)	$9.68	(2)	$(1.25	)(3)
Weighted average units or shares outstanding – basic and diluted	23,960,000		20,500,000		20,000,000		5,000,000		23,960,000		20,500,000		20,000,000		5,000,000
(Loss) income available for unitholders or common shareholders per unit or share – basic and diluted	$(0.25)		$(0.26)		$0.21		$(1.09)		$0.01		$0.02		$0.03		$(0.28)

(1)	Book value per unit = (Total (deficit)/weighted average units outstanding)
(2)	Book value per share — Class A ordinary shares represents investments held in the trust account minus deferred underwriting commissions divided by total Class A ordinary shares outstanding.
(3)

Book value per share — Class B ordinary shares represents net assets except for investments held in the trust account and deferred underwriting commissions divided by total Class B ordinary shares outstanding.

	For the year ended December 31, 2019		As of and for the three months ended March 31, 2020
	Pro Forma		Pro Forma
	Class A Common Stock	Class C Common Stock	Class A Common Stock	Class C Common Stock
Book value per share (1a)			$(1.33)	$(1.33)
Weighted average shares outstanding – basic	13,336,561	17,937,955	13,336,561	17,937,955
Loss available for common stockholders per unit or share – basic	$(0.24)	$(0.24)	$(0.00)	$(0.00)
Weighted average shares outstanding – diluted	39,193,632	17,937,955	39,193,632	17,937,955
Loss available for common stockholders per unit or share – diluted	$(0.24)	$(0.24)	$(0.00)	$(0.00)

(1a)	Book value per share — Total pro forma equity minus non-controlling interests (deficit) divided by Class A and Class C pro forma shares outstanding

RISK FACTORS

An investment in our securities involves risks and uncertainties. You should carefully consider the following risks as well as the other information included in this prospectus, including “Cautionary Statement Regarding Forward-Looking Statements,” “Selected Unaudited Pro Forma Condensed Combined Financial Information,” “DMS’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto included elsewhere in this prospectus, before investing in our securities. We operate in a changing environment that involves numerous known and unknown risks and uncertainties that could materially adversely affect our operations. Any of the following risks could materially and adversely affect our business, financial condition, results of operations or prospects. However, the selected risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition, results of operations or prospects. In such a case, the trading price of our securities could decline and you may lose all or part of your investment in us.

Risks Related to Our Business

Our business is dependent on our relationships with advertisers with few long-term contractual commitments. If advertisers stop purchasing consumer referrals from us, decrease the amount they are willing to spend per referral, or if we are unable to establish and maintain new relationships with advertisers, our business, results of operations and financial condition could be materially adversely affected.

A substantial majority of our revenue is derived from sales of consumer referrals to advertisers. Our relationships with advertisers are dependent on our ability to deliver quality referrals at attractive volumes and prices. If advertisers are not able to acquire their preferred referrals in our marketplaces and through our brand direct solutions, they may stop buying referrals from us or may decrease the amount they are willing to spend for referrals. Our agreements with advertisers are almost entirely short-term agreements, and advertisers can stop participating in our marketplaces and through our brand direct solutions at any time with no notice. As a result, we cannot guarantee that advertisers will continue to work with us or, if they do, the number of referrals they will purchase from us, the price they will pay per referral or their total spend with us. In addition, we may not be able to attract new advertisers to our marketplaces and our brand direct solutions or increase the amount of revenue we earn from advertisers over time.

If we are unable to maintain existing relationships with advertisers in our marketplaces and through our brand direct solutions or unable to add new advertisers, we may be unable to offer our consumers the experience they expect. This deficiency could reduce consumers’ confidence in our services, making us less popular with consumers. As a result, consumers could cease to use us or use us at a decreasing rate.

We depend on search engines, display advertising, social media, email, content-based online advertising and other online sources to attract consumers to our websites, marketplaces, or through our brand direct solutions and if we are unable to cost-effectively attract consumers and convert them into sales for our advertisers, our business and financial results may be harmed.

Our success depends on our ability to attract online consumers to our websites, marketplaces or through our brand direct solutions and convert those consumers into sales for our advertisers. We depend, in part, on search engines, display advertising, social media, email, content-based online advertising and other online sources for our website traffic. We are included in search results as a result of both paid search listings, where we purchase specific search terms that result in the inclusion of our advertisement and, separately, organic searches that depend upon the content on our sites.

Search engines, social media platforms and other online sources often revise their algorithms and introduce new advertising products. If one or more of the search engines or other online sources on which we rely for website traffic were to modify its general methodology for how it displays our advertisements, resulting in fewer consumers clicking through to our websites, our business could suffer. In addition, if our online display advertisements are no longer effective or are not able to reach certain consumers due to consumers’ use of ad-blocking software, our business could suffer.

If one or more of the search engines or other online sources on which we rely for purchased listings modifies or terminates its relationship with us, our expenses could rise, we could lose consumer traffic to our websites, and a decrease in consumer traffic to our websites, for any reason, could have a material adverse effect on our business, financial condition and results of operations. Consumer traffic to our websites and the volume of sales generated by consumer traffic varies and can decline from to time. Additionally, even if we are successful in generating traffic to our websites, we may not be able to convert these visits into consumer sales.

We currently compete with numerous other online marketing companies, and we expect that competition will intensify. Some of these existing competitors may have more capital or complementary products or services than we do, and they may leverage their greater capital or diversification in a manner that adversely affects our competitive position. In addition, other newcomers, including major search engines and content aggregators, may be able to leverage their existing products and services to our disadvantage. We may be forced to expend significant resources to remain competitive with current and potential competitors. If any of our competitors are more successful than we are at attracting and retaining consumers, or if we are unable to effectively convert visits into consumer sales, our business, financial condition and results of operations could be materially adversely affected.

We compete with other media for advertising spend from our advertisers, and if we are unable to maintain or increase our share of the advertising spend of our advertisers, our business could be harmed.

We compete for advertising spend with traditional offline media such as television, billboards, radio, magazines and newspapers, as well as online sources such as websites, social media and websites dedicated to providing information comparable to that provided in our websites, marketplaces and through our brand direct solutions. Our ability to attract and retain advertisers, and to generate advertising revenue from them, depends on a number of factors, including:

the ability of our advertisers to earn an attractive return on investment from their spending with us;

our ability to increase the number of consumers using our marketplaces and brand direct solutions;

our ability to compete effectively with other media for advertising spending; and

our ability to keep pace with changes in technology and the practices and offerings of our competitors.

We may not succeed in retaining or capturing a greater share of our advertisers’ advertising spending compared to alternative channels. If our current advertisers reduce or end their advertising spending with us and we are unable to increase the spending of our other advertisers or attract new advertisers, our revenue and business and financial results would be materially adversely affected.

In addition, advertising spend remains concentrated in traditional offline media channels. Some of our current or potential advertisers have little or no experience using the internet for advertising and marketing purposes and have allocated only limited portions of their advertising and marketing budgets to the internet. The adoption of online marketing may require a cultural shift among advertisers as well as their acceptance of a new way of conducting business, exchanging information and evaluating new advertising and marketing technologies and services. This shift may not happen at all or at the rate we expect, in which case our business could suffer. Furthermore, we cannot assure you that the market for online marketing services will continue to grow. If the market for online marketing services fails to continue to develop or develops more slowly than we anticipate, the success of our business may be limited, and our revenue may decrease.

If consumers do not find value in our services or do not like the consumer experience on our platform, the number of referrals in our marketplaces and through our brand direct solutions may decline, and our business, results of operations and financial condition could be materially adversely affected.

If we fail to provide a compelling experience to our consumers through our web platforms (i.e., our desktop and mobile experiences which include both tablets and phones), the number of consumer referrals purchased from us will decline, and advertisers may terminate their relationships with us or reduce their spending with us. If advertisers stop offering products in our marketplaces and through our brand direct solutions, we may not be able to maintain and grow our consumer traffic, which may cause other advertisers to stop using our marketplaces and our brand direct solutions. We believe that our ability to provide a compelling web platform experience is subject to a number of factors, including:

our ability to maintain marketplaces and brand direct solutions for consumers and advertisers that efficiently captures user intent and effectively delivers relevant information to each individual consumer;

our ability to continue to innovate and improve our marketplaces and our brand direct solutions;

our ability to launch new vertical offerings that are effective and have a high degree of consumer and advertiser engagement;

our ability to maintain the compatibility of our mobile applications with operating systems, such as iOS and Android, and with popular mobile devices running such operating systems; and

our ability to access a sufficient amount of data to enable us to provide relevant information to consumers. If the use of our marketplaces and brand direct solutions declines or does not continue to grow, our business and operating results would be harmed.

We rely on the data provided to us by consumers and advertisers to improve our product and service offerings, and if we are unable to maintain or grow such data we may be unable to provide consumers with an experience that is relevant, efficient and effective, which could adversely affect our business.

Our business relies on the data provided to us by consumers and advertisers using our marketplaces brand direct solutions. The large amount of information we use in operating our marketplaces and brand direct solutions is critical to the web platform experience we provide for consumers. If we are unable to maintain or grow the data provided to us, the value that we provide to consumers and advertisers using our marketplaces and our brand direct solutions may be limited. In addition, the quality, accuracy and timeliness of this information may suffer, which may lead to a negative experience for consumers using our marketplaces and our brand direct solutions and could materially adversely affect our business and financial results.

If our emails are not delivered and accepted or are routed by email providers less favorably than other emails, or if our sites are not accessible or treated disadvantageously by internet service providers, our business may be substantially harmed.

If email providers or internet service providers, or ISPs, implement new or more restrictive email or content delivery or accessibility policies, including with respect to net neutrality, it may become more difficult to deliver emails to consumers or for consumers to access our websites and services. For example, certain email providers, including Google, may categorize our emails as “promotional,” and these emails may be directed to an alternate, and less readily accessible, section of a consumer’s inbox. If email providers materially limit or halt the delivery of our emails, or if we fail to deliver emails to consumers in a manner compatible with email providers’ email handling or authentication technologies, our ability to contact consumers through email could be significantly restricted. In addition, if we are placed on “spam” lists or lists of entities that have been involved in sending unwanted, unsolicited emails, our operating results and financial condition could be substantially harmed. Further, if ISPs prioritize or provide superior access to our competitors’ content, our business and results of operations may be adversely affected.

Advertisers who use our marketplaces and brand direct solutions can offer products and services outside of our marketplaces and brand direct solutions or obtain similar services from our competitors.

Because generally we do not have exclusive relationships with advertisers, consumers may purchase products from them without having to use our marketplaces and brand direct solutions. Advertisers can attract consumers directly through their own marketing campaigns or other traditional methods of distribution, such as referral arrangements, physical storefront operations or broker agreements. Advertisers also may offer information to prospective customers online directly, through one or more online competitors of our business, or both. If our advertisers determine to compete directly with us or choose to favor one or more of our competitors, they could cease providing us with information and terminate any direct interactions we have with their online workflows, customer relationship management systems and internal platforms, which would reduce the breadth of the information available to us and could put us at a competitive disadvantage against their direct marketing efforts or our competitors that retain such access. If consumers seek products directly from advertisers or through our competitors, or if advertisers cease providing us with access to their systems or information, the number of consumers searching for products on our marketplaces and through our brand direct solutions may decline, and our business, financial condition and results of operations could be materially adversely affected.

If we are unable to develop new offerings, achieve increased consumer adoption of those offerings or penetrate new vertical markets, our business and financial results could be materially adversely affected.

Our success depends on our continued innovation to provide product and service offerings that make our marketplaces, brand direct solutions and websites useful for consumers. These new offerings must be widely adopted by consumers in order for us to continue to attract advertisers to our marketplaces and brand direct solutions. Accordingly, we must continually invest resources in product, technology and development in order to improve the comprehensiveness and effectiveness of our marketplaces and brand direct solutions and their related product and service offerings and effectively incorporate new internet technologies into them. These product, technology and development expenses may include costs of hiring additional personnel and of engaging third-party service providers and other research and development costs.

Without innovative marketplaces and brand direct solutions and related product and service offerings, we may be unable to attract additional consumers or retain current consumers, which could adversely affect our ability to attract and retain advertisers who want to participate in our marketplaces and through our brand direct solutions, which could, in turn, harm our business and financial results. In addition, while we have historically concentrated our efforts on the home and auto insurance, consumer finance, education home services and health and wellness markets, we will need to penetrate additional vertical markets, such as health insurance, life insurance and charitable giving / non-profits, in order to achieve our long-term growth goals. Our success in the home and auto insurance, consumer finance, education home services and health and wellness markets depends on our deep understanding of these industries. In order to penetrate new vertical markets, we will need to develop a similar understanding of those new markets and the associated business challenges faced by participants in them. Developing this level of understanding may require substantial investments of time and resources and we may not be successful. In addition, these new vertical markets may have specific risks associated with them. If we fail to penetrate new vertical markets successfully, our revenue may grow at a slower rate than we anticipate and our financial condition could suffer.

If we fail to build and maintain our brand, our ability to expand the use of our marketplaces and brand direct solutions by consumers and advertisers may be adversely affected.

Our future success depends upon our ability to create and maintain brand recognition and a reputation for delivering easy, efficient and personal. A failure by us to build our brand and deliver on these expectations could harm our reputation and damage our ability to attract and retain consumers, which could adversely affect our business. If consumers do not perceive our marketplaces and brand direct solutions as a better web platform experience, our reputation and the strength of our brand may be adversely affected.

Some of our competitors have more resources than we do and can spend more advertising their brands and services. As a result, we are required to spend considerable money and other resources to create brand awareness and build our reputation. Should the need or competition for top-of-mind awareness and brand preference increase, we may not be able to build brand awareness, and our efforts at building, maintaining and enhancing our reputation could fail. Even if we are successful in our branding efforts, such efforts may not be cost-effective. If we are unable to maintain or enhance consumer awareness of our brand cost-effectively, our business, results of operations and financial condition could be materially adversely affected.

Complaints or negative publicity about our business practices, our marketing and advertising campaigns, our compliance with applicable laws and regulations, the integrity of the data that we provide to consumers, data privacy and security issues, and other aspects of our business, whether valid or not, could diminish confidence and participation in our marketplaces and brand direct solutions and could adversely affect our reputation and business. There can be no assurance that we will be able to maintain or enhance our brand, and failure to do so would harm our business growth prospects and operating results.

Our marketing efforts may not be successful.

We currently rely on performance marketing channels that must deliver on metrics that are selected by our advertisers and are subject to change at any time. We are unable to control how our advertisers evaluate our performance. Certain of these metrics are subject to inherent challenges in measurement, and real or perceived inaccuracies in such metrics may harm our reputation and adversely affect our business. In addition, the metrics we provide may differ from estimates published by third parties or from similar metrics of our competitors due to differences in methodology. If our advertisers do not perceive our metrics to be accurate, or if we discover material inaccuracies in our metrics, it could adversely affect our online marketing efforts and business.

If we fail to manage future growth effectively, our business could be materially adversely affected.

We have at times experienced rapid growth and anticipate further growth. This growth has placed significant demands on management and our operational infrastructure. As we continue to grow, we must effectively integrate, develop and motivate a large number of new employees, while maintaining the beneficial aspects of our company culture. If we do not manage the growth of our business and operations effectively, the quality of our services and efficiency of our operations could suffer and we may not be able to execute on our business plan, which could harm our brand, results of operations and overall business.

Failure to increase our revenue or reduce our sales and marketing expense as a percentage of revenue would adversely affect our financial condition and profitability.

We expect to make significant future investments to support the further development and expansion of our business, and these investments may not result in increased revenue or growth on a timely basis or at all. Furthermore, these investments may not decrease as a percentage of revenue if our business grows. There can be no assurance that these investments will increase revenue or that we will eventually be able to decrease our sales and marketing expense as a percentage of revenue, and failure to do so would adversely affect our financial condition and profitability.

We participate in a highly competitive market, and pressure from existing and new companies may adversely affect our business and operating results.

We face significant competition from companies that provide information and services designed to help consumers shop for products comparable to those offered through our websites, marketplaces and through our brand direct solutions and to enable advertisers to reach these consumers. Our competitors offer various products and services that compete with us. Some of these competitors include:

companies that operate, or could develop, insurance search websites, consumer finance search websites, educational / career enhancement search websites, home services search websites, and other comparison search type websites in the verticals in which we compete with marketplace and brand direct solutions;

media sites, including websites dedicated to providing multiple quote insurance information and financial services information generally;

internet search engines; and

individual insurance providers, including through the operation of their own websites, physical storefront operations and broker arrangements. We compete with these and other companies for a share of advertisers’ overall budget for online and offline media marketing and referral spend. To the extent that advertisers view alternative marketing and media strategies to be superior to our marketplaces and brand direct solutions, we may not be able to maintain or grow the number of advertisers using, and advertising on, our marketplaces and through our brand direct solutions, and our business and financial results may be harmed.

We also expect that new competitors will enter the industries in which we operate with competing marketplaces and brand direct solutions, products and services, which could have an adverse effect on our business and financial results.

Our competitors could significantly impede our ability to maintain or expand the number of consumers and advertisers using our marketplaces and brand direct solutions. Our competitors also may develop and market new technologies that render our marketplaces and brand direct solutions less competitive, unmarketable or obsolete. In addition, if our competitors develop marketplaces and brand direct solutions with similar or superior functionality to ours, and our web traffic declines, we may need to decrease our referral and advertising fees. If we are unable to maintain our current pricing structure due to competitive pressures, our revenue would likely be reduced and our financial results would be adversely affected.

Our existing and potential competitors may have significantly more financial, technical, marketing and other resources than we have, and the ability to devote greater resources to the development, promotion and support of their marketplaces and brand direct solutions, products and services. In addition, they may have more extensive industry relationships than we have, longer operating histories and greater name recognition. As a result, these competitors may be able to respond more quickly with new technologies and to undertake more extensive marketing or promotional campaigns than we can. In addition, to the extent that any of our competitors have existing relationships with advertisers for marketing or data analytics solutions, those advertisers may be unwilling to partner with us. If we are unable to compete with these competitors, the demand for our marketplaces and brand direct solutions and related products and services could substantially decline.

In addition, if one or more of our competitors were to merge or partner with another of our competitors, the change in the competitive landscape could adversely affect our ability to compete effectively. We may not be able to compete successfully against current or future competitors, and competitive pressures may harm our business and financial results.

Advertisers on our marketplaces and through our brand direct solutions may not provide competitive levels of service to consumers, which could materially adversely affect our brand and business and our ability to attract consumers.

Our ability to provide consumers with a high-quality and compelling web platform experience depends, in part, on consumers receiving competitive prices, convenience, customer service and responsiveness from advertisers with whom they are matched on our marketplaces and through our brand direct solutions. If these providers do not meet or exceed consumer expectations with competitive levels of convenience, customer service, price and responsiveness, the value of our brand may be harmed, our ability to attract consumers to our marketplaces and brand direct solutions may be limited and the number of consumers matched through our marketplaces and brand direct solutions may decline, which could have a material adverse effect on our business, financial condition and results of operations.

Our business depends on our ability to maintain and improve the technology infrastructure necessary to send marketing messages, which include emails, SMS and push notifications and operate our websites, and any significant disruption in service on our email network infrastructure or websites could result in a loss of consumers, which could harm our business, brand, operating results and financial condition.

Our brand, reputation and ability to attract consumers and advertisers depend on the reliable performance of our technology infrastructure and content delivery. We use messages to attract consumers to our marketplaces and brand direct solutions. Our systems may not be adequately designed with the necessary reliability and redundancy to avoid performance delays or outages that could be prolonged and harmful to our business. If our websites are unavailable when users attempt to access them, or if they do not load as quickly as expected, users may not return as often in the future, or at all. As our user base and the amount of information shared on our websites continue to grow, we will need an increasing amount of network capacity and computing power. We have spent and expect to continue to spend substantial amounts on our infrastructure and services to handle the traffic on our websites and to help shorten the length of or prevent system interruptions. The operation of these systems is expensive and complex and we could experience operational failures. Interruptions, delays or failures in these systems, whether due to earthquakes, adverse weather conditions, other natural disasters, power loss, computer viruses, cybersecurity attacks, physical break-ins, terrorism, errors in our software, architecture flaws or performance defects in our proprietary technology or otherwise, could be prolonged and could affect the security or availability of our websites and applications, and prevent consumers from accessing our services. Such interruptions also could result in third-parties accessing our confidential and proprietary information, including our intellectual property or consumer information. Problems with the reliability or security of our systems could harm our reputation, our ability to protect our confidential and proprietary information, result in a loss of users of our marketplaces and brand direct solutions or result in additional costs. If we do not maintain or expand our network infrastructure successfully or if we experience operational failures or prolonged disruptions or delays in the availability of our systems or a significant search engine, we could lose current and potential consumers, which could harm our operating results and financial condition.

Substantially all of the communications, network and computer hardware used to operate our websites are located in the United States in Amazon Web Services data centers. Although we believe our systems are fully redundant, there may be exceptions for certain hardware. In addition, we do not own or control the operation of these facilities. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, terrorist attacks, acts of war, electronic and physical break-ins, computer viruses, earthquakes and similar events. The occurrence of any of these events could result in damage to our systems and hardware or could cause them to fail. In addition, we may not have sufficient protection or recovery plans in certain circumstances.

Problems faced by our third-party web hosting providers could adversely affect the experience of users of our marketplaces and through our brand direct solutions. Our third-party web hosting providers could close their facilities without adequate notice. Any financial difficulties, up to and including bankruptcy, faced by our third-party web hosting providers or any of the service providers with whom they contract may have adverse effects on our business, the nature and extent of which are difficult to predict. If our third-party web hosting providers are unable to keep up with our growing capacity needs, our business could be harmed.

Any errors, defects, disruptions or other performance or reliability problems with our network operations could cause interruptions in access to our marketplaces and brand direct solutions as well as delays and additional expense in arranging new facilities and services and could harm our reputation, business, operating results and financial condition. Although we carry business interruption insurance, it may not be sufficient to compensate us for the potentially significant losses, including the potential harm to the future growth of our business that may result from interruptions in our service as a result of system failures.

We depend on third-party website publishers for a significant portion of our visitors, and any decline in the supply of media available through these websites or increase in the price of this media could cause our revenue to decline or our cost to reach visitors to increase.

A portion of our revenue is attributable to visitors originating from advertising placements that we purchase on third-party websites. In some instances, website publishers may change the advertising inventory they make available to us at any time and, therefore, impact our revenue. In addition, website publishers may place restrictions on our offerings. These restrictions may prohibit advertisements from specific clients or specific industries, or restrict the use of certain creative content. If a website publisher decides not to make advertising inventory available to us, or decides to demand a higher revenue share or places significant restrictions on the use of such inventory, we may not be able to find advertising inventory from other websites that satisfy our requirements in a timely and cost-effective manner. In addition, the number of competing online marketing service providers and advertisers that acquire inventory from websites continues to increase. Consolidation of website publishers could eventually lead to a concentration of desirable inventory on a small number of websites or networks, which could limit the supply of inventory available to us or increase the price of inventory to us. If any of the foregoing occurs, our revenue could decline or our operating costs may increase.

We depend on key personnel to operate our business, and if we are unable to retain, attract and integrate qualified personnel, our ability to develop and successfully grow our business could be harmed.

We believe our success has depended, and continues to depend, on the efforts and talents of our executives and employees. Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. Experienced information technology personnel, who are critical to the success of our business, are in particularly high demand. This demand is particularly acute in the greater Tampa Bay, Florida area, where we are headquartered. Competition for their talents is intense, and retaining such individuals can be difficult. The loss of any of our executive officers or key employees could materially adversely affect our ability to execute our business plan and strategy, and we may not be able to find adequate replacements on a timely basis, or at all. Many of our executive officers and other employees are at-will employees, which means they may terminate their employment relationships with us at any time, and their knowledge of our business and industry would be extremely difficult to replace. We cannot ensure that we will be able to retain the services of any members of our senior management or other key employees. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business could be materially adversely affected.

Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws, rules and regulations that govern public companies. Following the completion of the Business Combination, we are now subject to significant obligations relating to reporting, procedures and internal controls, and our management team may not successfully or efficiently manage such obligations. These obligations and scrutiny require significant attention from our management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.

Our corporate culture has contributed to our success and, if we are unable to maintain it as we grow, our business, financial condition and results of operations could be harmed.

We have experienced and may continue to experience rapid expansion of our employee ranks. We believe our corporate culture has been a key element of our success. However, as our organization grows, it may be difficult to maintain our culture, which could reduce our ability to innovate and operate effectively. The failure to maintain the key aspects of our culture as our organization grows could result in decreased employee satisfaction, increased difficulty in attracting top talent, increased turnover and could compromise the quality of our client service, all of which are important to our success and to the effective execution of our business strategy. In the event we are unable to maintain our corporate culture as we grow to scale, our business, financial condition and results of operations could be harmed.

If we are unable to successfully respond to changes in the market, our business could be harmed.

While our business has grown rapidly as consumers and advertisers have increasingly accessed our marketplaces and brand direct solutions, we expect that our business will evolve in ways that may be difficult to predict. For example, we anticipate that over time we may reach a point when investments in new user traffic are less productive and the continued growth of our revenue will require more focus on developing new product and service offerings for consumers and advertisers, expanding our marketplaces and brand direct solutions into new international markets and new industries to attract new advertisers, and increasing our referral and advertising fees. It is also possible that consumers and advertisers could broadly determine that they no longer believe in the efficiency and effectiveness of our marketplaces and brand direct solutions. Our continued success will depend on our ability to successfully adjust our strategy to meet the changing market dynamics. If we are unable to do so, our business could be harmed and our results of operations and financial condition could be materially adversely affected.

We expect our results of operations to fluctuate on a quarterly and annual basis.

Our revenue and results of operations could vary significantly from period to period and may fail to match expectations as a result of a variety of factors, some of which are outside of our control. Our results may vary as a result of fluctuations in the number of consumers and advertisers using our marketplaces and brand direct solutions and the size and seasonal variability of the marketing budgets of our advertisers. In addition, our advertisers’ industries are each subject to their own cyclical trends and uncertainties. Fluctuations and variability across these different verticals may affect our revenue. As a result of the potential variations in our revenue and results of operations, period-to-period comparisons may not be meaningful and the results of any one period should not be relied on as an indication of future performance. In addition, our results of operations may not meet the expectations of investors or public market analysts who follow us, which may adversely affect our stock price.

Unfavorable global economic conditions, including as a result of health and safety concerns related to the coronavirus outbreak, could adversely affect our business, financial condition or results of operations.

Our results of operations could be adversely affected by general conditions in the global economy, including conditions that are outside of our control, such as the impact of health and safety concerns from the current coronavirus (COVID-19) outbreak. The most recent global financial crisis caused by the coronavirus outbreak has resulted in extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for our marketplaces and brand direct solutions and related products and services or delays in advertiser payments. A weak or declining economy could also strain our media supply channels.

Additionally, our business relies heavily on people, and adverse events such as health-related concerns about working in our offices, the inability to travel and other matters affecting the general work environment could harm our business. While we do not anticipate any material impact to our business operations as a result of the coronavirus outbreak, in the event of a major disruption caused by the coronavirus outbreak, we may lose the services of a number of our employees or experience system interruptions, which could lead to diminishment of our regular business operations, inefficiencies and reputational harm. We are also unsure what actions our advertisers and other partners may take in response to the coronavirus outbreak. For example, to the extent our advertisers shift their workforces from offices to remote locations, we may see a decrease in demand while they relocate these operations. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current global health crisis and financial market conditions could adversely impact our business.

We have taken temporary precautionary measures intended to help minimize the risk of the coronavirus outbreak to our employees, our advertisers and the communities in which we participate, which could negatively impact our business. To this end, we have implemented mandatory closures of certain of our offices, encouraged all of our employees to telework, banned non-critical business travel, implemented a Coronavirus Communications Plan setting forth both internal and external communications strategies, implemented a 90-day furlough of 20% of the salaries of all of our employees at or above the director level, with such furloughed salaries to be repaid at a future date with a 5% bonus (subject to the satisfaction of certain conditions) and negotiated rent abatements at several of our leased locations for the months of April, May and June 2020. Our employees travel frequently to establish and maintain relationships with our advertisers and other partners. Although we continue to monitor the situation and may adjust our current policies as more information and guidance become available, temporarily suspending travel and limitations on doing business in-person could negatively impact our marketing and business development efforts, slow down our recruiting efforts or create operational or other challenges, any of which could harm our business, financial condition and results of operations.

We often have long sales cycles, which can result in significant time between initial contact with a prospect and execution of an advertiser agreement, making it difficult to project when, if at all, we will obtain new advertisers and when we will generate revenue from those advertisers.

Our sales cycle, from initial contact to contract execution and implementation can take significant time. Our sales efforts involve educating our advertisers about the use, technical capabilities and benefits of our marketplaces and brand direct solutions. Some of our advertisers undertake an evaluation process that frequently involves not only our marketplaces and brand direct solutions but also the offerings of our competitors. As a result, it is difficult to predict when we will obtain new advertisers and begin generating revenue from these new advertisers. Even if our sales efforts result in obtaining a new advertiser, under our usage-based pricing model, the advertiser controls when and to what extent it uses our marketplaces and brand direct solutions. As a result, we may not be able to add advertisers, or generate revenue, as quickly as we may expect, which could harm our revenue growth rates.

Our past growth may not be indicative of our future growth, and our revenue growth rate may decline in the future.

Our revenue grew from $67 million in 2017 to $138 million in 2018 and to $240 million in 2019, increases of 106% and 73%, respectively. This growth may not be indicative of our future growth, if any, and we will not be able to grow as expected, or at all, if we do not accomplish the following:

•	increase the number of consumers using our marketplaces and brand direct solutions;

•	maintain and expand the number of advertisers that use our marketplaces and brand direct solutions or our revenue per provider;

•	further improve the quality of our marketplaces and brand direct solutions, and introduce high-quality new products;

•	increase the number of shoppers acquired by advertisers on our marketplaces and brand direct solutions;

•	timely adjust marketing expenditures in relation to changes in demand for the underlying products and services offered by our advertisers;

•	maintain brand recognition and effectively leverage our brand; and

•

attract and retain management and other skilled personnel for our business. Our revenue growth rates may also be limited if we are unable to achieve high market penetration rates as we experience increased competition. If our revenue or revenue growth rates decline, investors’ perceptions of our business may be adversely affected and the market price of our common stock could decline.

Our dedication to making decisions based primarily on the best interests of our company and stockholders may cause us to forgo short-term gains in pursuit of potential but uncertain long-term growth.

Our guiding principle is to build our business by making decisions based primarily upon the best interests of our entire marketplaces, including consumers and advertisers, which we believe has been essential to our success in increasing our user growth rate and engagement and best serves the long-term interests of our company and our stockholders. In the past, we have forgone, and we will in the future continue to forgo, certain expansion or short-term revenue opportunities that we do not believe are in the best interests of our marketplaces and brand direct solutions and its users, even if such decisions adversely affect our results of operations in the short term. However, this strategy may not result in the long-term benefits that we expect, in which case our user traffic and engagement, business and financial results could be harmed.

We collect, process, store, share, disclose and use consumer information and other data, and our actual or perceived failure to protect such information and data or respect users’ privacy could damage our reputation and brand and harm our business and operating results.

Use of our marketplaces and brand direct solutions involves the storage and transmission of consumers’ information, including personal information, and security breaches could expose us to a risk of loss or exposure of this information which could result in potential liability, litigation and remediation costs, as well as reputational harm, all of which could materially adversely affect our business and financial results. For example, unauthorized parties could steal our users’ names, email addresses, physical addresses, phone numbers and other information that we collect when providing referrals. While we use encryption and authentication technology licensed from third parties designed to effect secure transmission of such information, we cannot guarantee the security of the transfer and storage of the personal information we collect from advertisers.

Like all information systems and technology, our websites and information systems may be subject to computer viruses, break-ins, phishing impersonation attacks, attempts to overload our servers with denial-of-service or other attacks, ransomware and similar incidents or disruptions from unauthorized use of our computer systems, as well as unintentional incidents causing data leakage, any of which could lead to interruptions, delays or website shutdowns, or could cause loss of critical data or the unauthorized disclosure, access, acquisition, alteration or use of personal or other confidential information. Although we have a chief information officer who coordinates our cybersecurity measures, policies and procedures, and our chief information officer regularly reports to the Board regarding these matters, we cannot be certain that our efforts will be able to prevent breaches of the security of our information systems and technology. If we experience compromises to our security that result in websites performance or availability problems, the complete shutdown of our websites or the loss or unauthorized disclosure, access, acquisition, alteration or use of confidential information, consumers and advertisers may lose trust and confidence in us, and consumers and advertisers may decrease the use of our website or stop using our website entirely. Further, outside parties may attempt to fraudulently induce employees, consumers or advertisers to disclose sensitive information in order to gain access to our information or consumers’ or advertisers’ information. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, often are not recognized until launched against a target, and may originate from less regulated and remote areas around the world, we may be unable to proactively address these techniques or to implement adequate preventative measures.

Any or all of the issues above could adversely affect our ability to attract new users and increase engagement by existing users, cause existing users to curtail or stop use of our marketplaces and brand direct solutions, cause existing advertisers to cancel their contracts or subject us to governmental or third-party lawsuits, investigations, regulatory fines or other actions or liability, thereby harming our business, results of operations and financial condition. Although we are not aware of any material information security incidents to date, we have detected common types of attempts to attack our information systems and data using means that have included viruses and phishing.

There are numerous federal, state and local laws in the United States and around the world regarding privacy and the collection, processing, storing, sharing, disclosing, using, cross-border transfer and protecting of personal information and other data, the scope of which are changing, subject to differing interpretations, and which may be costly to comply with, may result in regulatory fines or penalties, and may be inconsistent between countries and jurisdictions or conflict with other rules.

We are subject to the terms of our privacy policies and privacy-related obligations to third parties. We strive to comply with all applicable laws, policies, legal obligations and industry codes of conduct relating to privacy and data protection, to the extent possible. However, it is possible that these obligations may be interpreted and applied in new ways or in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices or that new regulations could be enacted. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to consumers or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of sensitive information, which could include personally identifiable information or other user data, may result in governmental investigations, enforcement actions, regulatory fines, litigation or public statements against us by consumer advocacy groups or others, and could cause consumers and advertisers to lose trust in us, all of which could be costly and have an adverse effect on our business. In addition, new and changed rules and regulations regarding privacy, data protection and cross-border transfers of consumer information could cause us to delay planned uses and disclosures of data to comply with applicable privacy and data protection requirements. Moreover, if third parties that we work with violate applicable laws or our policies, such violations also may put consumer or advertiser information at risk and could in turn harm our reputation, business and operating results.

We may be unable to halt the operations of websites that aggregate or misappropriate our data.

From time to time, third parties may misappropriate our data through website scraping, robots or other means and aggregate this data on their websites with data from other companies. In addition, copycat websites may misappropriate data in our marketplaces and brand direct solutions and attempt to imitate our brand or the functionality of our website. If we become aware of such websites, we intend to employ technological or legal measures in an attempt to halt their operations. However, we may be unable to detect all such websites in a timely manner and, even if we could, technological and legal measures may be insufficient to halt their operations. In some cases, particularly in the case of websites operating outside of the United States, our available remedies may not be adequate to protect us against the effect of the operation of such websites. Regardless of whether we can successfully enforce our rights against the operators of these websites, any measures that we may take could require us to expend significant financial or other resources, which could harm our business, results of operations or financial condition. In addition, to the extent that such activity creates confusion among consumers or advertisers, our brand and business could be harmed.

We are subject to a number of risks related to the credit card and debit card payments we accept from advertisers.

We sometimes accept payments from advertisers through credit and debit card transactions. For credit and debit card payments, we pay interchange and other fees, which may increase over time. An increase in those fees may require us to increase the prices we charge and would increase our operating expenses, either of which could harm our business, financial condition and results of operations.

We currently rely on multiple third-party vendors to provide payment processing services, including the processing of payments from credit cards and debit cards, and our business may be disrupted if these vendors becomes unwilling or unable to provide these services to us and we are unable to find a suitable replacement on a timely basis. If our processing vendors fail to maintain adequate systems for the authorization and processing of credit card transactions, it could cause one or more of the major credit card companies to disallow our continued use of their payment products. In addition, if these systems fail to work properly and, as a result, we do not charge our advertisers’ credit cards on a timely basis or at all, our business, revenue, results of operations and financial condition could be harmed.

We may acquire other companies or technologies, which could divert our management’s attention, result in additional dilution to our stockholders and otherwise disrupt our operations and harm our operating results.

Our success will depend, in part, on our ability to grow our business in response to the demands of consumers, advertisers and other constituents within our advertisers’ industries as well as competitive pressures. In some circumstances, we may determine to do so through the acquisition of complementary businesses and technologies rather than through internal development. The identification of suitable acquisition candidates can be difficult, time-consuming and costly, and we may not be able to successfully complete identified acquisitions. The risks we face in connection with acquisitions include:

•	regulatory hurdles;

•	failure of anticipated benefits to materialize;

•	diversion of management time and focus from operating our business to addressing acquisition integration challenges;

•	coordination of technology, research and development, and sales and marketing functions;

•	transition of the acquired company’s consumers and data to our marketplaces and brand direct solutions;

•	retention of employees from the acquired company;

•	cultural challenges associated with integrating employees from the acquired company into our organization;

•	integration of the acquired company’s products or technology;

•	integration of the acquired company’s accounting, management information, human resources and other administrative systems;

•	the need to implement or improve controls, procedures and policies at a business that prior to the acquisition may have lacked effective controls, procedures and policies;

•	potential write-offs of intangibles or other assets acquired in such transactions that may have an adverse effect on our operating results in a given period;

•

potential liabilities for activities of the acquired company before the acquisition, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities; and

•

litigation or other claims in connection with the acquired company, including claims from terminated employees, consumers, former stockholders or other third parties. Our failure to address these risks or other problems encountered in connection with future acquisitions and investments could cause us to fail to realize the anticipated benefits of these acquisitions or investments, cause us to incur unanticipated liabilities and harm our business generally. Future acquisitions also could result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, amortization expense or impairment charges associated with acquired intangible assets or goodwill, any of which could harm our financial condition. Also, the anticipated benefits of any acquisitions may not be realized.

We have operations in Canada, which may subject us to additional cost and economic risks that can adversely affect our business, financial condition and results of operations.

Our Canadian operations create challenges associated with supporting a rapidly growing business across different legal and regulatory systems and commercial infrastructures.

We have limited personnel in Canada. To the extent we are unable to effectively manage and expand our Canadian operations due to our limited personnel, we may be unable to effectively grow in our Canadian operations.

Our Canadian operations subject us to a variety of additional risks, including:

•

risks related to compliance with local laws and regulations, including those relating to privacy, cybersecurity, data security, antitrust, data localization, anti-bribery, import and export controls, economic sanctions, tax and withholding (including overlapping of different tax regimes), varied labor and employment laws (including those relating to termination of employees); corporate formation and other regulatory limitations or obligations on our operations (such as obtaining requisite licenses), and the increased administrative costs and risks associated with such compliance; and

•

operational and execution risk, and other challenges caused by distance and cultural differences, which may burden management, increase travel, infrastructure and legal compliance costs, and add complexity to our enforcement of advertising standards across countries.

We may incur significant operating expenses as a result of our Canadian operations. Our Canadian operations also subject us to the impact of differing regulatory requirements, costs and difficulties in managing a distributed workforce, and potentially adverse tax consequences in the United States and abroad. If our Canadian operations were found to be in violation of any existing or future international laws or regulations or if interpretations of those laws and regulations were to change, our business in Canada could be subject to fines and other financial penalties, have licenses revoked, or be forced to restructure operations or shut down entirely. Any failure to successfully manage the risks and challenges related to our Canadian operations could adversely affect our business, financial condition and results of operations.

Exposure to foreign currency exchange rate fluctuations could negatively impact our results of operations.

While the majority of the transactions through our platforms are denominated in U.S. dollars, we have transacted minimally in the Canadian dollar, both for inventory and for payments by advertisers from use of our platforms. We also have expenses denominated in the Canadian dollar. While we generally require a fee from our advertisers that pay in non-U.S. currency, this fee may not always cover foreign currency exchange rate fluctuations. We may require additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances. If capital is not available to us, our business, operating results and financial condition may be harmed.

We may require additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances. If capital is not available to us, our business, operating results and financial condition may be harmed.

We intend to continue to make investments to support our growth and may require additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, including to increase our marketing expenditures to improve our brand awareness, develop new product and service offerings or further improve our marketplaces and brand direct solutions and existing product and service offerings, enhance our operating infrastructure and acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. However, additional funds may not be available when we need them, on terms that are acceptable to us, or at all. Volatility in the credit markets also may have an adverse effect on our ability to obtain debt financing.

If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to pursue our business objectives and to respond to business opportunities, challenges or unforeseen circumstances could be significantly limited, and our business, operating results, financial condition and prospects could be materially adversely affected.

Litigation could distract management, increase our expenses or subject us to material money damages and other remedies.

We may be involved from time to time in various additional legal proceedings, including, but not limited to, actions relating to breach of contract, breach of federal and state privacy laws, and intellectual property infringement that might necessitate changes to our business or operations. Regardless of whether any claims against us have merit, or whether we are ultimately held liable or subject to payment of damages, claims may be expensive to defend and may divert management’s time away from our operations. If any legal proceedings were to result in an unfavorable outcome, it could have a material adverse effect on our business, financial position and results of operations. Any adverse publicity resulting from actual or potential litigation may also materially and adversely affect our reputation, which in turn could adversely affect our results.

We conduct marketing activities, directly and indirectly, via telephone, email and/or through other online and offline marketing channels, which general marketing activities are governed by numerous federal and state regulations, such as the Telemarketing Sales Rule, state telemarketing laws, federal and state privacy laws, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or CAN-SPAM Act, the Telephone Consumer Protection Act, or TCPA, and the Federal Trade Commission Act and its accompanying regulations and guidelines, among others. In addition to being subject to action by regulatory agencies, some of these laws, like the TCPA, allow private individuals to bring litigation against companies for breach of these laws. We are also dependent on our third-party partners to comply with applicable laws. For example, we often depend upon our third-party partners to obtain consent from consumers to receive telemarking calls in compliance with the TCPA. We may be alleged to have indemnification obligations to third-party for alleged breaches of privacy laws like the TCPA, which could increase our defense costs and require that we pay damages if there were an adverse ruling in any such claims. Any of these events may have a material adverse effect on our business, results of operations, financial condition and prospects.

Companies in the internet, technology and media industries are frequently subject to allegations of infringement or other violations of intellectual property rights. We plan to vigorously defend our intellectual property rights and our freedom to operate our business; however, regardless of the merits of the claims, intellectual property claims are often time consuming and extremely expensive to litigate or settle and are likely to continue to divert managerial attention and resources from our business objectives. Successful infringement claims against us could result in significant monetary liability or prevent us from operating our business or portions of our business. Resolution of claims may require us to obtain licenses to use intellectual property rights belonging to third parties, which may be expensive to procure, or we may be required to cease using intellectual property of third-parties altogether. Many of our contracts require us to provide indemnification against third-party intellectual property infringement claims, which would increase our defense costs and may require that we pay damages if there were an adverse ruling in any such claims. Any of these events may have a material adverse effect on our business, results of operations, financial condition and prospects.

Our existing indebtedness, and any future indebtedness could adversely affect our ability to operate our business.

As of the Closing, we had $1 million available for borrowing under our revolving line of credit, and in the future we could incur indebtedness beyond our revolving line of credit.

Borrowing on our revolving line of credit, combined with our other financial obligations and contractual commitments, could have significant adverse consequences, including:

•

requiring us to dedicate a portion of our cash resources to the payment of interest and principal, reducing money available to fund working capital, capital expenditures, product development and other general corporate purposes;

•	increasing our vulnerability to adverse changes in general economic, industry and market conditions;

•	subjecting us to restrictive covenants that may reduce our ability to take certain corporate actions or obtain further debt or equity financing;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete; and

•	placing us at a competitive disadvantage compared to our competitors that have less debt or better debt servicing options.

In addition, any indebtedness we incur under our current revolving line of credit will bear interest at a variable rate, which would make us vulnerable to increases in the market rate of interest. If the market rate of interest increases substantially, we would have to pay additional interest, which would reduce cash available for our other business needs. We intend to satisfy any future debt service obligations with our existing cash and cash equivalents and cash flows from operations. Under our credit agreement with Monroe Capital, our failure to make payments when due, comply with specified covenants, or undergo a Change of Control is an event of default. A Change of Control is deemed to occur under our credit agreement if, among other things, (i) the permitted holders (as defined in the credit agreement to include Clairvest and its affiliates, Joseph Marinucci (our President and Chief Executive Officer) and Fernando Borghese (our Chief Operating Officer)) cease to (A) directly or indirectly own and control at least 50.01% of our equity interests, whether voting or non-voting, and (B) possess the right to elect a majority of our board and to direct our management, or (ii) either of Messrs. Marinucci or Borghese cease to be employed by us in the roles as Chief Executive Officer and Chief Operating Officer, respectively, other than an event caused by the death or disability of either. If an event of default occurs and the lender accelerates any indebtedness then outstanding, we may need to seek additional financing, which may not be available on acceptable terms, in a timely manner or at all. In such event, we may not be able to make accelerated payments, and the lender could seek to enforce security interests in the collateral securing such indebtedness, which includes substantially all of our assets. In addition, the covenants under our existing debt instruments, the pledge of our assets as collateral and the negative pledge with respect to our intellectual property could limit our ability to obtain additional debt financing. Any of these events could have a material adverse effect on our results of operations or financial condition.

We may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs, which may in turn impair our growth.

We intend to continue to grow our business, which will require additional capital to develop new features or enhance our platforms, improve our operating infrastructure, finance working capital requirements, or acquire complementary businesses and technologies. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our existing credit facility in an amount sufficient to fund our working capital needs. Accordingly, we may need to engage in additional equity or debt financings to secure additional capital. We cannot assure you that we would be able to locate additional financing on commercially reasonable terms or at all. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. If our cash flows and credit facility borrowings are insufficient to fund our working capital requirements, we may not be able to grow at the rate we currently expect or at all. In addition, in the absence of sufficient cash flows from operations, we might be unable to meet our obligations under our credit facility, and we may therefore be at risk of default thereunder. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. If we are unable to secure additional funding on favorable terms, or at all, when we require it, our ability to continue to grow our business to react to market conditions could be impaired and our business may be harmed.

We have entered into, and may in the future enter into, credit facilities which may contain operating and financial covenants that restrict our business and financing activities.

We have entered into, and may in the future enter into, credit facilities which contain restrictions that limit our flexibility in operating our business. Our credit facility contains, and any future credit facility may contain, various covenants that limit our ability to engage in specified types of transactions. Subject to limited exceptions, these covenants limit our ability to, among other things:

•	sell assets or make changes to the nature of our business;

•	engage in mergers or acquisitions;

•	incur, assume or permit additional indebtedness;

•	make restricted payments, including paying dividends on, repurchasing, redeeming or making distributions with respect to our capital stock;

•	make specified investments;

•	engage in transactions with our affiliates; and

•	make payments in respect of subordinated debt.

Our obligations under our credit facility are collateralized by a pledge of substantially all of our assets, including accounts receivable, deposit accounts, intellectual property, and investment property and equipment. The covenants in our credit facility may limit our ability to take actions and, in the event that we breach one or more covenants, our lenders may choose to declare an event of default and require that we immediately repay all amounts outstanding, terminate the commitment to extend further credit and foreclose on the collateral granted to them to collateralize such indebtedness, which includes our intellectual property. In addition, if we fail to meet the required covenants, we will not have access to further draw-downs under our credit facility.

Risks Related to Our Intellectual Property

We may not be able to adequately protect our intellectual property rights.

Our business depends on our intellectual property, the protection of which is crucial to the success of our business. We rely on a combination of patent, trademark, trade secret and copyright law and contractual restrictions to protect our intellectual property. In addition, we attempt to protect our intellectual property, technology and confidential information by requiring our employees and consultants to enter into confidentiality and assignment of inventions agreements and third parties to enter into nondisclosure agreements as we deem appropriate. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our website and market features, software and functionality or obtain and use information that we consider proprietary.

We may not be able to discover or determine the extent of any unauthorized use or infringement or violation of our intellectual property or proprietary rights. Third-parties also may take actions that diminish the value of our proprietary rights or our reputation. The protection of our intellectual property may require the expenditure of significant financial and managerial resources. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Such litigation could be costly, time-

consuming and distracting to management, result in a diversion of resources, the impairment or loss of portions of our intellectual property and could materially adversely affect our business, financial condition and operating results. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. These steps may be inadequate to protect our intellectual property. We will not be able to protect our intellectual property if we are unable to enforce our rights or if we do not detect unauthorized use of our intellectual property. Despite our precautions, it may be possible for unauthorized third parties to use information that we regard as proprietary to create product offerings that compete with ours. We also cannot be certain that others will not independently develop or otherwise acquire equivalent or superior technology or other intellectual property rights, which could materially adversely affect our business, financial condition and operating results.

Competitors may adopt service names similar to ours, thereby harming our ability to build brand identity and possibly leading to user confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of the term “Digital Media Solutions.” We currently hold the “digitalmediasolutions.com” internet domain name as well as various other related domain names. The regulation of domain names in the United States is subject to change. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars, or modify the requirements for holding domain names. As a result, we may not be able to acquire or maintain all domain names that use the name Digital Media Solutions.

We currently operate primarily in the United States. To the extent that we determine to expand our business internationally, we will encounter additional risks, including different, uncertain or more stringent laws relating to intellectual property rights and protection.

We may in the future be subject to intellectual property disputes, which are costly to defend and could harm our business and operating results.

We may from time to time face allegations or claims that we have infringed the trademarks, copyrights, patents and other intellectual property rights of third parties, including from our competitors or non-practicing entities. Such claims, regardless of their merit, could result in litigation or other proceedings and could require us to expend significant financial resources and attention by our management and other personnel that otherwise would be focused on our business operations, result in injunctions against us that prevent us from using material intellectual property rights, or require us to pay damages to third parties. Patent and other intellectual property litigation may be protracted and expensive, and the results are difficult to predict and may result in significant settlement costs or require us to stop offering some features, or purchase licenses or modify our products and features while we develop non-infringing substitutes, but such licenses may not be available on terms acceptable to us or at all, which would require us to develop alternative intellectual property.

Even if these matters do not result in litigation or are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could harm our business, our operating results and our reputation.

As our business expands, we may be subject to intellectual property claims against us with increasing frequency, scope and magnitude. We may also be obligated to indemnify affiliates or other partners who are accused of violating third parties’ intellectual property rights by virtue of those affiliates or partners’ agreements with us, and this could increase our costs in defending such claims and our damages. For example, many of our agreements with advertisers and other partners require us to indemnify these entities against third-party intellectual property infringement claims. Furthermore, such advertisers and partners may discontinue their relationship with us either as a result of injunctions or otherwise. The occurrence of these results could harm our brand or materially adversely affect our business, financial position and operating results.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

In order to protect our technologies and processes, we rely in part on confidentiality agreements with our employees, independent contractors and other advisors. These agreements may not effectively prevent disclosure of confidential information, including trade secrets, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and proprietary information, and in such cases we may not be able to assert our trade secret rights against such parties. To the extent that our employees, contractors or other third parties with whom we do business use intellectual property owned by others in their work for us, disputes may arise as to the rights to related or resulting know-how and inventions. The loss of confidential information or intellectual property rights, including trade secret protection, could make it easier for third parties to compete with our products. In addition, any changes in, or unexpected interpretations of, intellectual property laws may compromise our ability to enforce our trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain protection of our trade secrets or other proprietary information could harm our business, results of operations, reputation and competitive position.

Our use of “open source” software could adversely affect our ability to protect our proprietary software and subject us to possible litigation.

We use open source software in connection with our software development. From time to time, companies that use open source software have faced claims challenging the use of open source software and/or compliance with open source license terms. We could be subject to suits by parties claiming ownership of what we believe to be open source software or claiming non-compliance with open source licensing terms. Some open source licenses require users who distribute software containing open source to make available all or part of such software, which in some circumstances could include valuable proprietary code of the user. While we monitor our use of open source software and try to ensure that none is used in a manner that would require us to disclose our proprietary source code or that would otherwise breach the terms of an open source agreement, such use could inadvertently occur, in part because open source license terms are often ambiguous. Any requirement to disclose our proprietary source code or pay damages for breach of contract could be harmful to our business, results of operations or financial condition, and could help our competitors develop services that are similar to or better than ours.

Risks Related to Government Regulation

Our businesses are heavily regulated. We are, and may in the future become, subject to a variety of international, federal, state, and local laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business.

Our activities are subject to extensive regulation under the laws of the United States and its various states and the other jurisdictions in which we operate. We are currently subject to a variety of, and may in the future become subject to additional, international, federal, state and local laws that are continuously evolving and developing, including laws regarding internet-based businesses and other businesses that rely on advertising, as well as privacy and consumer protection laws, including the TCPA, the Telemarketing Sales Rule, the CAN-SPAM Act, the Fair Credit Reporting Act, the Federal Trade Commission Act and employment laws, including those governing wage and hour requirements. In addition, there is increasing attention by state and other jurisdictions to regulation in this area. These laws are complex and can be costly to comply with, require significant management time and effort, and could subject us to claims, government enforcement actions, civil and criminal liability or other remedies, including suspension of business operations. These laws may conflict with each other, further complicating compliance efforts.

If we are alleged not to comply with these laws or regulations, we may be required to modify affected products and services, which could require a substantial investment and loss of revenue, or cease providing the affected product or service altogether. If we are found to have violated laws or regulations, we may be subject to significant fines, penalties and other losses.

We assess customer needs, collect customer contact information and provide other product offerings, which results in us receiving personally identifiable information. This information is increasingly subject to legislation and regulation in the United States. This legislation and regulation is generally intended to protect individual privacy and the privacy and security of personal information. We could be adversely affected if government regulations require us to significantly change our business practices with respect to this type of information or if the advertisers who use our marketplaces and brand direct solutions violate applicable laws and regulations.

Changes in applicable laws and regulations may materially increase our direct and indirect compliance and other expenses of doing business, having a material adverse effect on our business, financial condition and results of operations. If there were to be changes to statutory or regulatory requirements, we may be unable to comply fully with or maintain all required licenses and approvals. Regulatory authorities have relatively broad discretion to grant, renew and revoke licenses and approvals. If we do not have all requisite licenses and approvals, or do not comply with applicable statutory and regulatory requirements, the regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or monetarily penalize us, which could have a material adverse effect on our business, results of operations and financial condition.

We cannot predict whether any proposed legislation or regulatory changes will be adopted, or what impact, if any, such proposals or, if enacted, such laws could have on our business, results of operations and financial condition. If we are alleged to have failed to comply with applicable laws and regulations, we may be subject to investigations, criminal penalties or civil remedies, including fines, injunctions, loss of an operating license or approval, increased scrutiny or oversight by regulatory authorities, the suspension of individual employees, limitations on engaging in a particular business or redress to customers. The cost of compliance and the consequences of non-compliance could have a material adverse effect on our business, results of operations and financial condition. In addition, a finding that we have failed to comply with applicable laws and regulations could have a material adverse effect on our business, results of operations and financial condition by exposing us to negative publicity and reputational damage or by harming our customer or employee relationships.

In most jurisdictions, government regulatory authorities have the power to interpret and amend applicable laws and regulations, and have discretion to grant, renew and revoke the various licenses and approvals we need to conduct our activities. Such authorities may require us to incur substantial costs in order to comply with such laws and regulations. Regulatory statutes are broad in scope and subject to differing interpretation. In some areas of our businesses, we act on the basis of our own or the industry’s interpretations of applicable laws or regulations, which may conflict from jurisdiction to jurisdiction. In the event those interpretations eventually prove different from the interpretations of regulatory authorities, we may be penalized or precluded from carrying on our previous activities.

Federal, state and international laws regulating telephone and messaging marketing practices impose certain obligations on advertisers, which could reduce our ability to expand our business.

We, and the advertisers using our marketplaces and brand direct solutions, make telephone calls and send messages to consumers who request information through our marketplaces and through our brand direct solutions. The United States regulates marketing by telephone and messaging, including email, SMS and push messaging. The TCPA prohibits companies from making certain telemarketing calls to numbers listed in the Federal Do-Not-Call Registry and imposes other obligations and limitations on making phone calls and sending text messages to consumers. The CAN-SPAM Act regulates commercial email messages and specifies penalties for the transmission of commercial email messages that do not comply with certain requirements, such as providing an opt-out mechanism for stopping future emails from senders. We and the advertisers who use our marketplaces and brand direct solutions may need to comply with such laws and any associated rules and regulations. States and other countries have similar laws related to telemarketing and commercial emails.

Additional or modified laws and regulations, or interpretations of existing, modified or new laws, regulations and rules, could prohibit or increase the cost of engaging with consumers and impair our ability to expand the use of our products, including our demand response solution, to more users. Alleged failure to comply with obligations and restrictions related to telephone, text message and email marketing could subject us to lawsuits, fines, statutory damages, consent decrees, injunctions, adverse publicity and other losses that could harm our business. Moreover, over the past several years there has been a sustained increase in litigation alleging violations of laws relating to telemarketing, which has increased the exposure of companies that operate telephone and text messaging campaigns to class action litigation alleging violations of the TCPA. If we or the advertisers who use our marketplaces and brand direct solutions become subject to such litigation, it could result in substantial costs to and materially adversely affect our business.

Changes in the regulation of the internet could adversely affect our business.

Laws, rules and regulations governing internet communications, advertising and e-commerce are dynamic and the extent of future government regulation is uncertain. Federal and state regulations govern various aspects of our online business, including intellectual property ownership and infringement, trade secrets, the distribution of electronic communications, marketing and advertising, user privacy and data security, search engines and internet tracking technologies. In addition, changes in laws or regulations that adversely affect the growth, popularity or use of the internet, including potentially the recent repeal in the United States of net neutrality, could decrease the demand for our offerings and increase our cost of doing business. Future taxation on the use of the internet or e-commerce transactions could also be imposed. Existing or future regulation or taxation could hinder growth in or adversely affect the use of the internet generally, including the viability of internet e-commerce, which could reduce our revenue, increase our operating expenses and expose us to significant liabilities.

U.S. (state and federal) and foreign governments are considering enacting additional legislation related to privacy and data protection and we expect to see an increase in, or changes to, legislation and regulation in this area. For example, in the United States, a federal privacy law is the subject of active discussion and several bills have been introduced. Additionally, industry groups in the United States and their international counterparts have self-regulatory guidelines that are subject to periodic updates. High profile incidents involving breaches of personal information or misuse of consumer information may increase the likelihood of new U.S. federal, state, or international laws or regulations in addition to those set out above, and such laws and regulations may be inconsistent across jurisdictions.

In addition to laws regulating the processing of personal information, we are also subject to regulation with respect to political advertising activities, which are governed by various federal and state laws in the United States, and national and provincial laws worldwide. Online political advertising laws are rapidly evolving, and in certain jurisdictions have varying transparency and disclosure requirements. We have already seen publishers impose varying restrictions on the types of political advertising and breadth of targeted advertising allowed on their platforms with respect to advertisements for the 2020 U.S. presidential election in response to political advertising scandals like Cambridge Analytica. The lack of uniformity and increasing requirements on transparency and disclosure could adversely impact the inventory made available for political advertising and the demand for such inventory on our platforms, and otherwise increase our operating and compliance costs.

Changes in data residency and cross-border transfer restrictions may also impact our operations. As the advertising industry evolves, and new ways of collecting, combining and using data are created, governments may enact legislation in response to technological advancements and changes that could result in our having to re-design features or functions of our platforms, therefore incurring unexpected compliance costs.

These laws and other obligations may be interpreted and applied in a manner that is inconsistent with our existing data management practices or the features of our platforms. If so, in addition to the possibility of fines, lawsuits and other claims, we could be required to fundamentally change our business activities and practices or modify our products, which could have an adverse effect on our business. We may be unable to make such changes and modifications in a commercially reasonable manner or at all, and our ability to develop new products and features could be limited. All of this could impair our or our advertisers’ ability to collect, use, or disclose information relating to consumers, which could decrease demand for our platforms, increase our costs, and impair our ability to maintain and grow our client base and increase our revenue.

Risks from third-party products could adversely affect our businesses.

We offer third-party products and we provide marketing services with respect to other products. Certain of these products, by their nature, involve a transfer of risk. If risk is not transferred in the way the customer expects, our reputation may be harmed and we may become a target for litigation. In addition, if these products do not generate competitive risk-adjusted returns that satisfy clients in a variety of asset classes, we will have difficulty maintaining existing business and attracting new business. This risk may be heightened during periods when credit, equity or other financial markets are deteriorating in value or are particularly volatile, or when clients or investors are experiencing losses. Significant declines in the performance of these third-party products could subject us to reputational damage and litigation risk.

If we fail to maintain an effective system of internal control over financial reporting in the future, we may not be able to accurately or timely report our financial condition or results of operations. If our internal control over financial reporting is not effective, it may adversely affect investor confidence in us and the price of our common stock.

As a public company following completion of the Business Combination, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal control over financial reporting and provide a management report on our internal control over financial reporting.

Our platform system applications are complex, multi-faceted and include applications that are highly customized in order to serve and support our advertisers, advertising inventory and data suppliers, as well as support our financial reporting obligations. We regularly make improvements to our platforms to maintain and enhance our competitive position. In the future, we may implement new offerings and engage in business transactions, such as acquisitions, reorganizations or implementation of new information systems. These factors will require us to develop and maintain our internal controls, processes and reporting systems, and we expect to incur ongoing costs in this effort. We may not be successful in developing and maintaining effective internal controls, and any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods.

If we identify material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal control over financial reporting is effective. If we are unable to assert that our internal control over financial reporting is effective, if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, or if we are unable to comply with the requirements of the Sarbanes-Oxley Act in a timely manner, then, we may be late with the filing of our periodic reports, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected. Such failures could also subject us to investigations by the New York Stock Exchange, the stock exchange on which our securities will be listed, the SEC or other regulatory authorities, and to litigation from stockholders, which could harm our reputation, financial condition or divert financial and management resources from our core business.

Risks Related to the Ownership of our Securities

We are a holding company and our only material asset is our indirect interest in DMS, and we are accordingly dependent upon distributions made by DMS and its subsidiaries to pay taxes, make payments under the Tax Receivable Agreement and pay dividends.

We are a holding company with no material assets other than our ownership of equity interests of Blocker Corp (our wholly owned subsidiary). Blocker Corp is a holding company with no material assets other than its ownership of DMS Units. As a result, we have no independent means of generating revenue or cash flow. Our ability to pay taxes, make payments under the Tax Receivable Agreement and pay dividends will depend on the financial results and cash flows of DMS and its subsidiaries and the distributions we receive (via Blocker Corp) from DMS. Deterioration in the financial condition, earnings or cash flow of DMS and its subsidiaries for any reason could limit or impair DMS’s ability to pay such distributions. Additionally, to the extent that we need funds and DMS and/or any of its subsidiaries are restricted from making such distributions under applicable law or regulation or under the terms of any financing arrangements, or DMS is otherwise unable to provide such funds, it could materially adversely affect our liquidity and financial condition.

DMS is treated as a partnership for U.S. federal income tax purposes and, as such, generally will not be subject to any entity-level U.S. federal income tax. Instead, taxable income will be allocated to holders of DMS Units (including Blocker Corp). We will include Blocker Corp as a corporate member on our consolidated corporate U.S. federal income tax returns. Accordingly, we will be required to pay income taxes on Blocker Corp’s allocable share of any net taxable income of DMS. In addition to tax expenses, we will also incur expenses related to our operations, including payment obligations under the Tax Receivable Agreement (and the cost of administering such payment obligations), which could be significant. The Amended Partnership Agreement requires, and we intend to cause, DMS to make “tax distributions” pro rata to holders of DMS Units (including Blocker Corp) in amounts sufficient for us and Blocker Corp to cover all applicable taxes (calculated at assumed tax rates), relevant operating expenses, payments under the Tax Receivable Agreement and dividends, if any, declared by us. However, as discussed below, DMS’s ability to make such distributions may be subject to various limitations and restrictions, including, but not limited to, restrictions on distributions that would either violate any contract or agreement to which DMS is then a party, including debt agreements, or any applicable law, or that would have the effect of rendering DMS insolvent. If our cash resources are insufficient to pay taxes, meet our obligations under the Tax Receivable Agreement and to fund our other obligations, we may be required to incur additional indebtedness from lenders to provide the liquidity needed to make such payments, which could materially adversely affect our liquidity and financial condition and subject us to various restrictions imposed by any such lenders. To the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, such payments generally will be deferred and will accrue interest until paid; however, nonpayment for a specified period may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement.

Additionally, although DMS generally will not be subject to any entity-level U.S. federal income tax, it may be liable under U.S. federal tax law for adjustments to its tax return, absent an election to the contrary. In the event DMS’s calculations of taxable income are incorrect, its members, including Blocker Corp, may be subject in later years to material liabilities pursuant to this law and its related guidance.

We anticipate that the distributions Blocker Corp will receive from DMS may, in certain periods, exceed our and Blocker Corp’s actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. The Board, in its sole discretion, will make determinations from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, acquiring (or causing Blocker Corp to acquire) additional newly issued DMS Units from DMS at a per-unit price determined by reference to the market value of the shares of New DMS Class A Common Stock at such time (which DMS Units, if acquired by us, are expected to be contributed to Blocker Corp); paying dividends, which may include special dividends, on New DMS Class A Common Stock and New DMS Class C Common Stock; funding repurchases of New DMS Class A Common Stock or New DMS Class C Common Stock; or any combination of the foregoing. We have no obligation to distribute such cash (or other available cash other than any declared dividend) to our stockholders. To the extent that we do not distribute such excess cash as dividends on New DMS Class A Common Stock or otherwise undertake ameliorative actions between DMS Units and shares of New DMS Class A Common Stock and instead, for example, hold such cash balances, holders of DMS Units other than Blocker Corp may benefit from any value attributable to such cash balances as a result of their ownership of shares of New DMS Class A Common Stock following an exchange of their DMS Units, notwithstanding that such holders may previously have participated as holders of DMS Units in distributions by DMS that resulted in such excess cash balances. We also expect, if necessary, to undertake ameliorative actions, which may include pro rata or non-pro rata reclassifications, combinations, subdivisions or adjustments of outstanding DMS Units, to maintain one-for-one parity between DMS Units and shares of New DMS Class A Common Stock.

Dividends on New DMS Class A Common Stock, if any, will be paid at the discretion of the Board, which will consider, among other things, our business, operating results, financial condition, current and expected cash needs, plans for expansion and any legal or contractual limitations on our ability to pay such dividends. Financing arrangements may include restrictive covenants that restrict our ability to pay dividends or make other distributions to our stockholders. In addition, DMS is generally prohibited under Delaware law from making a distribution to a member to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of DMS (with certain exceptions) exceed the fair value of its assets. DMS’s subsidiaries are generally subject to similar legal limitations on their ability to make distributions to DMS. If DMS does not have sufficient funds to make distributions, our ability to declare and pay cash dividends may also be restricted or impaired.

Under the Tax Receivable Agreement, we are required to make payments to the Sellers in respect of certain tax benefits and certain refunds of pre-Closing taxes of DMS and Blocker Corp, and such payments may be substantial.

Pursuant to the Amended Partnership Agreement, the Sellers may redeem their DMS Units from DMS for cash, or, at our option, we may acquire such DMS Units in exchange for cash or shares of New DMS Class A Common Stock, subject to certain conditions and transfer restrictions as set forth therein and in the Investor Rights Agreement. DMS Units acquired by us are expected to be contributed to Blocker Corp. These redemptions and exchanges are expected to result in increases in Blocker Corp’s allocable share of the tax basis of the tangible and intangible assets of DMS. These increases in tax basis may increase (for income tax purposes) depreciation and amortization deductions of Blocker Corp and therefore reduce the amount of income (or, if applicable, franchise) tax that we and Blocker Corp would otherwise be required to pay in the future had such exchanges never occurred.

In connection with the Business Combination, we entered into the Tax Receivable Agreement, pursuant to which we are required to pay the Sellers (i) 85% of the amount of savings, if any, in U.S. federal, state and local income tax that we and Blocker Corp actually realize as a result of (A) certain existing tax attributes of Blocker Corp acquired in the Business Combination, and (B) increases in Blocker Corp’s allocable share of the tax basis of the tangible and intangible assets of DMS and certain other tax benefits related to the payment of cash consideration pursuant to the Business Combination Agreement and any redemptions of DMS Units or exchanges of DMS Units for cash or shares of New DMS Class A Common Stock after the Business Combination and (ii) 100% of certain refunds of pre-Closing taxes of DMS and Blocker Corp received during a taxable year beginning within two (2) years after the Closing. All such payments to the Sellers are our obligation, and not that of DMS. The actual increase in Blocker Corp’s allocable share of DMS’s tax basis in its assets, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of redemptions and exchanges, the market price of the shares of New DMS Class A Common Stock at the time of the redemption or exchange, the extent to which such redemptions or exchanges are taxable and the amount and timing of the recognition of our or Blocker Corp’s taxable income. While many of the factors that will determine the amount of payments that we will make under the Tax Receivable Agreement are outside of our control, we expect that the payments we will make under the Tax Receivable Agreement will be substantial and could have a material adverse effect on our financial condition.

Any payments made by us under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to us. To the extent that we are unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts generally will be deferred and will accrue interest until paid; however, nonpayment for a specified period may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement, as further described below. Furthermore, our future obligation to make payments under the Tax Receivable Agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that may be deemed realized under the Tax Receivable Agreement.

In certain cases, payments under the Tax Receivable Agreement may exceed the actual tax benefits we or Blocker Corp realize or may be accelerated.

Payments under the Tax Receivable Agreement will be based on the tax reporting positions that we or Blocker Corp determine, and the Internal Revenue Service (the “IRS”) or another taxing authority may challenge all or any part of the tax basis increases, as well as other tax positions that we or Blocker Corp take, and a court may sustain such a challenge. In the event that any tax benefits initially claimed by us or Blocker Corp are disallowed (for example, due to adjustments resulting from examinations by taxing authorities), the Sellers will not be required to reimburse us for any excess payments that may previously have been made under the Tax Receivable Agreement. Rather, excess payments made to such Sellers will be netted against any future cash payments otherwise required to be made by us, if any, after the determination of such excess. However, a challenge to any tax benefits initially claimed by us or Blocker Corp may not arise for a number of years following the initial time of such payment or, even if a challenge arises earlier, such excess payment may be greater than the amount of future cash payments that we might otherwise be required to make under the terms of the Tax Receivable Agreement and, as a result, there might not be future cash payments against which to net. As a result, in certain circumstances we could make payments under the Tax Receivable Agreement in excess of our and Blocker Corp’s actual income (or, if applicable, franchise) tax savings, which could materially impair our financial condition.

Moreover, the Tax Receivable Agreement provides that, in the event that (i) we exercise our early termination rights under the Tax Receivable Agreement, (ii) the Tax Receivable Agreement is rejected in a bankruptcy or similar proceeding, (iii) certain changes of control of us occur (as described in the Tax Receivable Agreement) or (iv) we are more than three months late in making of a payment due under the Tax Receivable Agreement (unless we have insufficient funds to make such payment), our obligations under the Tax Receivable Agreement could accelerate and we could be required to make an immediate lump-sum cash payment to the Sellers equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to our future taxable income. The lump-sum payment to the Sellers could be substantial and could exceed the actual tax benefits that we or Blocker Corp realize subsequent to such payment.

There may be a material negative effect on our liquidity if the payments under the Tax Receivable Agreement exceed the actual income (or, if applicable, franchise) tax savings that we or Blocker Corp realize. Furthermore, our obligations to make payments under the Tax Receivable Agreement could also have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. We may need to incur additional indebtedness to finance payments under the Tax Receivable Agreement to the extent our cash resources are insufficient to meet our obligations under the Tax Receivable Agreement as a result of timing discrepancies or otherwise. Such indebtedness may have a material adverse effect on our financial condition.

The Sellers have significant influence over us.

As of July 31, 2020, Prism, Clairvest Direct Seller and Blocker Sellers own approximately 75.3% of the outstanding New DMS Class A Common Stock on an as-redeemed basis, representing approximately 75.3% of the total outstanding voting interests in the Company’s capital stock. As long as Prism, Clairvest Direct Seller and Blocker Sellers each own or control a significant percentage of outstanding voting power, they will have the ability to strongly influence all corporate actions requiring stockholder approval, including the election and removal of directors and the size of the Board, any amendment of our certificate of incorporation or bylaws, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets.

As a “controlled company” within the meaning of NYSE listing standards, we qualify for exemptions from certain corporate governance requirements. We have the opportunity to elect any of the exemptions afforded a controlled company.

We are a “controlled company” within the meaning of NYSE listing standards. Under NYSE rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a “controlled company” and may elect not to comply with the following NYSE rules regarding corporate governance:

•	the requirement that a majority of its board of directors consist of independent directors;

•	the requirement that the board have a nominating and governance committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the requirement that the board have a compensation committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Five of the Company’s seven directors are independent directors, and the Board has an independent compensation committee (in addition to an independent audit committee). However the Board does not have a nominating and governance committee. Rather, actions with respect to director nominations and corporate governance will be taken by the full board. In addition, for as long as the “controlled company” exemption is available, the Board in the future may not consist of a majority of independent directors and may not have an independent compensation committee. As a result, you may not have the same protections afforded to stockholders of companies that are subject to all of the NYSE rules regarding corporate governance.

Our ability to be successful will be dependent upon the efforts of key personnel of the Company. The loss of key personnel or the hiring of ineffective personnel after the Business Combination could negatively impact the operations and profitability of the Company.

Our ability to be successful following the Business Combination will be dependent upon the efforts of our key personnel. We cannot assure you that we will be successful in integrating and retaining such key personnel, or in identifying and recruiting additional key individuals we determine may be necessary following the Business Combination.

The unaudited pro forma financial information included elsewhere in this registration statement may not be indicative of what the Company’s actual financial position or results of operations would have been.

The unaudited pro forma financial information in this prospectus is presented for illustrative purposes only and has been prepared based on a number of assumptions, including, but not limited to, DMS being considered the accounting acquiror in the Business Combination, the debt obligations and the cash and cash equivalents of DMS at the Closing and the number of Class A ordinary shares that are redeemed in connection with the Business Combination. Accordingly, such pro forma financial information may not be indicative of our future operating or financial performance and our actual financial condition and results of operations may vary materially from our pro forma results of operations and balance sheet contained elsewhere in this prospectus, including as a result of such assumptions not being accurate. Additionally, the final acquisition accounting adjustments could differ materially from the unaudited pro forma adjustments presented in this prospectus. Any increase or decrease in the fair value of the assets acquired and liabilities assumed, as compared to the information shown herein, could also change the portion of the purchase consideration allocable to goodwill and could impact the operating results of the Company following the Business Combination due to differences in the allocation of the purchase consideration, depreciation and amortization related to some of these assets and liabilities. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination. See “Unaudited Pro Forma Condensed Combined Financial Information.”

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to “emerging growth companies” or “smaller reporting companies,” this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A ordinary shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Compliance obligations under the Sarbanes-Oxley Act require substantial financial and management resources.

The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies. DMS was not a publicly reporting company required to comply with Section 404 of the Sarbanes-Oxley Act and the Company management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that are applicable to the Company following the Business Combination. If we are not able to implement the requirements of Section 404, including any additional requirements once we are no longer an emerging growth company, in a timely manner or with adequate compliance, we may not be able to assess whether its internal control over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of New DMS Class A Common Stock. Additionally, once we are no longer an emerging growth company, we will be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting.

The price of New DMS Class A Common Stock and New DMS Warrants may be volatile.

The price of New DMS Class A Common Stock and the New DMS Warrants may fluctuate due to a variety of factors, including:

•	changes in the industries in which the Company and its customers operate;

•	variations in its operating performance and the performance of its competitors in general;

•	material and adverse impact of the COVID-19 pandemic on the markets and the broader global economy;

•	actual or anticipated fluctuations in the Company’s quarterly or annual operating results;

•	publication of research reports by securities analysts about the Company or its competitors or its industry;

•	the public’s reaction to the Company’s press releases, its other public announcements and its filings with the SEC;

•	the Company’s failure or the failure of its competitors to meet analysts’ projections or guidance that the Company or its competitors may give to the market;

•	additions and departures of key personnel;

•	changes in laws and regulations affecting its business;

•	commencement of, or involvement in, litigation involving the Company;

•	changes in the Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of New DMS Class A Common Stock available for public sale; and

•

general economic and political conditions such as recessions, interest rates, fuel prices, foreign currency fluctuations, international tariffs, social, political and economic risks and acts of war or terrorism.

These market and industry factors may materially reduce the market price of New DMS Class A Common Stock and New DMS Warrants regardless of the operating performance of the Company.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of New DMS Class A Common Stock to drop significantly, even if our business is doing well.

The registration statement of which this prospectus is a part registers for resale a substantial number of shares of New DMS Class A Common Stock. Accordingly, sales of a substantial number of shares of New DMS Class A Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of such shares intend to sell shares, could reduce the market price of New DMS Class A Common Stock.

Warrants will become exercisable for New DMS Class A Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

The outstanding warrants to purchase an aggregate of 13,999,998 shares of New DMS Class A Common Stock will become exercisable in accordance with the terms of the warrant agreement governing those securities. These warrants will become exercisable 30 days after the completion of the Business Combination. The exercise price of these warrants will be $11.50 per share. To the extent such warrants are exercised, additional shares of New DMS Class A Common Stock will be issued, which will result in dilution to the holders of New DMS Class A Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of New DMS Class A Common Stock. However, there is no guarantee that the New DMS Public Warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our common shares.

Securities research analysts may establish and publish their own periodic projections for the Company following consummation of the Business Combination. These projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline. While we expect research analyst coverage following consummation of the Business Combination, if no analysts commence coverage of us, the market price and volume for our common shares could be adversely affected.

USE OF PROCEEDS

All of the securities offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $161,000,000 from the exercise of all New DMS Warrants assuming the exercise in full of all such warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes, which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.

The Selling Holders will pay any underwriting discounts and commissions and expenses incurred by the Selling Holders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Holders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DIVIDEND POLICY

We are a holding company without any direct operations and have no significant assets other than our ownership interest in Blocker Corp. Accordingly, our ability to pay dividends depends upon the financial condition, liquidity and results of operations of, and our receipt of dividends, loans or other funds from, our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to make funds available to us. In addition, there are various statutory, regulatory and contractual limitations and business considerations on the extent, if any, to which our subsidiaries may pay dividends, make loans or otherwise provide funds to us. For example, the ability of our subsidiaries to make distributions, loans and other payments to us for the purposes described above and for any other purpose may be limited by the terms of the agreements governing our outstanding indebtedness. The declaration and payment of dividends is also at the discretion of the Board and depends on various factors including our results of operations, financial condition, cash requirements, prospects and other factors deemed relevant by the Board.

In addition, under Delaware law, the Board may declare dividends only to the extent of our surplus (which is defined as total assets at fair market value minus total liabilities, minus statutory capital) or, if there is no surplus, out of our net profits for the then-current and/or immediately preceding fiscal year.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

Leo was a blank check company incorporated as a Cayman Islands exempted company on November 29, 2017 and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. DMS is a leading provider of technology and digital performance marketing solutions.

On April 23, 2020, Leo entered into the Business Combination Agreement with DMS and the Sellers, pursuant to which at the Closing, Leo effected the purchase of certain equity interests of DMS in exchange for the Business Combination Consideration. Leo’s name has been changed to Digital Media Solutions, Inc. (“New DMS”). In connection with the consummation of the Business Combination, pursuant to the PIPE Investment, certain PIPE investors purchased 10,424,282 shares of New DMS Class A Common Stock for an aggregate purchase price of $100.0 million. The sum of (i) cash held in the trust account net of redemptions, plus (ii) gross proceeds of the PIPE Investment, less (iii) the transaction costs of the transactions contemplated under the Business Combination Agreement was used to (a) to pay $30 million to DMS to be held on its balance sheet, (b) to pay down $10 million of DMS’s current credit facility, and (c) to pay the cash portion of the consideration payable to the current DMS equity holders.

Following the Business Combination, New DMS, as the combined company, was organized in an Up-C corporation structure, in which substantially all of the assets and business of New DMS is held by DMS, and continues to operate through the subsidiaries of DMS. New DMS’s sole direct asset will be equity interests of Blocker Corp that it holds, and Blocker Corp’s sole direct asset will be equity interests of DMS that it holds. At Closing, DMS and its current equity holders amended and restated the limited liability company agreement of DMS in its entirety to be the Amended Partnership Agreement, which, among other things, recapitalizes DMS such that the total number of DMS Units is equal to the total number of issued and outstanding New DMS Class A Common Stock on an as-converted and as redeemed basis. It also provides Clairvest Direct Seller and Prism the right to redeem their DMS Units for cash or, at New DMS’s option, New DMS may acquire such DMS Units in exchange for cash or shares of New DMS Class A Common Stock, in each case subject to certain restrictions set forth therein. DMS Units acquired by New DMS are expected to be contributed to Blocker Corp.

DMS is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma financial statements give effect to the Business Combination in accordance with the acquisition method of accounting for business combinations. The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination. The unaudited pro forma condensed combined balance sheet as of March 31, 2020 is based on the historical unaudited balance sheets of DMS and Leo as of March 31, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 combines the historical audited results of operations of DMS and Leo for the year ended December 31, 2019 and has been prepared to reflect the Business Combination as if it occurred on January 1, 2019. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2020 combines the historical unaudited results of operations of DMS and Leo for the three months ended March 31, 2020 and has been prepared to reflect the Business Combination as if it occurred on January 1, 2019.

On November 1, 2019, DMS acquired UE Authority, Co. (“UE”) for cash of approximately $56.6 million (the “UE Acquisition”), including preliminary closing purchase price adjustments. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 also reflects the impact of DMS’s acquisition of UE as if it had been completed on January 1, 2019.

The unaudited pro forma condensed combined statements of operations do not necessarily reflect what the combined company’s results of operations would have been had the UE Acquisition and the Business Combination occurred on the date indicated. The unaudited pro forma condensed combined statements of operations also may not be useful in predicting the future results of operations of the combined company. The actual financial results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes. See Note 1, Basis of Presentation, to the Unaudited Pro Forma Condensed Combined Financial Information for information about the sources used to derive the unaudited pro forma financial information. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included in the Prospectus:

•	historical audited financial statements of Leo Holdings Corp. as of, and for the years ended December 31, 2019 and 2018;

•	historical unaudited interim condensed financial statements of Leo Holdings Corp. as of and for the three months ended March 31, 2020;

•	historical audited consolidated financial statements of Digital Media Solutions Holdings, LLC as of December 31, 2019 and 2018, and for the years ended December 31, 2019 and 2018, and 2017;

•	historical unaudited interim condensed financial statements of Digital Media Solutions Holdings, LLC as of and for the three months ended, March 31, 2020; and

•	historical audited financial statements of UE as of December 31, 2018 and 2017 and for the years ended December 31, 2018, 2017, and 2016

The foregoing historical financial statements have been prepared in accordance with GAAP.

Further, unaudited pro forma condensed combined financial information should be read in conjunction with “Leo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “DMS’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Accounting for the Business Combination

The Business Combination is accounted for as a reverse merger, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Leo is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of DMS issuing stock for the net assets of Leo, accompanied by a recapitalization. The net assets of Leo are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of DMS.

DMS has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	the Sellers hold the majority voting interest in New DMS, with approximately 75.3% voting interest

•

the Board consists of seven directors, two of which were nominated by Clairvest, one of which was nominated by Prism, one of which is DMS’s current chief executive officer and one of which was nominated collectively by Prism and Clairvest; and

•	the current DMS management team holds C-suite management roles in New DMS.

Other factors were considered, including size of the entities, noting that the preponderance of evidence as described above is indicative that DMS is the accounting acquirer in the Business Combination.

Basis of Pro Forma Presentation

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 is based on the historical financial statements of Leo and DMS and the pro forma statements of UE. The unaudited pro forma adjustments are based on information currently available. Assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2020

(thousands of United States Dollars, except share and per share amounts)

	DMS (Historical)	Leo (Historical)	Business Combination Adjustments	Notes	Pro Forma Combined
ASSETS
Current Assets
Cash	$9,912	$—	$8,897	(b.1)	$32,421
			100,000	(b.2)
			(57,255)	(c.1)
			(10,000)	(c.1)
			(11,573)	(d.1)
			(7,560)	(d.2)
Accounts receivable, net	34,864	—			34,864
Prepaid expenses and other current assets	3,388	86	(625)	(d.2)	2,849

Total current assets	$48,164	$86	$21,884		$70,134
Investments held in Trust Account	$—	$200,693	$(191,796)	(a.1)	$—
			(8,897)	(b.1)
Property and equipment, net	10,929	—			10,929
Goodwill	41,826	—			41,826
Intangible assets, net	54,394	—			54,394
Deferred tax assets, net	—	—	18,422	(f)	18,422
Other assets	271	—			271

Total assets	$155,584	$200,779	$(160,387)		$195,976
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$26,550	$1,572	$—		$28,122
Accrued expenses and other current liabilities	11,623	3,730	—		15,353
Current portion of long-term debt	4,150	—	—		4,150
Due to related party	—	1,036	—		1,036

Total current liabilities	$42,323	$6,338	$—		$48,661
Long-term debt	$210,268	$—	$(10,000)	(c.1)	$200,268
Deferred underwriting commissions	—	7,000	(7,000)	(d.1)	—
Deferred tax liability	8,185	—	—		8,185
Long-term payable under Tax Receivable Agreement	—	—	15,659	(f)	15,659
Other non-current liabilities	479	—	—		479

Total liabilities	$261,255	$13,338	$(1,341)		$273,252
Class A ordinary shares subject to possible redemption	$—	$182,441	$(173,544)	(a.1)	$—
			(8,897)	(a.2)

	DMS (Historical)	Leo (Historical)	Business Combination Adjustments	Notes	Pro Forma Combined
Equity:
Preference shares					—
Class A ordinary shares	—	0.11	0.09	(a.2)	—
			(0.11)	(c.2)
			(0.09)	(c.2)
Class B ordinary shares	—	0.50	(0.50)	(c.2)	—
Class A common stock	—	—	1	(b.2)	1
			0.09	(c.2)
			0.50	(c.2)
			(0.15)	(c.2)
Class B common stock	—	—	3	(c.2)	3
Class C common stock	—	—	2	(c.2)	2
Additional paid-in capital	—	4,507	(18,252)	(a.1)	(45,461)
			8,897	(a.2)
			99,999	(b.2)
			(57,255)	(c.1)
			258,568	(c.2)
			179,378	(c.2)
			(437,950)	(c.2)
			(11,573)	(d.1)
			(8,185)	(d.2)
			(53,732)	(e.2)
			2,763	(f)
			(12,626)	(g)
Members’ equity (deficit)	(105,671)	—	8,917	(e.1)	—
			96,754	(e.2)
Retained earnings	—	492	7,000	(d.1)	2,540
			(4,952)	(e.1)
Non-controlling interests (deficit)	—	—	(3,965)	(e.1)	(34,361)
			(43,022)	(e.2)
			12,626	(g)

Total equity	$(105,671)	$5,000	$(159,046)		$(77,276)

Total liabilities and equity	$155,584	$200,779	$(160,387)		$195,976

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS YEAR ENDED DECEMBER 31, 2019

(thousands of United States Dollars, except share and per share amounts)

	DMS (Historical)	UE Acquisition Adjustments*	Notes	DMS (Pro Forma)	Leo (Historical)	Business Combination Adjustments	Notes	Pro Forma Combined
Net revenue	$238,296	$67,014		$305,310	$—	$—		$305,310
Cost of revenue	161,575	47,538		209,113	—	—		209,113
Salaries and related costs	27,978	6,562		34,540	—	—		34,540
General and administrative	19,927	5,895		25,822	5,426	(18)	(l)	31,230
Acquisition costs	19,234	3,212		19,284	—	—		19,284
		(3,162)	(i)
Depreciation and amortization	9,745	2,841		16,084	—	—		16,084
		3,498	(h)
Other expense	—	29		29	—	—		29

(Loss) income from operations	$(163)	$601		$438	$(5,426)	$18		$(4,970)
Interest expense (income)	10,930	127		14,422	(4,109)	4,109	(m)	13,742
		3,365	(k)			(680)	(o)

Net (loss) income before taxes	$(11,093)	$(2,891)		$(13,984)	$(1,317)	$(3,411)		$(18,712)

Income tax expense (benefit)	137	523		(752)	—	(1,950)	(n)	(2,702)
		1,412	(j)

Net (loss) income	$(11,230)	$(2,002)		$(13,232)	$(1,317)	$(1,461)		$(16,010)

Plus: Non-controlling interests								8,320

Loss attributable to New DMS common shareholders								$(7,690)

Net loss per share of Class A common stock – basic and diluted								$(0.24)
Weighted average shares of Class A common stock outstanding – basic								13,336,561
Weighted average shares of Class A common stock outstanding – diluted								39,193,632
Net loss per share of Class C common stock – basic and diluted								$(0.24)
Weighted average shares of Class C common stock outstanding – basic and diluted								17,937,955

*	Represents the addition of ten months of UE activity to the historical DMS statement of operations and the related pro forma adjustments. Refer to notes (i) through (l) for further details.

UNAUDITED PRO FORMA INTERIM CONDENSED COMBINED STATEMENT OF OPERATIONS THREE MONTHS ENDED MARCH 31, 2020

(thousands of United States Dollars, except share and per share amounts)

	DMS (Historical)	Leo (Historical)	Business Combination Adjustments	Notes	Pro Forma Combined
Net revenue	$72,728	$—	$—		$72,728
Cost of revenue	50,159	—			50,159
Salaries and related costs	8,331	—			8,331
General and administrative	5,297	1,410	(320)	(q)	6,387
Acquisition costs	27	—			27
Depreciation and amortization	4,315	—			4,315

Income (loss) from operations	$4,599	$(1,410)	$320		$3,509
Interest expense (income)	3,790	(633)	633	(r)	3,621
			(169)	(p)

Net income (loss) before taxes	$809	$(777)	$(144)		$(112)

Income tax expense (benefit)	52	—	68	(s)	16

Net income (loss)	$757	$(777)	$(76)		$(96)

Plus: Non-controlling interests					50

Loss attributable to New DMS common shareholders					$(46)

Net income (loss) per share of Class A common stock – basic and diluted					$(0.00)
Weighted average shares of Class A common stock outstanding – basic					13,336,561
Weighted average shares of Class A common stock outstanding – diluted					39,193,632
Net income (loss) per share of Class C common stock – basic and diluted					$(0.00)
Weighted average share of Class C common stock outstanding – basic and diluted					17,937,955

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The Business Combination is accounted for as a reverse merger, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Leo is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on DMS comprising the ongoing operations of the combined company, DMS’s senior management comprising the senior management of the combined company, and DMS’s stockholders having a majority of the voting power of the combined company. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of DMS issuing stock for the net assets of Leo, accompanied by a recapitalization. The net assets of Leo are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of DMS.

The unaudited pro forma condensed combined balance sheet presents pro forma effects of the Business Combination and the related proposed equity commitments as of March 31, 2020. The condensed combined statements of operations for the year and three months ended December 31, 2019 and March 31, 2020, respectively, present pro forma effects to the Business Combination as if it had been completed on January 1, 2019. The pro forma information is presented as if Leo is the acquired entity.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 presents pro forma effects to the UE Acquisition as if it had been completed on January 1, 2019.

The unaudited pro forma condensed combined balance sheet as of March 31, 2020 has been prepared using and should be read in conjunction with the following:

•	Leo’s unaudited condensed balance sheet as of March 31, 2020 and the related notes, included in the Prospectus; and

•	DMS’s unaudited consolidated balance sheet as of March 31, 2020 and the related notes included in the Prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using and should be read in conjunction with the following:

•	Leo’s audited statement of operations for the year ended December 31, 2019 and the related notes, included in the Prospectus;

•	DMS’s audited consolidated statement of operations for the year ended December 31, 2019 and the related notes included in the Prospectus; and

•	UE’s audited statement of operations for the year ended December 31, 2019.

The unaudited pro forma interim condensed combined statement of operations for the three months ended March 31, 2020 has been prepared using and should be read in conjunction with the following:

•	Leo’s unaudited interim condensed statement of operations for the three months ended March 31, 2020 and the related notes, included in the Prospectus; and

•	DMS’s unaudited interim consolidated statement of operations for the three months ended March 31, 2020.

The unaudited pro forma condensed combined financial information has been prepared based on the actual withdrawal of $191.8 million from the Trust Account to fund the Leo public stockholders’ exercise of their redemption rights on July 10, 2020 with respect to 18,456,968 Class A ordinary shares, as well as the restoration to capital of the remaining 855,839 Class A Ordinary Shares formerly deemed redeemable at March 31, 2020.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the UE Acquisition or Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination and the completion of related proposed equity commitments are based on certain currently available information at the Closing of the transaction and certain assumptions and methodologies that DMS believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. DMS believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related proposed equity commitments contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the UE Acquisition or the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. They should be read in conjunction with the historical financial statements and notes thereto of Leo and DMS.

2.	Accounting Policies

Since Leo had substantially no business operations as a special purpose acquisition company, its limited accounting policies were not in conflict with those of DMS. Accordingly, the combined company uses the accounting policies of DMS as described in Note 1 to DMS’s audited consolidated financial statements as of and for the year ended December 31, 2019 included in the Prospectus. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2020 are as follows:

a)

Reflects (1) the redemption of 18,456,968 shares of Class A Ordinary Shares and (2) the restoration to capital of the remaining 855,839 Class A Ordinary Shares formerly deemed redeemable at March 31, 2020.

b)

Reflects cash funding as follows: (1) the transfer of approximately $8.9 million from the Trust Account to fund the transaction and (2) the proceeds of $100.0 million from PIPE investors in exchange for combined company Class A Common Stock.

c)

Reflects the consideration for the Business Combination payable as follows (1) approximately $57.3 million in Cash Consideration to Sellers and a pay down of debt of $10.0 million and (2) Equity Consideration consisting of the issuance of approximately 25,857,070 shares of combined company Class B Common Stock and 17,937,954 shares of combined company Class C Common Stock. The Class B Common Stock issued as part of the Equity Consideration will be voting, non-economic, Common Stock entitled to ownership interest in the Surviving Company. The Class C Common Stock issued as part of the Equity Consideration will be convertible into shares of Class A Common Stock. The Equity Consideration includes approximately 44.5% of the operations of the combined company by the Sellers and is treated as a non-controlling interest in the accompanying pro forma balance sheet as it is convertible at the option of the holder. Additionally, (2) reflects adjustments for the renaming of Leo’s Class A Ordinary Shares to combined company Class A Common Stock immediately following the close of the Business Combination (14,355,839 shares of Class A Common Stock).

d)

Reflects the payment of transaction costs associated with the Business Combination which are estimated to be approximately $19.8 million in total for both parties, which includes (1) approximately $11.6 million of Leo transaction expenses and (2) approximately $8.2 million of estimated DMS transaction costs.

e)

Reflects other transaction effects including (1) the reclassification of DMS’s retained earnings out of the members’ deficit and (2) elimination of the residual members’ deficit of DMS, after reflecting the 44.54% non-controlling interest of DMS unitholders.

f)

Reflects the net deferred tax asset of approximately $18.4 million that results from the Section 743(b) step-up of certain assets of DMS created in connection with the Business Combination, along with existing Section 743(b) step-up of certain assets of DMS created prior to the Business Combination, and transaction costs capitalized in connection with the Business Combination. In addition, the adjustment reflects the Tax Receivable Agreement liability of approximately $15.7 million, which represents 85% of the tax benefit from the deferred tax asset New DMS is expected to pay the Sellers. The portion of the Tax Receivable Agreement liability attributable to the Section 743(b) step-up created in connection with the Business Combination is treated as additional purchase price to the Sellers. The tax impacts of the acquisition were estimated based on the applicable law in effect on March 31, 2020.

g)	To adjust non-controlling interests to 44.5%.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The unaudited pro forma condensed combined statement of operations has been prepared to illustrate the effect of the UE Acquisition and the Business Combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined statement of operations to give pro forma effect to events that are (1) directly attributable to the UE Acquisition and the Business Combination, (2) factually supportable, and (3) expected to have a continuing impact on the results of the combined company. DMS and Leo and DMS and UE had no historical relationships prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined consolidated provision for income taxes does not necessarily reflect the amounts that would have resulted had New DMS filed consolidated income tax returns during the periods presented.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma basic and diluted earnings (loss) per share amounts presented in the unaudited pro forma condensed combined consolidated statement of operations are based upon the number of New DMS’s shares outstanding, assuming the Business Combination had occurred on January 1, 2019 and related proposed equity commitments. The UE Acquisition pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 are as follows:

h)	Adjustment to include 10 additional months of depreciation and amortization of the fair value of the acquired UE long-lived tangible and intangible assets

i)	Elimination of costs of the UE Acquisition incurred, approximately $3.2 million

j)	Represents the pro forma adjustment for income taxes, applying a statutory tax rate of 26% for the year ended December 31, 2019

k)	Adjustment to include the interest expense that would have been incurred to finance the UE Acquisition if it had occurred on January 1, 2019

The Business Combination pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 are as follows:

l)	Elimination of costs of the Business Combination, approximately $18 thousand

m)	Elimination of Leo’s trust account interest income of approximately $4.1 million

n)	Represents the pro forma adjustment for income taxes, applying a statutory tax rate of 26% for the year ended December 31, 2019

o)	Adjustment to exclude interest expense of approximately $680 thousand, related to the paydown of debt, that would not have been incurred if the Business Combination had occurred on January 1, 2019

The Business Combination pro forma adjustments included in the unaudited pro forma interim condensed combined statement of operations for the three months ended March 31, 2020 are as follows:

p)	Adjustment to exclude interest expense of approximately $169 thousand, related to the paydown of debt, that would not have been incurred if the Business Combination had occurred on January 1, 2019

q)	Elimination of costs of the Business Combination, approximately $320 thousand

r)	Elimination of Leo’s Trust account interest income of approximately $633 thousand

s)	Represents the pro forma adjustment for income taxes, applying a statutory tax rate of 26% for the three months ended March 31, 2020

4.	Earnings (Loss) per Share

Represents the unaudited earnings (loss) per share calculated based on the recapitalization resulting from the Business Combination, assuming the shares were outstanding since January 1, 2019. As the Business Combination and related equity transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net earnings (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. The following tables set forth the computation of pro forma basic and diluted earnings (loss) per share for the year ended December 31, 2019 and the three months ended March 31, 2020; amounts are stated in thousands of United States Dollars, except for share/unit and per share/unit amounts.

	Year ended December 31, 2019				Three months ended March 31, 2020
	DMS (Historical)		Leo (Historical)		DMS (Historical)		Leo (Historical)
	Class A units	Class B units	Class A ordinary shares	Class B ordinary shares	Class A units	Class B units	Class A ordinary shares	Class B ordinary shares
Units or shares outstanding	23,960,000	20,500,000	20,000,000	5,000,000	23,960,000	20,500,000	20,000,000	5,000,000
Basic and diluted income (loss) available for common stockholders per unit or share	$(0.25)	$(0.26)	$0.21	$(1.09)	$0.01	$0.02	$0.03	$(0.28)

Year ended December 31, 2019
Pro Forma Basic Loss per Share
Numerator in total
Net loss	(16,010)
Less: Loss attributable to non-controlling interest (1)	(8,469)

Loss attributable to common stockholders total—Basic EPS	(7,541)

	Class A Common Stock	Class C Common Stock
Numerator by class
Loss attributable to common stockholders by class—Basic EPS	(3,216)	(4,325)

Denominator
Basic historical weighted average shares outstanding	14,355,839	17,937,955
Pro forma adjustment for shares issued for cash used in general corporate purposes	(4,000,000)	—
Pro forma adjustment for shares issued to pay debt of $10 million	1,000,000	—
Pro forma adjustment for distributions made in excess of earnings	1,980,722	—

Basic pro forma weighted average shares outstanding	13,336,561	17,937,955

Basic pro forma loss available for common stockholders per share	(0.24)	(0.24)

	Class A Common Stock	Class C Common Stock
Pro Forma Diluted Loss per Share
Numerator
Loss attributable to common stockholders by class—Basic EPS	(3,216)	(4,325)
Undistributed loss reallocated to common stock from Class B Common Stock conversion, including tax effect	(6,267)	—

Loss attributable to common stockholders total—Diluted EPS	(9,483)	(4,325)

Denominator
Basic pro forma weighted average shares outstanding	13,336,561	17,937,955
Assumed conversion of Class B Common Stock	25,857,070	—

Diluted pro forma weighted average shares outstanding	39,193,632	17,937,955

Diluted pro forma loss available for common stockholders per share	(0.24)	(0.24)

Three months ended March 31, 2020
Pro Forma Basic Loss per Share
Numerator in total
Net loss	(96)
Less: Loss attributable to non-controlling interest (1)	(51)

Loss attributable to common stockholders total—Basic EPS	(45)

	Class A Common Stock	Class C Common Stock
Numerator by class
Loss attributable to common stockholders by class—Basic EPS	(19)	(26)

Denominator
Basic historical weighted average shares outstanding	14,355,839	17,937,955
Pro forma adjustment for shares issued for cash used in general corporate purposes	(4,000,000)	—
Pro forma adjustment for shares issued to pay debt of $10 million	1,000,000	—
Pro forma adjustment for distributions made in excess of earnings	1,980,722	—

Basic pro forma weighted average shares outstanding	13,336,561	17,937,955

Basic pro forma loss available for common stockholders per share	(0.00)	(0.00)

	Class A Common Stock	Class C Common Stock
Pro Forma Diluted Loss per Share
Numerator
Loss attributable to common stockholders by class—Basic EPS	(19)	(26)
Undistributed loss reallocated to common stock from Class B Common Stock conversion, including tax effect	(38)	—

Loss attributable to common stockholders total—Diluted EPS	(57)	(26)

Denominator
Basic pro forma weighted average shares outstanding	13,336,561	17,937,955
Conversion of Class B Common Stock	25,857,070	—

Diluted pro forma weighted average shares outstanding	39,193,632	17,937,955

Diluted pro forma loss available for common stockholders per share	(0.00)	(0.00)

(1)

The loss attributable to non-controlling interest differs from the one presented in the pro forma statements of operations for the year ended December 31, 2019 and the three months ended March 31, 2020 due to pro forma adjustments to the weighted average shares outstanding used in the earnings per share calculation.

There were 4,000,000 private placement warrants outstanding prior to Closing (of which 2,000,000 were forfeited and surrendered pursuant to the Surrender Agreement and 2,000,000 is the Seller Warrants issued to the Sellers as part of the Business Combination Consideration), which is automatically converted by operation of law into warrants to acquire shares of New DMS Class A Common Stock in the Domestication. Because the exercise price of the Seller Warrants is greater than the average market price of Leo Common Stock for the periods presented above, the Seller Warrants are considered anti-dilutive and any shares that would be issued upon exercise of the Seller Warrants are not included in loss per share.

For the year ended December 31, 2019 and the three months ended March 31, 2020, the approximately 17,937,955 shares of Class A Common Stock that are issuable upon conversion of the Class C Common Stock are not considered in the calculation of loss per share because they are anti-dilutive.

COMPARATIVE PER SHARE INFORMATION

The following table sets forth:

•	historical per share information of Leo for the year ended December 31, 2019 and the three months ended March 31, 2020;

•	historical per unit information of DMS for the year ended December 31, 2019 and the three months ended March 31, 2020; and

•

unaudited pro forma per share information of the combined company for the year ended December 31, 2019 and the three months ended March 31, 2020 after giving effect to the Business Combination, based on the withdrawal of $191.8 million from the Trust Account to fund the Leo public stockholders’ exercise of their redemption rights on July 10, 2020 with respect to 18,456,968 Class A ordinary shares, as well as the restoration to capital of the remaining 855,839 Class A Ordinary Shares formerly deemed redeemable at March 31, 2020.

The following table is also based on the issuance of 10,424,282 shares of New DMS Class A Common Stock to the PIPE Investors upon the consummation of the PIPE Investment. There were 4,000,000 private placement warrants outstanding prior to Closing (of which 2,000,000 were forfeited and surrendered pursuant to the Surrender Agreement and whereby 2,000,000 is the Seller Warrants issued to the Sellers as part of the Business Combination Consideration), which are automatically converted by operation of law into warrants to acquire shares of New DMS Class A Common Stock in the Domestication. Because the exercise price of the Seller Warrants is greater than the average market price of Leo Common Stock for the periods presented, the Seller Warrants are considered anti-dilutive and any shares that would be issued upon exercise of the Seller Warrants are not included in loss per share.

The historical information should be read in conjunction with “—Selected Historical Financial Information of Leo,” “—Selected Historical Financial Information of DMS,” “Leo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “DMS’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in this prospectus and the historical financial statements and related notes of each of Leo and DMS contained in the prospectus. The unaudited pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included in the prospectus. The unaudited pro forma combined net income per share information below does not purport to represent what the actual results of operations of New DMS would have been had the Business Combination been completed on January 1, 2019 or to project New DMS’s results of operations that may be achieved after the Business Combination. The unaudited pro forma book value per share information below does not purport to represent what the book value of New DMS would have been had the Business Combination been completed on January 1, 2019 nor the book value per share for any future date or period.

	For the year ended December 31, 2019								As of and for the three months ended March 31, 2020
	DMS (Historical)				Leo (Historical)				DMS (Historical)				Leo (Historical)
	Class A units		Class B units		Class A ordinary shares		Class B ordinary shares		Class A units		Class B units		Class A ordinary shares		Class B ordinary shares
Book value per unit or share – basic and diluted	$(2.39	)(1)	$(2.39	)(1)	$10.01	(2)	$(0.97	)(3)	$(2.38	)(1)	$(2.38	)(1)	$9.68	(2)	$(1.25	)(3)

	For the year ended December 31, 2019				As of and for the three months ended March 31, 2020
	DMS (Historical)		Leo (Historical)		DMS (Historical)		Leo (Historical)
	Class A units	Class B units	Class A ordinary shares	Class B ordinary shares	Class A units	Class B units	Class A ordinary shares	Class B ordinary shares
Weighted average units or shares outstanding – basic and diluted	23,960,000	20,500,000	20,000,000	5,000,000	23,960,000	20,500,000	20,000,000	5,000,000
(Loss) income available for unitholders or common shareholders per unit or share – basic and diluted	$(0.25)	$(0.26)	$0.21	$(1.09)	$0.01	$0.02	$0.03	$(0.28)

(4)	Book value per unit = (Total (deficit)/weighted average units outstanding)
(5)	Book value per share — Class A ordinary shares represents investments held in the trust account minus deferred underwriting commissions divided by total Class A ordinary shares outstanding.
(6)

Book value per share — Class B ordinary shares represents net assets except for investments held in the trust account and deferred underwriting commissions divided by total Class B ordinary shares outstanding.

	For the year ended December 31, 2019		As of and for the three months ended March 31, 2020
	Pro Forma		Pro Forma
	Class A Common Stock	Class C Common Stock	Class A Common Stock	Class C Common Stock
Book value per share (1a)			$(1.33)	$(1.33)
Weighted average shares outstanding – basic	13,336,561	17,937,955	13,336,561	17,937,955
Loss available for common stockholders per unit or share – basic	$(0.24)	$(0.24)	$(0.00)	$(0.00)
Weighted average shares outstanding – diluted	39,193,632	17,937,955	39,193,632	17,937,955
Loss available for common stockholders per unit or share – diluted	$(0.24)	$(0.24)	$(0.00)	$(0.00)

(1a)	Book value per share — Total pro forma equity minus non-controlling interests (deficit) divided by Class A and Class C pro forma shares outstanding

BUSINESS COMBINATION

This subsection describes the material provisions of the certain agreements entered into in connection with the Business Combination, but does not purport to describe all of the terms of such agreements. The following summary is qualified in its entirety by reference to the complete text of such agreements, copies of which are included as exhibits to the registration statement of which this prospectus is a part.

Summary of the Business Combination and Related Transactions

On April 23, 2020, Leo entered into the Business Combination Agreement with DMS and the Sellers, pursuant to which, the following transactions were consummated:

•

pursuant to the Surrender Agreement, Sponsor surrendered and forfeited to Leo 2,000,000 warrants to purchase Class A ordinary shares and, together with certain other holders, 1,924,282 Class B ordinary shares;

•

Leo filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed the New DMS Certificate of Incorporation, and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Leo was domesticated and continues as a Delaware corporation, changing its name to “Digital Media Solutions, Inc.”, and, in connection with the Domestication, the following transactions occurred:

•	the issued and outstanding Class A ordinary shares converted automatically by operation of law, on a one-for-one basis, into shares of New DMS Class A Common Stock;

•

the issued and outstanding Class B ordinary shares converted automatically by operation of law, on a one-for-one basis without giving effect to any rights of adjustment or other anti-dilution protections, into shares of New DMS Class A Common Stock;

•

the issued and outstanding redeemable warrants that were registered pursuant to the Registration Statement on Form S-1 (333-222599) of Leo became automatically redeemable warrants to acquire shares of New DMS Class A Common Stock;

•

each issued and outstanding unit of Leo that had not been previously separated into the underlying Class A ordinary share and underlying warrant upon the request of the holder thereof was cancelled and the holder thereof became entitled to one share of New DMS Class A Common Stock and one-half of one redeemable warrant to acquire one share of New DMS Class A Common Stock; and

•	the issued and outstanding warrants of Leo to purchase Class A ordinary shares that were issued in a private placement automatically became warrants to acquire shares of New DMS Class A Common Stock;

•	the Company consummated the PIPE Investment;

•	the Company paid $30,000,000 to DMS to be used as cash on the DMS balance sheet;

•	the Company paid $10,000,000 to DMS, which DMS used to pay down outstanding indebtedness under the Credit Facility;

•

the Company purchased all of the issued and outstanding common stock of Blocker Corp and a portion of the DMS Units held by Prism and Clairvest Direct Seller (which DMS Units were then immediately contributed to the capital of Blocker Corp), in exchange for the following aggregate consideration to the Sellers:

•	$57,255,217.33 in cash;

•	the Seller Warrants;

•	25,857,070 shares of New DMS Class B Common Stock; and

•	17,937,954 shares of New DMS Class C Common Stock.

In addition, in connection with the Closing, the New DMS Bylaws were approved.

In connection with the Closing, 18,456,968 shares of New DMS Class A Common Stock were redeemed in accordance with Leo’s prior constituent documents.

Upon consummation of the Business Combination, the Company was organized into an umbrella partnership-C corporation (or “Up-C”) structure, in which substantially all of the assets and business of the Company are held by DMS and continue to operate through the subsidiaries of DMS, and the Company’s sole material assets are equity interests of DMS indirectly held by it. At the Closing, DMS and its then-current equity holders amended and restated the limited liability company agreement of DMS, to among other things:

•

recapitalize DMS such that, as of immediately following the consummation of the Business Combination, Prism and Clairvest Direct Seller collectively owed 25,857,070 of the outstanding DMS Units and Blocker Corp owned 32,293,793 of the outstanding DMS Units; and

•

provide Clairvest Direct Seller and Prism the right to redeem their DMS Units for cash or, at the Company’s option, the Company may acquire such DMS Units (which DMS Units are expected to be contributed to Blocker Corp) in exchange for cash or Redemption Shares, in each case subject to certain restrictions set forth therein.

On July 16, 2020, DMS completed its previously announced acquisition of SmarterChaos and She Is Media (the “SmarterChaos/She Is Media Acquisition”). In connection with the SmarterChaos/She Is Media Acquisition, among other things, DMS issued the SmarterChaos and She Is Media sellers a certain number of DMS Units and the SmarterChaos and She Is Media sellers became parties to the Amended Partnership Agreement. The Company did not issue any shares of New DMS Class B Common Stock to the SmarterChaos and She Is Media sellers.

On July 17, 2020, in connection with the Conversion, Blocker Sellers exercised their right to convert the shares of New DMS Class C Common Stock issued to them in the Business Combination into the Conversion Shares, on a one-for-one basis, in accordance with the New DMS Certificate of Incorporation. The Conversion was effective as of immediately prior to the close of business on July 17, 2020.

As of the close of business on July 17, 2020, after giving effect to Conversion, there were (i) 32,293,793 shares of New DMS Class A Common Stock outstanding, (ii) 25,857,070 shares of New DMS Class B Common Stock outstanding, (iii) no shares of New DMS Class C Common Stock outstanding and (iv) New DMS Warrants outstanding.

The following diagram illustrates the ownership structure of the Company, through the Up-C structure, after giving effect to the Conversion and the SmarterChaos/She Is Media Acquisition:

On July 29, 2020, Prism distributed 538,912 and 538,911 Seller Warrants to Messrs. Marinucci and Borghese, respectively, as a permitted transfer under the Amended Warrant Agreement and the Lock-Up Agreement (the “Prism Warrant Distribution”).

Related Agreements

The following is a summary of certain additional agreement entered into pursuant to the Business Combination Agreement, and does not purport to be complete and is qualified in its entirety by the full text of the Amended Partnership Agreement, Director Nomination Agreement, Amended and Restated Registration Rights Agreement, Tax Receivable Agreement, Amended and Restated Warrant Agreement, Lock-Up Agreement and Form of Indemnification Agreement, which are included as Exhibit 10.3, Exhibit 10.4 , Exhibit 10. 5, Exhibit 10.6, Exhibit 4.3, Exhibit 10.7 and Exhibit 10.8 to the registration statement of which this prospectus is a part and are incorporated herein by reference.

Director Nomination Agreement

At the Closing, the Company entered into the Director Nomination Agreement with Sponsor, Sponsor PIPE Entity, Clairvest Group Inc. and Prism, pursuant to which, among other things, (i) each of Sponsor PIPE Entity, Clairvest and Prism obtained certain rights to designate a certain number of individuals to be nominated for election to the Board as of and, subject to certain conditions, from and after, the Closing, (ii) Sponsor obtained the right to designate one director to be nominated for election to the Board as of the Closing and (iii) the Chief

Executive Officer of the Company will be a member of the Board as of and, subject to certain conditions, from and after the Closing.

The Director Nomination Agreement entitles Clairvest or its permitted assigns to designate director nominees to the Board from and after the Closing as follows:

1.

two individuals to be nominated for election to Board, one of whom shall be independent under the applicable rules of the NYSE, for so long as Clairvest and Prism collectively Beneficially Own (as defined in the Director Nomination Agreement) or control, directly or indirectly, at least 40% of the total number of issued and outstanding shares of New DMS Class A Common Stock, New DMS Class B common stock and New DMS Class C common stock all considered together as a single class (the “Voting Interests”); or

2.

one individual to be nominated for election to the Board for so long as Clairvest Beneficially Owns or controls, directly or indirectly, at least 8% of the total number of Voting Interests issued and outstanding.

The Director Nomination Agreement entitles Prism or its permitted assigns to designate one individual to be nominated for election to the Board from and after the Closing for so long as Prism Beneficially Owns or controls, directly or indirectly, at least 8% of the total number of Voting Interests issued and outstanding.

The Director Nomination Agreement entitles Clairvest and Prism to mutually designate one additional director nominee, who will be independent, and qualified to serve on the audit committee of the Board, under the applicable rules of the NYSE (or any applicable exchange on which the Company’s securities may be listed) and the SEC (including Rule 10A-3 of the Exchange Act) (the “Independence Requirements”), for so long as Clairvest and Prism collectively Beneficially Own or control, directly or indirectly, at least fifty percent (50%) of the total number of Voting Interests issued and outstanding.

The Director Nomination Agreement entitles Sponsor PIPE Entity or its permitted assigns to designate one individual to be nominated for election to the Board, who will be independent, and qualified to serve on the audit committee of the board of the Company, under the Independence Requirements, from and after the Closing for so long as Sponsor PIPE Entity Beneficially Owns or controls, directly or indirectly, at least 8% of the total number of Voting Interests issued and outstanding.

The Director Nomination Agreement requires the Company to take all necessary and desirable actions, such that the CEO Director will serve on the Board for so long as Prism Beneficially Owns or controls, directly or indirectly, at least 8% of the total number of Voting Interests issued and outstanding or, if earlier, the CEO Director (as defined in the Director Nomination Agreement) ceases to be the Chief Executive Officer of the Company.

The Director Nomination Agreement requires each of Sponsor, Sponsor PIPE Entity, Clairvest and Prism to vote, or cause to be voted, all of their respective Voting Interests at any meeting (or written consent) of the stockholders of the Company with respect to the election of directors in favor of each of the individuals designated to be nominated for election to the Board in accordance with the Director Nomination Agreement.

Amended and Restated Registration Rights Agreement

At the Closing, the Company entered into the Amended and Restated Registration Rights Agreement with Prism, Clairvest Direct Seller, Blocker Seller 1, Blocker Seller 2, Sponsor, Sponsor PIPE Entity and the Leo Independent Directors, pursuant to which, the Company will register for resale certain New DMS Class A Common Stock and other equity securities of the Company that are held by the parties thereto from time to time. Additionally, the Lion Holders (as defined in the Amended and Restated Registration Rights Agreement) or the Sellers may request to sell all or any portion of their shares of New DMS Class A Common Stock in an underwritten offering that is registered pursuant to the shelf registration statement filed by the Company (each, an “Underwritten Shelf Takedown”); however, the Company will only be obligated to effect an Underwritten Shelf Takedown if such offering will include securities with a total offering price reasonably expected to exceed, in the aggregate, $20,000,000 and will not be required to effect more than four Underwritten Shelf Takedowns in any six-month period. The Amended and Restated Registration Rights Agreement will also include customary piggy-back rights, subject to cooperation and cut-back provisions. The Company will bear the expenses incurred in connection with the filing of any such registration statements. The Amended and Restated Registration Rights Agreement amends and restates the registration and shareholder rights agreement that was entered into by Leo, Sponsor and the Leo Independent Directors in connection with the initial public offering.

Amended Partnership Agreement

At the Closing and in connection with the organization of New DMS in an Up-C structure, New DMS, DMS, Blocker Corp, Prism, Clairvest Direct Seller and the Prism members entered into the Amended Partnership Agreement, to, among other things, recapitalize DMS such that the total number of DMS Units is equal to the total number of issued and outstanding shares of New DMS Class A Common Stock assuming (i) all shares of New DMS Class C Common Stock were converted into shares of New DMS Class A Common Stock in accordance with the New DMS Certificate of Incorporation and (ii) all DMS Units held by Prism and Clairvest Direct Seller were acquired upon a Redemption by New DMS for shares of New DMS Class A Common Stock in accordance with the Amended Partnership Agreement. Under the Amended Partnership Agreement, DMS will be governed by a board of managers consisting of the same members as the Board and all of the DMS Units will be subject to restrictions on transfers and require prior consent of the board of managers of DMS for such transfers, other than certain transfers to permitted transferees under certain conditions and redemptions of DMS Units as described below.

Pursuant to the Amended Partnership Agreement, following the expiration of the lock-up period under the Lock-Up Agreement, the Non-Blocker Members will have the right to redeem their DMS Units for cash (based on the market price of the shares of New DMS Class A Common Stock) or, at the Company’s option, the Company may acquire such DMS Units (which DMS Units are expected to be contributed to Blocker Corp) in exchange for cash or New DMS Class A Common Stock (a “Redemption”) on a one-for-one basis (subject to customary conversion rate adjustments, including for stock splits, stock dividends and reclassifications), in each case subject to certain restrictions and conditions set forth therein, including that any such Redemption be for an amount no less than the lesser of 10,000 DMS Units or all of the remaining DMS Units held by such Non-Blocker Member. In the event of a change of control transaction with respect to a Non-Blocker Member, DMS will have the right to require such Non-Blocker Member to effect a Redemption with respect to all or any portion of the DMS Units transferred in such change of control transaction. In connection with any Redemption a number of shares of New DMS Class B Common Stock will automatically be surrendered and cancelled in accordance with the New DMS Certificate of Incorporation.

Tax Receivable Agreement

At the Closing, New DMS and Blocker Corp entered into the Tax Receivable Agreement with the Sellers. Pursuant to the Tax Receivable Agreement, the Company will be required to pay the Sellers (i) 85% of the amount of savings, if any, in U.S. federal, state and local income tax that the Company and Blocker Corp actually realize as a result of (A) certain existing tax attributes of Blocker Corp acquired in the Business Combination, and (B) increases in Blocker Corp’s allocable share of the tax basis of the tangible and intangible assets of DMS and certain other tax benefits related to the payment of the cash consideration pursuant to the Business Combination Agreement and any redemptions of DMS Units or exchanges of DMS Units for cash or shares of New DMS Class A Common Stock after the Business Combination and (ii) 100% of certain refunds of pre-Closing taxes of DMS and Blocker Corp received during a taxable year beginning within two (2) years after the Closing. All such payments to the Sellers will be New DMS’s obligation, and not that of DMS.

Amended and Restated Warrant Agreement

At the Closing and in connection with the issuance of the Seller Warrants to the Sellers as part of the Business Combination Consideration at the Closing, the Company and Continental entered into the Amended and Restated Warrant Agreement, to, among other things, set forth the terms and conditions with respect to the Seller Warrants.

Lock-Up Agreement

At the Closing, Sellers executed and delivered to the Company the Lock-Up Agreement, pursuant to which, among other things, Sellers agree not to, subject to certain exceptions set forth in the Lock-Up Agreement, during the period commencing from the Closing and through the one hundred and eightieth (180) day anniversary of the date of the Closing (the “Lock-Up Period”): (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any New DMS Class A Common Stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of New DMS Class A Common Stock, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of New DMS Class A Common Stock or other securities, in cash or otherwise. Any waiver by the Company of the provisions of the Lock-Up Agreement requires the approval of a majority of the Company’s directors who qualify as “independent” for purposes of serving on the audit committee under the applicable rules of the SEC (including Rule 10A-3 of the Exchange Act).

On July 29, 2020, Messrs. Marinucci and Borghese executed joinder agreements to the Lock-Up Agreement in connection with the Prism Warrant Distribution.

Indemnification Agreements

At the Closing, the Company entered into indemnification agreements (collectively, the “Indemnification Agreements”) with the following individuals (each of which is a director and/or officer of the Company as of the Closing): Messrs. Marinucci and Borghese, Randall Koubek, Joey Liner, Jonathan Katz, Matthew Goodman, Jason Rudolph, Ryan Foster, Robbie Isenberg, James Miller, Lyndon Lea, Robert Darwent and Mary Minnick. Each indemnification agreement provides that, subject to limited exceptions, and among other things, the Company will indemnify the director or officer to the fullest extent permitted by Delaware law for claims arising in his or her capacity as a director or officer of the Company.

BUSINESS

Unless otherwise indicated or the context otherwise requires, references in this “Business” section to the “Company,” “DMS,” “we,” “us,” “our” and other similar terms refer to Digital Media Solutions Holdings, LLC and its subsidiaries prior to the Business Combination and to Digital Media Solutions, Inc. and its consolidated subsidiaries after giving effect to the Business Combination.

Our Business

DMS provides technology and digital performance marketing tools to help marketers with their most critical decision: how to optimize return on investment—i.e., the customers acquired relative to the marketing dollars spent.

DMS is a leading provider of technology and digital performance marketing solutions. We deliver a unique set of proprietary software, data assets and proven expertise to large global brands across verticals where consumer interaction is rapidly migrating online such as insurance, education, health & wellness, consumer finance and other direct-to-consumer businesses. Our primary objective is to enhance the performance and efficacy of the digital marketing dollars that brands spend to acquire customers, which has become increasingly harder for companies to do in digital and mobile environments. Our solutions are sector-agnostic, providing value to clients across multiple verticals, thereby reducing our exposure to any specific client or vertical-specific secular trends. We have proven our effectiveness and stand out as a mission-critical partner that improves client outcomes, with a 95% client retention rate across our business in 2018.

We are differentiated by the dynamic combination of solutions we provide to clients, the scale at which we operate, and the sector-agnostic approach that results in a more attractive financial profile. As media consumption has rapidly fragmented across disparate digital, mobile, social and traditional sectors, it has become more challenging for marketers to reach their target audiences at scale and to manage the costs to acquire new customers. To address this, marketers need a data-driven approach, leveraging technology to collect feedback in real-time, and quickly navigate across digital platforms. Our model stands out because we own the data assets to help deliver audiences more likely than not to take a specific action (i.e., high intent), the tools to track the success of spend in real-time, and the technology and expertise to deploy strategies regardless of the digital platform (e.g., search, social, mobile).

We operate one of the largest digital marketplace businesses, where companies in verticals like insurance and education seek to acquire new customers, who are more frequently shopping for these services entirely online. Our marketplace solutions allow brands to leverage our data assets to reach highly targeted audiences across a diverse portfolio of owned and operated websites, and deliver high-intent customers to brands looking to grow their businesses. Separately, we provide large brands with broad-based customer acquisition programs, whereby we utilize our data assets, proprietary technology and digital campaign expertise to acquire customers on behalf of brands (“brand direct” programs) and ultimately enhance the return on their marketing dollars spent. Both our marketplace and brand direct businesses leverage our unique database of 150 million consumer profiles, a high barrier to entry and key differentiator. This database has been curated based on the results of $1 billion of ad spend deployed on the DMS platform since 2012, and is constantly improving as more ad spend perpetuates more results into the database. We also provide software tools that large marketing customers use to track performance in real-time, and serve as a powerful retention tool in our business as our software becomes embedded as a critical platform used by large marketing departments. Furthermore, we use these tools to develop direct relationships with clients, with over 90% of our 2019 revenue generated directly from clients (vs. agency relationships) relative to 20% in 2014.

We believe we are the only operator to provide these services across several verticals at scale, as demonstrated by the 1.4 billion monthly ad impressions our networks delivers. Our sector-agnostic model has proven its effectiveness across industries, as our clients include a top 3 auto insurer, a Fortune 100 insurance agency, a top 3 U.S. mortgage lender, a leading home security firm, and a Top 100 ranked U.S. university. The diversification results in significant cross-sell opportunities—a potential mortgage is also likely a potential home insurance and/or home security lead—and better profitability by leveraging a single back-end platform. Our revenue diversity is evidenced by the fact that no customer represents more than 6% of revenue.

We have rapidly grown our business, driven by both a successful organic growth strategy and a proven M&A playbook. We generate highly recurring, diversified revenue streams that have been growing quickly as new and existing clients have increased their spend on DMS solutions. We have also completed 9 M&A transactions since 2016. In 2019, we generated $305 million of pro forma revenue (including the impact of acquisitions), versus reported revenue of approximately $67 million in 2017, with management’s estimate of like-for-like annualized growth of 25%. We have a model that generates profit on every client engagement, a highly flexible cost structure, and low capital expenditures that results in approximately 90% unlevered free cash flow (“UFCF”) conversion. In 2019, we generated $51.7 million of Combined Adjusted EBITDA, and $45 million of UFCF.

Our Market Opportunity

Today, marketers are confronted by the significant challenge of reaching consumers in meaningful ways through disparate media platforms. Legacy mediums of print or television represent a far smaller portion of media consumption than historically, as digital channels have proliferated, and in particular mobile devices. In an effort to adjust to this transition, digital advertising is supplanting traditional advertising to support customer acquisition efforts and has grown to an estimated $145 billion in the United States. We believe this total addressable market (“TAM”) of digital advertising in which we operate will continue to grow, as existing and new digital platforms continue this trend. However, this transition has presented new challenges as the diversity of digital platforms has grown exponentially. Meanwhile, marketers across consumer sectors (e.g. retail, automotive, insurance, financial services, CPG, healthcare and education) are constantly challenged by stakeholders to identify the return on investment (“ROI”) from advertising spend. To address this, performance-based advertising, or marketing campaigns where there is linear 1-for-1 accountability around dollars spent and customers acquired, have become increasingly important.

We are solving these issues with solutions that enable marketers to reach high-intent customers at great scale and efficiency across all digital channels. Our solutions are also uniquely designed to address the challenge of measuring ROI, as our performance-based advertising solutions deliver customers rather than leads and provide a real-time feedback loop for marketers to optimize how their ad spend is deployed.

The ecosystem within which we operate includes firms which are differentiated by the value-add they provide to large marketers, and increasingly so, on an ROI basis. Traditional Ad Agencies represent a legacy media cohort that cannot guarantee customer delivery and offer limited technology capabilities while focused on creative services. Digital Marketing Consultants act to implement digital advertising strategies, though outsource execution to third parties and cannot guarantee customer delivery. Digital Ad Platforms, though pervasive, operate as mass-market distribution platforms versus a partnership model and offer limited transparency of data and no guarantee of customer delivery. Performance Marketing, DMS’s segment, offers transparent ROI measurement, predictive capabilities, and clear attribution of ad spend and associated customers acquired, all via a tech-first scalable platform.

The importance of our unique ability to deliver results via Performance Marketing is particularly apparent in the current environment of COVID-19, where marketing teams want to ensure the dollars they spend are truly effective. In this environment where marketers still need to acquire new customers, our ability to quantify advertising spend effectiveness and institute real-time efficiency enhancements is differentiated.

Key trends impacting our market include:

Top Brands Are Transitioning Advertising Budgets From Traditional To Digital Channels

In recent years, marketers have been transitioning where marketing budgets are deployed from traditional media to digital media. We believe that this trend will continue into the foreseeable future, with digital ad expenditures growing steadily as traditional ad expenditures decline. Further, market data suggests that there is significant opportunity for continued digital ad expenditure growth among top media buyers in particular. For instance, analysis of TV ad spend versus internet ad spend reflects an under-indexing for Internet versus time spent. Currently TV ad spend is 33% over-indexed vs. time viewed while internet ad spend is 50% under-indexed vs. time viewed.

Top Digital Advertisers Are Transitioning Budgets To Performance-Based Models Where Data And Analytics Drive Decision Making

An Interactive Advertising Bureau (“IAB”) report from October 2019 categorized media spend based on pricing models and estimated that 62% of the ad spend during the first half of 2019 was purchased using performance-based revenue models. This share was up slightly from 61% the prior year, with performance-based ad spend up 19.1% during the same period. Affiliate marketing, a category of performance-based advertising where a business rewards an affiliate for visitors or customers brought by the affiliate’s own efforts, has seen significant growth over the past decade, with an estimated $6.4 billion in ad spend in 2019 and expected growth to $8.2 billion by 2022, according to available market data.

The shift to digital performance-based advertising models may be explained by mounting pressure on advertisers to demonstrate return on investment (“ROI”) and advertisers’ resulting shift of expenditures to channels that not only drive performance but also allow them to track tangible outcomes like sales. Salesforce research from 2019 shows an increase in the number of marketers planning to track customer acquisition cost (CAC), cost per lead and marketing ROI, among other marketing metrics. However, proving campaign ROI is the top challenge for marketers according to a 2020 NewsCred survey. By its very nature, digital performance-based marketing supports marketing campaign tracking objectives and solves the ROI tracking challenge by creating linear connections between digital marketing spend and campaign results.

Mobile Use Climbs and Advertising Budgets Follow

As consumers’ mobile device use has rapidly grown to surpass many traditional forms of media consumption, including television use, mobile devices are expected to comprise the dominant share of media consumption time in the years ahead. Following consumer usage trends, brands have been transitioning large shares of their advertising budgets to mobile. Based on available market data, we believe the shift to mobile – though already significant – has only just begun. We believe that we are well equipped for this shift as ~80% of our revenue is mobile originated.

New Digital Tools Enable Optionality in Shopping For Both Complex And Commodity Products

Research indicates that consumers prefer more choices over fewer choices. A large selection of choices can be ideal when consumers are making the “to buy or not to buy” decision, however, when actually selecting products to purchase, consumers often want selections narrowed and recommendations made to assist in the final decision making process.

Digital marketplaces allow consumers to see a wide array of choices when they are early in the decision making process. As consumers pinpoint their criteria, DMS’s technology allows for the narrowing of options presented, tailored using our propriety analytics platform, helping consumers make the right choices and allowing the connection of high-intent prospects with the brands that best match their needs.

With regard to insurance specifically, market data suggests that younger generations are more likely than older generations to research and purchase online. We believe that continued growth of online insurance research and purchases is likely, as consumers are increasingly willing to share personal data if it helps them get the insurance plans that match their needs.

Our Business Model

We are a provider of digital performance marketing solutions to our advertising clients. Our engagements are determined by our clients based on their desired customer outcomes. Examples of our clients’ desired outcomes and needs include new product installs, execution of new insurance policies and developing better brand exposure to capture market share from competitors. We have the capacity to build targeted solutions that meet the array of our clients’ desired outcomes through our technology and direct interaction with consumers. We deliver these consumers to our clients based on achieving metrics, measured through Key Performance Indicators (“KPIs”), which enable us and our clients with mutually understood measurability and accountability.

Our solutions create high intent, high conversion prospective customer leads for clients. These leads provide clients with a very detailed summary of a prospective customer and are comprised of a detailed accounting of that individual’s information and interest level in the offering that often has been validated by our call center; in some cases this actually represents a direct customer. The lead can be served to the client as a data lead (often call center verified) or as a warm transfer – comprised of a phone call to the client with a prospective customer (whose intent has also often been validated by our call center) on the phone.

Our model works because we own the tools that enhance the two-way marketing feedback loop of sending messages to a specific audience, then expecting a response or action from the consumer that viewed it. Our proprietary tools track success of ad campaigns measured against agreed upon KPIs, and prove to marketers what is working in real-time.

This level of perspective into prospective customers makes us highly valued partners to our clients as we provide a high degree of clarity on who the lead is and subsequent measurability of its conversion into a new customer. With so much of marketing spend moving to enhance the calculation of customer acquisition cost relative to lifetime customer value, our lead curation approach provides industry leading attribution perspective to our clients. We are integral partners to our diverse set of blue-chip clients, including five of the largest U.S. home and auto insurance firms, a top three mortgage lender, a top three consumer reporting firm, several top-tier universities and scaled learning software providers, two of the leading home security companies, and numerous brands within CPG, travel, retail, and health & wellness.

Marketplace Solutions

We build, host and maintain a portfolio of owned and operated websites in a variety of verticals, such as insurance, education, home services, consumer finance and automotive. Consumers value marketplace experiences because they enable product comparisons across the market in one spot and obtain multiple quotes on products or services. Advertisers value marketplace solutions because these platforms allow advertisers to competitively bid on consumers in real-time based on their desired ROIs.

We deploy our own media expenditures to engage consumers with our marketplace solutions and facilitate consumer activity on our owned and operated websites. Advertisers bid for interaction with consumers through our marketplace solutions and pay for such actions as clicks, leads or calls based on their specific criteria sets.

Brand Direct Solutions

We also build digital performance marketing solutions particularly tailored to one of our advertising clients’ brand-specific products or services. These solutions include websites that both we and our clients host and maintain.

Similar to our marketplace solutions, we deploy our own media expenditures to engage consumers. Unlike our marketplace solutions, where advertisers bid for interaction with consumers, brand direct solutions provide consumers with a 1-on-1 experience with the brand-specific products or services being offered. Also similar to our marketplace solutions, the advertisers only pay for prescribed actions such as clicks, leads or calls based on their specific criteria sets.

Software-as-a-Service and Managed Services

We make our proprietary marketing automation software available as a service to clients in the insurance, consumer finance and education verticals. We sell software as a service (“SaaS”) on a contract term and generally charge fees for set up, minimum monthly fees and transactional or volume based charges. Our SaaS offering helps our clients better understand their ad expenditures and thus enables them to make more efficient and effective buying decisions from us, which can enable us to scale their ad expenditures. We believe this embedded software makes our client relationships even stronger.

Our Proprietary Assets

At the core of our business is a proprietary and 1st party data-driven technology platform that allows us to help our clients acquire customers. Our key proprietary assets include the following:

Owned and Operated Websites – We possess vertical marketplaces in the form of owned and operated websites where we are able to attract consumer traffic via paid search placement and present relevant offers. As each customer begins their consumer journey, the complete experience when interacting with our clients’ brands, we use our engagement technology to track all user interactions and build a consumer profile. First party consumer interactions allow us to be more efficient in what leads, clicks and calls we deliver to our clients.

As an example, we own and operate a prominent website in the home security vertical. We pay to attract traffic to the site (i.e. paid search) where consumers enter basic personal information at their discretion including name, email and zip code. Leveraging our consumer profile database, we are able to classify the potential lead and match it with the appropriate offer from one of our advertiser providers.

Customer Database – We have had over $1 billion in ad expenditures flow through our marketplace and brand direct solutions since 2012. This has allowed us to build a proprietary data asset of over 150 million consumer profiles, which also represents a significant barrier to entry for our competitors. The database has allowed us to become more efficient with how we deploy dollars for our clients as we target specific consumer audiences based on millions of precedent interactions. The data warehouse also allows us to analyze the data that has already been aggregated in order to provide our clients with deeper insights into consumer habits as they continue to interact with our owned and operated websites.

As an example of how we would deploy this asset, a home insurance client may seek to acquire new customers though wants to expand their targeted audience to likely buyers with certain income attributes. We are uniquely positioned to provide an audience to target that meets certain attributes (e.g. homeowner, achieves income threshold, recent buyer of a home security system). The experience with which we can apply these audience targeting tools makes the leads, clicks and calls we provide highly valuable to our clients.

Importantly, our technology platform (including the customer database) has been developed with compliance and cybersecurity as a chief priority. As it pertains to the collection and use of first-party data, we operate in full compliance with relevant regulations and solicit consent for any personally identifiable data we collect and manage. Software-as-a-Service (“SaaS”) Solutions – We are able to “white label” our SaaS solutions for clients in different verticals. With a specific solution in place, our clients are able to track KPIs in real time from all marketing channels. This allows them to have full transparency into how their ad translates into results with the agreed upon KPIs that we measure. We also give clients the tools to seamlessly integrate with multiple third parties, thus driving efficiency. As we develop a solution for specific clients we create an extremely sticky relationship due to the embedded nature of the product within their marketing processes. The exclusive, long-term contractual relationships on our software solutions also allow us the opportunity to cross-sell additional solutions.

As an example of a client’s SaaS solution, one leading insurance client has embedded our technology platform in order to closely track ad spend at scale across their nationwide network of thousands of insurance agents. This allows them to manage the critical task of deploying marketing dollars efficiently across a disparate network of affiliate agents. This is an exclusive arrangement we have negotiated, underpinned by a 10-year contract.

Our Strengths

We believe that we are uniquely positioned to leverage our core competitive strengths to help us continue to deliver a compelling service offering of digital performance marketing solutions. In doing so, we will continue to differentiate ourselves from our competition and, as a result, will continue to provide a compelling value proposition to our advertising clients.

We view our strengths as falling into the following categories:

Proprietary and Innovative Technology Platform – Our technology platform was built to enable us to deliver end-to-end digital performance marketing solutions. We own and operate all meaningful technology utilized in our business and we believe we have better information processing and feedback loops with our clients as a result. These systems enable us to make decisions in real time to better optimize all facets of the digital performance marketing campaigns we run on behalf of our clients to continually strive to meet or exceed our clients’ key performance indicators. In addition, our proprietary technology platform leverages machine-learning capabilities to build upon our media buying experience within various channels so that we can ensure the best possible outcomes for consumers and clients as we continually optimize our ad expenditures against our marketplace and brand direct solutions.

Vertical Agnostic and Channel Agnostic Service Offering – Our ability to provide digital performance marketing solutions transcends verticals and channels, making our business truly agnostic and, as a result, adaptable to the needs of a wide variety of clients. We view the entire TAM (over $150 billion in US digital ad spend projected for 2020) as an opportunity to provide our service offering and thus we believe there is substantial opportunity for growth in existing verticals with existing clients, as well as the opportunity to expand into new verticals where we can add new clients.

Scale in Purchasing Media – Our ability to access diversified media across all digital channels, at scale, that supply targeted media to our marketplace and brand direct solutions has been critical to our growth. Since our inception, we have deployed approximately $1 billion in media expenditures which have been tracked end-to-end through our proprietary technology platform. We believe the knowledge and experience our employees have gained through these data insights and feedback loops as well as the technology we possess enables us to more predictably generate higher levels of sustained profitability across each media source and customers at the most effective cost of media against our peers. The result is our ability to supply our marketplace and brand direct solutions at attractive media costs and margins.

Substantial Database of First-Party Consumer Information – As a result of the over $1 billion in ad spend that has flown through our marketplace and brand direct solutions, we have attracted and interacted with a substantial volume of consumers on our owned and operated media properties. As a result, we have collected significant data

(both demographic and behavioral) as consumers engage with our marketplace and brand direct solutions. We use this data in a variety of ways which allow us to better target ad expenditures based on consumer demographics and behaviors to create improved experiences for consumers and attract higher intent consumers for our clients. This effectively enables us to intelligently target ads now or in the future. We also store this data so that it can be analyzed and enhanced as consumers return to our websites and continue to interact with us. Enhancing data already collected allows for the development of deeper insights and also creates new monetization opportunities. Recurring Revenue Base – We employ a results driven model that provides accountability and transparency to the digital marketing process. Clients are able to see the return that is generated from each dollar spent across multiple distribution channels and we drive revenues based on that client success. This ROI model is deeply embedded in client’s marketing processes and creates a highly sticky revenue profile with significant switching costs. In 2018, we had a 95% customer retention rate.

Proven M&A Playbook – We have completed nine M&A deals since 2016 with an average EV / LTM EBITDA of 5.1x. All of the transactions have been self-sourced from strong industry relationships and were vetted during our thorough diligence processes. This has allowed us to completely integrate each acquisition target into our platform in order to extract synergies. From these acquisitions we have also been able to accelerate our growth. We have historically evaluated acquisition opportunities along three criteria: does the target add new verticals or strengthen existing verticals, does the target strengthen our technology platform, and is the target able to enhance our digital distribution capabilities. Most of our acquisition targets have satisfied and exceeded expectations for achieving targets along all three criteria.

Powerful Financial Engine – Throughout the history of our Company we have continually outperformed internal expectations and benchmarked well against our peers. Historical organic revenue has been high at approximately 25% from 2017 to 2019 (annualized), accelerated due to significant investments in our platform. These investments have increased our ability to cross-sell leads, enhance our software capabilities and improve our proprietary technology systems. Organic revenue growth has also been paired with high UFCF conversion. Our UFCF conversion is almost 90% of EBITDA as capex needs for the business are minimal. The strong UFCF conversion provides us with the capital necessary for further investment in the business as well as pursuing M&A.

Best-in-Class Management Team – Our management team collectively has 130 years of combined industry experience. In the lifetime of our Company, there has been zero voluntary management attrition. As a result of this transaction our senior executive team will maintain a material ownership interest. At the core of the team is the commitment to strong compliance and monitoring initiatives that drive client collaboration and wins.

Our Growth Strategies

As a leading provider of digital performance marketing solutions, it is our mission to continue to find ways to help advertisers solve the biggest problems they have in the most important aspects of their ad expenditures. Simply put, we want to continue to help advertisers across a multitude of verticals deploy their ad expenditures more efficiently and effectively, while at the same time helping consumers make better and more informed decisions as quickly as they desire. Within our marketplace and brand direct solutions, we leverage proprietary technology and data to empower both advertisers and consumers to reach these goals.

We are working to build the most strategic and most trusted digital performance marketing company in the world. To achieve this goal, we intend to continue to grow our business by pursuing the following strategies:

Attract more consumers to our marketplace solutions. We plan to expand the number of consumers reaching our marketplaces while simultaneously continuing to focus on curating our engaging consumer experiences which are customized by media channel and consumer interests. Our growing data assets across our platform enable us to better target and scale all media channels and will power our expansion in developing channels like programmatic display and video.

Attract more consumers to our brand direct solutions. We plan to continue expanding our reach across paid media, email, affiliate, SMS, display, native and other channels to engage more consumers on behalf of our clients’ brands and become our clients’ single point of entry into the digital performance marketing sector.

Add more advertising clients in existing verticals. We plan to add new advertising clients by going deeper within existing vertical categories where we have a proven track record of delivering success with respect to our clients’ key performance indicators. We plan to do this by demonstrating the value proposition of our marketplace and brand direct solutions as highly accountable, scalable, and cost effective customer acquisition vehicles.

Invest in our people, process and technology. We plan to continue to invest in our people, processes and technology platform by growing all keys areas of our business including sales, data science and engineering and advertising operations, thus enabling us to improve the breadth and efficiency of our marketplace and brand direct solutions for advertisers and consumers.

Expand into new verticals. We plan to expand into additional marketplace solutions like health and life insurance for consumers and providers. We also plan to expand our brand direct solutions into the retail, e-commerce, home services and consumer packaged goods verticals. Over time, we have consistently demonstrated our ability to efficiently expand into new vertical markets by leveraging our expertise and platform.

Continue to invest in our brand awareness. We have been a recognized industry leader with respect to producing meaningful content and white papers on the advertising industry. Our corporate marketing team lead by our Chief Marketing Officer is highly efficient and effective at creating meaningful and engaging content that over time has raised our brand awareness. We believe that our continued investment in increasing our brand awareness will help us continue to grow inside of the verticals we currently serve with the solutions we currently offer, as well as helping us realize our growth and expansion strategies with respect to new verticals and solutions. Our continued investment in strengthening our brand will help to accelerate our projected growth.

Continue Executing on M&A Playbook. We believe executing on our proven playbook will continue to accelerate growth in our business. We plan to continue evaluating potential acquisition targets, leveraging our historical success in integration and our existing framework of criteria. We continuously update and foster relationships to maintain a robust pipeline of potential future inorganic opportunities. As a public company, we have the added benefit and flexibility to offer shares in our public equity as a form of transaction consideration.

Grow internationally. We plan to selectively launch our marketplace and brand direct solutions in international markets over time. We expect to focus our efforts on those international markets with dynamics similar to the United States. Currently, less than 1% of our revenue comes from outside of the United States. We believe we can expand into these new markets by leveraging our existing technology platform and media expertise. Accordingly, there will be an accelerated growth opportunity as there are no additional development costs as a barrier to entry.

Employees

As of March 31, 2020, we had 372 employees in the U.S. and 14 in Toronto, Canada, for a combined workforce of 386 employees. Our employees were allocated across our groups as follows: 89 employees in Corporate and Shared Services, 55 in Product, Sales and Media, 126 in DMS Divisions and Solutions, 102 in DMS Call Center and 14 in DMS Toronto. None of our employees are represented by a labor union.

Technology and Infrastructure

We have developed an end-to-end marketing technology suite that connects, tracks and optimizes digital marketing spend to achieve financial success for DMS and to achieve desired outcomes for advertising clients.

Our platform is a modular, expansive and API-integrated technology platform which is hosted on Amazon’s AWS cloud infrastructure, allowing the platform to scale rapidly with demand. Data security and redundancy are DMS priorities. We have a Security Operations and Compliance team focused on ensuring we comply with new regulations and policies, and continually providing new training materials for our team. Certain types of data are restricted from entering our ecosystem, including social security numbers, driver’s license numbers, credit card numbers and banking information. We utilize a distributed hosting strategy with virtualization that allows us to backup and redundantly deploy our technology across availability zones and regions. Backups include databases, operating code, and infrastructure configurations. We use a combination of open source technologies with our proprietary software to optimally match our users’ journeys with our advertising partners and marketing needs with the maximum yield. The engineering team at DMS partners with our business development, marketing and leadership teams in order to align our product roadmap and feature set with the ever changing demands of the marketplace. During fiscal years 2017, 2018, and 2019, we invested $0.4 million, $2 million, and $6 million, respectively, in product development, and we will continue to invest in our technology for DMS to remain at the forefront of the performance marketing ecosystem.

Intellectual Property

We rely on a combination of patent, trade secret, trademark and copyright laws in the United States and other jurisdictions together with confidentiality agreements and technical measures to protect the confidentiality of our proprietary rights. To protect our trade secrets, we control access to our proprietary systems and technology and enter into confidentiality and invention assignment agreements with our employees and consultants and confidentiality agreements with other third-parties. We also have registered and unregistered trademarks for the names of many of our websites, and we own the domain registrations for all of our website domains.

Government Regulation

We provide services through a number of different online and offline channels. As a result, we are subject to many federal and state laws and regulations, including restrictions on the use of unsolicited commercial email, such as the CAN-SPAM Act and state email marketing laws, and restrictions on the use of marketing activities conducted by telephone, including the Telemarketing Sales Rule and the Telephone Consumer Protection Act. Our business is also subject to federal and state laws and regulations regarding unsolicited commercial email, telemarketing, user privacy, search engines, Internet tracking technologies, direct marketing, data security, data privacy, pricing, sweepstakes, promotions, intellectual property ownership and infringement, trade secrets, export of encryption technology, acceptable content and quality of goods, and taxation, among others.

In addition, we provide services to a number of our clients that operate in highly regulated industries, particularly in our financial services and education verticals. In our financial services vertical, our websites and marketing services are subject to various federal, state and local laws, including state licensing laws, federal and state laws prohibiting unfair acts and practices, and federal and state advertising laws. In our education client vertical, nearly all of the revenue is generated from post-secondary education institutions. Post-secondary education institutions are subject to extensive federal and state regulations and accrediting agency standards, including the Higher Education Act of 1965 as amended (the “HEA”), Department of Education regulations under the HEA, individual state higher education regulations, as well as regulations of the Federal Trade Commission and Consumer Finance Protection Bureau and other federal agencies. Such state and federal regulations govern many aspects of these clients’ operations, including marketing and recruiting activities, as well as the school’s eligibility to participate in Title IV federal student financial aid programs, which is the principal source of funding for many of our education clients. Although we are not a higher education institution, we may be required to comply with such education laws and regulations as a result of our role as a vendor to higher education institutions, either directly or indirectly through our contractual arrangements with clients. Since 2010, there have been significant additions and changes to these regulations and increasing enforcement of them by regulators. In addition, Congress is considering changes to the HEA. These changes may place additional regulatory burdens on post-secondary schools generally, and specific initiatives may be targeted at companies like us that serve higher education institutions. In recent years, a particularly high level of regulatory and legislative scrutiny has been focused on for-profit higher education institutions, several of which are clients. The costs of compliance with these regulations and new laws may increase in the future and any failure on our part to comply with such laws may subject us to significant liabilities.

Legal Proceedings

From time to time, we may become involved in legal proceedings and claims arising in the ordinary course of business. Certain of our outstanding legal matters include claims for indeterminate amounts of damages. We record a liability when we believe that it is probable that a loss has been incurred and the amount can be reasonably estimated. Based on our current knowledge, we do not believe that there is a reasonable possibility that the final outcome of pending or threatened legal proceedings to which we are a party, either individually or in the aggregate, will have a material adverse effect on our financial position, results of operations and cash flows. However, the outcome of such legal matters is subject to significant uncertainties.

Executive Officers

The following sets forth the names, ages and current positions of the executive officers of New DMS as of the date of this prospectus:

Name	Age	Position
Joseph Marinucci	45	President and Chief Executive Officer and Manager
Fernando Borghese	41	Chief Operating Officer and Manager
Randall Koubek	60	Chief Financial Officer
Joey Liner	42	Chief Revenue Officer
Jonathan Katz	51	Chief Media Officer
Matthew Goodman	46	Chief Information Officer
Jason Rudolph	46	Chief Technology Officer
Ryan Foster	42	General Counsel, Executive Vice President of Compliance and Secretary

Joseph Marinucci has served as Chief Executive Officer of DMS since co-founding DMS in 2012. Biographical information for Mr. Marinucci is set forth under “Management – Executive Officers.”

Fernando Borghese has served as Chief Operating Officer of DMS since co-founding DMS in 2012. Biographical information for Mr. Borghese is set forth under “Management – Executive Officers.”

Randall Koubek has served as Chief Financial Officer of DMS since 2018. Biographical information for Mr. Koubek is set forth under “Management – Executive Officers.”

Joey Liner has served as the Chief Revenue Officer of DMS since 2018. Biographical information for Mr. Liner is set forth under “Management – Executive Officers.”

Jonathan Katz has served as the Chief Media Officer of DMS since 2016. Biographical information for Mr. Katz is set forth under “Management – Executive Officers.”

Matthew Goodman has served as the Chief Information Officer of DMS since co-founding DMS in 2012. Biographical information for Mr. Goodman is set forth under “Management – Executive Officers.”

Jason Rudolph has served as Chief Technology Officer of DMS since 2019. Biographical information for Mr. Rudolph is set forth under “Management – Executive Officers.”

Ryan Foster has served as General Counsel and Executive Vice President of Compliance of DMS since 2017. Biographical information for Mr. Foster is set forth under “Management – Executive Officers.”

DMS’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, any reference in this “DMS’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” section to the “Company,” “we,” “us” or “our” refers to Digital Media Solutions Holdings, LLC and its consolidated subsidiaries prior to the consummation of the Business Combination. The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and accompanying notes, and other financial information included elsewhere within this prospectus. This discussion includes forward-looking information regarding our business, results of operations and cash flows and contractual obligations and arrangements that involves risks, uncertainties and assumptions. Our actual results may differ materially from any future results expressed or implied by such forward-looking statements as a result of various factors, including, but not limited to, those discussed in “Cautionary Note Regarding Forward-Looking Information” and “Risk Factors.” Amounts presented within this management’s discussion and analysis are presented in thousands of U.S. dollars, with the exception of percentages.

OVERVIEW

DMS is a leading provider of technology and digital performance technology solutions. DMS is headquartered in Clearwater, Florida with approximately 350 employees in total located at our headquarters and satellite offices throughout the United States and Canada. We are a major contributor to the structural shift from traditional media to the online and digital arena currently ongoing in the advertising industry. Through our cutting-edge technologies and multi-faceted platforms, DMS enables advertisers to more closely track, monitor and adjust campaigns based on their return on investment.

DMS operates as a performance marketing engine for companies across numerous industries, including consumer finance (mortgage), education (split between non-profit and for-profit), automotive (aftermarket auto warranty, auto insurance), insurance (health, homeowners), home services (home security), brand performance (consumer products), gig, health and wellness, and career (job pursuit). We also operate an agency business providing better access and control over the advertising spend, including marketing automation Software as a Service (“SaaS”) to customers.

We classify our operations into three reportable segments: Brand Direct, Marketplace and Other. Under the Brand Direct reportable segment, revenues are earned from fees we charge to our customers when we advertise directly for them under their brand name. In servicing our customers under this reportable segment, the end consumer of our customer interacts directly with our customer and does not interface with DMS at any point during the transaction process. Under the Marketplace reportable segment, we earn revenues from fees we charge to our customers when we advertise their business under our brand name. The end consumer interfaces directly with our brand and may be redirected to our customer based on information obtained during the transaction process. Under the Other reportable segment, we earn revenues from fees for other services provided to our customers. Services include the management of digital media services on behalf of our customers (i.e., agency services), as well as SaaS.

RECENT BUSINESS ACQUISITIONS

Over the past eight years, we have fine-turned our diversification strategy and have grown to become a multi-million dollar company made up of three reportable segments (described above) and eleven entities.

On November 1, 2019, we purchased substantially all assets and business of UE Authority Co. (“UE”) for cash of approximately $56,620. UE generates and purchases leads, clicks or calls for sale to its carriers and agent customers. Post-acquisition, UE was rebranded to DMS Insurance, a component of the Marketplace reportable segment. Through the acquisition of UE, we launched into the digital insurance advertising marketplace as a key player with a comprehensive suite of products that connect high-intent consumers with our nation’s largest auto, home, health and life insurance providers, allowing for continued expansion in the insurance vertical.

On November 1, 2018, we acquired Fosina Marketing Group, Inc. (“Fosina”) for cash of approximately $5,976. Fosina is an innovative and data-driven marketing firm which provides customers with direct to consumer agency services. The acquisition of Fosina allowed us to dive deeper into our relationships with consumer-facing e-commerce brands in order to perform competitively in the global direct-to-consumer subscription marketing business.

On August 31, 2018, we acquired Luav, LLC (“Luav”), a company engaged in the generation of fixed leads in the consumer finance vertical. Luav was acquired for cash of approximately $3,833. The acquisition of Luav expanded our consumer finance vertical as it broadened our exposure to potential customers in the consumer finance industry.

On June 29, 2018, DMS acquired W4 Holding Company, LLC (“W4”) for cash of approximately $12,988. W4 owns proprietary lead and campaign management technology and expansive lead distribution capacity. The acquisition expanded our reach across several online distribution channels, including email, search, display and social media platforms.

On April 30, 2018, we acquired substantially all of the assets and business of Avenue100 Media Solutions, LLC (“Avenue100”), a company engaged in the generation of education leads, for cash of approximately $2,000. The acquisition expanded our digital reach by increasing the number of domains accessible for our operations.

On December 1, 2017, we acquired GotConsumer LLC (“GotConsumer”), a company engaged in the generation of automotive and mortgage leads for cash of approximately $3,900. This strategic move enabled us to diversify our scope and reach into the automotive industry as well as the lending business via GotConsumer’s mortgage customer acquisition business.

On October 1, 2017, through our newly formed subsidiary, DMS Engage, we acquired Mocade Media LLC (“Mocade”) for cash of approximately $4,725. Mocade is an email marketing firm that delivers engaging content and increases return on investment of email programs. With Mocade’s sophisticated proprietary email optimization platform, we have continued to expand our omni-channel messaging capabilities that help drive meaningful engagement and business growth.

FACTORS AFFECTING OUR BUSINESS

Management of high quality targeted media sources

In the digital marketing solutions industry, it is essential that advertising service providers are able to acquire and retain high quality media sources that have the ability to attract targeted users for advertiser customers on a large scale at low cost. This can be particularly challenging given the dynamic nature of the media resources available to advertising service providers. Frequent updates in search engine algorithms and consolidation of media sources result in high costs of retaining high quality media sources. This, combined with high levels of competition by a larger number of service providers for less available media, drives up costs within the advertising industry.

In order to combat this challenge, we have formed strategic partnerships through acquisitions with other advertising and proprietary media marketing software providers in order to increase our access to high quality targeted media. Our acquisitions in the past few years have enabled us to expand our reach into high quality proprietary targeted media solutions in a wide range of industries. Our acquisitions of W4 and UE, for example, have given us access to proprietary software to drive meaningful engagement with advertising targets.

Regulation

Federal, state and industry-based regulations impact the businesses of our customers and in turn impact our revenues. Increased regulations can cause customers to reduce their expenditures and thus, their advertising budgets, which can potentially lower our revenues. For additional information, see “Business—Government Regulation.”

Macro-economic conditions

Macro-economic factors such as the level of interest rates, credit availability and the level of unemployment, including during economic downturns and global pandemics could all have an impact on our customers’ costs of services and their demand for our services and our revenues. Any difficulties faced by our customers due to hardships in the economy could cause a reduction in their advertising budgets as they seek to manage expenses in general.

Conversely, to an extent, the digital media advertising industry is also countercyclical to macro-economic conditions. Some customers increase their advertising and promotion efforts in times where customers are more difficult to acquire. This enables us to ease the downward impact on our revenues during a downturn in the economy.

COMPONENTS OF OUR RESULTS OF OPERATIONS

Net revenue

Our business generates revenue primarily through the delivery of a variety of performance-based marketing services, including customer acquisition, agency managed services and SaaS. We report revenue on a net basis which represents gross sales net of sales adjustments relating to a variety of costs of revenue.

Cost of revenue

Cost of revenue primarily includes media and related costs, which consist of the cost to acquire traffic through the purchase of impressions, clicks or actions from publishers or third-party intermediaries, such as advertising exchanges, and technology costs that enable media acquisition. These media costs are used primarily to drive user traffic to the Company’s and its customers’ media properties. Cost of revenue additionally consists of indirect costs such as data verification, hosting and fulfillment costs. Cost of revenue is presented exclusive of depreciation and amortization expenses, as well as salaries and related costs.

Salaries and related costs

These include salaries, commissions, bonuses, taxes and retirement benefits.

General and administrative expenses

General and administrative expenses consist of expenses we incur in our normal course of business relating to office supplies, computer and technology, rent and utilities, insurance, legal and professional fees, city, state and property taxes and licenses, penalties and settlements, and bad debt expense, as well as sales and marketing expenses relating to advertising and promotion. Within this category of expenses, we also include other expenses such as investment banking expenses, fundraising costs and expenses related to the advancement of our corporate social responsibility program.

Acquisition costs

Acquisition related costs are not considered part of the consideration and are expensed as incurred. “Acquisition costs” presented in the consolidated statement of operations include transaction costs, accretion of contingent consideration, and acquisition incentive compensation.

Depreciation and amortization

This component of our results of operations includes depreciation of property, plant and equipment we have on hand as well as amortization of other intangible assets. Our property, plant and equipment is made up of computers and office equipment, furniture and fixtures, leasehold improvements and internally developed software costs. Our intangible assets subject to amortization are technology, customer relationships, brand, and non-competition agreements.

Other income

Our other income consists primarily of one-time income and expense items such as gains/losses on disposals of assets as well as awards on legal settlements.

Interest expense

Interest expense is related primarily to our debt, which carries a variable interest rate based on the three-month LIBOR, or an alternate base rate, plus an agreed upon margin with the Company’s financial institution.

Loss on extinguishment of debt

This consists of losses incurred as a result of the refinancing of a new facility during 2018. This was a one-time non-recurring expense and was not incurred in the following year.

Income tax expense

Income tax expense primarily encompasses federal and state corporate income taxes on UE’s taxable earnings.

RESULTS OF OPERATIONS

Our consolidated results of operations and our consolidated results of operations as a percentage of net revenue for the periods indicated are as follows:

	Three Months Ended March 31,
	2020		2019
Net revenue	$72,728	100%	$57,822	100%
Cost of revenue	50,159	69%	39,118	68%
Salaries and related costs	8,331	11%	6,852	12%
General and administrative	5,297	7%	4,303	7%
Acquisition costs	27	0%	2,896	5%
Depreciation and amortization	4,315	6%	1,928	3%
Income from operations	$4,599	6%	$2,725	5%

Interest expense	3,790	5%	2,119	4%

Net income before income taxes	$809	1%	$606	1%
Income tax expense	52	—	—	—

Net income	$757	1%	$606	1%

	Year ended December 31,
	2019		2018		2017
Net revenue	$238,296	100%	$137,681	100%	$66,794	100%
Cost of revenue	161,575	68%	81,496	59%	35,665	53%
Salaries and related costs	27,978	12%	22,078	16%	14,191	21%
General and administrative	19,927	8%	12,104	9%	9,758	15%
Acquisition costs	19,234	8%	10,388	8%	2,271	3%
Depreciation and amortization	9,745	4%	5,295	4%	2,145	3%
Other income	—	—	—	—	(2,311)	(3)%

(Loss) income from operations	$(163)	0%	$6,320	5%	$5,075	8%
Interest expense	10,930	5%	4,614	3%	800	1%
Loss on extinguishment of debt	—	—	303	—	—	—

Net (loss) income before income taxes	$(11,093)	(5)%	$1,403	1%	$4,275	6%
Income tax expense	137	0%	—	—	—	—

Net (loss) income	$(11,230)	(5)%	$1,403	1%	$4,275	6%

Results for three months ended March 31, 2020 compared to three months ended March 31, 2019

The following table shows the results of operations for the three months ended March 31, 2020 and 2019, along with period on period changes in dollars (thousands) and percentages from 2019 to 2020.

	Three Months Ended March 31,		2020 vs. 2019
	2020	2019	Change	Change
Net revenue	$72,728	$57,822	$14,906	26%
Cost of revenue	50,159	39,118	11,041	28%
Salaries and related costs	8,331	6,852	1,479	22%
General and administrative	5,297	4,303	994	23%
Acquisition costs	27	2,896	(2,869)	(99)%
Depreciation and amortization	4,315	1,928	2,387	124%
Income from operations	$4,599	$2,725	$1,874	69%
Interest expense	3,790	2,119	1,671	79%
Net income before income taxes	$809	$606	$203	34%
Income tax expense	52	—	52	—

Net income	$757	$606	$151	25%

Net revenue

For the three months ended March 31, 2020, net revenue increased $14,906, or 26%, to $72,728 as compared to $57,822 for the three months ended March 31, 2019. The increase was driven primarily by an increase of $18,252, or 115% within the Marketplace segment, partially offset by a decrease of $4,191, or 9%, and $202, or 14% within the Brand Direct and Other segments respectively. The increase in net revenues of 115% within the Marketplace segment is due mainly to revenues derived from our expansion into the insurance business during the 4th quarter of the 2019 fiscal year.

Cost of revenue

Cost of revenue increased to $50,159 by $11,041, or 28%, for the three months ended March 31, 2020 as compared to $39,118 for the three months ended March 31, 2019. The increase was driven primarily by increases in the cost of revenue within the Marketplace segment and the Other segment partially offset by a decrease in cost of revenue within the Brand Direct segment. This increase in cost of revenue of 28% between the three months ended 2019 and the three months ended 2020 is in line with the increase in revenue during the same period of 26%. The increased cost as a percentage of revenue is primarily driven by the expansion of our business into the insurance space which is a lower gross margin sector.

Salaries and related costs

For the three months ended March 31, 2020, salaries and related costs increased to $8,331 by $1,479, or 22%, as compared to $6,852 for the three months ended March 31, 2019. The increase in salaries and related costs for the three months ended March 31, 2020 was driven primarily by our increase in headcount as a result of an expansion of our workforce in our Marketplace segment.

On November 1, 2019, we acquired UE, which accounts for $1,840 of salaries and related costs for the three months ended March 31, 2020. This increase was partially offset by reductions in salaries and related costs within the Brand Direct and Other segments.

General and administrative

General and administrative expenses increased $994, or 23%, from $4,303 for the three months ended March 31, 2019 to $5,297 for the three months ended March 31, 2020, due primarily to increases in general expenses associated with the business.

General expenses that increased in the three months ended March 31, 2020 as compared to the three months ended March 31, 2019 were mainly bank services charges, commissions, insurance, legal and professional fees, rent and lease expense, interest and bank charges, and taxes and licenses. In Q1 2020, there was an increase in commissions based on UE activity, an increase in legal and professional fees due to compliance related legal activity, and an increase in our bank service charges due to increased merchant activity.

Acquisition costs

For the three months ended March 31, 2020, acquisition costs decreased to $27 by $2,869, or 99%, as compared to $2,896 for the three months ended March 31, 2019.

Our acquisition costs balance is solely related to acquisition related costs that are not considered part of the consideration paid in an acquisition transaction. These include transaction costs, accretion of contingent consideration, and acquisition incentive compensation. There was no acquisition activity during the three months ended March 31, 2020. The amount of $27 relates to pre-acquisition costs which are expensed as incurred.

Depreciation and amortization

Depreciation and amortization expense increased $2,387, or 124%, from $1,928 for the three months ended March 31, 2019 to $4,315 for the three months ended March 31, 2020.

As a result of our acquisition of UE in the last quarter of the 2019 fiscal year, we assumed assets including property, plant and equipment, and intangible assets that are subject to depreciation and amortization. For the three months ended March 31, 2020 as compared to the three months ended March 31, 2019, our property, plant and equipment increased 142%. Other intangible assets also increased 110% for the three months ended March 31, 2020 as compared to the three months ended March 31, 2019.

The increase in our property, plant and equipment is also due to our investment in internally developed software, which was placed in service, contributing to the increase in depreciation and amortization.

Interest expense

For the three months ended March 31, 2020, interest expense was $3,790, up $1,671, or 79%, as compared to $2,119 for the three months ended March 31, 2019, due to the increase in our outstanding debt related to our acquisition activity.

Income tax expense

Prior to Q4 2019, we did not account for a provision for income taxes because the Company was established as a limited liability company and did not incur federal or state income taxes. However, the acquisition of UE in 2019 introduced a U.S. income tax-paying corporation into the structure of the Company. As such, we are now required to pay federal and state corporate income taxes on UE’s taxable earnings. The estimated provision for income tax based on UE’s earnings for the three months ended March 31, 2020 is $52.

Results for year ended December 31, 2019 compared to year ended December 31, 2018

The following table shows the results of operations for the years ended December 31, 2019 and 2018, along with year on year changes in dollars (thousands) and percentages from 2018 to 2019.

	Year Ended December 31,		2019 vs. 2018
	2019	2018	Change	Change
Net revenue	$238,296	$137,681	$100,615	73%
Cost of revenue	161,575	81,496	80,079	98%
Salaries and related costs	27,978	22,078	5,900	27%
General and administrative	19,927	12,104	7,823	65%
Acquisition costs	19,234	10,388	8,846	85%
Depreciation and amortization	9,745	5,295	4,450	84%

(Loss) income from operations	$(163)	$6,320	$(6,483)	(103)%
Interest expense	10,930	4,614	6,316	137%
Loss on extinguishment of debt	—	303	(303)	(100)%

Net (loss) income before income taxes	$(11,093)	$1,403	$(12,496)	(891)%
Income tax expense	137	—	137	—

Net (loss) income	$(11,230)	$1,403	$(12,633)	(900)%

Net revenue

For the year ended December 31, 2019, net revenue increased by $100,615, or 73%, to $238,296 from $137,681 for the year ended December 31, 2018. The increase was driven primarily by an increase of $85,537 or 96% and $21,078, or 43% within the Brand Direct and Marketplace reportable segments respectively, and was partially offset by a decrease of $1,299 or 19% within the Other reportable segment.

The increase in net revenue within the Brand Direct and Marketplace reportable segments was due to an expansion of the business as a result of acquisitions (within the Brand Direct reportable segment in 2018 and the Marketplace reportable segment in 2019).

In combination with the implementation of our growth strategies in the year ended December 31, 2019, our acquisitions enabled us to increase our revenue by both expanding our reach in existing sectors and entering into new sectors.

Cost of revenue

Cost of revenue increased to $161,575 by $80,079, or 98%, for the year ended December 31, 2019 from $81,496 for the year ended December 2018. The increase was driven primarily by an increase in the cost of revenue within the Brand Direct reportable segment of $69,400, or 114%, and within the Marketplace reportable segment of $15,567, or 50%, partially offset by a decrease in the Other reportable segment of $44 or 28%. The increase in cost of revenue was in line with the increase in revenue during the same period.

Salaries and related costs

For the year ended December 31, 2019, salaries and related costs increased to $27,978 by $5,900, or 27%, from $22,078 for the year ended December 31, 2018. The increase was due primarily to our acquisitions of W4 and UE in 2018 and 2019 respectively. Salaries of employees of W4 and UE accounted for over $4,000 of the increase in salaries for the year ended December 31, 2019.

As we expanded our business, we also invested in the overall platform, with new hires in corporate functions including legal, compliance, corporate sales and marketing.

General and administrative

General and administrative expenses increased $7,823, or 65%, from $12,104 for the year ended December 31, 2018 to $19,927 for the year ended December 31, 2019, due primarily to increases in general expenses associated with the business.

Transition and recapitalization expenses as well as other expenses relating to our corporate social responsibility program, also contributed to the increase in our general and administrative expenses.

Other general expenses such as our business liability insurance, technology and computer expenses, credit card and bank fees increased between the years ended December 2018 and December 2019 due to the expansion of our business as a result of our acquisitions and other growth strategies.

Acquisition costs

For the year ended December 31, 2019, acquisition costs increased to $19,234 by $8,846, or 85%, from $10,388 for the year ended December 31, 2018. The increase was due to expenses incurred related to the various acquisitions transactions entered into by the Company.

These expenses include costs related to legal fees and related costs incurred in connection with our various acquisitions which are expensed as incurred.

Depreciation and amortization

Depreciation and amortization expense increased $4,450, or 84%, from $5,295 for the year ended December 31, 2018 to $9,745 for the year ended December 31, 2019. As a result of the completion of our acquisitions in 2018 and 2019, we assumed assets including property, plant and equipment, and intangible assets that are subject to depreciation and amortization. Between the years ended December 31, 2018 and December 31, 2019, our property plant and equipment and other intangible assets increased 149% and 111% respectively.

The increase in our property, plant and equipment is due primarily to our investment in internally developed software. The internally developed software was placed in service, contributing to the increase in depreciation and amortization.

Interest expense

For the year ended December 31, 2019, interest expense increased to $10,930 by $6,316, or 137%, from $4,614 for the year ended December 31, 2018. The increase was due primarily to the increase in outstanding debt related to our acquisition activity.

Our short-term and long-term debt accounts in total increased 96% between December 31, 2018, and December 31, 2019, due primarily to acquisition activity.

Loss on extinguishment of debt

During the year ended December 31, 2018, we incurred a loss on extinguishment of debt of $303 as a result of the refinancing of a new credit facility, which was not incurred in the following year.

Income tax expense

Prior to the year ended December 31, 2019, we did not account for a provision for income taxes because the Company was established as a limited liability company and did not incur federal or state income taxes. However, the acquisition of UE in 2019 introduced a U.S. income tax-paying corporation into the structure of the

Company. As such, the Company is required to pay federal and state corporate income taxes on UE’s taxable earnings. The estimated provision for income tax based on UE’s earnings for the year ended December 31, 2019 was $137.

Results for year ended December 31, 2018 compared to year ended December 31, 2017

The following table shows the results of operations for the years ended December 31, 2018 and 2017, along with year on year changes from 2017 to 2018.

	Year Ended December 31,		2018 vs. 2017
	2018	2017	Change	Change
Net revenue	$137,681	$66,794	$70,887	106%
Cost of revenue	81,496	35,665	45,831	129%
Salaries and related costs	22,078	14,191	7,887	56%
General and administrative	12,104	9,758	2,346	24%
Acquisition costs	10,388	2,271	8,117	357%
Depreciation and amortization	5,295	2,145	3,150	147%
Other income	—	(2,311)	2,311	(100)%

Income from operations	$6,320	$5,075	$1,245	25%
Interest expense	4,614	800	3,814	477%
Loss on extinguishment of debt	303	—	303	—
Net income (loss) before income taxes	$1,403	$4,275	$(2,872)	(67)%
Income tax benefit (expense)	—	—	—	—

Net income (loss)	$1,403	$4,275	$(2,872)	(67)%

Net revenue

Net revenue increased to $137,681 by $70,887, or 106%, for the year ended December 31, 2018 from $66,794 for the year ended December 2017. This increase was driven primarily by an increase in revenues within the Brand Direct reportable segment and Marketplace reportable segment of 210% and 50% respectively.

The increase in net revenue within the Brand Direct and Marketplace reportable segments was due primarily to an expansion of the business as a result of acquisitions completed in both reportable segments in 2018 and late 2017. These acquisitions expanded our distribution channels and customers, leading to an increase in our revenues for the year ended December 31, 2018, as compared to the year ended December 31, 2017.

Cost of revenue

For the year ended December 31, 2018, cost of revenue increased $45,831, or 129%, to $81,496 from $35,665 for the year ended December 31, 2017. This increase was driven primarily by increases in costs of revenues within the Brand Direct and Marketplace reportable segments of 230% and 49% respectively, and was partially offset by a decrease of 48% within our Other reportable segment.

The increase in cost of revenue was in line with the increase in revenue during the same period.

Salaries and related costs

For the year ended December 31, 2018, salaries and related costs increased to $22,078 by $7,887, or 56%, from $14,191 for the year ended December 31, 2017. This increase was due primarily to the completion of acquisitions in 2018 and late 2017.

As a result of our expanded business during this period, our employee base also expanded accordingly in order to sustain our increased volumes and demand. Compensation expense related to salaries and benefits therefore increased accordingly.

General and administrative expenses

General and administrative expenses increased $2,346, or 24%, from $9,758 for the year ended December 31, 2017 to $12,104 for the year ended December 31, 2018. The increase was due primarily to increases in general administrative expenses such as office expenses, computer and technology, premises and facilities, professional services, sales and marketing, as a result of acquisition transactions finalized during the year ended December 31, 2018 and late during the year ended December 31, 2017.

The growth of the Company was also accompanied by an increase in general expenses to manage the expanded business.

Acquisition costs

Between the years ended December 31, 2017 and December 31, 2018, acquisition costs increased $8,117, or 357%, from $2,271 to $10,388. This increase was due to our acquisitions of Avenue100, W4, Luav, and Fosina during the year ended December 31, 2018. Expenses related to pre-acquisition expenses and accretion of contingent consideration.

Depreciation and amortization

Depreciation and amortization expense increased $3,150, or 147%, from $2,145 for the year ended December 31, 2017 to $5,295 for the year ended December 31, 2018. The increase was due to our acquisition activity during the year ended December 31, 2018. We assumed property, plant and equipment, and intangible assets that are subject to depreciation and amortization as a result of our acquisitions.

Between December 31, 2017, and December 31, 2018, our property, plant and equipment, and other intangible assets increased 135% and 159% respectively, due to the Company’s acquisitions during those periods.

Other income

For the year ended December 31, 2017, other income was $2,311, which primarily consisted of lawsuit settlements and a gain upon settlement of litigation.

Interest expense

For the year ended December 31, 2018, interest expense was $4,614, up $3,814, or 477% from $800 for the year ended December 31, 2017 due primarily to the increase in outstanding debt related to our acquisition activity.

Our short-term and long-term debt accounts in total increased 402% between December 31, 2017, and December 31, 2018.

Loss on extinguishment of debt

During the year ended December 31, 2018, we incurred a loss on extinguishment of debt of $303 as a result of the refinancing of a new facility, which was not incurred in the year prior.

Segment results of operations

Segment results for three months ended March 31, 2020 compared to three months ended March 31, 2019

Brand Direct segment

The following table shows the profits of our Brand Direct reportable segment for the three months ended March 31, 2020 and the three months ended 2019, along with period on period changes in dollars (thousands) and percentages from 2019 to 2020.

	Three Months Ended March 31		2020 vs. 2019
	2020	2019	Change	Change
Net revenue	$40,901	$45,092	$(4,191)	(9)%
Cost of revenue	30,888	33,601	(2,713)	(8)%

Segment gross profit	$10,013	$11,491	$(1,478)	(13)%

Segment gross profit margin	24%	25%	(1)%	(4)%

Net Revenue

For the three months ended March 31, 2020 net revenue decreased by $4,191, or 9%, to $40,901 as compared to $45,092 for the three months ended March 31, 2019. The decrease is primarily due to a decline in net revenues from our messaging service, partially offset by an increase in net revenues from our performance affiliate services.

Cost of revenue and segment gross profit

Cost of revenue decreased by $2,713, or 8%, to $30,888 for the three months ended March 31, 2020 as compared to $33,601 for the three months ended March 31, 2019. Cost of revenues decreased by a similar amount as the decrease in net revenue between the three months ended March 31, 2019 and 2020.

The decrease within this segment was primarily due to an 85% decrease in the cost of revenues related to our messaging services due to lower revenues.

Marketplace segment

The following table shows profits of our Marketplace reportable segment for the three months ended March 31, 2020 and three months ended March 31, 2019, along with period on period changes in dollars (thousands) and percentages from 2019 to 2020.

	Three Months Ended March 31		2020 vs. 2019
	2020	2019	Change	Change
Net revenue	$34,178	$15,926	$18,252	115%
Cost of revenue	22,899	10,149	12,750	126%

Segment gross profit	$11,279	$5,777	$5,502	95%

Segment gross profit margin	33%	36%	(3)%	(9)%

Net revenue

Net revenue increased by $18,252, or 115%, to $34,178 for the three months ended March 31, 2020 as compared to $15,926 for the three months ended March 31, 2019. The increase is primarily due to our successful penetration into the insurance industry in the last quarter of 2019. Net revenue from our insurance business for the three months ended March 31, 2020 was $21,414.

Cost of revenue and segment gross profit

For the three months ended March 31, 2020, cost of revenue was $22,899, up $12,750, or 126%, as compared to $10,149 for the three months ended March 31, 2019. This increase was primarily driven by the expansion of our business into the insurance space, a lower gross margin sector. Segment gross profit margin within the Marketplace segment decreased accordingly by 3% from 36% for the three months ended March 31, 2019 as compared to 33% for the three months ended March 31, 2020.

Other segment

The following table shows the profits of our Other reportable segment for the three months ended March 31, 2020 and three months ended March 31, 2019, along with period on period changes in dollars (thousands) and percentages from 2019 to 2020.

	Three Months Ended March 31		2020 vs. 2019
	2020	2019	Change	Change
Net revenue	$1,259	$1,461	$(202)	(14)%
Cost of revenue	31	25	6	24%

Segment gross profit	$1,228	$1,436	$(208)	(14)%

Segment gross profit margin	98%	98%	0%	0%

Net revenue

For the three months ended March 31, 2020, net revenue was $1,259, down $202, or 14%, compared to $1,461 for the three months ended March 31, 2019. The decrease in net revenue in this segment is insignificant to our net revenues as a whole.

Cost of revenue and segment gross profit margin

Our Other segment is comprised primarily of our provision of SaaS, revenues from which are fee-based. The segment is also characterized by minimal cost of revenues and high margins. Cost of revenue increased by $6, or 24%, to $31 for the three months ended March 31, 2020 compared to $25 for the three months ended March 31, 2019. There was an immaterial change in the results of our Other segment as a whole between the three months ended March 31, 2019 and the three months ended March 31, 2020. Segment gross profit margin also remained constant between the two periods at 98%.

Segment results for year ended December 31, 2019 compared to year ended December 31, 2018

Brand Direct segment

The following table shows the profits of our Brand Direct reportable segment for the years ended December 31, 2019 and 2018, along with year on year changes in dollars (thousands) and percentages from 2018 to 2019.

	For the year ended December 31,		2019 vs. 2018
	2019	2018	Change	Change
Net revenue	$174,738	$89,201	$85,537	96%
Cost of revenue	130,429	61,029	69,400	114%

Segment gross profit	$44,309	$28,172	$16,137	5%

Segment gross profit margin	25%	32%	(7)%	(22)%

Net revenue

Net revenue increased by $85,537, or 96%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. Revenue from our Brand direct reportable segment increased in 2019 primarily as a result of the Company’s acquisition of W4 and Fosina in 2018. In addition, the Company’s Short Messaging Service (“SMS”) revenues, under the Company’s Forte Media Solutions, LLC (“Forte”) subsidiary, also increased year-over-year.

Cost of revenue and segment gross profit margin

Cost of revenue increased by $69,400, or 114%, in the year ended December 31, 2019 compared to the year ended December 31, 2018. This increase was primarily driven by the increase in sales as a result of the Company’s 2018 acquisitions, with a comparatively lower W4 gross margin of 20%. Segment gross profit margin decreased accordingly from 32% to 25% between the years ended December 31, 2018 and December 31, 2019.

Marketplace segment

The profits of our Marketplace reportable segment for the years ended December 31, 2019 and 2018, along with year on year changes in dollars (thousands) and percentages from 2018 to 2019.

	For the year ended December 31,		2019 vs. 2018
	2019	2018	Change	Change
Net revenue	$73,398	$52,320	$21,078	40%
Cost of revenue	46,613	31,046	15,567	50%

Segment gross profit	$26,785	$21,274	$5,511	26%

Segment gross profit margin	36%	41%	(5)%	(12)%

Net revenue

Net revenue increased by $21,078, or 40%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. Net revenue from our Marketplace reportable segment increased in 2019 primarily as a result of the Company’s acquisition of UE in 2019 and Avenue100 in 2018 respectively.

Cost of revenue and segment gross profit margin

Cost of revenue increased by $15,567, or 50%, in the year ended December 31, 2019 compared to the year ended December 31, 2018. This increase was primarily driven by the increase in sales as a result of the Company’s 2018 acquisitions, with a comparatively lower UE gross margin of 29%. Segment gross profit margin decreased accordingly from 41% to 36% between the years ended December 31, 2018 and December 31, 2019.

Other segment

The profits of our Other reportable segment for the years ended December 31, 2019 and 2018, along with year on year changes in dollars (thousands) and percentages from 2018 to 2019.

	For the year ended December 31,		2019 vs. 2018
	2019	2018	Change	Change
Net revenue	$5,597	$6,896	$(1,299)	(19)%
Cost of revenue	113	157	(44)	(28)%

Segment gross profit	$5,484	$6,739	$(1,255)	(19)%

Segment gross profit margin	98%	98%	0%	(0)%

Net revenue

Net revenue decreased by $1,299, or 19%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. Revenue from our Other reportable segment decreased in 2018 primarily due to the loss of a customer that is no longer in business. The decrease in revenues is insignificant to our net revenues as a whole.

Cost of revenue and segment gross profit margin

Cost of revenue decreased by $44, or 28%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. This decrease aligns largely to the reduction in our net revenue in the same period.

Segment results for year ended December 31, 2018 compared to year ended December 31, 2017

Brand Direct segment

The following table shows the profits of our Brand Direct reportable segment for the years ended December 31, 2018 and 2017, along with year on year changes in dollars (thousands) and percentages from 2017 to 2018.

	For the year ended December 31,		2018 vs. 2017
	2018	2017	Change	Change
Net revenue	$89,201	$28,850	$60,351	209%
Cost of revenue	61,029	18,503	42,526	230%

Segment gross profit	$28,172	$10,347	$17,825	172%

Segment gross profit margin	32%	36%	(4)%	(11)%

Net revenue

Net revenue increased by $60,351, or 209%, in the year ended December 31, 2018 compared to the year ended December 31, 2017. Revenue from our Brand Direct reportable segment increased in 2018 primarily as a result of an increase from the Company’s acquisitions of Mocade in 2017, and an increase from the Company’s acquisition of W4 and Fosina in 2018 respectively.

Cost of revenue and segment gross profit margin

Cost of revenue increased by $42,526, or 230%, in the year ended December 31, 2018 compared to the year ended December 31, 2017. This increase was primarily driven by the increase in sales as a result of the Company’s 2018 acquisitions with a comparatively lower W4 gross margin of 20%.

Marketplace segment

The following table shows the profits of our Marketplace reportable segment for the years ended December 31, 2018 and 2017, along with year on year changes in dollars (thousands) and percentages from 2017 to 2018.

	For the year ended December 31,		2018 vs. 2017
	2018	2017	Change	Change
Net revenue	$52,320	$34,799	$17,521	50%
Cost of revenue	31,046	20,859	10,187	49%

Segment gross profit	$21,274	$13,940	$7,334	53%

Segment gross profit margin	41%	40%	1%	2%

Net revenue

Net revenue increased by $17,521, or 50%, for the year ended December 31, 2018 compared to the year ended December 31, 2017. Revenue from our Marketplace reportable segment increased in 2018 primarily as a result of an increase from the Company’s acquisition of GotConsumer in 2017, Luav in 2018, and Avenue100 in 2018 respectively.

Cost of revenue and segment gross profit margin

Cost of revenue increased by $10,187, or 49%, for the year ended December 31, 2018 compared to the year ended December 31, 2017. This increase was primarily driven by the increase in sales as a result of the Company’s 2018 acquisitions.

Other segment

The following table shows the profits of our Other reportable segment for the years ended December 31, 2018 and 2017, along with year on year changes in dollars (thousands) and percentages from 2017 to 2018.

	For the year ended December 31,		2018 vs. 2017
	2018	2017	Change	Change
Net revenue	$6,896	$7,152	$(256)	(4)%
Cost of revenue	157	301	(144)	(48)%

Segment gross profit	$6,739	$6,851	$(112)	(2)%

Segment gross profit margin	98%	96%	2%	2%

Net revenue

Net revenue decreased by $256, or 4%, for the year ended December 31, 2018 compared to the year ended December 31, 2017. This reflects relative stability in the net revenue of our Other reportable segment during the two years.

Cost of revenue and segment gross profit margin

Cost of revenue decreased by $144, or 48%, for the year ended December 31, 2018 compared to the year ended December 31, 2017. This decrease was driven by the decrease in software related costs due to a reduction in projects to develop software for internal use within this segment.

LIQUIDITY AND CAPITAL RESOURCES

The following table summarizes certain key measures of our liquidity and capital resources:

	March 31, 2020	December 31, 2019	$ Change	% Change
Cash	$9,912	$3,008	$6,904	230%
Availability under revolving credit facility	—	2,500	(2,500)	(100)%
Long-term debt, including current portion	214,418	205,198	9,220	4%

	December 31, 2019	December 31, 2018	$ Change	% Change
Cash	$3,008	$4,589	$(1,581)	(34)%
Availability under revolving credit facility	2,500	5,000	(2,500)	(50)%
Long-term debt, including current portion	205,198	104,892	100,306	96%

Our capital sources are focused on investments in our technology solutions, corporate infrastructure and strategic acquisitions to further expand into new business sectors and/or expand sales in existing sectors. The company generates sufficient cash flows for working capital and expects to do so for the foreseeable future.

We use the non- GAAP measure of unlevered free cash flow; see “Non GAAP Financial Measures” for information about unlevered free cash flow and a reconciliation of net cash (used in) provided by operating activities to unlevered free cash flow. For the years ended December 31, 2019, 2018 and 2017, our unlevered free cash flow conversion rate was 87%, 94% and 97% respectively. For the three months ended March 31, 2020 and the three months ended March 31, 2019, our unlevered free cash flow conversion rate was 75% and 91% respectively. The decrease in our unlevered free cash flow conversation rate in Q1 2020 as compared to Q1 2019 is due to our increase in non-recurring investment in capital expenditure as a result of the consolidation of our software development platforms. We are also internally developing our data messaging platform in order to enhance our messaging revenues.

We use our cash primarily to make payments to our distribution partners and internal staff as well as to make payments for general operating expenses and interest expense.

Our principal sources of liquidity on a short-term basis are cash and cash equivalents, and cash flows provided by operations. During the three months ended March 31, 2020, we increased the capacity on our revolving commitment and borrowed the remaining availability as a precautionary measure to reinforce our cash position and preserve financial flexibility in light of the current uncertainty in the global economy resulting from the COVID-19 pandemic.

At the Closing, New DMS paid $30,000,000 to DMS to be used as cash on the DMS balance sheet, as well as $10,000,000 to DMS, which DMS used to pay down outstanding indebtedness under the Credit Facility.

Cash flows from operating activities

Net cash provided by operating activities increased for the three months ended March 31, 2020 as compared to the three months ended March 31, 2019 due primarily to changes in our working capital and adjustments for non-cash items. Accounts payable and other current liabilities doubled in Q1 2020 as compared to Q1 2019 while depreciation and amortization expense increased by 124% between Q1 2019 and Q1 2020, as a result of assets assumed from acquisitions and internally developed software placed in service. Therefore, while there was a decline in net income for the three months ended March 31, 2020 as compared to the three months ended March 31, 2019, there was also a significant increase in depreciation and amortization between the two periods, thus an overall increase in net cash provided by operating activities by over 400%, from $323 of cash used in operating activities to $1,109 of cash provided.

Net cash provided by operating activities decreased in 2019 from 2018 due primarily to $15,904 portion of the accelerated W4 earnout payment made in excess of the contingent consideration liability recognized at the acquisition date and an additional $4,400 performance-based payments associated with acquisitions in 2018 and prior.

Net cash provided by operating activities increased in 2018 from 2017 due primarily to operating income of $7,486. Our largest source of cash provided by our operating activities is revenues generated by our products. Our primary uses of cash from our operating activities include compensation and other employee-related costs, other general corporate expenditures, litigation settlements and contingencies.

Cash flows from investing activities

Net cash used in investing activities for the three months ended March 31, 2020 increased by $1,637, or 122% to $2,976 from $1,339 for the three months ended March 31, 2019 primarily due to increased investments in internally developed software.

Net cash used in investing activities in 2019 of $63,160 consisted primarily of the acquisition of UE.

Net cash used in investing activities in 2018 of $27,444 consisted primarily of the acquisitions $24,797, net of cash acquired, of Fosina, Luav, W4, and Avenue100, as well as capital expenditures of $2,636 respectively.

Cash flows from financing activities

Net cash provided by financing activities for the three months ended March 31, 2020 was $8,771, reflecting an increase of $9,924, or $861%, as compared to net cash used in financing activities of $1,153 for the three months ended March 31, 2019. This increase was mainly due to the increased borrowing on our revolving line of credit of $10,000 during the first quarter of 2020 offset by quarterly repayments of long-term debt.

Net cash used in financing activities in 2019 of $71,134 consisted primarily of $99,000 and $6,500 of net proceeds from our current credit facility primarily for the acquisition of UE and the accelerated payment of contingent liabilities associated with W4, partially offset by equity distribution payments to the Company’s shareholders and aggregate contingent consideration payments of $21,625 and $7,010 respectively.

Net cash provided by financing activities in 2018 of $12,592 consisted primarily of $108,514 of net proceeds from our current credit facility for the acquisitions of Fosina, Luav, W4 and Avenue100 offset by $70,894 of equity distribution payments to the Company’s shareholders.

Net cash used in financing activities attributable to operations in 2017 of $3,667 consisted primarily of $5,500 of net proceeds from our current credit facility for the acquisitions of GotConsumer and Mocade, partially offset by $8,007 of equity distribution payments to the Company’s shareholders.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any outstanding off-balance sheet guarantees, interest rate swap transactions or foreign currency forward contracts. In addition, we do not engage in trading activities involving non-exchange traded contracts. In our ongoing business, we do not enter into transactions involving, or otherwise form relationships with, unconsolidated entities or financial partnerships that are established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

SUMMARY OF CONTRACTUAL OBLIGATIONS

In accordance with the terms of the business acquisitions of W4 and GotConsumer, we are required to make final contingent consideration and earnout payments conditioned on on-going employment during the 2020 fiscal year in the amount $1,000 and $3,000, respectively.

As at March 31, 2020, the future annual minimum lease payments for the Company were comprised of the following:

2020	$1,310
2021	1,685
2022	1,604
2023	1,475
2024	1,040
Thereafter	360

Total	$7,474

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

We have prepared our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). In doing so, we are required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from these estimates. A number of the estimates and assumptions we are required to make relate to matters that are inherently uncertain as they pertain to future events. We base these estimates and assumptions on historical experience or on various other factors that we believe to be reasonable and appropriate under the circumstances. On an ongoing basis, we reconsider and evaluate our estimates and assumptions.

We believe that the accounting policies listed below involve our more significant judgments, estimates and assumptions and, therefore, could have the greatest potential impact on our consolidated financial statements. In addition, we believe that a discussion of these policies is necessary to understand and evaluate the consolidated financial statements included in this prospectus.

See Note 2, Presentation and Note 3, Summary of Significant Accounting Policies, to our consolidated financial statements for further information on our critical and other significant accounting policies.

Revenue recognition

The Company derives revenue primarily through the delivery of various types of services, including: customer acquisition, agency managed services and SaaS. Effective January 1, 2019, the Company adopted Accounting Standards Update (“ASU”) 2014-19, Revenue from Contracts with Customers (“ASC 606”), which governs how the Company recognizes revenues in these arrangements. Effective January 1, 2019, the Company adopted the new standard using the modified retrospective method. The adoption of ASC 606 did not have a material impact on the measurement, recognition and disclosure of revenue in the Company’s consolidated financial statements.

Under ASC 606, the Company recognizes revenue when the Company transfers promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The Company recognizes revenue pursuant to the five-step framework contained in ASC 606: (i) identify the contract with a customer; (ii) identify the performance obligations in the contract, including whether they are distinct in the context of the contract; (iii) determine the transaction price, including the constraint on variable consideration; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies the performance obligations.

The transaction price is measured based on the consideration the Company expects to receive from a contract with a customer and for which it is probable the Company will collect substantially all of the consideration to which it is entitled under the contract. The Company’s contracts with customers contain variable consideration; however, uncertainty related to variable consideration is resolved on a monthly basis. Therefore, the transaction price for any given period is fixed and no estimation of variable consideration is required (except as discussed within the Customer Acquisition subsection).

The Company generally invoices customers monthly in arrears for the services delivered during the preceding month. The Company’s standard payment terms are typically 30 days. Consequently, the Company does not have significant financing components in its arrangements.

If a customer pays consideration before the Company’s performance obligations are satisfied, such amounts are recorded as a contract liability (i.e., deferred revenue) on the consolidated balance sheets.

The Company elected to use the practical expedient which allows the Company to record costs to obtain a contract (i.e., sales commissions) as expense as incurred when the amortization period would have been one year or less. Costs to fulfill a contract, including nominal configuration costs, are not material.

The Company elected the practical expedient to not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which revenue is recognized at the amount to which the Company has the right to invoice for services performed.

Customer acquisition

The Company’s performance obligation for Customer Acquisition contracts is to deliver an unspecified number of potential customers (leads) (i.e., number of clicks, emails, calls and applications) to the customer in real-time, on a daily basis, based on predefined qualifying characteristics specified by the customer as the leads are generated. The contracts generally have a one-month term and the Company has an enforceable right to payment for all leads delivered to the customer. The Company’s customers simultaneously receive and consume the benefits provided, as the Company satisfies its performance obligations. The Company will recognize revenue as the performance obligations are satisfied over time.

When there is a delay between the period in which revenue is recognized and when a customer invoice is issued, revenue is recognized and the corresponding amounts are recorded as unbilled revenue (i.e., contract assets) within accounts receivable, net on the consolidated balance sheets. As of March 31, 2020, December 31, 2019, and December 31, 2018, unbilled revenue included in accounts receivable was $841, $768 and $979 respectively. In line with industry practice, the Company applies the constraint on variable consideration and records revenue based on internally tracked conversions (leads delivered), net of the amount tracked and subsequently confirmed by customers. Substantially all amounts included within the unbilled revenue balance are invoiced to customers within the month directly following the period of service. Historical estimates related to unbilled revenue have not been materially different from actual revenue billed.

Agency managed services contracts

The Company’s performance obligation for Agency Managed service contracts is to provide the continuous service of managing the customer’s media spend for the purpose of generating leads through a third-party supplier of leads, as demanded by the customer. Each month of service is distinct, and any variable consideration is allocated to a distinct month. Therefore, revenue is recognized as the performance obligation is satisfied each month and there is no estimation of revenue required at each reporting period for Agency Managed Services contracts.

The Company enters into agreements with Internet search companies, third-party publishers and strategic partners to generate customer acquisition services for their Agency Managed Service customers. The Company receives a fee from its customers and separately pays a fee to the Internet search companies, third-party publishers and strategic partners. The third-party supplier is primarily responsible for the performance and deliverable to the customer, and the Company solely arranges for the third-party supplier to provide services to the customer. Therefore, the Company acts as the agent and the net fees earned by the Company are recorded as revenue, with no associated costs of revenue attributable to the Company.

Software services contracts

The Company’s performance obligation for Software Services contracts is to provide the customer with continuous, daily access to the Company’s proprietary software. Service provided each month is distinct, and any variable consideration is allocated to a distinct month. Therefore, revenue is recognized as the performance obligations are satisfied each month and there is no estimation of revenue required at each reporting period for Software Services contracts.

Business combinations

Under the acquisition method of accounting, the Company recognizes, separately from goodwill, the identifiable assets acquired, and liabilities assumed at their estimated acquisition date fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill.

The Company performs valuations of assets acquired and liabilities assumed and allocates the purchase price to its respective assets and liabilities. Determining the fair value of assets acquired and liabilities assumed requires management to use significant judgment and estimates, including the selection of valuation methodologies, estimates of future revenue, costs and cash flows, discount rates, and selection of comparable companies. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable. As a result, actual results may differ from these estimates. During the measurement period, the Company may record adjustments to acquired assets and assumed liabilities, with corresponding offsets to goodwill. Upon the conclusion of a measurement period, any subsequent adjustments are recorded to earnings.

At the acquisition date, the Company measures the fair values of all assets acquired and liabilities assumed that arise from contractual contingencies. The Company also measures the fair values of all non-contractual contingencies if, as of the acquisition date, it is more likely than not that the contingency will give rise to an asset or a liability.

Acquisition related costs are not considered part of the consideration, and are expensed as operating expense as incurred.

Goodwill and other intangible assets

The Company measures and recognizes goodwill as of the acquisition date as the excess of: (a) the aggregate of the fair value of consideration transferred, the fair value of any non-controlling interest in the acquiree (if any), and the acquisition date fair value of the Company’s previously held equity interest in the acquiree (if any), over (b) the fair value of net assets acquired and liabilities assumed. Goodwill acquired in business combinations is assigned to the reporting units that are expected to benefit from the combination as of the acquisition date.

Effective January 1, 2019, the Company adopted ASU 2017-04, Intangibles—Goodwill and Other. On an annual basis, the Company performs a qualitative assessment of goodwill to determine whether it is necessary to perform a quantitative impairment test or more frequently upon the occurrence of certain triggering events or substantive changes in circumstances. The Company is only required to perform the annual quantitative goodwill impairment test if it is concluded that it is more likely than not that a reporting unit’s fair value is less than its carrying amount.

Finite-lived intangible assets primarily consist of software with related technology, customer relationships, non-competition agreements and capitalized licensing costs. These assets are initially capitalized based on actual costs incurred, acquisition cost, or fair value, if acquired as part of a business combination. The related costs are subsequently amortized on a straight-line basis over the estimated useful lives of the assets i.e., the periods over which the assets are expected to contribute directly or indirectly to the future cash flows of the Company. For the intangible assets listed above, the useful lives range from two years to five years.

Per ASC 350, intangible assets with finite useful lives must be tested for impairment when an event occurs, or circumstances change indicating that the fair value of the entity may be below its carrying amount (i.e., a triggering event occurs). If no triggering event occurs, further impairment testing is not necessary. The Company determined that there were no indicators of impairment for finite-lived intangible assets during any of the periods presented.

Segment reporting

Public companies are required to disclose certain information about their operating segments. Operating segments are defined as significant components of an enterprise for which separate financial information is available and is evaluated on a regular basis by the chief operating decision makers in deciding how to allocate resources to an individual operating segment and in assessing performance of the operating segment. The Company classifies its operations into three operating and reportable segments: Brand Direct, Marketplace and Other. Refer to Note 8, Reportable Segments, to the consolidated financial statements included in this prospectus for the fiscal year ended December 31, 2019, as well as Note 9, Reportable Segments, to our consolidated interim financial statements, for further detail on the Company’s segments.

Software development costs

Costs for software developed for internal use are accounted for in accordance with ASC 350-40 Internal-Use Software. ASC 350-40 requires the capitalization of certain costs incurred in connection with internal-use software development. Software development costs incurred during the preliminary stage and post-implementation stages along with maintenance costs are expensed as incurred. Costs incurred in the application development stage are capitalized once the capitalization criteria of ASC 350-40 have been met, and amortized over the estimated economic life of the software from the date of implementation.

The capitalization and ongoing assessment of recoverability of development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, technological and economic feasibility and estimated economic life. Capitalized software development costs are amortized over an estimated useful life of three to five years.

Contingent consideration

The Company recognizes the fair value of any contingent consideration that is transferred to the seller in a business combination on the date at which control of the acquiree is obtained. Contingent consideration is classified as a liability or as equity on the basis of the definitions of an equity instrument and a financial liability. If the contingent consideration is payable in cash, the Company classifies its contingent consideration as a liability. Contingent consideration payments related to acquisitions are measured at fair value each reporting period using Level 3 unobservable inputs. The Company’s estimates of fair value are based upon projected cash flow, estimated volatility and other inputs but which are uncertain and involve significant judgments by management. Any changes in the fair value of these contingent consideration payments are included in operating income in the consolidated statements of operations.

Income taxes

The majority of the consolidated subsidiaries of the Company do not include a provision for income taxes because the entities do not incur U.S. federal or state income taxes. Instead, the members of DMS are taxed on their proportionate share of DMS’s taxable income.

For UE, the Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires the use of the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates or laws is recognized in income in the period that the change in tax rates or laws is enacted. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion or all of the deferred tax assets will not be realized based on management’s review of historical results and forecasts.

The Company recognizes in its financial statements the impact of a tax position, if that position is more likely than not of being sustained upon examination, based on the technical merits of the position. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company’s accounting policy is to accrue interest and penalties related to uncertain tax positions, if and when required, as interest expense and a component of other expenses, respectively, in the consolidated statements of operations.

RECENTLY ISSUED ACCOUNTING STANDARDS

See Note 2, Basis of Presentation and Summary of Significant Accounting Policies, to the consolidated financial statements included in this prospectus for the fiscal year ended December 31, 2019, as well as Note 3, Summary of Significant Accounting Policies, to our consolidated financial statements for recent accounting pronouncements and the related impact on our consolidated financial statements.

DIRECTOR AND EXECUTIVE COMPENSATION

This section describes executive compensation of DMS’s directors and named executive officers during the fiscal year ended December 31, 2019.

Summary Compensation Table

The following Summary Compensation Table sets forth information regarding the compensation paid to, awarded to, or earned by our Chief Executive Officer and our two other most highly compensated executive officers in 2019 for services rendered in all capacities to us and our subsidiaries during 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)		Total ($)
Joseph Marinucci Chief Executive Officer	2019	260,000	—	—		260,000
Joseph Liner Chief Revenue Officer	2019	300,000	192,874	8,477	(1)	501,351
Randall Koubek Chief Financial Officer	2019	250,000	70,833	—		320,833

(1)

Amount reflects Mr. Liner’s commission payments under our Direct Sales Commissions Plan, which entitles Mr. Liner to 6% of gross profits for direct sales introduced and closed by him, and 3% of gross profits for direct sales where Mr. Liner either introduced or closed the sale (but not both).

Narrative Disclosure to Summary Compensation Table

Employment Offer Letters

Mr. Marinucci is not party to an employment agreement or offer letter with DMS.

Messrs. Liner and Koubek are party to offer letters with DMS dated November 15, 2018 and October 23, 2018 respectively. These offer letters contain substantially similar terms and conditions and provide for at-will employment. The offer letters provide for an annual base salary of $300,000 for Mr. Liner and $250,000 for Mr. Koubek. The offer letter with Mr. Liner provided that, after one year, he and DMS would negotiate in good faith regarding his annual salary level, and it was increased to $400,000 effective January 9, 2020. Each of Messrs. Liner and Koubek are entitled to receive, pursuant to the terms of their offer letters, employee benefits provided to executives of DMS generally.

Pursuant to his offer letter, Mr. Liner was eligible to earn a $200,000 sign-on bonus with $50,000 accruing every three months (on December 15, 2018, March 15, 2019, June 14, 2019 and September 21, 2019), such that $150,000 accrued in 2019. Mr. Liner is also eligible to earn monthly performance incentives and annual performance incentives under our Performance Incentive Plan equal to a percentage of gross profits from direct sales introduced and/or closed by him and a percentage of DMS’ net revenues. Mr. Liner is also entitled to a bonus of at least $150,000 if DMS purchases substantially all of the stock or assets of Double Positive, payable within 30 days of the effective date of the closing of such purchase.

Pursuant to his offer letter, Mr. Koubek is eligible to earn an annual discretionary bonus of not less than 20% of his then-current base salary at the end of each calendar year. The annual bonus for Mr. Koubek’s service in 2018 and the first quarter of 2019 was paid in the second quarter of 2019. The annual bonus for the remainder of 2019 was paid during the first quarter of 2020.

Mr. Liner and Mr. Koubek are entitled under their offer letters to certain severance benefits in the event they are terminated without “cause,” as described in more detail below (see “—Potential Payments Upon Termination / Change in Control”).

Potential Payments Upon Termination / Change in Control

The offer letters with each of Messrs. Liner and Koubek provide for certain severance benefits upon a termination by DMS without “cause.” In the event of a termination without “cause” by DMS, Mr. Liner (for six months) and Mr. Koubek (for one year) would be entitled to (i) continued payment of their respective base salary, and (ii) payment of DMS’ portion of the premium for healthcare continuation coverage under COBRA at the same level of coverage they were entitled to at the time of termination of employment, subject to the timely election of continuation coverage. In the event Mr. Koubek is terminated in connection with a change in control of DMS, the base salary component of his severance entitlement will become payable immediately upon the change in control.

Interests of DMS Executive Officers in the Business Combination

Certain of the executive officers of DMS are entitled to severance benefits upon certain qualifying terminations of employment, but the amount of the severance benefits, if any, would not be affected by the Business Combination. Each of Messrs. Liner, Koubek, Foster and Rudolph waived their rights under the Digital Media Solutions, LLC Employee Incentive Plan (the “EIP”) in exchange for potential equity incentive compensation grants and a lump-sum cash payment, as described in more detail below (see “—Bonuses”).

Bonuses

Each of Messrs. Liner, Koubek, Foster and Rudolph were participants in the EIP. In connection with the Business Combination, each of Messrs. Liner, Koubek, Foster and Rudolph entered into a letter agreement with DMS, pursuant to which all individuals waived their respective rights under the EIP in exchange for potential equity incentive compensation grants from the Company and a lump-sum cash payment equal to $2,917, $4,861, $3,889 and $32,917, respectively.

In addition, on July 24, 2020, the Company paid cash bonuses to Messrs. Koubek and Foster in the amounts of $995,139 and $140,000, respectively, in recognition of extraordinary services provided to the Company.

Director Compensation

Other than Richard Capezzali, who participated in the EIP described above and was reimbursed for out-of-pocket expenses, in 2019, DMS’s board of managers did not receive compensation for services rendered in their capacity as members of DMS’s board of managers. In connection with the Business Combination, Mr. Capezzali entered into a letter agreement with DMS, pursuant to which he waived his rights under the EIP in exchange for potential equity incentive compensation grants from the Company and a lump-sum cash payment equal to $87,778.

New Compensation Arrangements and Policies

Executive Compensation

We intend to develop an executive compensation program that is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, motivate and retain individuals who contribute to the long-term success of the Company. The executive compensation program may include an executive compensation plan for which the Company would seek stockholder approval.

Decisions on the executive compensation program will be made by our compensation committee.

Director Compensation

Our compensation committee will determine the annual compensation to be paid to the members of the Board.

Digital Media Solutions, Inc. 2020 Omnibus Incentive Plan

On June 24, 2020, the board of directors of Leo approved the Plan, which was approved by the stockholders on July 14, 2020 and became effective at the Closing. As of August 5, 2020, the closing price on the NYSE per New DMS Class A Common Stock, was $6.93.

The following is a summary of the material features of the Plan, and does not purport to be complete and is qualified in its entirety by the full text of the Plan, which is included as Exhibit 10.9 to the registration statement of which this prospectus is a part and is incorporated herein by reference.

Administration

The Plan will be administered by the Board or, if applicable, any committee or subcommittee of the Board, or a designee thereof (the “Administrator”). The Administrator by resolution may authorize one or more executive officers of the company to designate selected employees, directors, independent contractors, or consultants of the company or the company’s affiliates to receive awards and to determine the size and terms and conditions of any such awards, provided that the Administrator shall not delegate such responsibilities for awards to be granted to an eligible recipient who is an executive officer of the company, a non-employee director of the company, or a more than 10% beneficial owner of any class of the company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, and the resolution providing for such authorization shall set forth the total number of shares the designee may grant during any period. It is presently expected that the compensation committee of our board of directors will administer the Plan.

The Administrator shall, subject, in the case of the compensation committee or any committee or subcommittee of the Board may in the future appoint to administer the Plan to any restrictions on the authority delegated to it by the Board, have the power and authority, without limitation, to

•

determine which eligible recipients will be participants to whom awards will be granted, whether and to what extent awards will be granted and the number of shares (or amount of cash or other property) subject to each award;

•

determine the terms and conditions, not inconsistent with the terms of the Plan, of each award, including, the restrictions applicable to restricted share awards or restricted share units and the conditions under which such restrictions shall lapse, the other limitations, restrictions, terms and conditions applicable to the grant of awards, the performance goals and periods, if any, applicable to awards, the exercise price or base price, if any, of an award, the fair market value of an award, and the vesting schedule applicable to each award;

•

determine any amendments to the terms and conditions of outstanding awards, including equitable adjustments to performance goals in recognition of unusual or non-recurring events affecting the company or the company’s affiliates;

•	determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing awards;

•

determine the duration and purpose of leaves of absence which may be granted to a participant without constituting termination of employment or service for purposes of awards, and determine the impact of leaves of absence or other changes in the employment status or service status of a participant, on awards;

•	adopt, alter and repeal such administrative rules, regulations, guidelines and practices governing the Plan as it shall from time to time deem advisable;

•

prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws; and

•

interpret the terms and provisions of the Plan or any award or award agreement in the manner and to the extent the Administrator deems desirable, and exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

The Plan and all determinations made and actions taken pursuant thereto shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles of conflicts of law.

Eligibility and Limitation on Awards to Participants

Eligibility under the Plan is limited to directors, employees, independent contractors and consultants of the company and any other corporation or other entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the company, and who have been selected as participants by the Administrator, subject to certain restrictions necessary to avoid adverse tax consequences under Internal Revenue Code Section 409A. With respect to an option award intended to qualify as and designated as, and that satisfies the requirements to be, an “incentive stock option” as defined in Section 422 of the Internal Revenue Code (an “ISO”), such ISO may only be granted to an employee of the company or a “parent corporation” or a “subsidiary corporation” of the company, as such terms are defined in Section 424 of the Internal Revenue Code, if any.

As of July 31, 2020, the number of such eligible employees was approximately 300, the number of such eligible directors was five, and the number of such eligible independent contractors and eligible consultants was approximately ten (other than directors, based upon the number of service providers). The Administrator, in its sole discretion, will determine which eligible recipients become participants in the Plan. Future benefits under the Plan will be granted at the discretion of our compensation committee and are therefore not currently determinable.

Subject to the Plan’s customary capitalization adjustment provisions, the aggregate grant date fair market value of awards that may be granted during any calendar year to any non-employee director, when aggregated with such non-employee director’s cash fees, will not exceed $500,000 ($750,000 for the Chairman of the Board).

Term

The Plan was approved by the stockholders on July 14, 2020 and became effective at the Closing. No awards shall be granted under the Plan on or after June 24, 2030, 10 years following the date of its approval by Leo’s board of directors.

Exercisability

In the event of the termination of employment or service with the company and its affiliates of a participant who has been granted one or more options, share appreciation rights (“SARs”), restricted share awards, or restricted share units, then such awards shall be exercisable at such time or times and subject to such terms and conditions as set forth in the respective award agreement (except that SARs granted in tandem with an option award shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related option award agreements). The Administrator may accelerate the vesting of or waive restrictions on awards, in whole or in part, for any reason.

Securities Subject to the Plan

Subject to customary capitalization adjustments, the number of shares that may be issued under the Plan may not exceed 11,630,172, an amount equal to 20% of the number of shares of New DMS Class A Common Stock on an as-converted and as-redeemed basis that were outstanding as of immediately following the Closing.

All shares available for issuance under the Plan may be issued pursuant to the exercise of ISOs. Any shares of common stock subject to an award that are forfeited, cancelled, exchanged or surrendered or if an award otherwise terminates or expires without a distribution of shares, shares with respect to such awards shall again be available for grant under the Plan. In addition, with respect to an award that is denominated in shares but paid or settled in cash, the number of shares with respect to which such payment or settlement is made shall again be available for grant under the Plan. Shares underlying awards that can only be paid in cash do not count against the overall Plan limit.

The Plan provides that the following shares shall not be recycled and again made available for grant under the Plan: (i) shares exchanged by a participant or withheld as payment in connection with the exercise of an option or SAR or the payment of any purchase price with respect to any other award under the Plan; (ii) shares exchanged by a participant or withheld to satisfy the tax withholding obligations related to any award under the Plan; and (iii) the full number of shares underlying a SAR that is settled by the delivery of a net number of shares. Upon the exercise of any award granted in tandem with any other awards, such related awards shall be cancelled to the extent of the number of shares as to which the award is exercised.

An equitable substitution or proportionate adjustment shall be made in the event of a change in capitalization, including any (i) merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, shares of common stock or other property), stock split, reverse stock split, share subdivision or consolidation, (iii) combination or exchange of shares or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the shares such that an adjustment is appropriate and necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be conferred under the Plan. The substitution or adjustment shall be made to: the aggregate number of shares reserved for issuance under the Plan; the kind, number of securities subject to, and the exercise price or base price subject to, outstanding stock options and SARs; and the kind, number and purchase price of shares or other property (including cash) subject to outstanding restricted shares, restricted share units, share bonuses and other share-based awards granted under the Plan. Any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments will be made as may be determined by the Administrator, in its sole discretion. Subject to compliance with Internal Revenue Code Section 409A, the Administrator may also make amendments to the terms and conditions of outstanding awards, including equitable adjustments to performance goals in recognition of unusual or infrequent events affecting the company or an affiliate, or the financial statements of the company or an affiliate, or in response to changes in applicable laws, regulations, or accounting principles. As determined by the Administrator in its sole discretion, other equitable substitutions or adjustments shall be made.

Subject to compliance with Internal Revenue Code Section 409A, the Administrator may, in connection with any event of a change in capitalization described above, also cancel any outstanding award in exchange for (i) consideration (paid in cash or other property) having an aggregate fair market value equal to the difference between (A) the fair market value of the shares, cash or other property covered by such award, less (B) the aggregate exercise price, base price or purchase price thereof, if any, or (ii) for no consideration if the exercise price, base price or purchase price of outstanding award is equal to or greater than the fair market value of the shares of common stock, cash or other property covered by such award.

Types of Awards

Stock Options

The Plan authorizes awards of stock options, which includes (i) an ISO, and (ii) an option that is not designated as an ISO or that otherwise does not satisfy the requirements to be an ISO (“Nonqualified Stock Option”). Subject to the limits of the Plan, the Administrator may grant options for such number of shares and having such terms as the Administrator designates

Options shall vest and be exercisable in the timeframe determined by the Administrator. No option shall be exercisable after ten years from the date such option is granted.

The exercise price of shares under an option is determined by the Administrator but shall not be less than the fair market value of a share of common stock on the date of grant (exclusive of substitute awards).

Under the Plan, to the extent permitted under applicable law, the Administrator in its sole discretion may make available one or more of the following alternatives for the payment in whole or in part of the option exercise price (i) payment in cash or its equivalent, (ii) payment in unrestricted shares of common stock already owned by the participant, (iii) payment through any means of cashless exercise procedure established with a securities brokerage firm approved by the Administrator, (iv) payment in shares of common stock less a number of shares of common stock with a fair market value equal to the aggregate exercise price for the number of shares of common stock as to which the option is being exercised, or (v) any other form of consideration approved by the Administrator and permitted by applicable laws (or any combination of the foregoing). Options may be exercised in whole or in part by giving written notice under the Plan.

If an option is intended to qualify as and is designated as an ISO, and satisfies the requirements to be an ISO, then the fair market value, determined as of the date of grant, of ISOs that can first become exercisable in any calendar year will not exceed $100,000 without such excess amount ceasing to constitute an ISO. Any ISO granted to an owner of more than 10% of the total combined voting power of all classes of company stock will have an exercise price that is not less than 110% of the fair market value of a share of the company’s common stock on the grant date, and the term of the ISO shall not exceed five years after the grant date.

Share Appreciation Rights (SARs)

The Plan authorizes awards of SARs that are freestanding from an option award or granted in tandem with all or part of an option award. The Administrator, in its sole discretion, will determine the terms and conditions of the SARs; provided, however, SARs granted in tandem with options will generally be exercisable only at such time or times and to the extent that the options to which they relate are exercisable under the Plan.

A freestanding SAR generally entitles the holder, upon exercise of the SAR, to receive payment up to, but not more than, an amount determined by multiplying (i) the excess of the fair market value of a share of common stock on the date of exercise over the base price established for such SAR on its grant date, by (ii) the number of shares as to which such SAR is being exercised. A SAR granted in tandem with an option award generally entitles the holder, upon exercise, to receive payment up to, but not more than, the number of shares equal in value to the number determined by multiplying (i) the excess of the fair market value of a share as of the date of exercise over the base price specified in the related option, by (ii) the number of shares in respect of which the related SAR is being exercised.

The base price for each SAR shall be not less than the fair market value of a share of common stock on the grant date of the SAR (exclusive of substitute awards). No SAR may be exercised after ten years from the date such SAR is granted.

Restricted Share Awards

The Administrator may, in its discretion, grant restricted share awards to participants, either alone or in addition to other awards granted under the Plan, providing shares of common stock subject to certain restrictions that lapse at the end of a specified period or periods of time and/or upon attainment of specified performance objectives.

The Administrator will determine the restricted period(s), the number of shares of restricted stock to be awarded, the price (if any) to be paid by the participant to acquire such shares, the period of time prior to which restricted share awards become vested and free of restrictions on transfer, the performance goals (if any) upon whose attainment the restricted period shall lapse in part or full and such other restrictions, terms and conditions as the Administrator determines. Each participant who is granted a restricted share award may, in the company’s sole discretion, be issued a share certificate, and the company may require that any such share certificates be held in the company’s possession until such time as all restrictions applicable to such shares have lapsed. A participant shall forfeit a restricted share award in accordance with the terms of the grant if the restrictions, performance goals and/or conditions established by the Administrator are not attained.

Except as otherwise provided in an award agreement relating to a restricted share award, the holder of such award shall generally have all rights as a company shareholder during the restricted period, including, but not limited to, voting rights and the right to receive dividends applicable to all holders of common stock. Notwithstanding the preceding sentence, any dividends declared during the restricted period with respect to the restricted share award shall only become nonforfeitable if (and to the extent) the underlying restricted shares vest.

Restricted Share Units

The Administrator may, in its discretion, grant restricted share units to participants, either alone or in addition to other awards granted under the Plan, providing the right to receive one share of common stock or, in lieu thereof and to the extent provided in the applicable award agreement or as determined thereafter by the Administrator, the amount of cash per unit that is determined by the Administrator in connection with the award, or a combination thereof, on the date or upon the occurrence of one or more events specified in the award agreement, including the attainment of applicable performance goals.

The Administrator will determine the restricted period(s), the number of restricted share units to be awarded, the price (if any) to be paid by the participant to acquire such restricted share units, the period of time prior to which restricted share units become vested and free of restrictions on transfer, the performance goals (if any) upon whose attainment the restricted period shall lapse in part or full, and such other restrictions, terms and conditions as the Administrator determines. At the expiration of the restricted period, restricted share units may, in the company’s sole discretion, be issued in uncertificated form. A participant shall forfeit a restricted share unit award in accordance with the terms of the grant if the restrictions, performance goals and/or conditions established by the Administrator are not attained.

The holder of a restricted share unit award shall generally have no rights of a shareholder during the restricted period, including voting or dividend or other distribution rights, with respect to any restricted share units prior to the date they are settled in shares, although, to the extent an award agreement provides for dividend-equivalent rights with respect to dividends declared during the restricted period applicable to a grant of restricted share units, any amount payable in respect of such dividend-equivalent rights will be payable at the time (and to the extent) the shares underlying such restricted share units are delivered to the participant.

Other Share-Based Awards

Subject to the limits described in the Plan, and in addition to the awards described above, the Administrator may issue other forms of awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the common stock (including unrestricted shares, restricted share units, dividend equivalents or performance units, each of which may be subject to the attainment of performance goals or a period of continued employment or other terms or conditions as permitted under the Plan), either alone or in addition to other awards (other than in connection with options and SARs), as it determines to be in the best interests of the company. Subject to the provisions of the Plan, the Administrator may determine the individuals to whom and the times at which such other share-based awards shall be granted, the number of shares of common stock to be granted pursuant to such other share-based awards, the manner in which such other share-based awards shall be settled (e.g., in shares of common stock, cash or other property), or the conditions to the vesting and/or payment or settlement of such other share-based awards (which may include achievement of performance goals) and all other terms and conditions of such other share-based awards.

Any dividend or dividend equivalent awarded in connection with such other share-based award shall be subject to the same conditions, restrictions and risks of forfeiture as the underlying awards to which they relate, and shall only become payable if (and to the extent) the underlying awards vest.

Share Bonuses

The Administrator may grant bonuses payable in fully vested shares of common stock, and the shares constituting such share bonuses shall be delivered to participants as soon as practicable after the date on which such bonuses are payable.

Cash Awards

The Administrator may grant awards that are denominated in, or payable solely in cash and subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion. Cash awards may be granted with value and payment contingent upon the achievement of performance goals.

Transfer of Awards

Generally, no award under the Plan may be transferred, except as provided in an award agreement or with prior written consent of the Administrator.

Amendment and Termination

The Board can amend, alter or terminate the Plan at any time, but no amendment, alteration or termination shall be made that would impair the rights of a participant without the participant’s consent. Unless the Board determines otherwise, the Board will obtain approval of the Company’s stockholders as required to comply with applicable law or the rules of any stock exchange on which the company’s shares of common stock is listed. The Administrator may amend the terms of any award granted, provided that no such amendment shall impair the rights of any participant under the Plan without the participant’s consent.

Change in Control

The Administrator may accelerate the vesting of or waive restrictions on awards in whole or in part at any time, for any reason. If the Administrator decides to accelerate the vesting of an award in connection with a Change in Control (as defined in the Plan), the Administrator shall also have discretion in connection with such action to provide that any outstanding award with an exercise price or base price exceeding the fair market value of the shares of common stock, cash or other property covered by such award may be cancelled without the payment of any consideration.

Clawback

Any award subject to recovery under any law, government regulation, stock exchange listing requirement, award agreement or company policy, will be subject to such deductions and clawback as may be required to be made pursuant thereto (or any award agreement or policy adopted by the company pursuant to any such law, government regulation, stock exchange listing requirement or otherwise).

Form S-8

When permitted by SEC rules, we intend to file with the SEC a registration statement on Form S-8 covering the New DMS Class A Common Stock issuable under the Plan.

Certain United States Federal Income Tax Aspects

The federal income tax consequences applicable to the company and grantees in connection with awards under the Plan are complex and depend, in large part, on the surrounding facts and circumstances. Under current federal income tax laws, a participant will generally recognize income, and the company will be entitled to a deduction, with respect to awards under the Plan as follows:

•

Incentive Stock Options. The grant of an ISO will not result in any immediate tax consequences to the company or the optionee. An optionee will not realize taxable income, and the company will not be entitled to any deduction, upon the timely exercise of an ISO, but the excess of the fair market value of the common stock acquired over the exercise price will be an item of tax preference for purposes of the alternative minimum tax. If the optionee does not dispose of the common stock acquired within one year after its receipt (or within two years after the date the option was granted), the gain or loss realized on the subsequent disposition of the common stock will be treated as long-term capital gain or loss and the company will not be entitled to any deduction. If the optionee disposes of the common stock acquired less than one year after its receipt (or within two years after the option was granted), the optionee will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the common stock acquired on the date of exercise over the exercise price, or (ii) if the disposition is a taxable sale or exchange, the amount of any gain realized. Upon such a disqualifying disposition, the company will be entitled to a deduction in the same amount and at the same time as the optionee realizes such ordinary income. Any amount realized by the optionee in excess of the fair market value of the common stock on the date of exercise will be taxed to the optionee as capital gain.

•

Nonqualified Stock Options and SARs. The grant of a Nonqualified Stock Option or SAR will not result in any immediate tax consequences to the company or the grantee. Upon the exercise of a Nonqualified Stock Option or SAR, the grantee will generally realize ordinary income equal to the excess of the fair market value of the common stock acquired over the exercise price or base price, as the case may be. The company will be entitled to a deduction at the same time as, and in an amount equal to, the income realized by the grantee.

•

Restricted Share Awards. A grantee generally will not realize taxable income upon an award of restricted share awards. However, a grantee who receives restricted shares will realize as ordinary income at the time of the lapse of the restrictions an amount equal to the fair market value of the common stock at the time of such lapse. Alternatively, and if permitted by the Administrator, a grantee may elect to realize ordinary income on the date of receipt of the restricted shares. The company will be entitled to a deduction at the same time as, and in an amount equal to, the income realized by the grantee.

•

Restricted Share Units. A grantee generally will not realize taxable income upon an award of restricted share units. A grantee will recognize ordinary income in the year in which the shares or cash equivalent subject to the awards are actually issued (or the amount of cash paid) to the grantee, in an amount equal to the fair market value of the shares on the issuance date and/or the amount of any cash payable on the payment date (and subject to income tax withholding in respect of an employee).

•

Other Share-Based Awards. A grantee who receives other share-based awards will realize as ordinary income at the time of the lapse of the restrictions (or, in the case of phantom stock awards, at the time of delivery) an amount equal to the fair market value of the common stock or cash delivered of such lapse. The company will be entitled to a deduction at the same time as, and in an amount equal to, the income realized by the grantee.

•

Share Bonuses and Cash Awards. A grantee who receives a share bonus or a cash award will realize as ordinary income an amount equal to the fair market value of the common stock or cash delivered, and the company will be entitled to a deduction at the same time as, and in an amount equal to, the income realized by the grantee.

•

Internal Revenue Code Section 409A. To the extent that any award under the Plan is or may be considered to involve a nonqualified deferred compensation plan or deferral subject to Internal Revenue Code Section 409A, the terms and administration of such award shall comply with the provisions of such section and final regulations issued thereunder.

MANAGEMENT

Directors and Executive Officers

Upon the consummation of the Business Combination, and in accordance with the terms of the Business Combination Agreement, each executive officer of Leo ceased serving in such capacity, and Robert Bensoussan and Lori Bush ceased serving on Leo’s board of directors.

As of the Closing, (i) Messrs. Marinucci, Borghese, Isenberg and Miller were appointed as directors of the Company, to serve until the end of their respective terms and until their successors are elected and qualified, (ii) Ms. Minnick and Messrs. Darwent and Lea were appointed to serve on the audit committee of the Board, with Mr. Darwent serving as the chair and qualifying as an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K and (iii) Ms. Minnick and Messrs. Isenberg and Miller were appointed to serve on the compensation committee of the Board, with Ms. Minnick serving as the chair.

As of the Closing, the Board appointed the following individuals to serve as officers of the Company in the positions opposite their name below:

Name	Age	Position
Joseph Marinucci	45	President, Chief Executive Officer and Director
Fernando Borghese(1)	41	Chief Operating Officer and Director
Randall Koubek	60	Chief Financial Officer
Joey Liner	42	Chief Revenue Officer
Jonathan Katz	51	Chief Media Officer
Matthew Goodman	46	Chief Information Officer
Jason Rudolph	46	Chief Technology Officer
Ryan Foster	42	General Counsel, Executive Vice President of Compliance and Secretary
Robbie Isenberg(2)	38	Director
James Miller(2)	41	Director
Mary Minnick(3)	60	Director
Lyndon Lea(4)	51	Director
Robert Darwent(5)	47	Director

(1)	Nominated by Prism.
(2)	Nominated by Clairvest.
(3)	Nominated by Prism and Clairvest.
(4)	Nominated by Sponsor.
(5)	Nominated by Lion Capital (Guernsey) Bridgeco Limited.

Executive Officers

Joseph Marinucci has served as Chief Executive Officer of DMS since co-founding DMS in 2012. Previously, Mr. Marinucci co-founded Interactive Media Solutions, a direct response marketing firm, and served as its President from 2000 to 2012. From 2015 to 2019, Mr. Marinucci served as a Board Member of LeadsCouncil, an independent association whose members are companies in the online lead generation industry. Mr. Marinucci holds a Bachelor of Science in Accounting from Binghamton University. In light of our ownership structure and Mr. Marinucci’s extensive executive leadership and management experience, the Board believes it is appropriate for Mr. Marinucci to serve as our director.

Fernando Borghese has served as Chief Operating Officer of DMS since co-founding DMS in 2012. Prior to DMS, Mr. Borghese was Executive Vice President at DMi Partners, a digital marketing agency. Mr. Borghese has served as a Board Member of LeadsCouncil since 2019. Mr. Borghese holds a Bachelor of Arts in Political

Science from Trinity College-Hartford. In light of our ownership structure and Mr. Borghese’s extensive experience as an operating executive officer and manager, and in-depth knowledge and understanding of digital marketing, the Board believes it is appropriate for Mr. Borghese to serve as our director.

Randall Koubek has served as Chief Financial Officer of DMS since 2018. Previously, Mr. Koubek served as the Chief Financial Officer of Spectrio LLC from 2014 to 2018. Mr. Koubek also served as the Chief Financial Officer of Bonnier Corporation and Thompson Media Group. He holds a Bachelor of Arts in Accounting and a Master of Business Administration from the University of South Florida.

Joey Liner has served as the Chief Revenue Officer of DMS since 2018. Prior to DMS, Mr. Liner co-founded DoublePositive, a performance marketing company specializing in call center services and strategic lead management agency services for big brands in mortgage and online education, and served as its President from 2015 to 2018. Mr. Liner earned his undergraduate degree in Business Management from Towson University.

Jonathan Katz has served as the Chief Media Officer of DMS since 2016. Prior to DMS, Mr. Katz served as Founder and Chief Executive Officer of Domain Development Studios, which developed original content across its portfolio of vertical and geo-focused brands with strategic emphasis in Healthcare solutions. Mr. Katz studied computer science at Florida State University.

Matthew Goodman has served as the Chief Information Officer of DMS since co-founding DMS in 2012. Previously, Mr. Goodman was Chief Information Officer of Interactive Marketing Solutions. Mr. Goodman attended the Master of Business Administration program at New York University’s Stern School of Business and earned his undergraduate degrees in Finance and Management Information System from Syracuse University.

Jason Rudolph has served as Chief Technology Officer of DMS since 2019. Prior to DMS, Mr. Rudolph was Chief Technology Officer at W4 Performance Ad Market from 2015 to 2018. Mr. Rudolph also served as Founder and Chief Executive Officer of Sound Advertising Group from 2008 to 2015.

Ryan Foster has served as General Counsel and Executive Vice President of Compliance of DMS since 2017. Prior to DMS, Mr. Foster was Chief Compliance Officer for Regional Management Corp. (NYSE: RM) from 2015 to 2017. Mr. Foster also served as General Counsel of Global Lending Services, LLC and Assistant General Counsel to the Securities Industry and Financial Markets Association. Mr. Foster holds a Bachelor of Arts from Southern Methodist University, studied comparative law and economics at the University of Oxford, and earned his Juris Doctor from Southern Methodist University Dedman School of Law.

Directors

Robbie Isenberg serves as one of our directors. Mr. Isenberg serves as a Managing Director of Clairvest and participates in all areas of the investment process. Prior to joining Clairvest in 2010, Mr. Isenberg worked as a Senior Case Team Leader for the Monitor Group and in the investment banking group of Credit Suisse focusing on leveraged finance and mergers and acquisitions. In addition to DMS, Mr. Isenberg currently serves on the board of directors of ChildSmiles Group and has served on the board of directors of Cieslok Media, KUBRA and Lyophilization Services of New England. Other portfolio companies include New Meadowlands Racetrack. Mr. Isenberg has an MBA from Northwestern University’s Kellogg School of Management and an HBA from the Richard Ivey School of Business.

James H. Miller serves as one of our directors. Mr. Miller serves as General Counsel and Corporate Secretary at Clairvest, where he is responsible for all Clairvest legal matters and plays an active transaction execution role in all of Clairvest’s investment transactions. Mr. Miller serves on the board of directors of Head Digital Works (Ace2Three). Prior to joining Clairvest in May 2015, Mr. Miller practiced mergers & acquisitions and capital markets law at Torys LLP in Toronto for close to ten years. Mr. Miller has a B.A. (Hons.) from Mount Allison University and an LL.B. from Dalhousie University.

Mary E. Minnick serves as one of our directors and chairperson of the Board. Ms. Minnick was a Partner of Lion Capital from 2007 until 2017. Previously, Ms. Minnick served in various capacities at The Coca-Cola Company (NYSE:KO), including as Chief Operating Officer of Asia and Global President of Marketing, Strategy and Innovation, from 1983 to 2007. Ms. Minnick is a member of the board of directors of the Target Corporation (NYSE:TGT), which she joined in 2005. Ms. Minnick has also served as a member of the board of directors of the global brewer Heineken (AMS:HEIA) from 2008 to 2015 and the consumer packaged food and beverage company WhiteWave Foods Co. (NYSE:WWAV) from 2012 to 2016. Ms. Minnick has an MBA from Duke University and a BA in Business from Bowling Green State University.

Lyndon Lea serves as one of our directors. Mr. Lea is a founder of Lion Capital and serves as its Managing Partner since its inception in 2004. Prior to founding Lion Capital, Mr. Lea was a partner of Hicks, Muse, Tate & Furst where he co-founded its European operations in 1998. From 1994 to 1998, Mr. Lea served at Glenisla, the former European affiliate of Kohlberg Kravis Roberts & Co., prior to which he was an investment banker at Schroders in London and Goldman Sachs in New York. Mr. Lea graduated with a BA in Honors Business Administration from the University of Western Ontario in Canada in 1990.

Mr. Lea previously led investments in, and sat on the board of, UK cereal company Weetabix; French food manufacturer Materne; restaurant chain wagamama; global, luxury shoe company, Jimmy Choo; private label razor business, Personna; soft drinks business, Orangina; snack business, Kettle Foods; Finnish bakery company, Vaasan; European frozen food brand, Findus; Dutch foodservice company, Ad Van Geloven; global hair accessories brand, ghd; French frozen retailer, Picard; global brand development, marketing and entertainment company, Authentic Brands Group; UK food company, Premier Foods (LON:PFD); UK biscuit business, Burton’s Foods; UK furniture company, Christie-Tyler; leading European automotive valuation guide, EurotaxGlass’s; Polish cable company, Aster City Cable; champagne houses G.H. Mumm and Champagne-Perrier-Jouët; directories group, Yell; and clothing company, American Apparel. Mr. Lea also previously sat on the board of Aber, a diamond mining company, which owned the luxury jewelry brand Harry Winston.

Robert Darwent serves as one of our directors. Alongside Mr. Lyndon Lea, Mr. Darwent is a founder of Lion Capital where he sits on the Investment Committee and Operating Committee of the firm. Prior to founding Lion Capital in 2004, Mr. Darwent worked with Mr. Lea in the European operations of Hicks, Muse, Tate & Furst since its formation in 1998. From 1995 to 1998, Mr. Darwent worked in the London office of Morgan Stanley in their investment banking and private equity groups. Mr. Darwent graduated from Cambridge University in 1995.

Mr. Darwent is currently a director of the following companies: Authentic Brands Group, the global brand licensing company; Blow Ltd, the online beauty services provider; Lenny & Larry’s, the US protein-enhanced cookie brand; Spence Diamonds, a North American diamond jewelry retailer; and Young’s Seafood, the UK chilled and frozen food manufacturer. Previously, Mr. Darwent has sat on the board of the following companies: Loungers, the UK bar and restaurant chain; AS Adventure, the leading European outdoor specialist retailer; Burton’s Foods, the UK biscuit business; Christie-Tyler, the UK furniture manufacturer; ghd, the global hair appliances business; Jimmy Choo, the luxury shoe and accessories brand; La Senza, the UK lingerie retailer; G.H. Mumm and Champagne Perrier-Jouët, the champagne houses; wagamama, the restaurant chain; and Weetabix, the cereal company.

Director Independence

The rules of the NYSE require that a majority of our Board be independent. An “independent director” is defined generally as a person that, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). Each of our directors, other than Joseph Marinucci and Fernando Borghese, qualifies as an independent director under NYSE listing standards.

Committees of the Board of Directors

The Board has two standing committees: an audit committee and a compensation committee. Our audit committee is composed of three independent directors, and our compensation committee is composed of at least three independent directors.

Audit Committee

The members of our audit committee consist of Robert Darwent, Lyndon Lea and Mary E. Minnick. Mr. Darwent serves as the chairperson of the audit committee. Under the NYSE listing rules and applicable SEC rules, we are required to have at least three members of the audit committee. The rules of the NYSE and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be composed solely of independent directors, and it is anticipated that each will qualify as independent directors under applicable rules. Each of Messrs. Darwent and Lea and Ms. Minnick is financially literate and Mr. Darwent qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

Compensation Committee

Our compensation committee consists of three members of the Board, all of which are independent directors. The members of the compensation committee will be appointed by the Board.

Director Compensation

Following the completion of the Business Combination, our compensation committee will determine the annual compensation to be paid to the members of the Board.

DESCRIPTION OF SECURITIES

DESCRIPTION OF THE COMPANY’S SECURITIES

The following summary of certain provisions of the Company securities does not purport to be complete and is subject to the New DMS Certificate of Incorporation and the New DMS Bylaws, which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by reference to the provisions of the DGCL, as applicable.

Authorized Capitalization

General

The total amount of our authorized capital stock consists of 600,000,000 shares of common stock, par value $0.0001 per share, of the Company, consisting of (a) 500,000,000 shares of New DMS Class A Common Stock, (b) 60,000,000 shares of New DMS Class B Common Stock, (c) 40,000,000 shares of New DMS Class C Common Stock, and (d) 100,000,000 shares of preferred stock, par value $0.0001 per share, of New DMS (“New DMS Preferred Stock”). As of June 27, 2020, there are 32,293,793 shares of New DMS Class A Common Stock outstanding and 25,857,070 shares of New DMS Class B Common Stock outstanding,

New DMS Common Stock

Voting rights. Each holder of New DMS Common Stock will be entitled to one (1) vote for each share of New DMS Common Stock held of record by such holder. The holders of shares of New DMS Common Stock will not have cumulative voting rights. Except as otherwise required in the New DMS Certificate of Incorporation or by applicable law, the holders of New DMS Class A Common Stock, New DMS Class B Common Stock and New DMS Class C Common Stock will vote together as a single class on all matters on which stockholders are generally entitled to vote (or, if any holders of Preferred Stock are entitled to vote together with the holders of New DMS Common Stock, as a single class with such holders of Preferred Stock). In addition to any other vote required in the New DMS Certificate of Incorporation or by applicable law, the holders of New DMS Class A Common Stock, New DMS Class B Common Stock and New DMS Class C Common Stock will each be entitled to vote separately as a class only with respect to amendments to the New DMS Certificate of Incorporation that increase or decrease the par value of the shares of such class or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. Notwithstanding the foregoing, except as otherwise required by law, holders of New DMS Common Stock, as such, will not be entitled to vote on any amendment to the New DMS Certificate of Incorporation (including any Preferred Stock Designation (as defined in the New DMS Certificate of Incorporation) relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the New DMS Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend rights. Subject to any other provisions of the New DMS Certificate of Incorporation, as it may be amended from time to time, holders of shares of New DMS Class A Common Stock will be entitled to receive ratably, in proportion to the number of shares of New DMS Class A Common Stock held by them, such dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by the Board from time to time out of assets or funds of the Company legally available therefor.

Except as provided in the New DMS Certificate of Incorporation, dividends and other distributions will not be declared or paid on the New DMS Class B Common Stock.

Subject to any other provisions of the New DMS Certificate of Incorporation, as it may be amended from time to time, holders of shares of New DMS Class C Common Stock will be entitled to receive ratably, in proportion to the number of shares held by them, the dividends and other distributions in cash, stock or property of the Company payable or to be made on outstanding shares of New DMS Class A Common Stock that would have been payable on the shares of New DMS Class C Common Stock if each such share of New DMS Class C Common Stock had been converted into a fraction of a share of New DMS Class A Common Stock equal to the Conversion Ratio (as defined in the New DMS Certificate of Incorporation) immediately prior to the record date for such dividend or distribution. The holders of shares of New DMS Class C Common Stock will be entitled to receive, on a pari passu basis with the holders of the New DMS Class A Common Stock, such dividend or other distribution on the New DMS Class A Common Stock when, as and if declared by the Board from time to time out of assets or funds of the Company legally available therefor.

Redemption. The holder of each DMS Unit other than Blocker Corp will, pursuant to the terms and subject to the conditions of Amended Partnership Agreement, have the right (the “Redemption Right”) to redeem each such DMS Unit for the applicable Cash Amount (as defined in the Amended Partnership Agreement), subject to the Company’s right, in its sole and absolute discretion, to elect to acquire some or all of such DMS Units that such DMS Member has tendered for redemption for a number of shares of New DMS Class A Common Stock, an amount of cash or a combination of both (the “Exchange Option”), in the case of each of the Redemption Right and the Exchange Option, on and subject to the terms and conditions set forth in the New DMS Certificate of Incorporation and in the Amended Partnership Agreement.

Retirement of Class B Common Stock. In the event that (i) any DMS Unit is consolidated or otherwise cancelled or retired or (ii) any outstanding share of New DMS Class B Common Stock held by a holder of a corresponding DMS Unit otherwise will cease to be held by such holder, in each case, whether as a result of exchange, reclassification, redemption or otherwise (including in connection with the Redemption Right and the Exchange Option as described above), then the corresponding share(s) of New DMS Class B Common Stock (which, for the avoidance of doubt, will be equal to such DMS Unit divided by the Conversion Ratio prior to and until the Effective Time (as defined below) (in the case of (i)) or such share of New DMS Class B Common Stock (in the case of (ii)) will automatically and without further action on the part of the Company or any holder of New DMS Class B Common Stock be transferred to the Company for no consideration and thereupon will be retired and restored to the status of authorized but unissued shares of New DMS Class B Common Stock.

Rights upon Liquidation. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Company after payments to creditors of the Company that may at the time be outstanding, and subject to the rights of any holders of Preferred Stock that may then be outstanding, holders of shares of New DMS Class A Common Stock and New DMS Class C Common Stock will be entitled to receive ratably, in proportion to the number of shares held by them, all remaining assets and funds of the Company available for distribution; provided, however, that, for purposes of any such distribution, each share of New DMS Class C Common Stock will be entitled to receive the same distribution as would have been payable if such share of New DMS Class C Common Stock had been converted into a fraction of a share of New DMS Class A Common Stock equal to the Conversion Ratio immediately prior to the record date for such distribution. The holders of shares of New DMS Class B Common Stock, as such, will not be entitled to receive any assets of the Company in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Automatic Conversion of New DMS Class B Common Stock. Immediately and automatically upon the earlier of (the “Effective Time”) (i) July 4, 2024 and (ii) the date on which there are no amounts owed to any lender pursuant to the Credit Facility, each share of New DMS Class B Common Stock will automatically and without any action on the part of the holder thereof, be reclassified as and changed, pursuant to a reverse stock split, into a fraction of a share of New DMS Class B Common Stock equal to the Conversion Ratio.

Conversion of Class C Common Stock. Each holder of New DMS Class C Common Stock will have the right, at such holder’s option, at any time, to convert all or any portion of such holder’s shares of New DMS Class C Common Stock, and the Company will have the right, at the Company’s option, from and after the Effective Time, to convert all or any portion of the issued and outstanding shares of New DMS Class C Common

Stock, in each case into shares of fully paid and non-assessable New DMS Class A Common Stock at the ratio of one (1) share of New DMS Class A Common Stock for the number of shares of New DMS Class C Common Stock equal to the Issuance Multiple (as defined in the Business Combination Agreement) so converted.

Transfers. The holders of shares of New DMS Class B Common Stock will not transfer such shares other than as part of a concurrent transfer of (i) if prior to the Effective Time, a number of DMS Units equal to the number of shares of New DMS Class B Common Stock being so Transferred multiplied by the Conversion Ratio or (ii) if after the Effective Time, an equal number of DMS Units, in each case made to the same transferee in accordance with the restrictions on transfer contained in the Amended Partnership Agreement.

Other rights. No holder of shares of New DMS Common Stock will be entitled to preemptive or subscription rights. There are no redemption or sinking fund provisions applicable to the New DMS Common Stock. The rights, preferences and privileges of holders of the New DMS Common Stock will be subject to those of the holders of any shares of the Preferred Stock the Company may issue in the future.

Preferred Stock

The Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of Preferred Stock of New DMS could have the effect of decreasing the trading price of New DMS Common Stock, restricting dividends on the capital stock of the New DMS, diluting the voting power of the New DMS Common Stock, impairing the liquidation rights of the capital stock of New DMS, or delaying or preventing a change in control of New DMS.

Dividends

New DMS has never paid any dividends. The payment of future dividends on the shares of New DMS Class A Common Stock or New DMS Class C Common Stock, as applicable, will depend on the financial condition of the Company after the completion of the Business Combination subject to the discretion of the Board. It is presently expected that the Company will retain all earnings for use in the business operations of the Company and, accordingly, it is not expected that the Board will declare any dividends in the foreseeable future. The ability of the Company to declare dividends may be limited by the terms of any other financing and other agreements entered into by the Company or its subsidiaries from time to time

The Company is a holding company with no material assets other than the equity interests in Blocker Corp held by it. Blocker Corp will be a wholly owned subsidiary of the Company and a holding company with no material assets other than its ownership of DMS Units. The Amended Partnership Agreement requires DMS to make “tax distributions” pro rata to holders of DMS Units (including Blocker Corp) in amounts sufficient for the Company and Blocker Corp to cover applicable taxes and other obligations under the Tax Receivable Agreement as well as any cash dividends declared by the Company.

The Company anticipates that the distributions Blocker Corp will receive from DMS may, in certain periods, exceed the Company’s and Blocker Corp’s actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. The Board, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, acquiring additional newly issued DMS Units from DMS at a per unit price determined by reference to the market value of the shares of New DMS Class A Common Stock at such time (which DMS Units are expected to be contributed to Blocker Corp); paying dividends, which may include special dividends, on New DMS Class A Common Stock and New DMS Class C Common Stock; funding repurchases of New DMS Class A Common Stock or New DMS Class C Common Stock; or any combination of the foregoing. The Company will have no obligation to distribute such cash (or other available cash other than any declared dividend) to its stockholders. To the extent that the Company does not distribute such excess cash as dividends on New DMS Class A Common Stock or otherwise undertake ameliorative actions between DMS Units and shares of New DMS Class A Common Stock and instead, for example, holds such cash balances, holders of DMS Units other than Blocker Corp may benefit from any value attributable to such cash balances as a result of their ownership of shares of New DMS Class A Common Stock following an exchange of their DMS Units, notwithstanding that such holders may previously have participated as holders of DMS Units in distributions by DMS that resulted in such excess cash balances at the Company. We also expect, if necessary, to undertake ameliorative actions, which may include pro rata or non-pro rata reclassifications, combinations, subdivisions or adjustments of outstanding DMS Units, to maintain one-for-one parity between DMS Units and shares of New DMS Class A Common Stock of DMS. See “Risk Factors.”

Election of Directors and Vacancies

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances and the terms and conditions of the Director Nomination Agreement, the number of directors which will constitute the Board will be not less than five (5) nor more than eleven (11), and the exact number of directors will be fixed from time to time, within the limits specified herein, by the Board.

Under the New DMS Bylaws, at all meetings of stockholders called for the election of directors, a plurality of the votes cast will be sufficient to elect such directors to the Board.

Except as the DGCL or the Director Nomination Agreement may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies on the Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. All directors will hold office until the expiration of their respective terms of office and until their successors will have been elected and qualified. A director elected or appointed to fill a vacancy resulting from the death, resignation or removal of a director or a newly created directorship will serve for a term expiring at the next annual meeting of stockholders and until his or her successor will have been elected and qualified.

Any director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the outstanding voting stock (as defined below) of the Company. Subject to the terms and conditions of the Director Nomination Agreement, in case the Board or any one or more directors should be so removed, new directors may be elected at the same time for the unexpired portion of the full term of the director or directors so removed.

The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and, to the fullest extent permitted by law, any contract or act that will be approved or be ratified by the affirmative vote of the holders of a majority of the total voting power of all of the then-outstanding shares of stock of the Company, which is represented in person or by proxy at such meeting and entitled to vote thereon (provided that a lawful quorum of stockholders be there represented in person or by proxy), will be as valid and binding upon the Company and upon all the stockholders as though it had been approved or ratified by every stockholder of the Company, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, the Certificate of Incorporation and to any Bylaws adopted from time to time by the stockholders; provided, however, that no Bylaw so adopted will invalidate any prior act of the directors which would have been valid if such Bylaw had not been adopted.

Notwithstanding the foregoing provisions, any director elected pursuant to the right, if any, of the holders of Preferred Stock to elect additional directors under specified circumstances will serve for such term or terms and pursuant to such other provisions as specified in the relevant Preferred Stock Designation.

Quorum

The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by the New DMS Certificate of Incorporation. If, however, such quorum will not be present or represented at any meeting of the stockholders, the holders of a majority of the voting power present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Anti-takeover Effects of the Certificate of Incorporation and the Bylaws

The New DMS Certificate of Incorporation and the New DMS Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the Board the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NYSE, which would apply if and so long as the New DMS Class A common stock remains listed on NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of New DMS Class A common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of New DMS Class A Common Stock at prices higher than prevailing market prices.

Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals

Unless otherwise required by law, and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Company, for any purpose or purposes, may be called only (i) by a majority of the Board or the Chief Executive Officer of the Company or (ii) at any time when Prism, Clairvest and any of their respective affiliates (as defined in the New DMS Certificate of Incorporation) (including any Affiliated Companies (as defined in the New DMS Certificate of Incorporation) of Clairvest) (collectively, the

“DMS Group”) collectively own, in the aggregate, at least fifty percent (50%) of the outstanding voting stock of the Company, by the holders of a majority of the outstanding voting stock of the Company Subject to the rights of the holders of any series of Preferred Stock, at any time when the DMS Group collectively owns, in the aggregate, at least fifty percent (50%) of the outstanding voting stock of the Company, any action required or permitted to be taken by the stockholders of the Company may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the actions so taken, shall be signed by the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company in accordance with Section 228 of the DGCL and the New DMS Bylaws; provided that, from and after the first date that the DMS Group ceases to collectively own, in the aggregate, at least fifty percent (50%) of the outstanding voting stock of the Company, any action required or permitted to be taken by the stockholders of the Company shall be effected at a duly called annual or special meeting of such holders and may not be effected by written consent of the stockholders. Unless otherwise required by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the date fixed for the meeting. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice.

The New DMS Bylaws also provide that unless otherwise restricted by the New DMS Certificate of Incorporation or the New DMS Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

In addition, the New DMS Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Amendment to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

The New DMS Certificate of Incorporation will provide that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66-2/3% in voting power all the then outstanding shares of the Company’s stock entitled to vote thereon, voting together as a single class:

•	the provisions regarding the size of the Board and the election of directors pursuant to the Director Nomination Agreement;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding the limited liability of directors of the Company;

•	the provisions regarding the election not to be governed by Section 203 of the DGCL;

•	the provision regarding the votes necessary to amend the New DMS Bylaws; and

•	the amendment provision requiring that the above provisions be amended only with an 662/3% supermajority vote.

Further, the provision regarding the waiver of the corporate opportunity doctrine may only be amended by the affirmative vote of at least eighty percent (80%) of the outstanding voting stock of the Company.

As long as there are any shares of New DMS Class B Common Stock issued and outstanding, the existence of the New DMS Class A Common Stock and the New DMS Class B Common Stock, and the rights, preferences and privileges conferred upon the holders of New DMS Class A Common Stock and New DMS Class B Common Stock in the New DMS Certificate of Incorporation, including those related to the Redemption Right and the Exchange Option, may not be amended, altered, repealed or rescinded, in whole or in part, or any provision inconstant therewith or herewith may be adopted, only by the unanimous affirmative vote of all of the holders of the New DMS Class B Common Stock.

The New DMS Bylaws may be amended (A) by the affirmative vote of a majority of the entire Board (subject to any bylaw requiring the affirmative vote of a larger percentage of the members of the Board) or (B) without the approval of the Board, by the affirmative vote of the holders of a majority of the outstanding voting stock of the Company.

Delaware Anti-Takeover Statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:

•	the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder;

•

the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or

•

the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.

Under the New DMS Certificate of Incorporation, the Company opted out of Section 203 of the DGCL and therefore is not subject to Section 203. However, the New DMS Certificate of Incorporation contains similar provisions providing that the Company may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

The New DMS Certificate of Incorporation provides that Sponsor, Seller, any Affiliated Company (as defined in the New DMS Certificate of Incorporation), any of their respective direct or indirect transferees of at least 15% of our outstanding common stock and any group as to which such persons are party to, do not constitute “interested stockholders” for purposes of this provision.

Corporate Opportunity

The New DMS Certificate of Incorporation provides that the Company renounces any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that may from time to time be presented to each of the stockholders and directors of the Company or any of their respective affiliates and all of their respective partners, principals, directors, officers, members, managers, equityholders and/or employees, including any of the foregoing who serve as directors of the Company (other than the Company and its subsidiaries and other than directors that are employees of the Company or any of its subsidiaries) (the “Exempted Person”) and that may be a business opportunity for the Company, even if the opportunity is one that we might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so. No such person will be liable to us for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person, pursues or acquires any such business opportunity, directs any such business opportunity to another person or fails to present any such business opportunity, or information regarding any such business opportunity, to us unless, in the case of any such person who is our director, any such business opportunity is expressly offered to such director solely in his or her capacity as our director. Each of the Exempted Person will not have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us or any of our subsidiaries. The provision regarding the waiver of the corporate opportunity doctrine in the New DMS Certificate of Incorporation may only be amended by the affirmative vote of at least eighty percent (80%) of the outstanding voting stock of the Company.

Limitations on Liability and Indemnification of Officers and Directors

The New DMS Certificate of Incorporation limits the liability of the directors of the Company to the fullest extent permitted by the DGCL, and the New DMS Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance within 10 days of such request all reasonable fees, expenses, charges and other costs that such director or officer incurred; provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Exclusive Jurisdiction of Certain Actions

The New DMS Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in the name of the Company, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Warrants

New DMS Public Warrants

Each New DMS public warrant entitles the registered holder to purchase one share of New DMS Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our Business Combination, provided that we have an effective registration statement under the Securities Act covering the New DMS Class A Common Stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of New DMS Class A Common Stock. This means only a whole warrant may be exercised at a given time by a warrant holder. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of New DMS Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of New DMS Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue a share of New DMS Class A Common Stock upon exercise of a warrant unless the New DMS Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

We have agreed that as soon as practicable, but in no event later than twenty business days after the closing of the Business Combination, we will use our commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the New DMS Class A Common Stock issuable upon exercise of the warrants. We will use our commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the New DMS Class A Common Stock issuable upon exercise of the warrants is not effective by the sixtieth day after the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the reported closing price of the New DMS Class A Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the New DMS Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of New DMS Class A Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of New DMS Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of New DMS Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” will mean the average reported closing price of the New DMS Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of New DMS Class A Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after the Business Combination. If we call our warrants for redemption and our management does not take advantage of this option, the holders of the private placement warrants and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of New DMS Class A Common Stock issued and outstanding immediately after giving effect to such exercise.

If the number of shares of outstanding New DMS Class A Common Stock is increased by a share dividend payable in New DMS Class A Common Stock, or by a split-up of common stock or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of shares of New DMS Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of New DMS Class A Common Stock. A rights offering to holders of New DMS Class A Common Stock entitling holders to purchase New DMS Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of New DMS Class A Common Stock equal to the product of (i) the number of shares of New DMS Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for New DMS Class A Common Stock) and (ii) the quotient of (x) the price per share of New DMS Class A Common Stock paid in such rights offering and (y) the fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for New DMS Class A Common Stock, in determining the price payable for New DMS Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of New DMS Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the New DMS Class A Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of New DMS Class A Common Stock on account of such New DMS Class A Common Stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends or (c) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with the Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of New DMS Class A Common Stock in respect of such event.

If the number of outstanding shares of New DMS Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of New DMS Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of New DMS Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding New DMS Class A Common Stock.

Whenever the number of shares of New DMS Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of New DMS Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding New DMS Class A Common Stock (other than those described above or that solely affects the par value of the New DMS Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding New DMS Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of New DMS Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of New DMS Class A Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of New DMS Class A Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding New DMS Public Warrants to make any change that adversely affects the interests of the registered holders. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of New DMS Class A Common Stock and any voting rights until they exercise their warrants and receive New DMS Class A Common Stock. After the issuance of shares of New DMS Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of New DMS Class A Common Stock to be issued to the warrant holder.

New DMS Private Placement Warrants

The New DMS Private Placement Warrants (including the shares of New DMS Class A Common Stock issuable upon exercise of the New DMS Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the Business Combination, except pursuant to limited exceptions, and they will not be redeemable by us so long as they are held by Sponsor or its permitted transferees. Sponsor, or its permitted transferees, has the option to exercise the New DMS Private Placement Warrants on a cashless basis. Except as described below, the New DMS Private Placement Warrants have terms and provisions that are identical to those of the New DMS Public Warrants. If the New DMS Private Placement Warrants are held by holders other than Sponsor or its permitted transferees, the New DMS Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the New DMS Public Warrants.

If holders of the New DMS Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of New DMS Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of

New DMS Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” will mean the average reported closing price of the New DMS Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the New DMS Class A Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Transfer Agent and Warrant Agent

The transfer agent for New DMS Class A Common Stock and warrant agent for the New DMS Public Warrants and New DMS Private Placement Warrants will be Continental Stock Transfer & Trust Company.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted New DMS Class A Common Stock or New DMS Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of us at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of New DMS Class A Common Stock or New DMS Warrants for at least six months but who are affiliates of us at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of New DMS Class A Common Stock then outstanding; or

•	the average weekly reported trading volume of the New DMS Class A Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is generally not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of July 31, 2020, we had 32,293,793 shares of New DMS Class A Common Stock outstanding. Of these shares, 855,839 shares into which Class A ordinary shares sold in our IPO were converted in connection with the Business Combination are freely tradable without restriction or further registration under the Securities Act, except for any such shares held by one of our affiliates within the meaning of Rule 144. All of the Conversion Shares we issued to the Blocker Sellers in connection with the Conversion and the PIPE Shares we issued to the PIPE Investors pursuant to the Subscription Agreements are also restricted securities for purposes of Rule 144. The registration statement of which this prospectus is a part registers for resale all of the Conversion Shares, the PIPE Shares, the Converted Founder Shares and the Redemption Shares, and we are obligated to maintain the effectiveness of such registration statement in accordance with the terms and conditions of the Amended and Restated Registration Rights Agreement or applicable Subscription Agreements. As of the date of this registration statement, there are 13,999,998 New DMS Warrants outstanding, consisting of 9,999,998 New DMS Public Warrants and 4,000,000 New DMS Private Placement Warrants, 2,000,000 of which were issued as a matter of law upon the conversion at the time of the Domestication of the Leo private placement warrants that were sold by Leo to the Sponsor in a private sale simultaneously with the consummation of Leo’s initial public offering and 2,000,000 of which are the Seller Warrants. Each New DMS warrant is exercisable for one share of New DMS Class A Common Stock in accordance with the terms of the Amended and Restated Warrant Agreement governing the warrants. The New DMS Public Warrants are freely tradable. In addition, we have filed the registration statement of which this prospectus is a part under the Securities Act covering up to 14,000,000 shares of the New DMS Class A Common Stock that may be issued upon exercise of the New DMS Warrants and resales by the Selling Holders of the 4,000,000 New DMS Private Placement Warrants, and we are obligated to maintain the effectiveness of such registration statement until the expiration or redemption of the warrants.

While we were formed as a shell company, since the completion of the Business Combination we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Lock-up Agreement

See “Business Combination — Related Agreements— Lock-up Agreement” above.

Form S-8 Registration Statement

We intend to file one or more registration statements on Form S-8 under the Securities Act to register the shares of New DMS Class A Common Stock issued or issuable under the Plan. Any such Form S-8 registration statement will become effective automatically upon filing. We expect that the initial registration statement on Form S-8 will cover up to 11,630,172 shares of New DMS Class A Common Stock. Once these shares are registered, they can be sold in the public market upon issuance, subject to Rule 144 limitations applicable to affiliates and vesting restrictions.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to us regarding the beneficial ownership of shares of New DMS Common Stock as of the close of business on July 31, 2020 by:

•	each person who is known to be the beneficial owner of more than 5% of the outstanding shares of any class of New DMS Common Stock;

•	each of our named executive officers and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, we believe that all persons named in the table below have or will have as of July 31, 2020, as applicable, sole voting and investment power with respect to the voting securities beneficially owned by them.

Name and Address of Beneficial Owners(1)	Class A Common Stock		Class B Common Stock		Total Voting Securities
	Number of Shares	% of Class(9)	Number of Shares	% of Class	Number of Shares	%(9)
Leo Investors Limited Partnership(2)	5,012,718	14.6%	—	—	5,029,770	8.3%
Lion Capital (Guernsey) Bridgeco Limited(3)	5,624,282	17.4%	—	—	5,624,282	9.7%
Prism Data, LLC(4)	18,860,131	56.8%	25,857,070	100%	44,717,201	75.7%
Clairvest Group Inc. and affiliates(5)	18,860,131	56.8%	25,857,070	100%	44,717,201	75.7%
Luis Ruelas(6)	—	—	7,267,746	28.1%	7,267,746	12.5%
Joseph Marinucci(4)	19,399,043	57.5%	25,857,070	100%	45,256,113	75.9%
Fernando Borghese(6)	538,911	1.6%	5,700,197	22.0%	6,239,108	10.6%
Robert Darwent(7)	—	—	—	—	—	—
Robbie Isenberg	—	—	—	—	—	—
Lyndon Lea(8)	2,000,000	6.2%	—	—	2,000,000	3.4%
James H. Miller	—	—	—	—	—	—
Mary E. Minnick	21,000	*	—	—	21,000	*
Matthew Goodman(6)	—	—	2,565,097	9.9%	2,565,097	4.4%
Randall Koubek	—	—	—	—	—	—
Joey Liner	—	—	—	—	—	—
All New DMS’s directors and executive officers as a group (13 individuals)	19,958,954	58.2%	25,857,070	100%	45,816,024	76.2%

*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Digital Media Solutions, Inc., 4800 140th Avenue N., Suite 101, Clearwater, FL 33762.
(2)

Interests shown consist of shares of New DMS Class A Common Stock and warrants to purchase 2,000,000 shares of New DMS Class A Common Stock. owned by Leo Investors Limited Partnership. Leo Investors Limited Partnership is controlled by its general partner, Leo Investors General Partner Limited, which is governed by a three member board of directors. Each director has one vote, and the approval of a majority of the directors is required to approve an action of the Company’s sponsor. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by two or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regard to the Company’s sponsor. Based on the foregoing analysis, no individual director of the general partner of Leo Investors Limited Partnership exercises voting or dispositive control over any of the securities held by Leo Investors Limited Partnership, even those in which such director directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares. The business address of Leo Investors Limited Partnership is 21 Grosvenor Place, London, SW1X 7HF.
(3)

Interests shown consist of shares of New DMS Class A Common Stock acquired by Lion Capital (Guernsey) Bridgeco Limited in the PIPE Investment. The address of the principal business office of Lion Capital (Guernsey) Bridgeco Limited is Trafalgar Court, Les Banques, St Peter Port, Guernsey.

(4)

Interests shown consist of shares of New DMS Class B Common Stock acquired by Prism Data, LLC in the Business Combination. Interests shown also include shares of New DMS Class B Common Stock, shares of New DMS Class A Common Stock and warrants to purchase shares of New DMS Class A Common Stock acquired by the indirect subsidiaries of Clairvest Group Inc. (as described in footnote (5)), in each case, over which Prism Data, LLC has shared voting power as a result of the Director Nomination Agreement. Joseph Marinucci, as the manager of Prism Data, LLC, is deemed to have beneficial ownership over the interests shown. The business address of Prism Data, LLC is 4800 140th Avenue N., Suite 101, Clearwater, FL 33762.

(5)

Interests shown consist of (i) shares of New DMS Class A Common Stock acquired by Clairvest Equity Partners V Limited Partnership and CEP V Co-Investment Limited Partnership upon the Conversion, (ii) shares of New DMS Class B Common Stock acquired by CEP V-A DMS AIV Limited Partnership in the Business Combination and (iii) warrants to purchase shares of New DMS Class A Common Stock acquired by CEP V-A DMS AIV Limited Partnership, Clairvest Equity Partners V Limited Partnership and CEP V Co-Investment Limited Partnership in the Business Combination. Interests shown also consist of the shares of New DMS Class B Common Stock acquired by Prism Data, LLC in the Business Combination over which Clairvest Group Inc. has shared voting power as a result of the Director Nomination Agreement. Each of the foregoing limited partnerships has the power to make voting and dispositive decisions with respect to such shares and is an indirect subsidiary of Clairvest Group Inc. The business address of Clairvest Group Inc. and each of the foregoing limited partnerships is 22 St. Clair Avenue East, Suite 1700, Toronto, Ontario, Canada M4T 2S3.

(6)	Interests shown are based on such individual’s ownership interests in Prism Data, LLC.
(7)

Does not include any shares indirectly owned by this individual as a result of his partnership interest in Leo Investors Limited Partnership or its affiliates. The business address of Mr. Darwent is 21 Grosvenor Place, London, SW1X 7HF.

(8)

Does not include any shares indirectly owned by this individual as a result of his partnership interest in Leo Investors Limited Partnership or its affiliates. Interests consist of shares of New DMS Class A Common Stock acquired in a private transaction by several investment funds that are managed by Lion Capital IV GP Limited, which is controlled by such individual. The business address of Lyndon Lea is 21 Grosvenor Place, London, SW1X 7HF.

(9)

Assumes 32,293,793 shares of New DMS Class A Common Stock, 25,857,070 shares of New DMS Class B Common Stock and, for each individual or entity that holds warrants to purchase shares of New DMS Class A Common Stock, the number of warrants held by such individual or entity are outstanding.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Person Transactions—Leo

Class B ordinary shares

Prior to Leo’s initial public offering, in December 2017, Sponsor purchased 8,625,000 Class B ordinary shares, par value $0.0001, for an aggregate price of $25,000. In February 2018, Sponsor transferred 30,000 of such shares to each of the Leo Independent Directors. In February 2018, Sponsor effected a surrender of 2,875,000 Class B ordinary shares to us for no consideration, resulting in a decrease in the total number of Class B ordinary shares from 8,625,000 to 5,750,000. The Sponsor had agreed to forfeit up to 750,000 Class B ordinary shares to the extent that the over-allotment option was not exercised in full by the underwriter. On March 29, 2018, the over-allotment option expired and an aggregate of 750,000 shares were subsequently forfeited by Sponsor.

The Class B ordinary shares were identical to the Class A ordinary shares, and holders of Class B ordinary shares had the same shareholder rights as holders of Class A ordinary shares, except that: (i) the Class B ordinary shares were subject to certain transfer restrictions; (ii) the Class B Shareholders entered into letter agreements with Leo, pursuant to which they agreed (a) to waive their redemption rights with respect to their Class B ordinary shares and Class A ordinary shares in connection with the completion of Leo’s business combination and (b) to waive their rights to liquidating distributions from the trust account with respect to their Class B ordinary shares if Leo failed to complete its business combination within the required time period, although they would have been entitled to liquidating distributions from the trust account with respect to any Class A ordinary shares they held if Leo failed to complete its business combination within such time period; (iii) the Class B ordinary shares were automatically convertible into Class A ordinary shares at the time of Leo’s business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in Leo’s amended and restated memorandum and articles of association (which adjustment and anti-dilution rights were waived in connection with the Business Combination); and (iv) the Class B ordinary shares were subject to registration rights. If Leo submitted its business combination to its Class A ordinary shares for a vote, the Class B Shareholders agreed to vote their Class B ordinary shares and any Class A ordinary shares purchased during or after the initial public offering in favor of Leo’s business combination. Permitted transferees of the Class B Shareholders were subject to the same obligations of the Class B Shareholders.

Pursuant to the Surrender Agreement, at the Closing, the Class B Shareholders, among other things, surrendered and forfeited to Leo 1,924,282 Class B ordinary shares for no consideration and as a capital contribution to Leo. For additional information, see “Business Combination—Related Agreements—Surrender Agreement.” In connection with the consummation of the Business Combination, the issued and outstanding Class B ordinary shares held by the Class B Shareholders converted automatically by operation of law, on a one-for-one basis without giving effect to any rights of adjustment or other anti-dilution protections, into the Converted Founder Shares.

Private Placement Warrants

Simultaneously with the consummation of the initial public offering, Sponsor purchased 4,000,000 Leo private placement warrants at a price of $1.50 per warrant, or $6,000,000 in the aggregate, in a private placement. Each Leo private placement warrant entitled the holder to purchase one Class A ordinary share for $11.50 per share. A portion of the proceeds from the sale of the Leo private placement warrants was placed in the trust account. The Leo private placement warrants were not permitted to be redeemed by Leo so long as they were held by Sponsor or its permitted transferees. If the Leo private placement warrants were held by holders other than Sponsor or its permitted transferees, the private placement warrants were redeemable by Leo and exercisable by the holders on the same basis as the Leo public warrants. Sponsor, or its permitted transferees, had the option to exercise the Leo private placement warrants on a cashless basis. In connection with the consummation of the Business Combination, (i) Sponsor surrendered and forfeited to Leo 2,000,000 of its Leo private placement warrants, (ii) the issued and outstanding Leo private placement warrants automatically became New DMS Private Placement Warrants (no other changes were made to the terms of any issued and outstanding Leo private placement warrants as a result of the Business Combination) and (iii) 2,000,000 Seller Warrants were issued to the Sellers.

The New DMS Private Placement Warrants (including the New DMS Class A Ordinary Shares issuable upon exercise of the New DMS Private Placement Warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the date of the Closing.

Registration Rights

The Sponsor and the Independent Directors were entitled to registration rights pursuant to a registration rights agreement, which was amended and restated in connection with the Business Combination. The Amended and Restated Registration Rights Agreement grants the certain Holders (as defined in the Amended and Restated Registration Rights Agreement) certain registration rights with respect to their registrable securities. For additional information, see “Business Combination — Related Agreements — Amended and Restated Registration Rights Agreement

Related Party Notes

Between inception and the closing of Leo’s initial public offering, Sponsor loaned Leo $300,000 in unsecured promissory notes. The funds were used to pay up-front expenses associated with Leo’s initial public offering. Leo repaid $300,000 on February 15, 2018. In addition, Sponsor and its affiliate loaned Leo another $25,000 for working capital. Leo fully repaid this amount on February 20, 2018. Lion Capital (an affiliate of Sponsor) made further working capital loans to Leo in the aggregate amount of $2,991,360 outstanding as of July 15, 2020. In connection with the consummation of the Business Combination, Lion Capital canceled, or Leo repaid, Leo’s obligations with respect to such loans, effective as of immediately prior to the consummation of the Domestication. Sponsor and Leo’s officers and directors, or any of their respective affiliates, have been reimbursed for out-of-pocket expenses incurred in connection with activities on Leo’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

Leo’s audit committee reviewed on a quarterly basis all payments that were made to Sponsor or Leo’s officers or directors or Leo’s or their affiliates and determined which expenses and the amount of expenses that were be reimbursed. There was no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on Leo’s behalf, although no such reimbursements were made from the proceeds of the initial public offering held in the trust account prior to the completion of the initial business combination.

Administrative Services Agreement

Effective February 15, 2018, Leo entered into an agreement to pay monthly expenses of $10,000 for office space, administrative services and support services to an affiliate of Sponsor. The agreement terminated upon the Closing. During the years ended December 31, 2019 and 2018, an aggregate of $120,000 and $105,000 in connection with such services was recorded in general and administrative expenses in the accompanying Statements of Operations. As of December 31, 2019 and 2018, $50,000 and $105,000 were accrued on the accompanying balance sheets, respectively.

Director Nomination Agreement

At the Closing, New DMS, Sponsor, Sponsor PIPE Entity, Prism and Clairvest entered into the Director Nomination Agreement, pursuant to which, among other things Sponsor, Sponsor PIPE Entity, Prism and Clairvest each have certain rights to designate individuals to be nominated for election to the Board. For additional information, see “Business Combination—Related Agreements—Director Nomination Agreement.”

Certain Relationships and Related Person Transactions—DMS

Under the terms of the Limited Liability Company Agreement, dated as of July 3, 2018, of DMS (the “DMS LLC Agreement”), Clairvest Direct Seller and Blocker Corp (together, the “Clairvest Holders”) provided to DMS certain management services, including access to the corporate finance professionals, legal and financial expertise and select members of the board of directors of the Clairvest Holders as well as the benefits of the Clairvest Holders’ contacts and financial relationships. In consideration of such services, DMS payed an aggregate annual retainer fee of $200,000 to the Clairvest Holders. Upon the Closing, the DMS LLC Agreement was amended and restated in its entirety as the Amended Partnership Agreement and the obligation for DMS to pay such fee to the Clairvest Holders for such management services automatically terminated. For further information regarding the Amended Partnership Agreement, see “Business Combination—Related Agreements—Amended Partnership Agreement.”

Policies and Procedures for Related Party Transactions

Upon consummation of the Business Combination, New DMS adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which New DMS was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person has or will have a direct or indirect material interest, subject to certain exceptions. A “Related Person” means:

•	any director or executive officer, or nominee for director of New DMS;

•	any person who is the beneficial owner of more than five percent (5%) of New DMS’s voting stock; and

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law  of a director, officer or a beneficial owner of more than five percent (5%) of New DMS’s voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee for director or beneficial owner of more than five percent (5%) of New DMS’s voting stock.

New DMS has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee has the responsibility to review related party transactions.

SELLING HOLDERS

This prospectus relates to the possible offer and resale by the Selling Holders of (i) up to 61,294,024 shares of New DMS Class A Common Stock (including 4,000,000 shares of New DMS Class A Common Stock that may be issued upon exercise of the New DMS Private Placement Warrants, the Converted Founder Shares, the PIPE Shares, the Conversion Shares and the Redemption Shares) and (ii) up to 4,000,000 New DMS Private Placement Warrants.

Prior to the initial public offering, Sponsor acquired Class B ordinary shares. Sponsor later transferred some of such shares to the Independent Directors and surrendered and forfeited some of such shares to Leo. Simultaneously with the consummation of the initial public offering, Sponsor purchased 4,000,000 Leo private placement warrants. In connection with the Closing, (i) the issued and outstanding Class B ordinary shares held by Sponsor and the Independent Directors were converted automatically by operation of law, on a one-for-one basis without giving effect to any rights of adjustment or other anti-dilution protections, into the Converted Founder Shares, (ii) Sponsor surrendered and forfeited to Leo 2,000,000 of its Leo private placement warrants pursuant to the Surrender Agreement and its remaining Leo private placement warrants were automatically converted into New DMS Private Placement Warrants, (iii) the Seller Warrants were issued to the Sellers pursuant to the Business Combination Agreement, (iv) 17,937,954 shares of New DMS Class C Common Stock were issued to the Blocker Sellers pursuant to the Business Combination Agreement and were later converted into the Conversion Shares upon the Conversion, (v) DMS and its then-current equity holders amended and restated the limited liability company agreement of DMS to, among other things, permit New DMS to acquire the DMS Units held by Clairvest Direct Seller and Prism in exchange for cash or the Redemption Shares and (vi) we entered into the Amended and Restated Registration Rights Agreement with the other parties thereto. The Converted Founder Shares, New DMS Private Placement Warrants, shares of New DMS Class A Common Stock underlying the New DMS Private Placement Warrants, PIPE Shares, Conversion Shares and Redemption Shares are being registered by the registration statement of which this prospectus forms a part are being registered pursuant to the registration rights granted under certain of the Subscription Agreements and the Amended and Restated Registration Rights Agreement.

The Selling Holders may from time to time offer and sell any or all of the shares of New DMS Class A Common Stock and New DMS Private Placement Warrants set forth below pursuant to this prospectus. When we refer to the “Selling Holders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Holders’ interest in the shares of New DMS Class A Common Stock and/or New DMS Private Placement Warrants after the date of this prospectus such that registration rights shall apply to those securities.

The following tables are prepared based on information provided to us by the Selling Holders. It sets forth the name and address of the Selling Holders, the aggregate number of shares of New DMS Class A Common Stock or New DMS Private Placement Warrants that the Selling Holders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Holders both before and after the offering. We have based percentage ownership prior to this offering on 58,150,863 shares of New DMS Class A Common Stock (plus, for any entity or individual that owns New DMS Private Placement Warrants, the number of shares underlying the New DMS Private Placements Warrants owned by such entity or individual) outstanding on an as-redeemed basis and 4,000,000 New DMS Private Placement Warrants outstanding, in each case as of July 31, 2020. In calculating percentages of shares of New DMS Class A Common Stock owned by a particular Selling Holder, we treated as outstanding the number of shares of New DMS Class A Common Stock issuable upon exercise of that particular Selling Holder’s New DMS Warrants, if any, and did not assume the exercise of any other Selling Holder’s New DMS Warrants.

We cannot advise you as to whether the Selling Holders will in fact sell any or all of such New DMS Class A Common Stock or New DMS Private Placement Warrants. In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, the New DMS Class A Common Stock and

New DMS Private Placement Warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Unless otherwise indicated below, the address of each beneficial owner listed in the tables below is c/o Digital Media Solutions, Inc., 4800 140th Avenue N., Suite 101, Clearwater, FL 33762.

New DMS Class A Common Stock

	Beneficial Ownership Before the Offering		Shares to be Sold in the Offering		Beneficial Ownership After the Offering
Name of Selling Holder	Number of Shares	%(1)	Number of Shares	%(1)	Number of Shares	%
Leo Investors Limited Partnership(2)	5,012,718	8.3%	5,012,718	8.3%	0	0%
Lion Capital (Guernsey) Bridgeco Limited(3)	5,624,282	9.7%	5,624,282	9.7%	0	0%
Prism Data, LLC(4)	44,717,201	75.7%	44,717,201	75.7%	0	0%
Clairvest Group Inc. and affiliates identified in the note(5)	44,717,201	75.7%	44,717,201	75.7%	0	0%
Joseph Marinucci(4)	45,256,113	76.2%	45,256,113	76.2%	0	0%
Luis Ruelas(6)	7,267,746	12.5%	7,267,746	12.5%	0	0%
Fernando Borghese(6)	6,239,108	10.6%	6,239,108	10.6%	0	0%
Matthew Goodman(6)	2,565,097	4.4%	2,565,097	4.4%	0	0%
Jonathan Katz(6)	197,003	*	197,003	*	0	0%
David Shtief(6)	603,848	1%	603,848	1%	0	0%
Mary Minnick(7)	21,000	*	21,000	*	0	0%
Robert Benoussan(7)	21,000	*	21,000	*	0	0%
Lori Bush(7)	21,000	*	21,000	*	0	0%
Brookdale Global Opportunity Fund(8)	280,000	*	280,000	*	0	0%
Brookdale International Partners, L.P.(9)	420,000	*	420,000	*	0	0%
BEMAP Master Fund Ltd(10)	344,828	*	344,828	*	0	0%
Monashee Pure Alpha SPV I LP (11)	155,172	*	155,172	*	0	0%
Colby Capital Partners, LLC (12)	100,000	*	100,000	*	0	0%
Fullerton Capital Partners LP (13)	500,000	*	500,000	*	0	0%
Nineteen77 Global Multi Strategy Master Limited(14)	600,000	1%	600,000	1%	0	0%
Nineteen77 Global Merger Arbitrage Master Limited(15)	400,000	*	400,000	*	0	0%
Lyndon Lea(16)	2,000,000	3.4%	2,000,000	3.4%	0	0%

*	Less than one percent.
(1)

Based upon 58,150,863 shares of New DMS Class A Common Stock outstanding as of July 31, 2020 on an as-redeemed basis (plus, for any entity or individual that owns New DMS Private Placement Warrants, the number of shares underlying the New DMS Private Placements Warrants owned by such entity or individual).

(2)

Interests shown consist of Converted Founder Shares and shares of New DMS Class A Common Stock underlying New DMS Private Placement Warrants owned by Leo Investors Limited Partnership. Leo Investors Limited Partnership is controlled by its general partner, Leo Investors General Partner Limited, which is governed by a three member board of directors. Each director has one vote, and the approval of a majority of the directors is required to approve an action of the Company’s sponsor. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by two or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regard to the Company’s sponsor. Based on the foregoing analysis, no individual director of the general partner of Leo Investors Limited Partnership exercises voting or dispositive control over any of the securities held by Leo Investors Limited Partnership, even those in which such director directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares. The business address of Leo Investors Limited Partnership is 21 Grosvenor Place, London, SW1X 7HF.
(3)	Interests shown consist of PIPE Shares. The address of the principal business office of Lion Capital (Guernsey) Bridgeco Limited is Trafalgar Court, Les Banques, St Peter Port, Guernsey.
(4)

Interests shown consist of Redemption Shares assuming Redemption of all of the DMS Units held by Prism Data, LLC and Seller Warrants owned by such individual. Interests shown also include Redemption Shares (assuming Redemption of all DMS Units held), Conversion Shares and shares of New DMS Class A Common Stock underlying Seller Warrants acquired by the indirect subsidiaries of Clairvest Group Inc. (as described in footnote (5)), in each case, over which Prism Data, LLC has shared voting power as a result of the Director Nomination Agreement. Joseph Marinucci, as the manager of Prism Data, LLC, is deemed to have beneficial ownership over the interests shown. The business address of Prism Data, LLC is 4800 140th Avenue N., Suite 101, Clearwater, FL 33762.

(5)

Interests shown consist of (i) Conversion Shares acquired by Clairvest Equity Partners V Limited Partnership (11,879,938 Conversion Shares) and CEP V Co-Investment Limited Partnership (6,058,016 Conversion Shares), (ii) 2,255,433 Redemption Shares assuming Redemption of all DMS Units held by CEP V-A DMS AIV Limited Partnership and (iii) shares of New DMS Class A Common Stock underlying Seller Warrants acquired by CEP V-A DMS AIV Limited Partnership (102,999 shares), Clairvest Equity Partners V Limited Partnership (542,525 shares) and CEP V Co-Investment Limited Partnership (276,653 shares) in the Business Combination. Interests shown also consist of Redemption Shares assuming Redemption of all of the DMS Units held by Prism Data, LLC over which Clairvest Group Inc. has shared voting power as a result of the Director Nomination Agreement. Each of the foregoing limited partnerships has the power to make voting and dispositive decisions with respect to such shares and is an indirect subsidiary of Clairvest Group Inc. The business address of Clairvest Group Inc. and each of the foregoing limited partnerships is 22 St. Clair Avenue East, Suite 1700, Toronto, Ontario, Canada M4T 2S3.

(6)	Interests shown are based on such individual’s ownership interests in Prism Data, LLC, as well as Seller Warrants owned by such individual.
(7)	Interests consist of Converted Founder Shares.
(8)	Interests consist of PIPE Shares. The business address of Brookdale Global Opportunity Fund is c/o Weiss Asset Management, 222 Berkeley Street, 16th Floor, Boston, MA 02116.
(9)	Interests consist of PIPE Shares. The business address of Brookdale International Partners, L.P. is c/o Weiss Asset Management, 222 Berkeley Street, 16th Floor, Boston, MA 02116.
(10)	Interests consist of PIPE Shares. The business address of BEMAP Master Fund Ltd is The Presidio, 220 Halleck St., Suite 215, San Francisco, CA 94129.
(11)	Interests consist of PIPE Shares. The business address of Monashee Pure Alpha SPV I LP is 125 High Street, 28th Floor, Boston, MA 02110.
(12)	Interests consist of PIPE Shares. The business address of Colby Capital Partners, LLC is 3047 Fillmore St., San Francisco, CA 94123.
(13)	Interests consist of PIPE Shares. The business address of Fullerton Capital Partners LP is c/o Colby Capital Partners, LLC, 3047 Fillmore St., San Francisco, CA 94123.
(14)	Interests consist of PIPE Shares. The business address of Nineteen77 Global Multi Strategy Master Limited is One N. Wacker Drive, Floor 32, Chicago, IL 60606.
(15)	Interests consist of PIPE Shares. The business address of Nineteen77 Global Merger Arbitrage Master Limited is One N. Wacker Drive, Floor 32, Chicago, IL 60606.
(16)

Interests consist of (i) 397,940 shares beneficially owned by Lion Capital Fund IV, L.P.; (ii) 452,387 shares beneficially owned by Lion Capital Fund IV-A, L.P.; (iii) 35,430 shares beneficially owned by Lion Capital Fund IV SBS, L.P.; (iv) 320,829 shares beneficially owned by Lion Capital Fund IV (USD), L.P.; (v) 748,844 shares beneficially owned by Lion Capital Fund IV-A (USD), L.P.; and (vi) 44,570 shares beneficially owned by Lion Capital Fund IV SBS (USD), L.P., each of which is managed by Lion Capital IV GP Limited, which is controlled by Lyndon Lea.

Private Placement Warrants

	Beneficial Ownership Before the Offering		Shares to be Sold in the Offering		Beneficial Ownership After the Offering
Name of Selling Holder	Number of Warrants	%	Number of Warrants	%	Number of Warrants	%
Leo Investors Limited Partnership(1)	2,000,000	50%	2,000,000	50%	0	0%
Clairvest Group Inc. and affiliates identified in the note(2)	922,177	23.1%	922,177	23.1%	0	0%
Joseph Marinucci(3)	538,912	13.5%	538,912	13.5%	0	0%
Fernando Borghese(4)	538,911	13.5%	538,911	13.5%	0	0%

*	Less than one percent.
(1)

Interests shown consist of New DMS Private Placement Warrants owned by Leo Investors Limited Partnership. Leo Investors Limited Partnership is controlled by its general partner, Leo Investors General Partner Limited, which is governed by a three member board of directors. Each director has one vote, and the approval of a majority of the directors is required to approve an action of the Company’s sponsor. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by two or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regard to the Company’s sponsor. Based on the foregoing analysis, no individual director of the general partner of Leo Investors Limited Partnership exercises voting or dispositive control over any of the securities held by Leo Investors Limited Partnership, even those in which such director directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares. The business address of Leo Investors Limited Partnership is 21 Grosvenor Place, London, SW1X 7HF.

(2)

Interests shown consist of Seller Warrants acquired by CEP V-A DMS AIV Limited Partnership (102,999 Seller Warrants), Clairvest Equity Partners V Limited Partnership (542,525 Seller Warrants) and CEP V Co-Investment Limited Partnership (276,653 Seller Warrants) in the Business Combination. Interests shown also consist of Seller Warrants acquired by Prism Data, LLC in the Business Combination over which Clairvest Group Inc. has shared voting power as a result of the Director Nomination Agreement. Each of the foregoing limited partnerships has the power to make voting and dispositive decisions with respect to such shares and is an indirect subsidiary of Clairvest Group Inc. The business address of Clairvest Group Inc. and each of the foregoing limited partnerships is 22 St. Clair Avenue East, Suite 1700, Toronto, Ontario, Canada M4T 2S3.

(3)	The business address of Joseph Marinucci is 4800 140th Avenue N., Suite 101, Clearwater, FL 33762.
(4)	The business address of Fernando Borghese is 4800 140th Avenue N., Suite 101, Clearwater, FL 33762.

Material Relationships with the Selling Holders

For a description of our relationships with the Selling Holders and their affiliates see “Business Combination,” “Management” “Certain Relationships and Related Transactions” and “Executive Compensation.”

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 14,000,000 shares of our New DMS Class A Common Stock that may be issued upon exercise of New DMS Warrants, including the New DMS Public Warrants and the New DMS Private Placement Warrants. We are also registering the resale by the Selling Holders or their permitted transferees of (i) up to 61,294,024 shares of New DMS Class A Common Stock (including 4,000,000 shares of New DMS Class A Common Stock that may be issued upon exercise of the New DMS Private Placement Warrants, the Converted Founder Shares, the PIPE Shares, the Conversion Shares and the Redemption Shares) and (ii) up to 4,000,000 New DMS Private Placement Warrants.

The Selling Holders may offer and sell, from time to time, their respective shares of New DMS Class A Common Stock and New DMS Private Placement warrants covered by this prospectus. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Holders may sell their securities by one or more of, or a combination of, the following methods:

•	on the NYSE, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

•	through the distribution of the securities by any Selling Holder to its partners, members or stockholders;

•	in short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	by pledge to secured debts and other obligations;

•	to or through underwriters or agents;

•	“at the market” or through market makers or into an existing market for the securities;

•	any other method permitted pursuant to applicable law.

The Selling Holders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Selling Holders and, at the time of the determination, may be higher or lower than the market price of our securities on the NYSE or any other exchange or market.

The Selling Holders may also sell our securities short and deliver the securities to close out their short positions or loan or pledge the securities to broker-dealers that in turn may sell the securities. The shares may be sold directly or through broker-dealers acting as principal or agent or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The Selling Holders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Selling Holders. The Selling Holders may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Holders or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The Selling Holders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the Selling Holders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The Selling Holders party to the Amended and Restated Registration Rights Agreement have agreed, and the other Selling Holders may agree, to indemnify an underwriter against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Holders are subject to the applicable provisions of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Holders. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, the Selling Holders may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

Lock-up Agreements

Certain of our stockholders have entered into lock-up agreements. See “Business Combination—Related Agreements—Lock-up Agreement.”

MARKET PRICE INFORMATION

Our publicly-traded New DMS Class A Common Stock and warrants are currently listed on the NYSE under the symbols “DMS” and “DMS WS,” respectively. Prior to the consummation of the Business Combination on July 15, 2020, our Class A common stock, warrants and units were listed on the NYSE under the symbols “LHC,” “LHC WS” and “LHC. U,” respectively.

On April 22, 2020, the trading date before the public announcement of the Business Combination, our Class A common stock, warrants and units closed at $10.35, $0.64 and $10.89, respectively. As of August 5, 2020, the most recent practicable date prior to the date of this prospectus, the most recent closing price for the New DMS Class A Common Stock and the New DMS Warrants was $6.93 and $0.66, respectively. As of July 31, 2020, there were 16 holders of record of New DMS Class A Common Stock, two holders of record of New DMS Class B Common Stock, no holders of record of New DMS Class C Common Stock and seven holders of record of New DMS Warrants.

Holders of our securities should obtain current market quotations for their securities. The market price of our securities could vary at any time.

Historical market price information regarding DMS is not provided because there was no public market for DMS’s securities. For information regarding DMS’s liquidity and capital resources, see “DMS’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of our New DMS Class A Common Stock and New DMS warrants, which we refer to collectively as our securities, by a non-U.S. Holder (as defined below), and to the ownership and disposition of our New DMS warrants by a U.S. Holder (as defined below). This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations (including private foundations), governments or agencies or instrumentalities thereof, taxpayers that are subject to or have elected mark-to-market accounting, holders who acquired our New DMS Class A Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, S corporations, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, holders that will hold New DMS Class A Common Stock or New DMS warrants as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, certain former citizens or former long-term residents of the United States, persons that beneficially own or have beneficially owned within the past five years (or are deemed to beneficially own or to have beneficially owned within the past five years) 5% or more of the total fair market value of our New DMS Class A Common Stock or New DMS warrants, or holders that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations or the Medicare contribution tax on net investment income or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended, (the “Code”). No ruling from the Internal Revenue Service, (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax aspects set forth below.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of securities who or that, for U.S. federal income tax purposes is:

•	an individual who is a United States citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for United States federal income tax purposes, created in, or organized under the law of, the United States or any state or political subdivision thereof;

•	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

•

a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

A “non-U.S. Holder” is a beneficial holder of securities who or that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

U.S. Holders

Exercise of a New DMS Warrant

Except as discussed below with respect to the cashless exercise of a New DMS warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a share of New DMS Class A Common Stock on exercise of a New DMS warrant. The U.S. Holder’s initial tax basis in the share of our New DMS Class A Common Stock received upon exercise of the New DMS warrant will generally be an amount equal to the sum of the U.S. Holder’s purchase price for the New DMS warrant and the exercise price of such warrant. It is unclear whether a U.S. Holder’s holding period for the New DMS Class A Common Stock received upon exercise of the New DMS warrant would commence on the date of exercise of such warrant or the day following the date of exercise of such warrant; however, in either case, the holding period will not include the period during which the U.S. Holder held the New DMS warrant.

The tax consequences of a cashless exercise of a New DMS warrant are not clear under current U.S. federal income tax law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s initial tax basis in the New DMS Class A Common Stock received would generally equal the holder’s adjusted tax basis in the New DMS warrant exercised. If the cashless exercise were not treated as a realization event, it is unclear whether a U.S. Holder’s holding period for the New DMS Class A Common Stock would commence on the date of exercise of the New DMS warrant or the day following the date of exercise of such warrant. If, however, the cashless exercise were treated as a recapitalization, the holding period of the New DMS Class A Common Stock would include the holding period of such warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder generally would be deemed to have surrendered a number of New DMS warrants having a value equal to the exercise price thereof. The U.S. Holder generally would recognize capital gain or loss in an amount equal to the difference between the fair market value of the New DMS warrants deemed surrendered and the U.S. Holder’s adjusted tax basis in such New DMS warrants. In this case, a U.S. Holder’s initial tax basis in the New DMS Class A Common Stock received generally would equal the sum of the U.S. Holder’s purchase price for the New DMS warrants exercised and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the New DMS Class A Common Stock received would commence on the date of exercise of the New DMS warrant or the day following the date of exercise of such warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the New DMS Class A Common Stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, Exchange, or Expiration of a New DMS Warrant

Upon a sale, exchange (other than by exercise), or expiration of a New DMS warrant, a U.S. Holder generally will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the New DMS warrant. Such gain or loss will generally be treated as long-term capital gain or loss if the New DMS warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. If a New DMS warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s adjusted tax basis in the New DMS warrant. The deductibility of capital losses is subject to certain limitations.

Possible Constructive Distributions

The terms of each New DMS public warrant provide for an adjustment to the number of shares of New DMS Class A Common Stock for which the New DMS public warrant may be exercised or to the exercise price of the New DMS warrant in certain events, as discussed in “Description of Securities—Warrants—New DMS Public Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a U.S. Holder of New DMS public warrants would generally be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of New DMS Class A Common Stock that would be obtained upon exercise or through a decrease to the exercise price) as a result of a distribution of cash or other property to the holders of shares of our New DMS Class A Common Stock which is taxable to such holders as a distribution. Such constructive distribution would generally be subject to tax in the same manner as if such U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest.

Non-U.S. Holders

Taxation of Distributions on Shares of New DMS Class A Common Stock

In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares of our New DMS Class A Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will generally be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder.

Any distribution not constituting a dividend will generally be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our New DMS Class A Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the New DMS Class A Common Stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of New DMS Class A Common Stock and New DMS Warrants” below. In addition, if we determine that we are classified as a “United States real property holding corporation” (see “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of New DMS Class A Common Stock and New DMS Warrants” below), we will generally withhold 15% of any distribution to the extent such distribution exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States will generally not be subject to withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at generally applicable U.S. federal income tax rates. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a New DMS Warrant

The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a New DMS warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a New DMS warrant by a U.S. Holder, as described under “U.S. Holders—Exercise of a New DMS Warrant” above, except that to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would generally be the same as those described below in “Non-U.S. Holders—Gain on Sale, Exchange, or Other Taxable Disposition of New DMS Class A Common Stock and New DMS Warrants.”

Gain on Sale, Exchange, or Other Taxable Disposition of New DMS Class A Common Stock and New DMS Warrants

A non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, exchange, or other taxable disposition of our New DMS Class A Common Stock or a sale, exchange, expiration, or other taxable disposition of our New DMS warrants, unless:

•

the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a permanent establishment or fixed base maintained by the non-U.S. Holder in the United States);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our New DMS Class A Common Stock or New DMS warrants, as applicable, unless our New DMS Class A Common Stock or New DMS warrants, as applicable, are regularly traded on an established securities market. There can be no assurance that our New DMS Class A Common Stock or New DMS warrants will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will generally be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our New DMS Class A Common Stock or New DMS warrants will generally be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our New DMS Class A Common Stock or New DMS warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition if our New DMS Class A Common Stock or New DMS warrants, as applicable, are not treated as regularly traded on an established securities market. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not expect to be classified as a “United States real property holding corporation.” However, such determination is factual in nature and subject to change and no assurance can be provided as to whether we are or will be a United States real property holding corporation with respect to a non-U.S. Holder. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Possible Constructive Distributions

The terms of each New DMS public warrant provide for an adjustment to the number of shares of new DMS Class A Common Stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in “Description of Securities—Warrants—New DMS Public Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a non-U.S. Holder of New DMS public warrants would generally be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of New DMS Class A Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our New DMS Class A Common Stock which is taxable to such holders as a distribution. A non-U.S. Holder would generally be subject to U.S. federal income tax withholding in the same manner as if such non-U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

LEGAL MATTERS

Ryan Foster, General Counsel, Executive Vice President of Compliance and Secretary of New DMS, passed upon the validity of the New DMS Class A Common Stock and New DMS Warrants covered by this prospectus. Mr. Foster is compensated by the Company as an employee. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The financial statements of Leo Holdings Corp. as of December 31, 2019, 2018 and 2017, and for the years ended December 31, 2019, 2018 and for the period from November 29, 2017 (date of inception) through December 31, 2017, have been included in this prospectus in reliance upon the report of WithumSmith+Brown, PC, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Digital Media Solutions Holdings, LLC at December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, appearing in this prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of W4 LLC as of June 28, 2018 and December 31, 2017, and for the six month period ended June 28, 2018 and for the year ended December 31, 2017 included in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of UE Authority, Co. for the period from January 1, 2019 through October 31, 2019 and the years ended December 31, 2018 and 2017 included in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CHANGE IN AUDITOR

The Business Combination is accounted for as a reverse recapitalization in conformity with U.S. generally accepted accounting principles. Under this method of accounting, Leo has been treated as the “acquired” company for financial reporting purposes. As such, the historical financial statements of the accounting acquirer, DMS, which have been audited by Ernst & Young LLP (“E&Y”), will become the historical financial statements of the Company. In a reverse acquisition, a change of accountants is presumed to have occurred unless the same accountant audited the pre-transaction financial statements of both the legal acquirer and the accounting acquirer, and such change is generally presumed to occur on the date the reverse acquisition is completed.

On July 15, 2020, the audit committee of the Board approved a resolution appointing E&Y as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2020, replacing WithumSmith+Brown, PC (“Withum”), which was dismissed from its role as Leo’s independent registered public accounting firm, in each case, effective as of the filing of the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2020.

Withum’s report on Leo’s financial statements for the fiscal years ended December 31, 2019 and 2018 and for the period from November 29, 2017 (date of inception) through December 31, 2017 did not contain an adverse opinion or a disclaimer of opinion, nor was either report qualified or modified as to uncertainty, audit scope or accounting principles. Additionally, at no point during the fiscal years ended December 31, 2019 and 2018 or the period from November 29, 2017 (date of inception) through December 31, 2017 and the subsequent interim period through the date of this Current Report were there any (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, or (ii) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Withum with a copy of the foregoing disclosure and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made herein, each as required by applicable SEC rules. A copy of Withum’s letter to the SEC is included as Exhibit 16.1 to the registration statement of which this prospectus is a part.

During the fiscal years ended December 31, 2019 and 2018 and for the period from November 29, 2017 (date of inception) to December 31, 2017 and the subsequent interim period through date of this Current Report, Leo did not consult with E&Y regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii)  of Regulation S-K.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at https://digitalmediasolutions.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements of Leo Holdings Corp.:

Page No.
Report of Independent Registered Public Accounting Firm	F-3
Balance Sheets as of December 31, 2019 and 2018	F-4
Statements of Operations for the years ended December 31, 2019 and 2018	F-5
Statements of Changes in Shareholders’ Equity for the years ended December 31, 2019 and 2018	F-6
Statements of Cash Flows for the years ended December 31, 2019 and 2018	F-7
Notes to Financial Statements	F-8

Report of Independent Registered Public Accounting Firm	F-20
Balance Sheets as of December 31, 2018 and 2017	F-21
Statements of Operations for the year ended December 31, 2018 and for the period from November 29, 2017 (inception) to December 31, 2017	F-22
Statements of Changes in Shareholders’ Equity for the year ended December 31, 2018 and for the period from November 29, 2017 (inception) to December 31, 2017	F-23
Statements of Cash Flows for the year ended December 31, 2018 and for the period from November 29, 2017 (inception) to December 31, 2017	F-24
Notes to Financial Statements	F-25

Unaudited Condensed Interim Financial Statements of Leo Holdings Corp.
Condensed Balance Sheets as of March 31, 2020 (Unaudited) and December 31, 2019	F-36
Unaudited Condensed Statements of Operations for the three months ended March 31, 2020 and 2019	F-37
Unaudited Condensed Statements of Changes in Shareholders’ Equity for the three months ended March 31, 2020 and 2019	F-38
Unaudited Condensed Statements of Cash Flows for the three months ended March 31, 2020 and 2019	F-39
Notes to Unaudited Condensed Interim Financial Statements	F-40

Audited Financial Statements of Digital Media Solutions Holdings, LLC:
Report of Independent Registered Public Accounting Firm	F-55
Consolidated Balance Sheets as of December 31, 2019 and 2018	F-56
Consolidated Statements of Operations for the years ended December 31, 2019, 2018 and 2017	F-57
Consolidated Statements of Changes in Members’ Equity for the years ended December 31, 2019, 2018 and 2017	F-58
Consolidated Statements of Cash Flows for the years ended December 31, 2019, 2018 and 2017	F-59
Notes to Financial Statements	F-60

Unaudited Financial Statements of Digital Media Solutions Holdings, LLC:
Consolidated Balance Sheets as of March 31, 2020 (Unaudited) and December 31, 2019	F-83
Consolidated Statements of Operations for the three months ended March 31, 2020 and 2019	F-84
Consolidated Statements of Changes in Members’ Equity for the three months ended March 31, 2020 and 2019	F-85
Consolidated Statements of Cash Flows for the three months ended March 31, 2020 and 2019	F-86
Notes to Unaudited Condensed Interim Financial Statements	F-87

Audited Financial Statement of W4 LLC and its subsidiaries
Independent Auditors’ Report	F-98
Consolidated Balance Sheets as of June 28, 2018 and December 31, 2017	F-99
Consolidated Statements of Income for the six month period ended June 28, 2018 and for the year ended December 31, 2017	F-101
Consolidated Statements of Equity for the six month period ended June 28, 2018 and for the year ended December 31, 2017	F-102
Consolidated Statements of Cash Flows for the six month period ended June 28, 2018 and for the year ended December 31, 2017	F-103
Notes to Consolidated Financial Statements	F-105

Page No.

Audited Financial Statements of UE Authority, Co.
Independent Auditors’ Report	F-114
Balance Sheets as of October 31, 2019, December 31, 2018, and December 31, 2017	F-115
Statements of Operations for the period from January 1, 2019 through October 31, 2019, and the years ended December 31, 2018 and 2017	F-117
Statements of Stockholders’ Equity (Deficit) for the period from January 1, 2019 through October 31, 2019, and the years ended December 31, 2018 and 2017	F-118
Statements of Cash Flows for the period from January 1, 2019 through October 31, 2019, and the years ended December 31, 2018 and 2017	F-119
Notes to Financial Statements	F-121

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Leo Holdings Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Leo Holdings Corp. (the “Company”) as of December 31, 2019 and 2018, the related statements of operations, changes in shareholders’ equity and cash flows, for the years ended December 31, 2019 and 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years ended December 31, 2019 and 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements if the Company is unable to raise additional funds to alleviate liquidity needs as well as complete a Business Combination by July 31, 2020, then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the U.S. Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2017.

New York, New York

March 13, 2020

LEO HOLDINGS CORP.

BALANCE SHEETS

	December 31,
	2019	2018
Assets
Current assets:
Cash	$243	$550,164
Prepaid expenses	39,567	143,675

Total current assets	39,810	693,839
Investments held in Trust Account	207,190,740	203,081,753

Total Assets	$207,230,550	$203,775,592

Liabilities and Shareholders’ Equity
Current liabilities:
Accrued expenses	$2,860,900	$—
Accrued expenses—related party	50,000	105,000
Due to related party	386,687	—
Accounts payable	1,583,870	4,310

Total current liabilities	4,881,457	109,310
Deferred underwriting commissions	7,000,000	7,000,000

Total liabilities	11,881,457	7,109,310
Commitments
Class A ordinary shares, $0.0001 par value; 19,034,909 and 19,166,628 shares subject to possible redemption as of December 31, 2019 and 2018, respectively	190,349,090	191,666,280
Shareholders’ Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 965,091 and 833,372 shares issued and outstanding (excluding 19,034,909 and 19,166,628 shares subject to possible redemption) as of December 31, 2019 and 2018, respectively	97	83
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 5,000,000 shares issued and outstanding	500	500
Additional paid-in capital	3,730,127	2,412,951
Retained earnings	1,269,279	2,586,468

Total shareholders’ equity	5,000,003	5,000,002

Total Liabilities and Shareholders’ Equity	$207,230,550	$203,775,592

The accompanying notes are an integral part of these financial statements.

LEO HOLDINGS CORP.

STATEMENTS OF OPERATIONS

	For the years ended December 31,
	2019	2018
General and administrative expenses	$5,426,176	$489,780

Loss from operations	(5,426,176)	(489,780)
Interest income	4,108,987	3,085,067

Net income (loss)	$(1,317,189)	$2,595,287

Basic and diluted weighted average shares outstanding of Class A ordinary shares	20,000,000	20,000,000

Basic and diluted net income per share, Class A	$0.21	$0.15

Basic and diluted weighted average shares outstanding of Class B ordinary shares	5,000,000	5,000,000

Basic and diluted net loss per share, Class B	$(1.09)	$(0.10)

The accompanying notes are an integral part of these financial statements.

LEO HOLDINGS CORP.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY FOR THE

YEARS ENDED DECEMBER 31, 2019 and 2018

	Ordinary Shares				Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total Shareholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance—December 31, 2017	—	$—	5,750,000	$575	$24,425	$(8,819)	$16,181

Sale of units in initial public offering, gross	20,000,000	2,000	—	—	199,998,000	—	200,000,000
Offering costs					(11,945,186)		(11,945,186)
Sale of private placement warrants to Sponsor in private placement	—	—	—	—	6,000,000	—	6,000,000
Forfeiture of Class B ordinary shares	—	—	(750,000)	(75)	75	—	—
Common stock subject to possible redemption	(19,166,628)	(1,917)	—	—	(191,664,363)	—	(191,666,280)
Net income	—	—	—	—	—	2,595,287	2,595,287

Balance—December 31, 2018	833,372	83	5,000,000	500	2,412,951	2,586,468	5,000,002
Common stock subject to possible redemption	131,719	14	—	—	1,317,176	—	1,317,190
Net loss	—	—	—	—	—	(1,317,189)	(1,317,189)

Balance—December 31, 2019	965,091	$97	5,000,000	$500	$3,730,127	$1,269,279	$5,000,003

The accompanying notes are an integral part of these financial statements.

LEO HOLDINGS CORP.

STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2019	2018
Cash Flows from Operating Activities:
Net (loss) income	$(1,317,189)	$2,595,287
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Interest income held in Trust Account	(4,108,987)	(3,081,753)
Changes in operating assets and liabilities:
Prepaid expenses	104,108	(143,675)
Accounts payable	1,579,560	560
Accrued expenses	2,860,900	—
Accrued expenses—related party	(55,000)	105,000
Due to related party	386,687	—

Net cash used in operating activities	(549,921)	(524,581)
Cash Flows from Investing Activities
Proceeds deposited in Trust Account	—	(200,000,000)

Net cash used in investing activities	—	(200,000,000)
Cash Flows from Financing Activities:
Funds borrowed from related parties	—	170,000
Repayment of loans to related parties	—	(325,000)
Proceeds received from initial public offering, gross	—	200,000,000
Offering costs paid	—	(4,882,936)
Proceeds received from private placement	—	6,000,000

Net cash provided by financing activities	—	200,962,064

Net (decrease) increase in cash	(549,921)	437,483
Cash—beginning of the period	550,164	112,681

Cash—end of the period	$243	$550,164

Supplemental disclosure of noncash investing and financing activities:
Deferred underwriting commissions charged to equity in connection with the initial public offering	$—	$7,000,000
Deferred offering costs charged to equity upon completion of the initial public offering	$—	$276,511
Initial value of Class A ordinary shares subject to possible redemption	$—	$189,101,450
(Decrease) increase in value of Class A ordinary shares subject to possible redemption	$(1,317,190)	$2,564,830

The accompanying notes are an integral part of these financial statements.

LEO HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS

Note 1. Description of Organization and Business Operations

Leo Holdings Corp. (the “Company”) is a blank check company incorporated in the Cayman Islands on November 29, 2017. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company focuses its search on companies in the consumer sector. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies. As of December 31, 2019, the Company had not commenced any operations. All activity for the period from November 29, 2017 (inception) to December 31, 2019 relates to the Company’s formation, the Initial Public Offering (as defined below), and since the closing of the offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The Company’s sponsor is Leo Investors Limited Partnership, a Cayman Island exempted limited partnership (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on February 12, 2018. On February 15, 2018, the Company consummated its initial public offering (the “Initial Public Offering”) of 20,000,000 units (each, a “Unit” and collectively, the “Units”) sold to the public at a price of $10.00 per Unit, generating gross proceeds of $200.0 million, and incurring offering costs of approximately $11.9 million, inclusive of $7.0 million in deferred underwriting commissions (Note 5). The underwriter was granted a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at $10.00 per Unit. The over-allotment option was not exercised prior to its expiration. Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (the “Private Placement”) of 4,000,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant to the Sponsor, and generating gross proceeds of $6 million (Note 4).

Upon the closing of the Initial Public Offering and Private Placement, $200.0 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (the “Trust Account”), located in the United States at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

LEO HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS

The Company will provide holders of its outstanding Class A ordinary shares, par value $0.0001 (“Class A ordinary shares”), sold in the Initial Public Offering (the “public shareholders”) with the opportunity to redeem all or a portion of their Public Shares (as defined below in Note 3) upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially at $10.00 per Public Share). The per-share amount to be distributed to public shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 5). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon consummation of such Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of a Business Combination is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem Public Shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor and the Company’s officers and directors agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the Sponsor and the Company’s officers and directors agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Company’s amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.

The Sponsor and the Company’s directors and executive officers agreed not to propose an amendment to the Company’s amended and restated memorandum and articles of association that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or July 31, 2020 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes (less up to $100,000 of interest to pay dissolution expenses),

LEO HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS

divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor and the Company’s officers and directors agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or the Company’s officers and directors acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriter of the Initial Public Offering agreed to waive its rights to its deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, the deferred underwriting commission will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

On April 7, 2019, the Company entered into a Business Combination Agreement (as amended on June 27, 2019, the “Transaction Agreement”), by and among Queso Holdings Inc., a Delaware corporation (“Queso”), AP VIII CEC Holdings, L.P., a Delaware limited partnership (the “Seller”), and solely for purposes of Section 7.14(f) and 10.2(i) of the Transaction Agreement, the Sponsor, pursuant to which the Company would have acquired Queso. The parties jointly determined to terminate the Transaction Agreement pursuant to a Termination Agreement, dated as of July 29, 2019, by and among such parties, effective as of such date.

On February 6, 2020, the Company announced that it signed a term sheet and is working on a definitive agreement (the “Business Combination Agreement”) with Digital Media Solutions LLC (“DMS”). In connection with the proposed business combination with DMS (the “Proposed Business Combination”), the Company has obtained $100 million in commitments from a number of institutional investors to purchase common equity in the post-combination company at $10.00 per share in support of the Proposed Business Combination. Once the Proposed Business Combination closes, the post-combination company is expected to trade on the NYSE under ticker “DMS.”

The DMS management team owns 54% of DMS with private equity funds managed by Clairvest Group, Inc. (TSX: CVG) (“Clairvest”), owning the remaining 46%. The board of directors of the Company has unanimously

LEO HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS

approved the Proposed Business Combination. Clairvest is supportive of management and the Proposed Business Combination. The sellers are expected to retain a significant continuing equity interest in the post-combination company, representing over 40% of the company on a combined basis. This percentage is subject to change depending on the number of the Company’s Class A ordinary shares that are redeemed by its public shareholders.

The completion of the Proposed Business Combination is subject to the negotiation and execution of a Business Combination Agreement, providing for the Proposed Business Combination, satisfaction of the closing conditions included therein and approval of the Proposed Business Combination by the Company’s shareholders and Clairvest’s board of directors. Accordingly, there can be no assurance that a Business Combination Agreement will be entered into or that the Proposed Business Combination will be consummated.

The Company mailed to its shareholders of record as of January 17, 2020, a definitive proxy statement for a special meeting of shareholders to be held on February 11, 2020 (the “General Meeting”) to approve an extension of time for the Company to complete an initial business combination through July 31, 2020. The Extension Proposal was approved, providing the Company’s shareholders with more time to evaluate the Proposed Business Combination.

In connection with the vote to approve the Extension Proposal, the holders of 687,193 Class A ordinary shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.38 per share, for an aggregate redemption amount of approximately $7.13 million. As such, only approximately 3.4% of the Class A ordinary shares were redeemed and approximately 96.6% of the Class A ordinary shares remain outstanding. After the satisfaction of such redemptions, the balance in our Trust Account will be approximately $200.4 million.

Going Concern Consideration

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of December 31, 2019, the Company had approximately $200 in its operating bank account, approximately $7.2 million of interest income available in the Trust Account to pay for taxes, and a working capital deficit of approximately $4.8 million. Further, the Company has incurred and expect to continue to incur significant costs in pursuit of its acquisition plans.

Through December 31, 2019, the Company’s liquidity needs have been satisfied through receipt of a $25,000 capital contribution from the Sponsor in exchange for the issuance of the Founder Shares (Note 4) to the Sponsor, $325,000 in loans from the Sponsor, and the net proceeds from the consummation of the Private Placement not held in the Trust Account. The Company fully repaid the loans from the Sponsor on February 20, 2018. During the year ended December 31, 2019, the Sponsor also paid for certain general and administrative expenses of approximately $387,000 on behalf of the Company. These advances were due on demand, non-interest bearing, and were fully outstanding as of December 31, 2019.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”) of up to $1.5 million (Note 4).

In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the working capital deficit, mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a

LEO HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS

going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after July 31, 2020.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Income (Loss) Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income (loss) per ordinary share is computed by dividing net income (loss) applicable to ordinary shareholders by the weighted average number of ordinary shares outstanding for the period. The Company has not considered the effect of the warrants sold in the Initial Public Offering and Private Placement to purchase an aggregate of 14,000,000 Class A ordinary shares in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per ordinary share is the same as basic earnings per ordinary share for the periods presented.

The Company’s statements of operations (the “Statements of Operations”) include a presentation of income (loss) per share for ordinary shares subject to redemption in a manner similar to the two-class method of income per share. Net income per ordinary share, basic and diluted for Class A ordinary shares is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of Class A ordinary shares outstanding for the periods. Net loss per ordinary share, basic and diluted for Class B ordinary shares is calculated by dividing the net income, less income attributable to Class A ordinary shares and any working capital loans, by the weighted average number of Class B ordinary shares outstanding for the periods presented.

Reconciliation of Net Income (Loss) per Ordinary Share

The Company’s net income (loss) is adjusted for the portion of income that is attributable to Class A ordinary shares subject to redemption, as these shares only participate in the earnings of the Trust Account (less applicable

LEO HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS

taxes) and not the income or losses of the Company. Accordingly, basic and diluted loss per Class A ordinary shares is calculated as follows:

	For the years ended December 31,
	2019	2018
Interest income held in Trust Account	$4,108,987	$3,081,753

Net income available to holders of Class A ordinary shares	$4,108,987	$3,081,753

Net income (loss)	$(1,317,189)	$2,595,287
Less: Income attributable to Class A ordinary shares	(4,108,987)	(3,081,753)

Net loss attributable to holders of Class B ordinary shares	$(5,426,176)	$(486,466)

Basic and diluted weighted average shares outstanding of Class A ordinary shares	20,000,000	20,000,000

Basic and diluted net income per share, Class A	$0.21	$0.15

Basic and diluted weighted average shares outstanding of Class B ordinary shares	5,000,000	5,000,000

Basic and diluted net loss per share, Class B	$(1.09)	$(0.10)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2019 and 2018, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the Balance Sheets.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

LEO HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS

ASC Topic 820, Fair Value Measurement and Disclosures, requires all entities to disclose the fair value of financial instruments, both assets and liabilities for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 2019 and 2018, the recorded values of cash, prepaid expenses, accounts payable, and accrued expenses approximate the fair values due to the short-term nature of the instruments.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Offering Costs

Offering costs consisted of legal, accounting, underwriting fees and other costs that were directly related to the Initial Public Offering totaled approximately $11.9 million, inclusive of $7.0 million in deferred underwriting commissions, and were charged to shareholders’ equity upon the completion of the Initial Public Offering.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in FASB ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2019 and 2018, 19,034,909 and 19,166,628 Class A ordinary shares subject to possible redemption at the redemption amount are presented as temporary equity, outside of the shareholders’ equity section of the Company’s Balance Sheets, respectively.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC Topic 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax

LEO HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS

jurisdiction; therefore no income tax has been recorded. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2019 and 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its current tax position.

The Company may be subject to potential examination by U.S. federal, U.S. state or foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Pronouncements

The Company’s management does not believe that there are any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3—Initial Public Offering

On February 15, 2018, the Company sold 20,000,000 Units at a price of $10.00 per Unit in the Initial Public Offering. Each Unit consists of one Class A ordinary share (such Class A ordinary shares included in the Units being offered, the “Public Shares”), and one-half of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 4—Related Party Transactions

Founder Shares

On December 8, 2017, the Sponsor purchased 8,625,000 shares (the “Founder Shares”) of the Company’s Class B ordinary shares, par value $0.0001 (the “Class B ordinary shares”), for an aggregate price of $25,000. In February 2018, the Sponsor effected a surrender of 2,875,000 Founder Shares to the Company for no consideration, resulting in a decrease in the total number of Founder Shares from 8,625,000 to 5,750,000. The Founder Shares will automatically convert into Class A ordinary shares at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions, as described in Note 6. The Sponsor had agreed to forfeit up to 750,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriter. On March 29, 2018, the over-allotment option expired and an aggregate of 750,000 shares were subsequently forfeited by the Sponsor.

The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

LEO HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS

Private Placement Warrants

Concurrently with the closing of the Initial Public Offering, the Sponsor purchased 4,000,000 Private Placement Warrants at $1.50 per Private Placement Warrant, and generating gross proceeds of $6.0 million in the Private Placement.

Each Private Placement Warrant is exercisable for one Class A ordinary share at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants were added to the proceeds from the Initial Public Offering and deposited in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Related Party Loans

The Sponsor and its affiliate had loaned the Company an aggregate of $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note. This loan was non-interest bearing and became payable upon the completion of the Initial Public Offering. The Company repaid $300,000 on February 15, 2018. In addition, the Sponsor and its affiliate loaned the Company another $25,000 for working capital. The Company fully repaid this amount on February 20, 2018.

During the year ended December 31, 2019, the Sponsor also paid for certain general and administrative expenses on behalf of the Company. These advances were due on demand and were non-interest bearing. As of December 31, 2019 and 2018, approximately $387,000 and $0 for these advances were recorded on the accompanying Balance Sheets, respectively.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, lend the Company Working Capital Loans. If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. As of December 31, 2019 and 2018, no Working Capital Loans were outstanding.

Administrative Support Agreement—Related Party Expenses

The Company has agreed, commencing on the effective date of the Initial Public Offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. During the years ended December 31, 2019 and 2018, an aggregate of $120,000 and $105,000 in connection with such services was recorded in general and administrative expenses in the accompanying Statements of Operations, respectively. As

LEO HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS

of December 31, 2019 and 2018, $50,000 and $105,000 was accrued on the accompanying Balance Sheets, respectively.

Note 5—Commitments & Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to Class A ordinary shares) pursuant to a registration and shareholder rights agreement.

These holders will be entitled to certain demand and “piggyback” registration rights. However, the registration and shareholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriter a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at $10.00 per Unit, less underwriting discounts and commissions. This option expired on March 29, 2018 without being exercised.

The underwriter was entitled to underwriting discounts of $0.20 per Unit, or $4.0 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per Unit, or $7.0 million in the aggregate, will be payable to the underwriter for deferred underwriting commissions. The deferred underwriting commissions will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Note 6—Shareholders’ Equity

Ordinary Shares

Class A Ordinary Shares—The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of December 31, 2019 and 2018, there were 20,000,000 Class A ordinary shares issued or outstanding, including 19,034,909 and 19,166,628 Class A ordinary shares subject to possible redemption, respectively.

Class B Ordinary Shares—The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of Class B ordinary shares are entitled to one vote for each share. In December 2017, the Company initially issued 8,625,000 Class B ordinary shares to the Sponsor. In February 2018, in connection with the decrease of the size of the Initial Public Offering, the Sponsor effected a surrender of 2,875,000 Class B ordinary shares to the Company for no consideration, resulting in a decrease in the total number of Class B ordinary shares from 8,625,000 to 5,750,000. Of the 5,750,000 Class B ordinary shares outstanding, up to 750,000 shares were subject to forfeiture to the Company by the Sponsor for no consideration to the extent that the underwriter’s over-allotment option was not exercised in full or in part, so that the Founder Shares would represent 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. On March 29, 2018, the over-allotment option expired and an aggregate of 750,000 shares were subsequently forfeited by the Sponsor. As of December 31, 2019 and 2018, there were 5,000,000 Class B ordinary shares issued or outstanding.

LEO HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS

Holders of Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of shareholders except as required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of Class A ordinary shares issued and outstanding upon completion of the Initial Public Offering, plus (ii) the sum of (a) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and any warrants issued to the Sponsor upon conversion of Working Capital Loans, minus (b) the number of Public Shares redeemed by public shareholders in connection with the initial Business Combination.

Preference Shares—The Company is authorized to issue 1,000,000 preference shares with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2019 and 2018, there were no preference shares issued or outstanding.

Warrants—The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the Public Warrants is not effective by the sixtieth day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation and may only be exercised for a whole number of shares.

The Private Placement Warrants are identical to the Public Warrants included in the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private

Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

LEO HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS

The Company may call the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported closing price of the ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of Class A ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of Class A ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrant shares. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 7. Fair Value Measurements

The following table presents information about the Company’s assets that are measured on a recurring basis as of December 31, 2019 and 2018 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments held in Trust Account at December 31, 2019	$207,190,740	$—	$—

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments held in Trust Account at December 31, 2018	$203,081,753	$—	$—

No cash was held in the Trust Account as of December 31, 2019 and 2018.

Note 8—Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the Balance Sheet date up to the date that the financial statements were available to be issued. Based upon this review, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed in Note 1.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Leo Holdings Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Leo Holdings Corp. (the “Company”) as of December 31, 2018 and 2017, the related statements of operations, changes in shareholders’ equity and cash flows, for the year ended December 31, 2018 and for the period November 29, 2017 (date of inception) to December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the year ended December 31, 2018 and for the period November 29, 2017 (date of inception) to December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements if the Company is unable to complete a business combination by February 15, 2020, the Company will cease all operations except for the purpose of liquidating. This mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the U.S. Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2017.

New York, New York

March 25, 2019

LEO HOLDINGS CORP.

BALANCE SHEETS

	December 31,
	2018	2017
Assets
Current assets:
Cash	$550,164	$112,681
Prepaid expenses	143,675	—

Total current assets	693,839	112,681
Investments held in Trust Account	203,081,753	—
Deferred offering costs associated with initial public offering	—	276,511

Total assets	$203,775,592	$389,192

Liabilities and Shareholders’ Equity
Current liabilities:
Accrued expenses	$—	$214,261
Accrued expenses - related party	105,000	—
Accounts payable	4,310	3,750
Notes payable - related parties	—	155,000

Total current liabilities	109,310	373,011
Deferred underwriting commissions	7,000,000	—

Total liabilities	7,109,310	373,011

Commitments
Class A ordinary shares, $0.0001 par value; 19,166,628 and 0 shares subject to possible redemption as of December 31, 2018 and 2017, respectively	191,666,280	—

Shareholders’ Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 833,372 and 0 shares issued and outstanding (excluding 19,166,628 and 0 shares subject to possible redemption) as of December 31, 2018 and 2017, respectively	83	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 5,000,000 and 5,750,000 shares issued and outstanding as of December 31, 2018 and 2017, respectively	500	575
Additional paid-in capital	2,412,951	24,425
Retained earnings (accumulated deficit)	2,586,468	(8,819)

Total shareholders’ equity	5,000,002	16,181

Total Liabilities and Shareholders’ Equity	$203,775,592	$389,192

The accompanying notes are an integral part of these financial statements.

LEO HOLDINGS CORP.

STATEMENTS OF OPERATIONS

	For the year ended December 31, 2018	For the period from November 29, 2017 (inception) through December 31, 2017
General and administrative expenses	$489,780	$8,830

Loss from operations	(489,780)	(8,830)
Interest income	3,085,067	11

Net income (loss)	$2,595,287	$(8,819)

Basic and diluted weighted average shares outstanding of Class A ordinary shares	20,000,000	—

Basic and diluted net income per share, Class A	$0.15	$—

Basic and diluted weighted average shares outstanding of Class B ordinary shares	5,000,000	5,000,000 (1)

Basic and diluted net loss per share, Class B	$(0.10)	$(0.00)

(1)

Excludes an aggregate of up to 750,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter. On March 29, 2018, the over-allotment option expired, and 750,000 Class B ordinary shares were forfeited.

The accompanying notes are an integral part of these financial statements.

LEO HOLDINGS CORP.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary Shares				Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total Shareholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance - November 29, 2017 (Inception)	—	$—	—	$—	$—	$—	$—

Issuance of Class B ordinary shares to Sponsor	—	—	5,750,000	575	24,425	—	25,000
Net loss	—	—	—	—	—	(8,819)	(8,819)

Balance - December 31, 2017	—	$—	5,750,000	$575	$24,425	$(8,819)	$16,181

Sale of units in initial public offering, gross	20,000,000	2,000	—	—	199,998,000	—	200,000,000
Offering costs					(11,945,186)		(11,945,186)
Sale of private placement warrants to Sponsor in private placement	—	—	—	—	6,000,000	—	6,000,000
Forfeiture of Class B ordinary shares	—	—	(750,000)	(75)	75	—	—
Common stock subject to possible redemption	(19,166,628)	(1,917)	—	—	(191,664,363)	—	(191,666,280)
Net income	—	—	—	—	—	2,595,287	2,595,287

Balance - December 31, 2018	833,372	$83	5,000,000	$500	$2,412,951	$2,586,468	$5,000,002

The accompanying notes are an integral part of these financial statements.

LEO HOLDINGS CORP.

STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2018	For the period from November 29, 2017 (inception) through December 31, 2017
Cash Flows from Operating Activities:
Net income (loss)	$2,595,287	$(8,819)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest income held in Trust Account	(3,081,753)	—
Formation costs paid by related parties	—	5,000
Changes in operating assets and liabilities:
Prepaid expenses	(143,675)	—
Accounts payable	560	—
Accrued expenses	—	3,750
Accrued expenses - related party	105,000	—

Net cash used in operating activities	(524,581)	(69)

Cash Flows from Investing Activities
Proceeds deposited in Trust Account	(200,000,000)	—

Net cash used in investing activities	(200,000,000)	—

Cash Flows from Financing Activities:
Funds borrowed from related parties	170,000	150,000
Repayment of loans to related parties	(325,000)	—
Proceeds from issuance of Class B ordinary shares to Sponsor	—	25,000
Proceeds received from initial public offering, gross	200,000,000	—
Offering costs paid	(4,882,936)	—
Proceeds received from private placement	6,000,000	—
Payment of deferred offering costs	—	(62,250)

Net cash provided by financing activities	200,962,064	112,750

Net increase in cash	437,483	112,681

Cash - beginning of the period	112,681	—

Cash - end of the period	$550,164	$112,681

Supplemental disclosure of noncash investing and financing activities:
Deferred underwriting commissions charged to equity in connection with the initial public offering	$7,000,000	$—

Deferred offering costs charged to equity upon completion of the initial public offering	$276,511	$—

Deferred offering costs included in accrued expenses	$—	$214,261

Change in value of Class A ordinary shares subject to possible redemption	$191,666,280	$—

The accompanying notes are an integral part of these financial statements.

Note 1. Description of Organization and Business Operations

Leo Holdings Corp. (the “Company”) is a blank check company incorporated in the Cayman Islands on November 29, 2017. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company focuses its search on companies in the consumer sector. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of December 31, 2018, the Company had not commenced any operations. All activity for the period from November 29, 2017 (inception) to December 31, 2018 relates to the Company’s formation, the Initial Public Offering (as defined below), and since the closing of the offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The Company’s sponsor is Leo Investors Limited Partnership, a Cayman Island exempted limited partnership (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on February 12, 2018. On February 15, 2018, the Company consummated its initial public offering (the “Initial Public Offering”) of 20,000,000 units (each, a “Unit” and collectively, the “Units”) sold to the public at a price of $10.00 per Unit, generating gross proceeds of $200.0 million, and incurring offering costs of approximately $11.9 million, inclusive of $7.0 million in deferred underwriting commissions (Note 5). The underwriter was granted a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at $10.00 per Unit. The over-allotment option was not exercised prior to its expiration.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (the “Private Placement”) of 4,000,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant to the Sponsor, and generating gross proceeds of $6 million (Note 4).

Upon the closing of the Initial Public Offering and Private Placement, $200.0 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (the “Trust Account”), located in the United States at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide holders of its outstanding Class A ordinary shares, par value $0.0001 (“Class A ordinary shares”), sold in the Initial Public Offering (the “public shareholders”) with the opportunity to redeem all or a portion of their Public Shares (as defined below in Note 3) upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially at $10.00 per Public Share). The per-share amount to be distributed to public shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 5). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon consummation of such Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of a Business Combination is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem Public Shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor and the Company’s officers and directors agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the Sponsor and the Company’s officers and directors agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Company’s amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.

The Sponsor and the Company’s directors and executive officers agreed not to propose an amendment to the Company’s amended and restated memorandum and articles of association that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or February 15, 2020 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor and the Company’s officers and directors agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or the Company’s officers and directors acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriter of the Initial Public Offering agreed to waive its rights to its deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, the deferred underwriting commission will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

As of December 31, 2018, the Company had approximately $550,000 in its operating bank account, approximately $3.1 million of interest income available in the Trust Account to pay for taxes, and working capital of approximately $585,000.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”) of up to $1.5 million (Note 4).

In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after February 15, 2020.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Income Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per ordinary share is computed by dividing net income applicable to ordinary shareholders by the weighted average number of ordinary shares outstanding for the period. The Company has not considered the effect of the warrants sold in the Initial Public Offering and Private Placement to purchase an aggregate of 14,000,000 Class A ordinary shares in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per ordinary share is the same as basic earnings per ordinary share for the periods presented.

The Company’s statements of operations (the “Statements of Operations”) include a presentation of income per share for ordinary shares subject to redemption in a manner similar to the two-class method of income per share. Net income per ordinary share, basic and diluted for Class A ordinary shares is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of Class A ordinary shares outstanding for the period. Net loss per ordinary share, basic and diluted for Class B ordinary shares is calculated by dividing the net income, less income attributable to Class A ordinary shares and any working capital loans, by the weighted average number of Class B ordinary shares outstanding for the periods presented.

Reconciliation of Net Income (Loss) per Ordinary Share

The Company’s net income (loss) is adjusted for the portion of income that is attributable to Class A ordinary shares subject to redemption, as these shares only participate in the earnings of the Trust Account (less applicable taxes) and not the income or losses of the Company. Accordingly, basic and diluted loss per Class A ordinary shares is calculated as follows:

	For the Year Ended December 31, 2018	For the period from November 29, 2017 (inception) through December 31, 2017
Interest income	$3,081,753	$—
Expenses available to be paid with interest income from Trust	—	—

Net income available to holders of Class A ordinary shares	3,081,753	—

Net income (loss)	$2,595,287	$(8,819)
Less: Income attributable to Class A ordinary shares	(3,081,753)	—

Net income (loss) attributable to holders of Class B ordinary shares	$(486,466)	$(8,819)

Basic and diluted weighted average shares outstanding of Class A ordinary shares	20,000,000	—

Basic and diluted net income per share, Class A	$0.15	$—

Basic and diluted weighted average shares outstanding of Class B ordinary shares	5,000,000	5,000,000

Basic and diluted net loss per share, Class B	$(0.10)	$—

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2018, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the Balance Sheets.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

ASC Topic 820, Fair Value Measurement and Disclosures, requires all entities to disclose the fair value of financial instruments, both assets and liabilities for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 2018 and 2017, the recorded values of cash, prepaid expenses, accounts payable, and accrued expenses approximate the fair values due to the short-term nature of the instruments.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Offering Costs

Offering costs consist of legal, accounting, underwriting fees and other costs that were directly related to the Initial Public Offering totaled approximately $11.9 million, inclusive of $7.0 million in deferred underwriting commissions, and were charged to shareholders’ equity upon the completion of the Initial Public Offering.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in FASB ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2018, 19,166,628 Class A ordinary shares subject to possible redemption at the redemption amount are presented as temporary equity, outside of the shareholders’ equity section of the Company’s Balance Sheets.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC Topic 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction; therefore no income tax has been recorded. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2018 and 2017. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its current tax position.

The Company may be subject to potential examination by U.S. federal, U.S. state or foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Pronouncements

In August 2018, the SEC adopted the final rule under SEC Release No. 33-10532, “Disclosure Update and Simplification,” amending certain disclosure requirements that were redundant, duplicative, overlapping, outdated or superseded. In addition, the amendments expanded the disclosure requirements on the analysis of shareholders’ equity for interim financial statements. Under the amendments, an analysis of changes in each caption of shareholders’ equity presented in the balance sheet must be provided in a note or separate statement. The analysis should present a reconciliation of the beginning balance to the ending balance of each period for which a statement of income is required to be filed. The Company anticipates its first presentation of the revised presentation of changes in shareholders’ equity, under the new guidance, will be included in its Form 10-Q for the quarter ended March 31, 2019.

The Company’s management does not believe that there are any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3—Initial Public Offering

On February 15, 2018, the Company sold 20,000,000 Units at a price of $10.00 per Unit in the Initial Public Offering. Each Unit consists of one Class A ordinary share (such Class A ordinary shares included in the Units being offered, the “Public Shares”), and one-half of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 4—Related Party Transactions

Founder Shares

On December 8, 2017, the Sponsor purchased 8,625,000 shares (the “Founder Shares”) of the Company’s Class B ordinary shares, par value $0.0001 (the “Class B ordinary shares”), for an aggregate price of $25,000. In February 2018, the Sponsor effected a surrender of 2,875,000 Founder Shares to the Company for no consideration, resulting in a decrease in the total number of Founder Shares from 8,625,000 to 5,750,000. The Founder Shares will automatically convert into Class A ordinary shares at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions, as described in Note 6. The Sponsor had agreed to forfeit up to 750,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriter. On March 29, 2018, the over-allotment option expired and an aggregate of 750,000 shares were subsequently forfeited by the Sponsor.

The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Private Placement Warrants

Concurrently with the closing of the Initial Public Offering, the Sponsor purchased 4,000,000 Private Placement Warrants at $1.50 per Private Placement Warrant, and generating gross proceeds of $6.0 million in the Private Placement.

Each Private Placement Warrant is exercisable for one Class A ordinary share at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants were added to the proceeds from the Initial Public Offering and deposited in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Related Party Loans

The Sponsor and its affiliate had loaned the Company an aggregate of $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note. This loan was non-interest bearing and became payable upon the completion of the Initial Public Offering. The Company repaid $300,000 on February 15, 2018. In addition, the Sponsor and its affiliate loaned the Company another $25,000 for working capital. The Company fully repaid this amount on February 20, 2018.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, lend the Company Working Capital Loans. If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. As of December 31, 2018 and 2017, no Working Capital Loans were outstanding.

Administrative Support Agreement

The Company has agreed, commencing on the effective date of the Initial Public Offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. As of December 31, 2018, an aggregate of $105,000 in connection with such services was accrued on the accompanying Balance

Sheets. During the year ended December 31, 2018, an aggregate of $105,000 in connection with such services was recorded in general and administrative expenses in the accompanying Statements of Operations. As of December 31, 2018, the full amount of $105,000 was accrued on the accompanying Balance Sheet.

Note 5—Commitments & Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to Class A ordinary shares) pursuant to a registration and shareholder rights agreement.

These holders will be entitled to certain demand and “piggyback” registration rights. However, the registration and shareholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriter a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at $10.00 per Unit, less underwriting discounts and commissions. This option expired on March 29, 2018 without being exercised.

The underwriter was entitled to underwriting discounts of $0.20 per Unit, or $4.0 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per Unit, or $7.0 million in the aggregate, will be payable to the underwriter for deferred underwriting commissions. The deferred underwriting commissions will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Note 6—Shareholders’ Equity

Ordinary Shares

Class A Ordinary Shares—The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of December 31, 2018, there were 20,000,000 Class A ordinary shares issued or outstanding, including 19,166,628 Class A ordinary shares subject to possible redemption. As of December 31, 2017, there were no Class A ordinary shares issued or outstanding.

Class B Ordinary Shares—The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of Class B ordinary shares are entitled to one vote for each share. In December 2017, the Company initially issued 8,625,000 Class B ordinary shares to the Sponsor. In February 2018, in connection with the decrease of the size of the Initial Public Offering, the Sponsor effected a surrender of 2,875,000 Class B ordinary shares to the Company for no consideration, resulting in a decrease in the total number of Class B ordinary shares from 8,625,000 to 5,750,000. Of the 5,750,000 Class B ordinary shares outstanding, up to 750,000 shares were subject to forfeiture to the Company by the Sponsor for no consideration to the extent that the underwriter’s over-allotment option was not exercised in full or in part, so that the Founder Shares would represent 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. On March 29, 2018, the over-allotment option expired and an aggregate of 750,000 shares were subsequently forfeited by the Sponsor. As of December 31, 2018 and 2017, there were 5,000,000 and 5,750,000 Class B ordinary shares issued or outstanding, respectively.

Holders of Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of shareholders except as required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of Class A ordinary shares issued and outstanding upon completion of the Initial Public Offering, plus (ii) the sum of (a) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and any warrants issued to the Sponsor upon conversion of Working Capital Loans, minus (b) the number of Public Shares redeemed by public shareholders in connection with the initial Business Combination.

Preference Shares—The Company is authorized to issue 1,000,000 preference shares with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2018 and 2017, there were no preference shares issued or outstanding.

Warrants—The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the Public Warrants is not effective by the sixtieth day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation and may only be exercised for a whole number of shares.

The Private Placement Warrants are identical to the Public Warrants included in the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company may call the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported closing price of the ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of Class A ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of Class A ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrant shares. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 7. Fair Value Measurements

The following table presents information about the Company’s assets that are measured on a recurring basis as of December 31, 2018 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments held in Trust Account	$203,081,753	$0	$0

Note 8—Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to March 25, 2019. Based upon this review, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements.

LEO HOLDINGS CORP.

CONDENSED BALANCE SHEETS

	March 31, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash	$243	$243
Prepaid expenses	84,992	39,567

Total current assets	85,235	39,810
Investments held in Trust Account	200,693,450	207,190,740

Total Assets	$200,778,685	$207,230,550

Liabilities and Shareholders’ Equity
Current liabilities:
Accrued expenses	$3,649,900	$2,860,900
Accrued expenses - related party	80,000	50,000
Due to related party	1,035,809	386,687
Accounts payable	1,571,639	1,583,870

Total current liabilities	6,337,348	4,881,457
Deferred underwriting commissions	7,000,000	7,000,000

Total liabilities	13,337,348	11,881,457

Commitments
Class A ordinary shares, $0.0001 par value; 18,244,133 and 19,034,909 shares subject to possible redemption as of March 31, 2020 and December 31, 2019, respectively	182,441,330	190,349,090

Shareholders’ Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 1,068,674 and 965,091 shares issued and outstanding (excluding 18,244,133 and 19,034,909 shares subject to possible redemption) as of March 31, 2020 and December 31, 2019, respectively	107	97
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 5,000,000 shares issued and outstanding	500	500
Additional paid-in capital	4,507,338	3,730,127
Retained earnings	492,062	1,269,279

Total shareholders’ equity	5,000,007	5,000,003

Total Liabilities and Shareholders’ Equity	$200,778,685	$207,230,550

The accompanying notes are an integral part of these unaudited condensed interim financial statements.

LEO HOLDINGS CORP.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2020	2019
General and administrative expenses	$1,410,466	$1,587,728

Loss from operations	(1,410,466)	(1,587,728)
Interest income	633,249	1,125,994

Net loss	$(777,217)	$(461,734)

Basic and diluted weighted average shares outstanding of Class A ordinary shares	20,000,000	20,000,000

Basic and diluted net income per share, Class A	$0.03	$0.06

Basic and diluted weighted average shares outstanding of Class B ordinary shares	5,000,000	5,000,000

Basic and diluted net loss per share, Class B	$(0.28)	$(0.32)

The accompanying notes are an integral part of these unaudited condensed interim financial statements.

LEO HOLDINGS CORP.

UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	For the Three Months Ended March 31, 2020
	Ordinary Shares				Additional		Total
	Class A		Class B		Paid-in		Shareholders’
	Shares	Amount	Shares	Amount	Capital	Retained Earnings	Equity
Balance - December 31, 2019	965,091	$97	5,000,000	$500	$3,730,127	$1,269,279	$5,000,003

Common stock subject to possible redemption (1)	103,583	10	—	—	777,211	—	777,221
Net loss	—	—	—	—	—	(777,217)	(777,217)

Balance - March 31, 2020 (unaudited)	1,068,674	$107	5,000,000	$500	$4,507,338	$492,062	$5,000,007

(1) Including the redemption of 687,193 Class A ordinary shares on February 11, 2020

	For the three months ended March 31, 2019
	Ordinary Shares				Additional		Total
	Class A		Class B		Paid-in		Shareholders’
	Shares	Amount	Shares	Amount	Capital	Retained Earnings	Equity
Balance - December 31, 2018	833,372	$83	5,000,000	$500	$2,412,951	$2,586,468	$5,000,002

Common stock subject to possible redemption	46,174	5	—	—	461,735	—	461,740
Net loss	—	—	—	—	—	(461,734)	(461,734)

Balance - March 31, 2019 (unaudited)	879,546	$88	5,000,000	$500	$2,874,686	$2,124,734	$5,000,008

The accompanying notes are an integral part of these unaudited condensed interim financial statements.

LEO HOLDINGS CORP.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2020	2019
Cash Flows from Operating Activities:
Net loss	$(777,217)	$(461,734)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest income held in Trust Account	(633,249)	(1,125,994)
Changes in operating assets and liabilities:
Prepaid expenses	(45,425)	(39,794)
Accounts payable	(12,231)	27,385
Accrued expenses	789,000	892,296
Accrued expenses - related party	30,000	586,102
Due to related party	649,122	—

Net cash used in operating activities	—	(121,739)

Cash Flows from Investing Activities
Withdrawal from Trust Account upon redemption	7,130,539	—

Net cash provided by investing activities	7,130,539	—

Cash Flows from Financing Activities:
Redemption of Class A ordinary shares	(7,130,539)	—

Net cash used in financing activities	(7,130,539)	—

Net decrease in cash	—	(121,739)

Cash - beginning of the period	243	550,164

Cash - end of the period	$243	$428,425

Supplemental disclosure of noncash investing and financing activities:
Decrease in value of Class A ordinary shares subject to possible redemption	$777,221	$461,740

The accompanying notes are an integral part of these unaudited condensed interim financial statements.

LEO HOLDINGS CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1. Description of Organization and Business Operations

Leo Holdings Corp. (the “Company”) is a blank check company incorporated in the Cayman Islands on November 29, 2017. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company focuses its search on companies in the consumer sector. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies. As of March 31, 2020, the Company had not commenced any operations. All activity for the period from November 29, 2017 (inception) to March 31, 2020 relates to the Company’s formation, the Initial Public Offering (as defined below), and since the closing of the offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The Company’s sponsor is Leo Investors Limited Partnership, a Cayman Island exempted limited partnership (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on February 12, 2018. On February 15, 2018, the Company consummated its initial public offering (the “Initial Public Offering”) of 20,000,000 units (each, a “Unit” and collectively, the “Units”) sold to the public at a price of $10.00 per Unit, generating gross proceeds of $200.0 million, and incurring offering costs of approximately $11.9 million, inclusive of $7.0 million in deferred underwriting commissions (Note 5). The underwriter was granted a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at $10.00 per Unit. The over-allotment option was not exercised prior to its expiration. Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (the “Private Placement”) of 4,000,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant to the Sponsor, and generating gross proceeds of $6 million (Note 4).

Upon the closing of the Initial Public Offering and Private Placement, $200.0 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (the “Trust Account”), located in the United States at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

LEO HOLDINGS CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

The Company will provide holders of its outstanding Class A ordinary shares, par value $0.0001 (“Class A ordinary shares”), sold in the Initial Public Offering (the “public shareholders”) with the opportunity to redeem all or a portion of their Public Shares (as defined below in Note 3) upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially at $10.00 per Public Share). The per-share amount to be distributed to public shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 5). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon consummation of such Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of a Business Combination is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem Public Shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor and the Company’s officers and directors agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the Sponsor and the Company’s officers and directors agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Company’s amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.

The Sponsor and the Company’s directors and executive officers agreed not to propose an amendment to the Company’s amended and restated memorandum and articles of association that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.

The Company had 24 months from the closing of the Initial Public Offering, or February 15, 2020 to complete a Business Combination. On February 11, 2020, the Company held a special meeting of shareholders (the “General Meeting”) to approve an extension of time for the Company to complete an initial Business Combination through July 31, 2020 (the “Extension”). The Extension was approved, and in connection with the vote to approve the Extension, the holders of 687,193 Class A ordinary shares properly exercised their right to redeem their shares

LEO HOLDINGS CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

for cash at a redemption price of approximately $10.38 per share, for an aggregate redemption amount of approximately $7.13 million.

If the Company is unable to complete a Business Combination by July 31, 2020 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor and the Company’s officers and directors agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or the Company’s officers and directors acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriter of the Initial Public Offering agreed to waive its rights to its deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, the deferred underwriting commission will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

The DMS Business Combination

On April 23, 2020, the Company entered into a business combination agreement (the “Business Combination Agreement”) by and among the Company, Digital Media Solutions Holdings, LLC (“DMS”), CEP V DMS US Blocker Company, a Delaware corporation (“Blocker Corp”), Prism Data, LLC, a Delaware limited liability company (“Prism”), CEP V-A DMS AIV Limited Partnership, a Delaware limited partnership (“Clairvest Direct Seller”), Clairvest Equity Partners V Limited Partnership, an Ontario, Canada limited partnership (“Blocker Seller 1”), CEP V Co-Investment Limited Partnership, a Manitoba, Canada limited partnership (“Blocker Seller 2”, and together with Prism, Clairvest Direct Seller and Blocker Seller 1, the “Sellers”), Clairvest GP Manageco

LEO HOLDINGS CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Inc., an Ontario corporation as a Seller Representative, and, solely for the limited purposes set forth therein, the Sponsor.

The Business Combination Agreement provides for the consummation of the following transactions in the following order (collectively, the “DMS Business Combination”), in each case conditional upon each prior transaction having been consummated: (a) pursuant to the Surrender Agreement (as defined below) the Sponsor will surrender and forfeit 2,000,000 Private Placement warrants and, together with certain other holders, an aggregate of 1,500,000 Class B ordinary shares of the Company (collectively, the “Surrender”); (b) the Company will change its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”), upon which the Company will change its name to “Digital Media Solutions, Inc.” (“New DMS”); (c) the Company will consummate the PIPE Investment (as defined below); and (d) the Company will purchase the equity interests of Blocker Corp and a portion of the units of DMS from the Sellers, which units will be immediately contributed to the capital of Blocker Corp, in exchange for a combination of cash consideration, 2,000,000 Private Placement Warrants that will be issued to the Sellers, shares of Class B common stock, par value $0.001 per share, of New DMS, which will have no economic value but will entitle the holder thereof to one vote per share (the “Class B Shares”), and shares of Class C common stock, par value $0.001 per share, of New DMS (the “Class C Shares”), which are convertible into shares of Class A common stock, par value $0.0001 per share, of New DMS (the “Class A Shares” and, together with the Class B Shares and Class C Shares, the “New DMS Common Stock”) pursuant to a conversion ratio to be determined at the closing of the transactions contemplated by the DMS Business Combination (the “Closing”). Immediately prior to the consummation of Closing, the Company will effect the foregoing transactions, Domestication and the Class A ordinary shares and Class B ordinary shares of the Company will be exchanged for Class A Shares and the outstanding warrants to purchase Class A ordinary shares of the Company will automatically become exercisable for Class A Shares. Clairvest Direct Seller and Prism will continue to hold membership interests in DMS (the “DMS Units”) subject to and in accordance with the Amended Partnership Agreement (as defined below).

Following the DMS Business Combination, the combined company will be organized in an “Up-C” structure, in which substantially all of the assets and business of New DMS will be held by DMS and continue to operate through the subsidiaries of DMS and New DMS’s sole material asset will be equity interests of DMS indirectly held by it. At the Closing, DMS and its current equity holders will amend and restate the limited liability company agreement of DMS in its entirety as the Amended Partnership Agreement to, among other things, recapitalize DMS such that the total number of DMS Units is equal to the total number of issued and outstanding New DMS Class A Common Stock (assuming the conversion of all shares of New DMS Class C Common Stock into shares of New DMS Class A Common Stock in accordance with the Proposed Certificate of Incorporation) and provide Clairvest Direct Seller and Prism the right to redeem their DMS Units for cash or, at New DMS’s option, New DMS may acquire such DMS Units (which DMS Units are expected to be contributed to Blocker Corp) in exchange for cash or shares of New DMS Class A Common Stock, in each case subject to certain restrictions set forth therein. DMS Units acquired by New DMS are expected to be contributed to Blocker Corp.

Concurrent with the Closing, New DMS and Blocker Corp will enter into the tax receivable agreement (the “Tax Receivable Agreement”) with the Sellers. Pursuant to the Tax Receivable Agreement, New DMS will be required to pay the Sellers (i) 85% of the amount of savings, if any, in U.S. federal, state and local income tax that New DMS and Blocker Corp actually realize as a result of (A) certain existing tax attributes of Blocker Corp acquired in the DMS Business Combination, and (B) increases in Blocker Corp’s allocable share of the tax basis of the tangible and intangible assets of DMS and certain other tax benefits related to the payment of the cash consideration pursuant to the Business Combination Agreement and any redemptions of DMS Units or exchanges of DMS Units for cash or shares of New DMS Class A Common Stock after the Business

LEO HOLDINGS CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Combination and (ii) 100% of certain refunds of pre-Closing taxes of DMS and Blocker Corp received during a taxable year beginning within two years after the Closing. All such payments to the Sellers will be New DMS’s obligation, and not that of DMS.

In addition, in connection with the consummation of the transactions contemplated by the Business Combination Agreement, the Company will, among other things, (a) amend and restate its certificate of incorporation and bylaws immediately following the Domestication and (b) enter into, at the Closing, with the applicable Sellers or other parties, (i) a director nomination agreement relating to the composition of the board of directors of New DMS (the “New DMS Board”), (ii) an amended and restated registration rights agreement providing for certain registration rights with respect to the New DMS Common Stock and warrants, and (iii) a lock-up agreement restricting the Sellers from certain transfers of New DMS Common Stock during the lock-up period described therein.

Sponsor Shares and Warrant Surrender Agreement

Concurrent with the execution of the Business Combination Agreement, Sponsor, the Company and certain holders of Class B ordinary shares entered into a Sponsor Shares and Warrant Surrender Agreement (the “Surrender Agreement”), pursuant to which (a) the Surrender will be effectuated in connection with the consummation of the DMS Business Combination and (b) Sponsor and other holders party thereto agreed to waive any adjustment to the conversion ratio set forth in the Company’s amended and restated memorandum and articles of association or any other anti-dilution or similar protection with respect to the Class B ordinary shares held by them.

The PIPE Investment

The Company entered into subscription agreements (the “Subscription Agreements”) with certain investors, pursuant to which, among other things, such investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to such investors, including funds managed by Lion Capital LLP, an affiliate of the Sponsor, immediately following the Domestication, an aggregate of 10,000,000 shares of Class A Shares for $10.00 per share, which will generate aggregate proceeds of $100.0 million (the “PIPE Investment”). The closing of the PIPE Investment is contingent upon, among other things, the substantially concurrent consummation of the DMS Business Combination. The Subscription Agreements provide that New DMS will grant the investors in the PIPE Investment certain customary registration rights. The Class A Shares to be offered and sold in connection with the PIPE Investment have not been registered under the Securities Act, in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D or Regulation S promulgated thereunder without any form of general solicitation or general advertising.

The consummation of the transactions contemplated by the Business Combination Agreement is subject to the satisfaction or waiver of certain closing conditions. Accordingly, there can be no assurance that the Business Combination will be consummated.

Going Concern Consideration

The accompanying unaudited condensed financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of March 31, 2020, the Company had approximately $200 in its operating bank account, approximately $693,000 of interest income available in the Trust Account to pay for taxes, and a working capital deficit of approximately $6.3 million. Further, the Company has incurred and expect to continue to incur significant costs in pursuit of its acquisition plans.

LEO HOLDINGS CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Through March 31, 2020, the Company’s liquidity needs have been satisfied through receipt of a $25,000 capital contribution from the Sponsor in exchange for the issuance of the Founder Shares (Note 4) to the Sponsor, $325,000 in loans from the Sponsor, and the net proceeds from the consummation of the Private Placement not held in the Trust Account. The Company fully repaid the loans from the Sponsor on February 20, 2018. The Sponsor also paid for certain general and administrative expenses on behalf of the Company. As of March 31, 2020 and December 31 2019, an aggregate of approximately $1.0 million and approximately $387,000 of these advances were due on demand, non-interest bearing, and were fully outstanding.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”) of up to $1.5 million (Note 4).

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). On March 11, 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s results of operations, financial position and cash flows will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s results of operations, financial position and cash flows may be materially adversely affected.

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the working capital deficit, mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after July 31, 2020.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed interim financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, the unaudited condensed interim financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the three months ended March 31, 2020 are not necessarily indicative of the results that may be expected for the year ending December 31, 2020, or any future period. These unaudited condensed interim financial statements should be read in conjunction with the audited financial statements contained in the Company’s Annual Report on Form 10-K filed with the SEC on March 13, 2020.

LEO HOLDINGS CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Income (Loss) Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income (loss) per ordinary share is computed by dividing net income (loss) applicable to ordinary shareholders by the weighted average number of ordinary shares outstanding for the period. The Company has not considered the effect of the warrants sold in the Initial Public Offering and Private Placement to purchase an aggregate of 14,000,000 Class A ordinary shares in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per ordinary share is the same as basic earnings per ordinary share for the periods presented.

The Company’s statements of operations (the “Statements of Operations”) include a presentation of income (loss) per share for ordinary shares subject to redemption in a manner similar to the two-class method of income per share. Net income per ordinary share, basic and diluted for Class A ordinary shares is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of Class A ordinary shares outstanding for the periods. Net loss per ordinary share, basic and diluted for Class B ordinary shares is calculated by dividing the net income, less income attributable to Class A ordinary shares and any working capital loans, by the weighted average number of Class B ordinary shares outstanding for the periods presented.

LEO HOLDINGS CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Reconciliation of Net Income (Loss) per Ordinary Share

The Company’s net income (loss) is adjusted for the portion of income that is attributable to Class A ordinary shares subject to redemption, as these shares only participate in the earnings of the Trust Account (less applicable taxes) and not the income or losses of the Company. Accordingly, basic and diluted loss per Class A ordinary shares is calculated as follows:

	For the Three Months Ended March 31,
	2020	2019
Interest income held in Trust Account	$633,249	$1,125,994

Net income available to holders of Class A ordinary shares	$633,249	$1,125,994

Net loss	$(777,217)	$(461,734)
Less: Income attributable to Class A ordinary shares	(633,249)	(1,125,994)

Net loss attributable to holders of Class B ordinary shares	$(1,410,466)	$(1,587,728)

Basic and diluted weighted average shares outstanding of Class A ordinary shares	20,000,000	20,000,000

Basic and diluted net income per share, Class A	$0.03	$0.06

Basic and diluted weighted average shares outstanding of Class B ordinary shares	5,000,000	5,000,000

Basic and diluted net loss per share, Class B	$(0.28)	$(0.32)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At March 31, 2020 and December 31, 2019, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the condensed Balance Sheets.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

LEO HOLDINGS CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

ASC Topic 820, Fair Value Measurement and Disclosures, requires all entities to disclose the fair value of financial instruments, both assets and liabilities for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of March 31, 2020 and December 31, 2019, the recorded values of cash, prepaid expenses, accounts payable, and accrued expenses approximate the fair values due to the short-term nature of the instruments.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Offering Costs

Offering costs consisted of legal, accounting, underwriting fees and other costs that were directly related to the Initial Public Offering totaled approximately $11.9 million, inclusive of $7.0 million in deferred underwriting commissions, and were charged to shareholders’ equity upon the completion of the Initial Public Offering.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in FASB ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at March 31, 2020 and December 31, 2019, 18,244,133 and 19,034,909 Class A ordinary shares subject to possible redemption at the redemption amount are presented as temporary equity, outside of the shareholders’ equity section of the Company’s condensed balance sheets, respectively.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC Topic 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be

LEO HOLDINGS CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction; therefore no income tax has been recorded. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2020 and December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its current tax position.

The Company may be subject to potential examination by U.S. federal, U.S. state or foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Pronouncements

The Company’s management does not believe that there are any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3—Initial Public Offering

On February 15, 2018, the Company sold 20,000,000 Units at a price of $10.00 per Unit in the Initial Public Offering. Each Unit consists of one Class A ordinary share (such Class A ordinary shares included in the Units being offered, the “Public Shares”), and one-half of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 4—Related Party Transactions

Founder Shares

On December 8, 2017, the Sponsor purchased 8,625,000 shares (the “Founder Shares”) of the Company’s Class B ordinary shares, par value $0.0001 (the “Class B ordinary shares”), for an aggregate price of $25,000. In February 2018, the Sponsor effected a surrender of 2,875,000 Founder Shares to the Company for no consideration, resulting in a decrease in the total number of Founder Shares from 8,625,000 to 5,750,000. The Founder Shares will automatically convert into Class A ordinary shares at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions, as described in Note 6. The Sponsor had agreed to forfeit up to 750,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriter. On March 29, 2018, the over-allotment option expired and an aggregate of 750,000 shares were subsequently forfeited by the Sponsor.

The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the

LEO HOLDINGS CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Private Placement Warrants

Concurrently with the closing of the Initial Public Offering, the Sponsor purchased 4,000,000 Private Placement Warrants at $1.50 per Private Placement Warrant, and generating gross proceeds of $6.0 million in the Private Placement.

Each Private Placement Warrant is exercisable for one Class A ordinary share at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants were added to the proceeds from the Initial Public Offering and deposited in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Related Party Loans

The Sponsor and its affiliate had loaned the Company an aggregate of $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note. This loan was non-interest bearing and became payable upon the completion of the Initial Public Offering. The Company repaid $300,000 on February 15, 2018. In addition, the Sponsor and its affiliate loaned the Company another $25,000 for working capital. The Company fully repaid this amount on February 20, 2018.

The Sponsor also paid for certain general and administrative expenses on behalf of the Company. These advances were due on demand and were non-interest bearing. As of March 31, 2020 and December 31, 2019, approximately $1.0 million and $387,000 for these advances were recorded on the accompanying unaudited condensed balance sheets, respectively.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, lend the Company Working Capital Loans. If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business

LEO HOLDINGS CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. As of March 31, 2020 and December 31, 2019, no Working Capital Loans were outstanding.

Administrative Support Agreement—Related Party Expenses

The Company has agreed, commencing on the effective date of the Initial Public Offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. During the three months ended March 31, 2020 and 2019, an aggregate of $30,000 for each period in connection with such services was recorded in general and administrative expenses in the accompanying unaudited condensed statements of operations, respectively. As of March 31, 2020 and December 31, 2019, $80,000 and $50,000 was accrued on the accompanying unaudited condensed balance sheets, respectively.

Note 5—Commitments & Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to Class A ordinary shares) pursuant to a registration and shareholder rights agreement.

These holders will be entitled to certain demand and “piggyback” registration rights. However, the registration and shareholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriter a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at $10.00 per Unit, less underwriting discounts and commissions. This option expired on March 29, 2018 without being exercised.

The underwriter was entitled to underwriting discounts of $0.20 per Unit, or $4.0 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per Unit, or $7.0 million in the aggregate, will be payable to the underwriter for deferred underwriting commissions. The deferred underwriting commissions will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Note 6—Shareholders’ Equity

Ordinary Shares

Class A Ordinary Shares—The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of March 31, 2020 and December 31, 2019, there were 20,000,000 Class A ordinary shares issued or outstanding, including 18,244,133 and 19,034,909 Class A ordinary shares subject to possible redemption, respectively.

Class B Ordinary Shares—The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of Class B ordinary shares are entitled to one vote for each share. In

LEO HOLDINGS CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

December 2017, the Company initially issued 8,625,000 Class B ordinary shares to the Sponsor. In February 2018, in connection with the decrease of the size of the Initial Public Offering, the Sponsor effected a surrender of 2,875,000 Class B ordinary shares to the Company for no consideration, resulting in a decrease in the total number of Class B ordinary shares from 8,625,000 to 5,750,000. Of the 5,750,000 Class B ordinary shares outstanding, up to 750,000 shares were subject to forfeiture to the Company by the Sponsor for no consideration to the extent that the underwriter’s over-allotment option was not exercised in full or in part, so that the Founder Shares would represent 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. On March 29, 2018, the over-allotment option expired and an aggregate of 750,000 shares were subsequently forfeited by the Sponsor. As of March 31, 2020 and December 31, 2019, there were 5,000,000 Class B ordinary shares issued or outstanding.

Holders of Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of shareholders except as required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of Class A ordinary shares issued and outstanding upon completion of the Initial Public Offering, plus (ii) the sum of (a) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and any warrants issued to the Sponsor upon conversion of Working Capital Loans, minus (b) the number of Public Shares redeemed by public shareholders in connection with the initial Business Combination.

Preference Shares—The Company is authorized to issue 1,000,000 preference shares with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of March 31, 20202 and December 31, 2019, there were no preference shares issued or outstanding.

Warrants—The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the Public Warrants is not effective by the sixtieth day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation and may only be exercised for a whole number of shares.

LEO HOLDINGS CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

The Private Placement Warrants are identical to the Public Warrants included in the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company may call the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported closing price of the ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of Class A ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of Class A ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrant shares. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 7—Fair Value Measurements

The following table presents information about the Company’s assets that are measured on a recurring basis as of March 31, 2020 and December 31, 2019 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

March 31, 2020

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments held in Trust Account at March 31, 2020	$200,693,450	$—	$—

LEO HOLDINGS CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

December 31, 2019

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)

Investments held in Trust Account at December 31, 2019	$207,190,740	$—	$—

No cash was held in the Trust Account as of March 31, 2020 and December 31, 2019.

Note 8—Subsequent Events

Management has performed an evaluation of subsequent events through the date of issuance of the unaudited condensed financial statements, noting no items which require adjustment or disclosure other than those set forth in the preceding notes to the unaudited condensed financial statements.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Digital Media Solutions Holdings, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Digital Media Solutions Holdings, LLC (the Company) as of December 31, 2019 and 2018, and the related consolidated statements of operations, changes in members’ equity (deficit) and cash flows for each of the three years in the period ended December 31, 2019, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2019, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2018.

Tampa, Florida

May 9, 2020

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

CONSOLIDATED BALANCE SHEETS

	December 31, 2019	December 31, 2018
	(U.S. dollars in thousands)
ASSETS
Current assets:
Cash	$3,008	$4,589
Accounts receivable, net	30,137	24,965
Prepaid and other current assets	2,217	961

Total current assets	$35,362	$30,515
Property and equipment, net	8,728	3,511
Goodwill	41,826	12,103
Intangible assets, net	57,935	27,447
Other assets	254	284

Total assets	$144,105	$73,860

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$24,160	$21,532
Accrued expenses and other current liabilities	10,839	10,156
Current portion of long-term debt	4,150	1,985
Contingent consideration payable	1,000	10,073

Total current liabilities	$40,149	$43,746
Long-term debt	201,048	102,907
Deferred tax liability	8,675	—
Other non-current liabilities	491	610

Total liabilities	$250,363	$147,263

Commitments and contingencies (Note 12)
Members’ deficit	(106,258)	(73,403)

Total liabilities and members’ deficit	$144,105	$73,860

The accompanying notes are an integral part of the consolidated financial statements.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2019	2018	2017
	(U.S. dollars in thousands, except per share amounts)
Net revenue	$238,296	$137,681	$66,794
Cost of revenue	161,575	81,496	35,665
Salaries and related costs	27,978	22,078	14,191
General and administrative expenses	19,927	12,104	9,758
Acquisition costs	19,234	10,388	2,271
Depreciation and amortization	9,745	5,295	2,145
Other income	—	—	(2,311)

(Loss) income from operations	$(163)	$6,320	$5,075
Interest expense	10,930	4,614	800
Loss on extinguishment of debt	—	303	—

Net (loss) income before income taxes	$(11,093)	$1,403	$4,275
Income tax expense	137	—	—

Net (loss) income	$(11,230)	$1,403	$4,275

Basic and diluted weighted average units outstanding of Class A units	23,960,000	23,860,000	23,760,000
Basic and diluted net (loss) income per unit, Class A	$(0.25)	$0.02	$0.17
Basic and diluted weighted average units outstanding of Class B units	20,500,000	20,500,000	20,500,000
Basic and diluted net (loss) income per unit, Class B	$(0.26)	$0.05	$0.02

The accompanying notes are an integral part of the consolidated financial statements.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

	Class A		Class B
	Units	Amount	Units	Amount	Total
	(U.S. dollars in thousands, except per unit amounts)
Balance—January 1, 2017	23,760,000	$(21,614)	20,500,000	$21,234	$(380)
Net income	—	2,295	—	1,980	4,275
Member distributions	—	(5,947)	—	(2,059)	(8,006)

Balance—December 31, 2017	23,760,000	$(25,266)	20,500,000	$21,155	$(4,111)
Net income	—	756	—	647	1,403
Capital contributions	200,000	200	—	—	200
Member distributions	—	(37,795)	—	(33,100)	(70,895)

Balance—December 31, 2018	23,960,000	$(62,105)	20,500,000	$(11,298)	$(73,403)
Net loss	—	(6,052)	—	(5,178)	(11,230)
Member distributions	—	(11,709)	—	(9,916)	(21,625)

Balance—December 31, 2019	23,960,000	$(79,866)	20,500,000	$(26,392)	$(106,258)

The accompanying notes are an integral part of the consolidated financial statements.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2019	2018	2017
	(U.S. dollars in thousands)
Cash flows operating activities
Net (loss) income	$(11,230)	$1,403	$4,275
Adjustments to reconcile net income to net cash (used in) provided by operating activities
Depreciation and amortization	9,745	5,295	2,145
Amortization of debt issuance costs	629	295	109
Loss on extinguishment of debt	—	303	—
Loss on sale of property, plant and equipment, net	—	—	90
Payment of contingent consideration	(15,904)	—	—
Change in accounts receivable, net	207	(2,807)	883
Change in prepaid expenses and other current assets	(776)	2,114	976
Change in accounts payable and other current liabilities	(5,662)	8,818	3,229
Change in contingent consideration payable	13,841	3,063	—
Change in other liabilities	(405)	158	(551)

Net cash (used in) provided by operating activities	$(9,555)	$18,642	$11,156
Cash flows from investing activities
Additions to property and equipment	(6,533)	(2,636)	(891)
Acquisition of businesses, net of cash acquired	(56,620)	(24,797)	(8,625)
Other	(7)	(11)	(73)

Net cash used in investing activities	$(63,160)	$(27,444)	$(9,589)
Cash flows from financing activities
Proceeds from issuance of long-term debt	99,000	108,514	3,500
Proceeds from borrowings on revolving credit facilities	6,500	—	2,000
Repayments of long-term debt and revolving credit facilities	(4,275)	(22,759)	(1,160)
Payment of debt issuance costs	(1,456)	(2,469)	—
Capital contributions	—	200	—
Distributions to members	(21,625)	(70,894)	(8,007)
Payment of contingent consideration payable	(7,010)	—	—

Net cash provided by (used in) financing activities	$71,134	$12,592	$(3,667)

Net (decrease) increase in cash during the year	$(1,581)	$3,789	$(2,100)
Cash—beginning of period	4,589	800	2,900

Cash—end of period	$3,008	$4,589	$800

Supplemental cash flow information
Cash paid for interest	$10,213	$4,230	$608

The accompanying notes are an integral part of the consolidated financial statements.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF BUSINESS

Digital Media Solutions Holdings, LLC and subsidiaries (“DMS” or “the Company”), is a performance marketing company offering a diversified lead and software delivery platform that drives high value and high intent leads to its customers. The Company is headquartered in Clearwater, Florida, with satellite offices throughout the United States and Canada. The Company primarily operates and derives most of its revenues in the United States.

The Company operates as a performance marketing engine for companies across numerous industries, including consumer finance (mortgage), education (split between non-profit and for-profit), automotive (aftermarket auto warranty, auto insurance), insurance (health, homeowners), home services (home security), brand performance (consumer products), gig, health and wellness, and career (job pursuit). Through its agency business, DMS provides access and control over the advertising spend of clients, and also offers marketing automation software as a service (SaaS) to clients.

The Company has organized its operations into three reportable segments. The Brand Direct reportable segment consists of services delivered against an advertiser’s brand, while the Marketplace reportable segment is made up of services delivered directly against the DMS brand. In the Other reportable segment, services offered by DMS include software services, and digital media services that are managed on behalf of the customer (i.e. agency services).

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation and basis of presentation

The consolidated financial statements include the accounts of Digital Media Solutions Holdings, LLC and its wholly-owned subsidiaries (collectively, the “Company”): Digital Media Solutions, LLC, Forte Media Solutions, LLC, School Advisor, LLC, Pure Flow Marketing, LLC, DMS Digital Agency, Underground Elephant, Co., Car Loan Pal Holdings, LLC, Advertise Pals, LLC, Best Rate Holdings, LLC, DMS Engage, LLC, and W4 Holding, LLC.

The consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”).

The Company does not have any components of other comprehensive income recorded within its consolidated financial statements, and, therefore, does not separately present a statement of comprehensive income in its consolidated financial statements.

All intercompany activity and balances have been eliminated as part of the consolidation. Amounts presented within the consolidated financial statements and accompanying notes are presented in thousands of U.S. dollars, with the exception of percentages, unit, and per unit amounts.

Limited liability companies

The members of the limited liability companies are not liable for the debts, obligations, or liabilities of the Company, whether arising in contract, tort, or otherwise, unless a member has signed a specific guaranty. Profit and losses are allocated among the members in accordance with their respective limited liability company (“LLC”) agreement.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and footnotes thereto. Actual results could differ from those estimates. Significant estimates inherent in the preparation of the consolidated financial statements include accounting for allowances for doubtful accounts, depreciation and amortization, business combinations, loss contingencies, and asset impairments.

Revenue recognition

The Company derives revenue primarily through the delivery of various types of services, including: customer acquisition, agency managed services and software as a service (SaaS). Effective January 1, 2019, the Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (“ASC 606”), which governs how the Company recognizes revenues in these arrangements. Effective January 1, 2019, the Company adopted the new standard using the modified retrospective method. The adoption of ASC 606 did not have a material impact on the measurement, recognition and disclosure of revenue in the Company’s consolidated financial statements.

Under ASC 606, the Company recognizes revenue when the Company transfers promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The Company recognizes revenue pursuant to the five-step framework contained in ASC 606: (i) identify the contract with a client; (ii) identify the performance obligations in the contract, including whether they are distinct in the context of the contract; (iii) determine the transaction price, including the constraint on variable consideration; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies the performance obligations.

The transaction price is measured based on the consideration the Company expects to receive from a contract with a customer and for which it is probable the Company will collect substantially all of the consideration to which it is entitled under the contract. The Company’s contracts with customers contain variable consideration; however, uncertainty related to variable consideration is resolved on a monthly basis. Therefore, the transaction price for any given period is fixed and no estimation of variable consideration is required (except as discussed within the Customer Acquisition subsection).

The Company generally invoices clients monthly in arrears for the services delivered during the preceding month. The Company’s standard payment terms are typically 30 days. Consequently, the Company does not have significant financing components in its arrangements.

If a customer pays consideration before the Company’s performance obligations are satisfied, such amounts are recorded as a contract liability (i.e. deferred revenue) and classified within “Accrued expenses and other current liabilities” on the consolidated balance sheets.

The Company elected to use the practical expedient which allows the Company to record costs to obtain a contract (i.e. sales commissions) as expense as incurred when the amortization period would have been one year or less. Costs to fulfill a contract, including nominal configuration costs, are not material.

The Company elected the practical expedient to not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which revenue is recognized at the amount to which the Company has the right to invoice for services performed.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Customer acquisition

The Company’s performance obligation for customer acquisition contracts is to deliver an unspecified number of leads (i.e. number of clicks, emails, calls, applications, etc.) to the customer in real-time, on a daily basis, based on predefined qualifying characteristics specified by the customer as the leads are generated. The contracts generally have a one-month term and the Company has an enforceable right to payment for all leads delivered to the customer. The Company’s customers simultaneously receive and consume the benefits provided, as the Company satisfies its performance obligations. The Company will recognize revenue as the performance obligations are satisfied over time.

When there is a delay between the period in which revenue is recognized and when a customer invoice is issued, revenue is recognized and the corresponding amounts are recorded as unbilled revenue (i.e. contract assets) within accounts receivable, net on the consolidated balance sheets. As of December 31, 2019 and 2018, unbilled revenue included in accounts receivable was $768 and $979, respectively. In line with industry practice, the Company applies the constraint on variable consideration and records revenue based on internally tracked conversions (leads delivered), net of the amount tracked and subsequently confirmed by customers. Substantially all amounts included within the unbilled revenue balance are invoiced to customers within the month directly following the period of service. Historical estimates related to unbilled revenue have not been materially different from actual revenue billed.

Agency managed services contracts

The Company’s performance obligation for agency managed service contracts is to provide the continuous service of managing the customer’s media spend for the purpose of generating leads through a third-party supplier of leads, as demanded by the customer. Each month of service is distinct, and any variable consideration is allocated to a distinct month. Therefore, revenue is recognized as the performance obligation is satisfied each month and there is no estimation of revenue required at each reporting period for agency managed services contracts.

The Company enters into agreements with Internet search companies, third-party publishers and strategic partners to generate customer acquisition services for their agency managed service customers. The Company receives a fee from its customers and separately pays a fee to the Internet search companies, third-party publishers and strategic partners. The third-party supplier is primarily responsible for the performance and deliverable to the customer, and the Company solely arranges for the third-party supplier to provide services to the customer. Therefore, the Company acts as the agent and the net fees earned by the Company are recorded as revenue, with no associated costs of revenue attributable to the Company.

Software services contracts

The Company’s performance obligation for software services contracts is to provide the customer with continuous, daily access to the Company’s proprietary software. Service provided each month is distinct, and any variable consideration is allocated to a distinct month. Therefore, revenue is recognized as the performance obligations are satisfied each month and there is no estimation of revenue required at each reporting period for Software Services contracts.

Cost of revenue

Cost of revenue primarily includes media and related costs, which consist of the cost to acquire traffic through the purchase of impressions, clicks or actions from publishers or third-party intermediaries, such as advertising

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

exchanges, and technology costs that enable media acquisition. These media costs are used primarily to drive user traffic to the Company’s and its clients’ media properties. Cost of revenue additionally consists of indirect costs such as data verification, hosting and fulfillment costs. Cost of revenue is presented exclusive of depreciation and amortization expenses, as well as salaries and related costs.

Accounts receivables, net

Accounts receivables are stated at the amount the Company expects to collect. On a periodic basis, the Company evaluates its trade receivables and establishes an allowance for doubtful accounts based on a history of past write-offs and collections and current credit conditions. Accounts are written off as uncollectible when management determines that collection is unlikely. As of December 31, 2019 and 2018, the allowance for doubtful accounts was $941 and $952, respectively and bad debts expense for the years ended December 31, 2019, 2018 and 2017 was $1,550, $1,804, and $654, respectively.

Property and equipment, net

Property and equipment are recorded at cost, net of accumulated depreciation and amortization. Property and equipment consist of computer and office equipment, furniture and fixtures and leasehold improvements, which are depreciated on a straight-line basis over the estimated useful lives of the assets, which are three years, five years, and five years, respectively.

In accordance with ASC 360, Property, Plant and Equipment, the Company regularly assesses the carrying value of its long-lived assets to be held and used, including property and equipment and intangible assets, for impairment when events or changes in circumstances indicate that their carrying value may not be recoverable. If such events or circumstances are present, a loss is recognized to the extent the carrying value of the asset is in excess of estimated fair value.

Software development costs

Costs for software developed for internal use are accounted for in accordance with ASC 350-40, Internal-Use Software. ASC 350-40 requires the capitalization of certain costs incurred in connection with internal-use software development. Software development costs incurred during the preliminary stage and post-implementation stages along with maintenance costs are expensed as incurred. Costs incurred in the application development stage are capitalized once the capitalization criteria of ASC 350-40 have been met and are then amortized over the estimated economic life of the software from the date of implementation.

The capitalization and ongoing assessment of recoverability of development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, technological and economic feasibility and estimated economic life. Capitalized software development costs are amortized over an estimated useful life of three to five years.

Segment reporting

Public companies are required to disclose certain information about their operating segments. Operating segments are defined as significant components of an enterprise for which separate financial information is available and is evaluated on a regular basis by the chief operating decision makers in deciding how to allocate resources to an individual operating segment and in assessing performance of the operating segment. The Company classifies its operations into three operating and reportable segments: Brand Direct, Marketplace, and Other. Refer to Note 8, Reportable Segments, for further detail on the Company’s segments.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Goodwill and other intangible assets, net

The Company measures and recognizes goodwill as of the acquisition date as the excess of: (a) the aggregate of the fair value of consideration transferred, the fair value of any non-controlling interest in the acquiree (if any), and the acquisition date fair value of the Company’s previously held equity interest in the acquiree (if any), over (b) the fair value of net assets acquired and liabilities assumed. Goodwill acquired in business combinations is assigned to the reporting units that are expected to benefit from the combination as of the acquisition date.

Effective January 1, 2019, the Company adopted ASU 2017-04, Intangibles—Goodwill and Other. On an annual basis, the Company performs a qualitative assessment of goodwill to determine whether it is necessary to perform a quantitative impairment test or more frequently upon the occurrence of certain triggering events or substantive changes in circumstances. The Company is only required to perform the annual quantitative goodwill impairment test if it is concluded that it is more likely than not that a reporting unit’s fair value is less than its carrying amount.

Finite-lived intangible assets primarily consist of software with related technology, customer relationships, non-competition agreements and capitalized licensing costs. These assets are initially capitalized based on actual costs incurred, acquisition cost, or fair value, if acquired as part of a business combination. The related costs are subsequently amortized on a straight-line basis over the estimated useful lives of the assets i.e. the periods over which the assets are expected to contribute directly or indirectly to the future cash flows of the Company.

Per ASC 350, intangible assets with finite useful lives must be tested for impairment when an event occurs, or circumstances change indicating that the fair value of the entity may be below its carrying amount (i.e., a triggering event occurs). If no triggering event occurs, further impairment testing is not necessary. The Company determined that there were no indicators of impairment for finite-lived intangible assets during the years ended December 31, 2019, 2018, and 2017.

Business combinations

Under the acquisition method of accounting, the Company recognizes, separately from goodwill, the identifiable assets acquired, and liabilities assumed at their estimated acquisition date fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill.

The Company performs valuations of assets acquired and liabilities assumed and allocates the purchase price to its respective assets and liabilities. Determining the fair value of assets acquired and liabilities assumed requires management to use significant judgment and estimates, including the selection of valuation methodologies, estimates of future revenue, costs and cash flows, discount rates, and selection of comparable companies. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable. As a result, actual results may differ from these estimates. During the measurement period, the Company may record adjustments to acquired assets and assumed liabilities, with corresponding offsets to goodwill. Upon the conclusion of a measurement period, any subsequent adjustments are recorded to earnings.

At the acquisition date, the Company measures the fair values of all assets acquired and liabilities assumed that arise from contractual contingencies. The Company also measures the fair values of all non-contractual contingencies if, as of the acquisition date, it is more likely than not that the contingency will give rise to an asset or a liability.

Acquisition related costs are not considered part of the consideration, and are expensed as incurred. “Acquisition costs” presented in the consolidated statement of operations include transaction costs, accretion of contingent consideration, and acquisition incentive compensation.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair value measurements

In accordance with ASC 820, Fair Value Measurement, the Company categorizes assets and liabilities measured at fair value into a fair value hierarchy that prioritizes the assumptions used in pricing the asset or liability as follows:

•	Level 1: Observable inputs, such as quoted prices for identical assets and liabilities in active markets obtained from independent sources.

•

Level 2: Other inputs that are observable directly or indirectly, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active and inputs that are derived principally from or corroborated by observable market data.

•

Level 3: Unobservable inputs for which there is little or no market data and which require the Company to develop its own assumptions, based on the best information available under the circumstances, about the assumptions market participants would use in pricing the asset or liability.

The fair value of the Company’s cash, accounts receivable, accounts payable and accrued liabilities approximate their carrying values because of the short-term nature of these instruments.

Contingent consideration

The Company recognizes the fair value of any contingent consideration that is transferred to the seller in a business combination on the date at which control of the acquiree is obtained. Contingent consideration is classified as a liability or as equity on the basis of the definitions of an equity instrument and a financial liability. If the contingent consideration is payable in cash, the Company classifies its contingent consideration as a liability. Contingent consideration payments related to acquisitions are measured at fair value each reporting period using Level 3 unobservable inputs. The Company’s estimates of fair value are based upon projected cash flow, estimated volatility and other inputs but which are uncertain and involve significant judgments by management. Any changes in the fair value of these contingent consideration payments are included in operating income in the consolidated statements of operations.

Income taxes

The Company and the majority of the Company’s consolidated entities do not include a provision for income taxes because the entities do not incur federal or state income taxes. Instead, the members are taxed on their proportionate share of the Company’s taxable income.

For UE Authority Co. (“UE”), a wholly-owned subsidiary subject to income taxes, the Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires the use of the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates or laws is recognized in income in the period that the change in tax rates or laws is enacted. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion or all of the deferred tax assets will not be realized based on management’s review of historical results and forecasts.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company recognizes in its financial statements the impact of a tax position, if that position is more likely than not of being sustained upon examination, based on the technical merits of the position. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company’s accounting policy is to accrue interest and penalties related to uncertain tax positions, if and when required, as interest expense and a component of other expenses, respectively, in the consolidated statements of operations.

Advertising costs

All advertising, promotional and marketing costs are expensed when incurred. Advertising, promotional and marketing costs for the years ended December 31, 2019, 2018 and 2017 were $1,571, $1,377, and $1,084, respectively.

Earnings (loss) per unit

The Company applies the two-class method when computing net income (loss) per unit. The two-class method determines net income (loss) per unit for each class of units according to participation rights in undistributed earnings. Net income (loss) per unit is computed by dividing net income (loss) applicable to unitholders by the weighted average number of units outstanding for the period. The Company’s consolidated statements of operations include a presentation of net (loss) income per unit class.

Contingencies

The Company is subject to legal, regulatory and other proceedings and claims that arise in the ordinary course of business. An estimated liability is recorded for those proceedings and claims when the loss from such proceedings and claims becomes probable and reasonably estimable. Outstanding claims are reviewed with internal and external counsel to assess the probability and the estimates of loss, including the possible range of an estimated loss. The risk of loss is reassessed each period and as new information becomes available and liabilities are adjusted as appropriate. The actual cost of resolving a claim may be substantially different from the amount of the liability recorded. Differences between the estimated and actual amounts determined upon ultimate resolution, individually or in the aggregate, are not expected to have a material adverse effect on the consolidated financial position but could possibly be material to the consolidated results of operations or cash flows for any one period.

Recently issued accounting pronouncements not yet adopted

The Company will qualify as an “emerging growth company” and thus, has elected to adhere to the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows the Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

On February 25, 2016, the Financial Accounting Standards Board (FASB) issued ASU 2016-02, “Leases”. The new standard applies a right-of-use (“ROU”) model that requires a lessee to record, for all leases with a lease term of more than 12 months, an asset representing its right to use the underlying asset and a liability to make lease payments. Similar to the existing standard, the lessee will classify leases as either finance or operating. This classification will involve more judgement on the part of the lessee. The pattern of expense recognition in the statement of operations as well the effect on the statement of cash flows differs depending on the lease classification.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In March 2019, the FASB issued ASU 2019-01, “Leases (842): Codification Improvements”. This update clarified that entities are exempt from disclosing the effect of the change on income from continuing operations, net income, and related per-share amounts, if applicable, for the interim periods after adoption of ASC 842.

Lessor accounting is similar to the current lease standard; however, updated to align with changes to the lessee model and the new revenue recognition standard. Similar to current leases standard, lessors will classify leases as operating, direct financing, or sales-type.

Lessees and lessors are required to provide certain qualitative and quantitative disclosures to enable users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases.

The standard was initially effective for annual and interim reporting periods beginning after December 15, 2019. However, in November 2019, the FASB issued ASU 2019-10, “Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates”, which deferred the effective date of ASU 2016-02 by an additional year. As such, the Company is required to adopt the new leases standard for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The standard must be adopted using a modified retrospective transition. The Company is currently evaluating the impact of adopting the new standard. The adoption of this standard will require the recognition of a ROU asset and liability on the Company’s financial position and is expected to have a material impact on the Company’s consolidated balance sheet and related disclosures. The Company does not anticipate that adoption will have a significant impact on its consolidated statement of operations or cash flows.

NOTE 3. PROPERTY AND EQUIPMENT, NET

Property and equipment at December 31, 2019 and 2018 consisted of the following:

	December 31, 2019	December 31, 2018
Computers and office equipment	$1,750	$1,219
Furniture and fixtures	901	593
Leasehold improvements	503	346
Software development costs	8,798	2,880

Less: accumulated depreciation and amortization	(3,224)	(1,527)

Property and equipment, net	$8,728	$3,511

Depreciation and amortization expense for the years ended December 31, 2019, 2018, and 2017 amounted to $1,697, $770, and $481, respectively.

As of December 31, 2019, and 2018, the unamortized balance of capitalized software development costs was $7,149 and $2,398, respectively. Amortization of capitalized software development costs for the years ended December 31, 2019, 2018 and 2017 was $1,168, $317 and $165, respectively, in our consolidated statements of operations.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4. GOODWILL AND INTANGIBLE ASSETS

Goodwill

Changes in the carrying value of goodwill, by reporting segment, were as follows:

	Brand Direct	Marketplace	Other	Total
January 1, 2017	$310	$754	$550	$1,614
Acquisitions (See Note 6)	485	922	—	1,407

December 31, 2017	795	1,676	550	3,021
Acquisitions (See Note 6)	7,821	1,261	—	9,082

December 31, 2018	8,616	2,937	550	12,103
Acquisitions (See Note 6)	—	29,723	—	29,723

December 31, 2019	$8,616	$32,660	$550	$41,826

The carrying amount of goodwill for all reporting units had no accumulated impairments as of December 31, 2019 and 2018. The Company determined there were no indicators of impairment to goodwill during the years ended December 31, 2019, 2018 and 2017.

Intangible assets, net

Finite-lived intangible assets consisted of the following:

		December 31, 2019			December 31, 2018
	Amortization Period (Years)	Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net
Intangible assets subject to amortization:
Technology	3 to 5	$47,946	$(9,751)	$38,195	$21,945	$(4,841)	$17,104
Customer relationships	1 to 12	19,583	(3,078)	16,505	9,283	(1,441)	7,842
Brand	1 to 5	4,187	(2,556)	1,631	3,472	(1,237)	2,235
Non-competition agreements	3	1,815	(211)	1,604	295	(29)	266

Total		$73,531	$(15,596)	$57,935	$34,995	$(7,548)	$27,447

During 2019, intangible assets, net increased $30,489 primarily due to the recognition of $38,510 of finite-lived intangible assets in connection with business acquisitions (see Note 6), partially offset by amortization expense. Amortization expense for finite-lived intangible assets is recorded on a straight-line basis in the pattern in which the assets’ economic benefits are consumed over their estimated useful lives. Amortization expense related to finite-lived intangible assets was $8,048, $4,524 and $1,663 for 2019, 2018 and 2017, respectively

Amortization expense relating to intangible assets subject to amortization for each of the next five years and thereafter is estimated to be as follows:

	2020	2021	2022	2023	2024	Thereafter
Amortization expense	$13,983	$12,465	$11,561	$8,588	$6,085	$5,253

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The amount and timing of the estimated expenses in the above table may vary due to future acquisitions, dispositions, impairments, or changes in estimated useful lives.

Impairment Analysis

The Company performed a qualitative goodwill impairment assessment for all goodwill reporting units. This assessment included, but was not limited to, consideration of macroeconomic conditions, industry and market conditions, cost factors, projected cash flows, changes in key personnel and the Company’s estimated enterprise value. Based on this assessment, the Company determined that the fair value of those reporting units exceeded their carrying values and that there were no indicators of impairment in any fiscal year. Therefore, no goodwill impairment was recorded during 2019, 2018, and 2017.

NOTE 5. DEBT

The table below presents the components of outstanding debt:

	December 31, 2019	December 31, 2018
Term loan	$194,810	$98,500
Revolving credit facility	5,000	—
Delayed draw term loan	8,429	8,514
Total debt	208,239	107,014
Unamortized debt issuance costs	(3,041)	(2,122)

Debt, net	$205,198	$104,892
Current portion of debt	(4,150)	(1,985)

Noncurrent portion of debt	$201,048	$102,907

Monroe Facility

On July 3, 2018, DMS entered into a Credit Agreement (“Monroe Facility”) with Monroe Capital Management Advisors (as administrative agent and lender). The Monroe Facility includes a $5,000 revolving commitment, as well as a $100,000 term loan commitment and a $15,000 delayed draw term loan, for a total available capacity of $120,000 as of December 31, 2018.

During the year ended December 31, 2019 the Monroe Facility’s capacity was extended to include an additional $99,000 term loan commitment to $199,000 and increased capacity on the revolver by $2,500 for a total amended capacity of $221,500, which had an effective interest rate of 6.8% and 7.5% per annum for the years ended December 31, 2019 and 2018, respectively. The Company used the funds to finance a portion of UE (See Note 6), accelerate contingent consideration payments, and to add to general working capital. The loans bear interest at a variable rate equal to the three-month LIBOR, or an alternate base rate, plus an agreed upon margin with the Company’s financial institution and matures in full in July 2023.

As of December 31, 2019 and December 31, 2018, the fair value of the Company’s long-term debt approximates its carrying value.

Covenants

The Monroe Facility contains covenants that require the Company to meet certain financial ratios and place restrictions on the payment of dividends, sale of assets, borrowing level, mergers, and purchases of capital stock, assets, and investments.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Long-term Debt Repayment Schedule

Current maturities of the credit facilities with defined repayment terms are as follows:

Year ending December 31:
2020	$4,150
2021	4,150
2022	4,150
2023	190,789

NOTE 6. ACQUISITIONS

UE Authority, Co.

On November 1, 2019, the Company acquired UE for cash of approximately $56,620 including closing purchase price adjustments. The acquisition of UE supports the Company’s strategy of broadening its reach in the insurance industry.

The Company primarily used an income method, or discounted cash flow (“DCF”) analysis, which represent Level 3 fair value measurements, to assess the components of its purchase price allocation. The table below presents the preliminary fair value allocation of the purchase price to the assets acquired, and liabilities assumed:

November 1, 2019
Goodwill	$29,723
Technology	26,000
Brand	690
Non-competition agreements	1,520
Customer relationships	10,300
Other assets acquired	6,393
Liabilities assumed	(9,045)
Deferred tax liability	(8,961)

Net assets acquired	$56,620

The goodwill reflects the workforce and synergies expected from combining the operations of UE. The goodwill recorded as part of this acquisition is included in the Marketplace reportable segment. Intangible assets primarily consist of customer relationships, technology, non-competition agreements and brand with an estimated useful life of nine years, five years, three years and one year respectively.

The acquisition was accounted for as a business combination, whereby the excess of the fair value of the business over the fair value of identifiable net assets was allocated to goodwill. The results of operations of the acquired businesses for the two months ended December 31, 2019 have been included in the Company’s results of operations as of the acquisition date. The fair value of the acquired technology and customer relationships was determined using the multi period excess earnings approach. The fair value of the acquired brand was determined using the Relief from Royalty (“RFR”) method. The fair value of the non-competition agreement was determined using the income approach. As of December 31, 2019, the purchase accounting measurement period has not been finalized primarily due to open tax contingencies and the valuation of intangibles.

Fosina Marketing Group, Inc.

On November 1, 2018, the Company acquired Fosina Marketing Group (“Fosina”) for cash of approximately $5,976 and a potential earnout of up to $800 based on the achievement of certain revenue milestones over two

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

one-year periods, beginning November 1, 2018. The fair value of the earnout on the date of the acquisition was $141. The acquisition of Fosina supports the Company’s strategic priority of increasing its distribution efficiencies, as well as widening its audience segmentation and targeting.

The Company primarily used an income method, or DCF analysis, which represent Level 3 fair value measurements, to assess the components of its purchase price allocation. The table below presents the fair value allocation of the purchase price to the assets acquired, and liabilities assumed:

November 1, 2018
Goodwill	$2,351
Technology	740
Non-competition agreements	222
Customer relationships	2,450
Other assets acquired	1,830
Liabilities assumed	(1,476)

Net assets acquired	$6,117

The goodwill reflects the workforce and synergies expected from combining the operations of Fosina. The goodwill recorded as part of this acquisition is included in the Brand Direct reportable segment and is amortizable for tax purposes. Intangible assets primarily consist of technology, non-competition agreements, and customer relationships with an estimated useful life of three years, three years, and eight years, respectively.

The acquisition was accounted for as business combination, whereby the excess of the fair value of the business over the fair value of identifiable net assets was allocated to goodwill. The results of operations of the acquired businesses have been included in the Company’s results of operations as of the acquisition date. The fair value of the acquired technology was determined using the RFR method. The fair value of the acquired customer relationships was determined using the Multi-Period Excess Earnings (“MPEE”) approach. The fair value of the acquired non-competition agreement was determined using the income approach. For tax purposes, the goodwill is deductible over 15 years.

Luav, LLC

On August 31, 2018, the Company acquired Luav, LLC (“Luav”) for cash of approximately $3,833 and a potential earnout of up to $1,300 based on the achievement of certain revenue milestones over two one-year periods beginning August 31, 2019. The fair value of the earnout on the date of acquisition was $5. The acquisition of Luav supports the Company’s strategic priority of broadening its reach in customer acquisition services in the financial services industry.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company primarily used an income method, or discounted cash flow DCF analysis, which represent Level 3 fair value measurements, to assess the components of its purchase price allocation. The table below presents the fair value allocation of the purchase price to the assets acquired, and liabilities assumed:

August 31, 2018
Goodwill	$705
Technology	580
Brand	770
Customer relationships	1,570
Other assets acquired	581
Liabilities assumed	(368)

Net assets acquired	$3,838

The goodwill reflects the workforce and synergies expected from combining the operations of Luav. The goodwill recorded as part of this acquisition is included in the Marketplace reportable segment and is amortizable for tax purposes. Intangible assets primarily consist of customer relationships, technology, and brand with an estimated useful life of five years, three years, and five years, respectively.

The acquisition was accounted for as business combination, whereby the excess of the fair value of the business over the fair value of identifiable net assets was allocated to goodwill. The results of operations of the acquired businesses have been included in the Company’s results of operations as of the acquisition date. The fair value of the acquired technology and brand was determined using the RFR method. The fair value of the acquired customer relationships was determined using the MPEE approach. For tax purposes, the goodwill is deductible over 15 years.

W4 Holding Company, LLC

On June 30, 2018, the Company acquired W4 Holding Company, LLC (“W4”) for cash of approximately $12,988 and a potential earnout of up to $28,500 based on the achievement of certain revenue milestones over four one-year periods beginning June 30, 2018. The fair value of the earnout on the date of acquisition was $6,864. The acquisition of W4 supports the Company’s strategic priority of increasing its distribution capabilities.

The Company primarily used an income method, or discounted cash flow DCF analysis, which represent Level 3 fair value measurements, to assess the components of its purchase price allocation. The table below presents the fair value allocation of the purchase price to the assets acquired, and liabilities assumed:

June 30, 2018
Goodwill	$5,471
Technology	11,900
Brand	1,340
Customer relationships	290
Other assets acquired	5,048
Liabilities assumed	(4,197)

Net assets acquired	$19,852

The goodwill reflects the workforce and synergies expected from combining the operations of W4. The goodwill recorded as part of this acquisition is included in the Brand Direct reportable segment and is amortizable for tax

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

purposes. Intangible assets primarily consist of technology, brand, and customer relationships with an estimated useful life of four years, five years, and five years, respectively.

The acquisition was accounted for as business combination, whereby the excess of the fair value of the business over the fair value of identifiable net assets was allocated to goodwill. The results of operations of the acquired businesses have been included in the Company’s results of operations as of the acquisition date. The fair value of the acquired technology and customer relationships were determined using the MPEE approach. The fair value of the acquired brand was determined using the relief from royalty method. For tax purposes, the goodwill is deductible over 15 years.

Avenue100 Media Solutions, LLC

On April 30, 2018, the Company acquired the Avenue100 Media Solutions, LLC (“Avenue100”) for cash of approximately $2,000 including closing purchase price adjustments. The acquisition of Avenue100 supports the Company’s strategic priority of enhancing the scalability of its domain assets.

The Company primarily used an income method, or discounted cash flow DCF analysis, which represent Level 3 fair value measurements, to assess the components of its purchase price allocation. The table below presents the fair value allocation of the purchase price to the assets acquired, and liabilities assumed:

April 30, 2018
Goodwill	$555
Technology	223
Non-competition agreements	73
Customer relationships	1,200
Other assets acquired	1,064
Liabilities assumed	(1,115)

Net assets acquired	$2,000

The goodwill reflects the workforce and synergies expected from combining the operations of Avenue100. The goodwill recorded as part of this acquisition is included in the Marketplace reportable segment and is amortizable for tax purposes. Intangible assets primarily consist of customer relationships and technology with an estimated useful life of eight years and three years, respectively.

The acquisition was accounted for as business combination, whereby the excess of the fair value of the business over the fair value of identifiable net assets was allocated to goodwill. The results of operations of the acquired businesses have been included in the Company’s results of operations as of the acquisition date. The fair value of the acquired technology was determined using the RFR method. The fair value of the acquired customer relationships was determined using the MPEE approach and the non-competition agreement was valued using the income approach. For tax purposes, the goodwill is deductible over 15 years.

GotConsumer, LLC

On December 1, 2017, the Company acquired GotConsumer, LLC (“GotConsumer”) for cash of approximately $3,900 and a potential earnout of up to $6,000 based on the achievement of certain revenue milestones over two one-year periods, beginning December 1, 2017. The earnout was conditioned on the seller’s on-going employment and was recorded as compensation expense and is reflected within Acquisition incentive compensation on the consolidated statements of operations. The acquisition of GotConsumer supports the Company’s strategic priority of increasing its distribution capabilities.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company primarily used an income method, or DCF analysis, which represents Level 3 fair value measurements, to assess the components of its purchase price allocation. The table below presents the fair value allocation of the purchase price to the assets acquired, and liabilities assumed:

December 1, 2017
Goodwill	$922
Technology	790
Brand	238
Customer relationships	1,950
Liabilities assumed	—

Net assets acquired	$3,900

The goodwill reflects the workforce and synergies expected from combining the operations of GotConsumer. The goodwill recorded as part of this acquisition is included in the Marketplace reportable segment and is amortizable for tax purposes. Intangible assets primarily consist of technology, brand, and customer relationships with an estimated useful life of three years, five years, and five years, respectively.

The acquisition was accounted for as business combination, whereby the excess of the fair value of the business over the fair value of identifiable net assets was allocated to goodwill. The results of operations of the acquired businesses have been included in the Company’s results of operations as of the acquisition date. The fair value of the acquired technology and brand were determined using the RFR method. The fair value of the acquired customer relationships was determined using the MPEE method. For tax purposes, the goodwill is deductible over 15 years.

Mocade Media, LLC

On October 1, 2017, the Company acquired Mocade Media, LLC (“Mocade”) for cash of approximately $4,725. The acquisition of Mocade supports the Company’s strategic priority of increasing its distribution capabilities.

The Company primarily used an income method, or DCF analysis, which represents Level 3 fair value measurements, to assess the components of its purchase price allocation. The table below presents the fair value allocation of the purchase price to the assets acquired, and liabilities assumed:

October 1, 2017
Goodwill	$485
Technology	4,200
Customer relationships	40

Net assets acquired	$4,725

The goodwill reflects the workforce and synergies expected from combining the operations of Mocade. The goodwill recorded as part of this acquisition is included in the Brand Direct reportable segment and is amortizable for tax purposes. Intangible assets primarily consist of technology and customer relationships with an estimated useful life of five years and two years, respectively.

The acquisition was accounted for as business combination, whereby the excess of the fair value of the business over the fair value of identifiable net assets was allocated to goodwill. The results of operations of the acquired businesses have been included in the Company’s results of operations as of the acquisition date. The fair value of

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

the acquired technology was determined using the RFR method. The fair value of the acquired customer relationships was determined using the MPEE method. For tax purposes, the goodwill is deductible over 15 years.

Pro forma financial information

The following table presents unaudited pro forma consolidated results of operations for DMS for the years ended December 31, 2019 and 2018 as though the UE acquisition had been completed as of January 1, 2018:

	Pro Forma Year Ended December 31,
	2019	2018
Net revenue	$305,310	$207,431
Net (loss) income	$(13,021)	$3,438

The following table presents unaudited pro forma consolidated results of operations for DMS for the years ended December 31, 2018 and 2017 as though the W4 acquisition had been completed as of January 1, 2017:

	Pro Forma Year Ended December 31,
	2018	2017
Net revenue	$167,681	$122,106
Net income	$1,333	$3,458

The amounts included in the pro forma information are based on the historical results and do not necessarily represent what would have occurred if all the business combinations had taken place as of January 1, 2018 and 2017, nor do they represent the results that may occur in the future. Accordingly, the pro forma financial information should not be relied upon as being indicative of the results that would have been realized had the acquisition occurred as of the date indicated or that may be achieved in the future.

NOTE 7. FAIR VALUE MEASUREMENTS

The Company utilizes fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures.

The following is a description of the valuation methodology used for contingent consideration which are recorded at fair value.

Contingent Consideration Related to Acquisitions

Contingent consideration consists of estimated future payments related to the Company’s acquisition of Fosina, Luav, and W4. The fair value of the contingent consideration was determined using a Monte Carlo fair value analysis based on estimated performance and the probability of achieving the targets. As certain inputs are not observable in the market, the contingent consideration is classified as a Level 3 instrument.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The table below presents assets and liabilities measured at fair value on a recurring basis:

	Balance Sheet Location	December 31, 2019
Category		Level 1	Level 2	Level 3	Total
Liabilities:
Contingent consideration	Contingent consideration payable	$—	$—	$1,000	$1,000

Total		—	—	1,000	1,000

	Balance Sheet Location	December 31, 2018
Category		Level 1	Level 2	Level 3	Total
Liabilities:
Contingent consideration	Contingent consideration payable	$—	$—	$10,073	$10,073

Total		—	—	10,073	10,073

The following table represents the change in the contingent consideration (in thousands):

Level 3
January 1, 2017	$—
Additions	7,010
Changes in fair value	3,063
Settlements	—

December 31, 2018	10,073
Additions	—
Changes in fair value	13,841
Settlements	(22,914)

December 31, 2019	$1,000

The assumptions used in the Monte Carlo simulation are summarized in the following table:

	Acquisition Date
Risk-free interest rate	W4	June 30, 2018	2.63%
Discount Rate	W4	June 30, 2018	24.75%
Expected volatilities	W4	June 30, 2018	95%
Risk-free interest rate	Fosina	November 1, 2018	2.67%
Discount Rate	Fosina	November 1, 2018	13.25%
Expected volatilities	Fosina	November 1, 2018	45%
Risk-free interest rate	Luav	August 31, 2018	2.95%
Discount Rate	Luav	August 31, 2018	49%
Expected volatilities	Luav	August 31, 2018	30%

The Company adjusts the previous fair value estimate of contingent consideration at each reporting period while considering changes in forecasted financial performance and overall change in risk based on the period of time elapsed.

NOTE 8. REPORTABLE SEGMENTS

The Company’s operating segments are determined based on the financial information reviewed by its chief operating decision maker (“CODM”) i.e. the Chief Executive Officer (“CEO”), and the basis upon which the

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CEO makes resource allocation decisions and assesses the performance of the Company’s segments. The Company evaluates the operating performance of its segments based on financial measures such as net revenue, cost of revenue, and gross profit. Given the nature of the digital marketing solutions business, the amount of assets does not provide meaningful insight into the operating performance of the Company. As a result, the amount of the Company’s assets is not subject to segment allocation and total assets is not included within the disclosure of the Company’s segment financial information.

The following tables are a reconciliation of net revenue, cost of revenue, and segment profit to (loss) income from operations. “Corporate and other” represents other business activities and includes eliminating entries.

The Company’s segment information is as follows:

	For the year ended December 31, 2019
	Brand Direct	Marketplace	Other	Corporate and other	Total
Net revenue	$174,738	$73,398	$5,597	$(15,437)	$238,296
Cost of revenue	(130,429)	(46,613)	(113)	15,580	(161,575)

Total segment gross profit	$44,309	$26,785	$5,484	$143	$76,721
Salaries and related costs					27,978
General and administrative expenses					19,927
Acquisition costs					19,234
Depreciation and amortization					9,745
Other income					—

(Loss) from operations					$(163)

	For the year ended December 31, 2018
	Brand Direct	Marketplace	Other	Corporate and other	Total
Net revenue	$89,201	$52,320	$6,896	$(10,736)	$137,681
Cost of revenue	(61,029)	(31,046)	(157)	10,736	(81,496)

Total segment gross profit	$28,172	$21,274	$6,739	$—	$56,185
Salaries and related costs					22,078
General and administrative expenses					12,104
Acquisition costs					10,388
Depreciation and amortization					5,295
Other income					—

Income from operations					$6,320

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	For the year ended December 31, 2017
	Brand Direct	Marketplace	Other	Corporate and other	Total
Net revenue	$28,850	$34,799	$7,152	$(4,007)	$66,794
Cost of revenue	(18,503)	(20,859)	(301)	3,998	(35,665)

Total segment gross profit	$10,347	$13,940	$6,851	$(9)	$31,129
Salaries and related costs					14,191
General and administrative expenses					9,758
Acquisition costs					2,271
Depreciation and amortization					2,145
Other income					(2,311)

Income from operations					$5,075

NOTE 9. REVENUES

Disaggregation of Revenue

The tables below present summarized financial information for each of the Company’s net revenue disaggregated by reportable segment. “Corporate and other” represents other business activities and includes eliminating entries.

The Company’s net revenue disaggregated by reportable segment is as follows:

	For the year ended December 31, 2019
	Brand Direct	Marketplace	Other	Corporate and other	Total
Net revenue:
Customer acquisition	$162,648	$73,398	$—	$(15,437)	$220,609
Agency managed services	12,090	—	2,533	—	14,623
Software services	—	—	3,064	—	3,064

Total net revenue	$174,738	$73,398	$5,597	$(15,437)	$238,296

	For the year ended December 31, 2018
	Brand Direct	Marketplace	Other	Corporate and other	Total
Net revenue:
Customer acquisition	$86,461	$52,320	$—	$(10,736)	$128,045
Agency managed services	2,740	—	3,734	—	6,474
Software services	—	—	3,162	—	3,162

Total net revenue	$89,201	$52,320	$6,896	$(10,736)	$137,681

	For the year ended December 31, 2017
	Brand Direct	Marketplace	Other	Corporate and other	Total
Net revenue:
Customer acquisition	$28,850	$34,799	$—	$(3,494)	$60,155
Agency managed services	—	—	3,247	(513)	2,734
Software services	—	—	3,905	—	3,905

Total net revenue	$28,850	$34,799	$7,152	$(4,007)	$66,794

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Management uses these categories of revenue to evaluate the performance of its businesses and to assess its financial results and forecasts.

Contract Balances

The Company’s contract liabilities result from payments received in advance of revenue recognition and advance consideration received from clients, which precede the Company’s satisfaction of the associated performance obligation. If a customer pays consideration before the Company’s performance obligations are satisfied, such amounts are classified as deferred revenue on the consolidated balance sheets. As of December 31, 2019, and 2018, the balance of deferred revenue was $1,247 and $534, respectively. The majority of the deferred revenue balance as of December 31, 2019 will be recognized into revenue during the first quarter of 2020.

NOTE 10. RELATED PARTY TRANSACTIONS

In consideration for various management and advisory services, the Company pays to one of its members a quarterly retainer of $50 plus out-of-pocket expenses. The total expense for the year ended December 31, 2019, 2018, and 2017 was $214, $229, and $203, respectively; these expenses are included in the accompanying consolidated statements of operations as “General and administrative” expenses. As at December 31, 2019, 2018, and 2017, $100, $50, and $200, respectively, remains in “Accrued expenses and other current liabilities”.

NOTE 11. BENEFIT PLANS

The Company offers a 401(k) plan with a mandatory match and a discretionary bonus contribution to all of its eligible employees. The Company matches employees’ contributions based on a percentage of salary contributed by the employees. The Company’s match cost for the year ended December 31, 2019, 2018 and 2017 was $515, $349 and $249, respectively, recorded within “Salaries and related costs” on the consolidated statements of operations. There was no bonus contribution.

The Company also instituted a transaction-based cash bonus plan, the Digital Media Solutions, LLC Employee Incentive Plan (“the EIP”), on January 31, 2019. The EIP provides for a cash bonus pool payout to vested participants upon the occurrence of an identified milestone event. Each EIP participant is awarded a number of bonus pool units, and will be entitled to a pro rata share of the aggregate bonus pool based on the total number of vested bonus pool units held among all participants. As no such milestone events have been considered probable, the Company has not recorded an accrued liability related to the EIP as of December 31, 2019.

NOTE 12. COMMITMENTS AND CONTINGENCIES

Lease agreements

The Company leases office space in 15 different locations. The leases entered into by the Company are made up of both long-term and short-term leases. Lease agreements in two locations provide the option to extend for three years upon the provision of nine-month notice.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2019, the future annual minimum lease payments for the Company were comprised of the following:

For the year ending December 31:
2020	$1,776
2021	1,685
2022	1,604
2023	1,475
2024	1,040
Thereafter	360

Total	$7,940

Rent expense under all leases for the year ended December 31, 2019, 2018, and 2017 was $2,161, $1,565 and $1,598, respectively.

Legal proceedings

In the ordinary course of business, we are involved from time to time in various claims and legal actions incident to our operations, both as a plaintiff and defendant. In the opinion of management, after consulting with legal counsel, none of these other claims are currently expected to have a material adverse effect on the results of operations, financial position or cash flows.

We intend to vigorously defend ourselves in all of the above matters.

Gain on settlement

During the year ended December 31, 2017, the Company settled prior litigation, which has been recorded within Other Income in the consolidated statement of operations.

NOTE 13. MEMBERS’ EQUITY (DEFICIT)

In accordance with the DMS amended and restated LLC agreement dated March 1, 2016, the Company authorized an unlimited number of Class A and Class B member units of which 23,960,000 Class A units and 20,500,000 Class B units are issued and outstanding. In addition, 663,900, 442,600, and 442,600 Class C, Class D, and Class E units were authorized respectively, none of which are issued and outstanding.

Profits, losses and distributions of the Company are allocated among the member units, as provided for in the LLC agreement. The Company made cash distributions resulting from earnings to its members pursuant to its LLC agreement in 2017, 2018, and 2019, which are a reduction to members’ equity (deficit). Upon a sale of the Company, there is a preferential distribution to Class B members equal to their initial investment reduced by prior distributions, plus any unpaid special distributions, all as defined in the LLC Agreement.

NOTE 14. EARNINGS (LOSS) PER UNIT

In calculating earnings per unit, the Company follows the two-class method, which distinguishes between the classes of securities based on the proportionate participation rights of each security type in the Company’s undistributed income. The Company’s Series A and B common stock are treated as one class for purposes of applying the two-class method, because they have substantially equal rights.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The table below sets forth the computation of the Company’s basic and diluted earnings per unit:

	For the year ended December 31,
	2019		2018		2017
Numerator
Net (loss) income	$(11,230)		$1,403		$4,275
Less: Distributions to Class A unitholders	(11,709)		(37,795)		(5,948)
Less: Distributions to Class B unitholders	(9,916)		(33,100)		(2,059)
Undistributed (loss) income to unitholders	$(32,855)		$(69,492)		$(3,732)

	Class A	Class B	Class A	Class B	Class A	Class B
Numerator by class
Undistributed (loss) income attributable to unitholders	$(17,706)	$(15,149)	$(37,378)	$(32,114)	$(2,003)	$(1,729)
Plus: Distributed loss (earnings) attributable to unitholders	11,709	9,916	37,795	33,100	5,948	2,059
(Loss) income attributable to common stockholders	(5,997)	(5,233)	417	986	3,945	330
Basic and diluted (loss) income per unit attributable to unitholders	$(0.25)	$(0.26)	$(0.02)	$0.05	$0.17	$0.02

NOTE 15. INCOME TAXES

The Company is set up as a “partnership” for U.S. federal and state and local income tax purposes. As a U.S. partnership, generally the Company will not be subject to corporate income taxes. Instead, each of the ultimate partners are taxed on their proportionate share of the Company’s taxable income.

The acquisition of UE introduced a U.S. income tax paying corporation into the structure. As such, the Company will be required to pay federal and state corporate income taxes on UE’s taxable earnings. As of December 31, 2019, the Company has not yet completed its accounting for the tax effects of the acquisition; however, the Company established an estimated net deferred tax liability of $8,675. This deferred tax liability primarily relates to intangible assets acquired in the UE acquisition. The Company has recorded $137 and $0 for the years ended December 31, 2019 and December 31, 2018, respectively. The $137 for the year ended December 31, 2019 reflects the statutory tax expense of UE.

NOTE 16. SUBSEQUENT EVENTS

Subsequent events have been evaluated through May 9, 2020, which is the date the consolidated financial statements were available to be issued.

Coronavirus

On March 11, 2020, the World Health Organization declared the coronavirus (“COVID-19”) outbreak a pandemic, which continues to spread throughout North America and worldwide. The extent of COVID-19’s impact on the Company’s operational and financial performance will depend on future developments, including the duration, spread and intensity of the pandemic, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. As a result, it is not currently possible to ascertain the overall impact of COVID-19 on the Company’s business. However, if the pandemic continues to evolve into a severe worldwide

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

health crisis, the disease could have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Business Combination

On April 23, 2020, DMS entered into a business combination agreement with Leo Holdings Corp. (NYSE: LHC) (“Leo”), a publicly traded special purpose acquisition company.

Immediately following the closing of the transaction (the “Business Combination”), Leo intends to change its name to Digital Media Solutions, Inc. (“New DMS”). The current DMS executive management team will lead New DMS, which is expected to trade on the New York Stock Exchange.

The DMS management team currently owns 54% of the Company, with private equity funds managed by Clairvest Group, Inc. (TSX: CVG) (“Clairvest”) owning the remaining 46%. The DMS management team and the Clairvest private equity funds are expected to retain a significant continuing equity interest in New DMS, representing over 40% of the New DMS economic interests and over 50% of the voting interests in New DMS, assuming no redemptions by Leo’s public shareholders. This percentage is subject to change depending on the number of Class A ordinary shares of Leo that are redeemed by Leo’s public shareholders in connection with the Business Combination.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2020	December 31, 2019
	(U.S. dollars in thousands)
ASSETS
Current assets:
Cash	$9,912	$3,008
Accounts receivable, net	34,864	30,137
Prepaid and other current assets	3,388	2,217

Total current assets	$48,164	$35,362
Property and equipment, net	10,929	8,728
Goodwill	41,826	41,826
Intangible assets, net	54,394	57,935
Other assets	271	254

Total assets	$155,584	$144,105

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$26,550	$24,160
Accrued expenses and other current liabilities	11,623	10,839
Current portion of long-term debt	4,150	4,150
Contingent consideration payable	—	1,000

Total current liabilities	$42,323	$40,149
Long-term debt	210,268	201,048
Deferred tax liability	8,185	8,675
Other non-current liabilities	479	491

Total liabilities	$261,255	$250,363
Commitments and contingencies (Note 12)

Members’ deficit	(105,671)	(106,258)

Total liabilities and members’ deficit	$155,584	$144,105

The accompanying notes are an integral part of the consolidated financial statements.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2020	2019
	(U.S. dollars in thousands, except per unit amounts)
Net revenue	$72,728	$57,822
Cost of revenue	50,159	39,118
Salaries and related costs	8,331	6,852
General and administrative expenses	5,297	4,303
Acquisition costs	27	2,896
Depreciation and amortization	4,315	1,928

Income from operations	$4,599	$2,725
Interest expense	3,790	2,119

Net income before income taxes	$809	$606
Income tax expense	52	—

Net income	$757	$606

Basic and diluted weighted average units outstanding of Class A units	23,960,000	23,960,000
Basic and diluted net income per unit, Class A	$0.01	$0.01
Basic and diluted weighted average units outstanding of Class B units	20,500,000	20,500,000
Basic and diluted net income per unit, Class B	$0.02	$0.01

The accompanying notes are an integral part of the consolidated financial statements

.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

(Unaudited)

	Class A		Class B
	Units	Amount	Units	Amount	Total
	(U.S. dollars in thousands, except per unit amounts)
Balance – December 31, 2019	23,960,000	$(79,866)	20,500,000	$(26,392)	$(106,258)
Net income	—	409	—	348	757
Member distributions	—	(38)	—	(132)	(170)

Balance – March 31, 2020	23,960,000	$(79,495)	20,500,000	$(26,176)	$(105,671)

	Class A		Class B
	Units	Amount	Units	Amount	Total
	(U.S. dollars in thousands, except per unit amounts)
Balance – December 31, 2018	23,960,000	$(62,105)	20,500,000	$(11,298)	$(73,403)
Net income	—	327	—	279	606
Member distributions	—	(1,158)	—	(990)	(2,148)

Balance – March 31, 2019	23,960,000	$(62,936)	20,500,000	$(12,009)	$(74,945)

The accompanying notes are an integral part of the consolidated financial statements

.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2020	2019
	(U.S. dollars in thousands)
Cash flows operating activities
Net income	$757	$606
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	4,315	1,928
Amortization of debt issuance costs	280	120
Payment of contingent consideration	(1,000)	—
Change in deferred tax liability	(490)	—
Change in accounts receivable, net	(4,727)	(4,215)
Change in prepaid expenses and other current assets	(1,188)	(18)
Change in accounts payable and accrued expenses	3,174	1,270
Change in other liabilities	(12)	(14)

Net cash provided by (used in) operating activities	$1,109	$(323)
Cash flows from investing activities
Additions to property and equipment	$(2,976)	$(1,339)
Net cash used in investing activities	$(2,976)	$(1,339)

Cash flows from financing activities
Repayments of long-term debt and revolving credit facilities	$(1,037)	$(2,000)
Payment of debt issuance costs	$(22)	$(5)
Proceeds from borrowings on revolving credit facilities	10,000	3,000
Distributions to members	(170)	(2,148)

Net cash provided by (used in) financing activities	$8,771	$(1,153)

Net increase (decrease) in cash during the year	$6,904	$(2,815)
Cash – beginning of period	3,008	4,589

Cash – end of period	$9,912	$1,774

Supplemental cash flow information
Cash paid for interest	$3,612	$2,066
Capital expenditures included in accounts payable	258	107

The accompanying notes are an integral part of the consolidated financial statements

.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF BUSINESS

Digital Media Solutions Holdings, LLC and subsidiaries (“DMS” or “the Company”), is a performance marketing company offering a diversified lead and software delivery platform that drives high value and high intent leads to its customers. The Company is headquartered in Clearwater, Florida, with satellite offices throughout the United States and Canada. The Company primarily operates and derives most of its revenues in the United States.

The Company operates as a performance marketing engine for companies across numerous industries, including consumer finance (mortgage), education (split between non-profit and for-profit), automotive (aftermarket auto warranty, auto insurance), insurance (health, homeowners), home services (home security), brand performance (consumer products), gig, health and wellness, and career (job pursuit). Through its agency business, DMS provides access and control over the advertising spend of clients, and also offers marketing automation software as a service (SaaS) to clients.

The Company has organized its operations into three reportable segments. The Brand Direct reportable segment consists of services delivered against an advertiser’s brand, while the Marketplace reportable segment is made up of services delivered directly against the DMS brand. In the Other reportable segment, services offered by DMS include software services, and digital media services that are managed on behalf of the customer (i.e. agency services).

NOTE 2. BASIS OF PRESENTATION

Principles of consolidation and basis of presentation

The consolidated financial statements include the accounts of Digital Media Solutions Holdings, LLC and its wholly-owned subsidiaries (collectively, the “Company”): Digital Media Solutions, LLC, Forte Media Solutions, LLC, School Advisor, LLC, Pure Flow Marketing, LLC, DMS Digital Agency, Underground Elephant, Co., Car Loan Pal Holdings, LLC, Advertise Pals, LLC, Best Rate Holdings, LLC, DMS Engage, LLC, and W4 Holding, LLC.

The Company does not have any components of other comprehensive income recorded within its consolidated financial statements, and, therefore, does not separately present a statement of comprehensive income in its consolidated financial statements.

All intercompany activity and balances have been eliminated as part of the consolidation. Amounts presented within the consolidated financial statements and accompanying notes are presented in thousands of U.S. dollars, with the exception of percentages, unit, and per unit amounts.

Unaudited interim financial information

The accompanying condensed consolidated financial statements and the notes to the condensed consolidated financial statements as of March 31, 2020 and for the three months ended March 31, 2020 and 2019 are unaudited. These unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the S-4 registration statement of Leo Holdings Corp. (“Leo”),

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

as filed with the SEC on May 11, 2020. The condensed consolidated balance sheet at December 31, 2019 included herein was derived from the audited financial statements as of that date, but does not include all disclosures, including notes, required by GAAP. The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for the fair presentation of the Company’s condensed consolidated balance sheet at March 31, 2020, its condensed consolidated statements of operations and changes in members’ equity for the three months ended March 31, 2020 and 2019 and condensed consolidated statements of cash flows for the three months ended March 31, 2020 and 2019. The results of operations for the three months ended March 31, 2020 are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2020, or any other future period.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies are described in Note 2, Basis of Presentation and Summary of Significant Accounting Policies, to the consolidated financial statements included in the S-4 registration statement filed by Leo for the fiscal year ended December 31, 2019. There have been no material changes to our significant accounting policies as of and for the three months ended March 31, 2020.

Limited liability companies

The members of the limited liability companies are not liable for the debts, obligations, or liabilities of the Company, whether arising in contract, tort, or otherwise, unless a member has signed a specific guaranty. Profit and losses are allocated among the members in accordance with their respective limited liability company (“LLC”) agreement.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and footnotes thereto. Actual results could differ from those estimates. Significant estimates inherent in the preparation of the consolidated financial statements include accounting for allowances for doubtful accounts, depreciation and amortization, business combinations, loss contingencies, and asset impairments.

Impact of coronavirus

On March 11, 2020, the World Health Organization declared the coronavirus (“COVID-19”) outbreak a pandemic, which continues to spread throughout North America and worldwide. The extent of COVID-19’s impact on the Company’s operational and financial performance will depend on future developments, including the duration, spread and intensity of the pandemic, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. As a result, it is not currently possible to ascertain the overall impact of COVID-19 on the Company’s business. However, if the pandemic continues to evolve into a severe worldwide health crisis, the disease could have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Recently issued accounting pronouncements adopted

The Company will qualify as an “emerging growth company” and thus, has elected to adhere to the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Act. This election allows the Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

The Company maintains a Credit Agreement (“Monroe Facility”) with Monroe Capital Management Advisors (as administrative agent and lender) that includes a $100,000 and $99,000 term loan commitment. The loans bear interest at a variable rate equal to the three-month LIBOR, or an alternate base rate, plus an agreed upon margin with the Company’s financial institution. Due to reference rate reform, LIBOR is expected to be discontinued at the end of the year 2021. In March 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-04, Reference Rate Reform (Topic 848), which provides optional guidance for a limited period of time to ease the potential burden in accounting for the effects of the transition away from LIBOR and other reference rates. The Company adopted the standard effective March 31, 2020 and elected the expedient to prospectively adjust the effective interest rate as LIBOR is replaced. The Company does not expect this ASU to have a material impact on its consolidated financial statements.

Recently issued accounting pronouncements not yet adopted

On February 25, 2016, the Financial Accounting Standards Board (FASB) issued ASU 2016-02, “Leases”. The new standard applies a right-of-use (“ROU”) model that requires a lessee to record, for all leases with a lease term of more than 12 months, an asset representing its right to use the underlying asset and a liability to make lease payments. Similar to the existing standard, the lessee will classify leases as either finance or operating. This classification will involve more judgment on the part of the lessee. The pattern of expense recognition in the statement of operations as well the effect on the statement of cash flows differs depending on the lease classification.

In March 2019, the FASB issued ASU 2019-01, “Leases (842): Codification Improvements”. This update clarified that entities are exempt from disclosing the effect of the change on income from continuing operations, net income, and related per-share amounts, if applicable, for the interim periods after adoption of ASC 842.

Lessor accounting is similar to the current lease standard; however, updated to align with changes to the lessee model and the new revenue recognition standard. Similar to current leases standard, lessors will classify leases as operating, direct financing, or sales-type.

Lessees and lessors are required to provide certain qualitative and quantitative disclosures to enable users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases.

The standard was initially effective for annual and interim reporting periods beginning after December 15, 2019. However, in November 2019, the FASB issued ASU 2019-10, “Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates”, which deferred the effective date of ASU 2016-02 by an additional year. As such, the Company is required to adopt the new leases standard for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The standard must be adopted using a modified retrospective transition. The Company is currently evaluating the impact of adopting the new standard. The adoption of this standard will require the recognition of a ROU asset and liability on the Company’s financial position and is expected to have a material impact on the Company’s consolidated balance sheet and related disclosures. The Company does not anticipate that adoption will have a significant impact on its consolidated statement of operations or cash flows.

NOTE 4. REVENUES

The Company derives revenue primarily through the delivery of various types of services, including: customer acquisition, agency managed services and software as a service (SaaS). Under ASC 606, the Company

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

recognizes revenue when the Company transfers promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Disaggregation of revenue

The tables below present summarized financial information for each of the Company’s net revenue disaggregated by reportable segment and service type. “Corporate and other” represents other business activities and includes eliminating entries.

The Company’s net revenue disaggregated by reportable segment and service type is as follows:

	Three Months Ended March 31, 2020
	Brand Direct	Marketplace	Other	Corporate and other	Total
Net revenue:
Customer acquisition	$38,453	$34,178	$—	$(3,610)	$69,021
Agency managed services	2,448	—	450	—	2,898
Software services	—	—	809	—	809

Total net revenue	$40,901	$34,178	$1,259	$(3,610)	$72,728

	Three Months Ended March 31, 2019
	Brand Direct	Marketplace	Other	Corporate and other	Total
Net revenue:
Customer acquisition	$42,058	$15,926	$—	$(4,657)	$53,327
Agency managed services	3,034	—	687	—	3,721
Software services	—	—	774	—	774

Total net revenue	$45,092	$15,926	$1,461	$(4,657)	$57,822

Management uses these categories of revenue to evaluate the performance of its businesses and to assess its financial results and forecasts.

The Company has elected the practical expedient to not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which revenue is recognized in the amount to which the Company has the right to invoice for services performed.

Contract balances

The Company’s contract liabilities result from payments received in advance of revenue recognition and advance consideration received from clients, which precede the Company’s satisfaction of the associated performance obligation. If a customer pays consideration before the Company’s performance obligations are satisfied, such amounts are classified as deferred revenue on the consolidated balance sheets. As of March 31, 2020 and December 31, 2019, the balance of deferred revenue was $958 and $1,247 respectively, as classified within “Accrued expenses and other current liabilities” on the consolidated balance sheets. During the three months ended March 31, 2020 and March 31, 2019, $1,136 and $380 of deferred revenue recorded at December 31, 2019 and 2018 was recognized as revenue respectively. The majority of the deferred revenue balance as of March 31, 2020 will be recognized into revenue during the second quarter of 2020.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

When there is a delay between the period in which revenue is recognized and when a customer invoice is issued, revenue is recognized and the corresponding amounts are recorded as unbilled revenue (i.e. contract assets) within accounts receivable, net on the consolidated balance sheets. As of March 31, 2020 and December 31, 2019, unbilled revenue included in accounts receivable was $841 and $768 respectively. In line with industry practice, the Company applies the constraint on variable consideration and records revenue based on internally tracked conversions (leads delivered), net of the amount tracked and subsequently confirmed by customers. Substantially all amounts included within the unbilled revenue balance are invoiced to customers within the month directly following the period of service. Historical estimates related to unbilled revenue have not been materially different from actual revenue billed.

NOTE 5. GOODWILL AND INTANGIBLE ASSETS

Goodwill

There were no changes in the carrying value of goodwill at either the reporting segment or consolidated financial statement levels for the three months ended March 31, 2020.

The carrying amount of goodwill for all reporting units had no accumulated impairments as of March 31, 2020 and December 31, 2019.

Intangible assets, net

Finite-lived intangible assets consisted of the following:

		March 31, 2020			December 31, 2019
	Amortization Period (Years)	Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net
Intangible assets subject to amortization:
Technology	3 to 5	$47,946	$(13,037)	$34,909	$47,946	$(9,751)	$38,195
Customer relationships	1 to 12	19,583	(3,722)	15,861	19,583	(3,078)	16,505
Brand	1 to 5	4,187	(2,016)	2,171	4,187	(2,556)	1,631
Non-competition agreements	3	1,815	(362)	1,452	1,815	(211)	1,604

Total		$73,531	$(19,137)	$54,394	$73,531	$(15,596)	$57,935

During the three months ended March 31, 2020, intangible assets, net decreased $3,541 due to amortization expense. Amortization expense for finite-lived intangible assets is recorded on a straight-line basis in the pattern in which the assets’ economic benefits are consumed over their estimated useful lives. Amortization expense related to finite-lived intangible assets was $3,541 and $1,601 for the three months ended March 2020 and 2019 respectively.

Impairment analysis

For the three months ended March 31, 2020, there were no events or changes in circumstances to indicate that goodwill or intangible assets are impaired.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6. DEBT

The table below presents the components of outstanding debt:

	March 31, 2020	December 31, 2019
Term loan	$193,815	$194,810
Revolving credit facility	15,000	5,000
Delayed draw term loan	8,386	8,429

Total debt	217,201	208,239
Unamortized debt issuance costs	(2,783)	(3,041)

Debt, net	$214,418	$205,198
Current portion of debt	(4,150)	(4,150)

Noncurrent portion of debt	$210,268	$201,048

Monroe Facility

On July 3, 2018, DMS entered into the Monroe Facility with Monroe Capital Management Advisors (as administrative agent and lender). The Monroe Facility included a $5,000 revolving commitment, as well as a $100,000 term loan commitment and a $15,000 delayed draw term loan, for a total available capacity of $120,000 as of December 31, 2018.

During the year ended December 31, 2019 the Monroe Facility’s capacity was extended to include an additional $99,000 term loan commitment to $199,000 and increased capacity on the revolver by $2,500 for a total amended capacity of $221,500, which had an effective interest rate of 6.8% and 7.5% per annum for the years ended December 31, 2019 and 2018 respectively. The Company used the funds to finance a portion of UE (See Note 7), accelerate contingent consideration payments, and to add to general working capital. The loans bear interest at a variable rate equal to the three-month LIBOR, or an alternate base rate, plus an agreed upon margin with the Company’s financial institution and matures in full in July 2023.

During the three months ended March 31, 2020, the Monroe Facility’s capacity was increased to include an additional $7,500 on the revolver and added borrowings of $10,000.

As of March 31, 2020 and December 31, 2019, the fair value of the Company’s long-term debt approximates its carrying value.

Covenants

The Monroe Facility contains covenants that require the Company to meet certain financial ratios and place restrictions on the payment of dividends, sale of assets, borrowing level, mergers, and purchases of capital stock, assets, and investments.

NOTE 7. ACQUISITIONS

UE Authority, Co.

On November 1, 2019, the Company acquired UE for cash of approximately $56,620 including closing purchase price adjustments. The acquisition of UE supports the Company’s strategy of broadening its reach in the insurance industry.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company primarily used an income method, or discounted cash flow (“DCF”) analysis, which represent Level 3 fair value measurements, to assess the components of its purchase price allocation. The table below presents the preliminary fair value allocation of the purchase price to the assets acquired, and liabilities assumed:

November 1, 2019
Goodwill	$29,723
Technology	26,000
Brand	690
Non-competition agreements	1,520
Customer relationships	10,300
Other assets acquired	6,393
Liabilities assumed	(9,045)
Deferred tax liability	(8,961)

Net assets acquired	$56,620

The goodwill reflects the workforce and synergies expected from combining the operations of UE. The goodwill recorded as part of this acquisition is included in the Marketplace reportable segment. Intangible assets primarily consist of customer relationships, technology, non-competition agreements and brand with an estimated useful life of nine years, five years, three years and one year respectively.

The acquisition was accounted for as a business combination, whereby the excess of the fair value of the business over the fair value of identifiable net assets was allocated to goodwill. The results of operations of the acquired business have been included in the Company’s results of operations since the acquisition date of November 1, 2019. The fair value of the acquired technology and customer relationships was determined using the multi period excess earnings approach. The fair value of the acquired brand was determined using the Relief from Royalty (“RFR”) method. The fair value of the non-competition agreement was determined using the income approach. As of March 31, 2020, the purchase accounting measurement period has not been finalized primarily due to open tax contingencies and the valuation of intangibles.

NOTE 8. FAIR VALUE MEASUREMENTS

The Company utilizes fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures.

The following is a description of the valuation methodology used for contingent consideration which are recorded at fair value.

Contingent consideration related to acquisitions

The fair value of the contingent consideration was determined using a Monte Carlo fair value analysis based on estimated performance and the probability of achieving the targets. As certain inputs are not observable in the market, the contingent consideration is classified as a Level 3 instrument.

The table below presents assets and liabilities measured at fair value on a recurring basis:

		December 31, 2019
Category	Balance Sheet Location	Level 1	Level 2	Level 3	Total
Liabilities:
Contingent consideration	Contingent consideration payable	$—	$—	$1,000	$1,000

Total		$—	$—	$1,000	$1,000

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table represents the change in the contingent consideration (in thousands):

Level 3
December 31, 2019	1,000
Additions	—
Changes in fair value	—
Settlements	(1,000)

March 31, 2020	—

NOTE 9. REPORTABLE SEGMENTS

The Company’s operating segments are determined based on the financial information reviewed by its chief operating decision maker (“CODM”) i.e. the Chief Executive Officer (“CEO”), and the basis upon which the CEO makes resource allocation decisions and assesses the performance of the Company’s segments. The Company evaluates the operating performance of its segments based on financial measures such as net revenue, cost of revenue, and gross profit. Given the nature of the digital marketing solutions business, the amount of assets does not provide meaningful insight into the operating performance of the Company. As a result, the amount of the Company’s assets is not subject to segment allocation and total assets is not included within the disclosure of the Company’s segment financial information.

The following tables are a reconciliation of net revenue, cost of revenue, and segment profit to (loss) income from operations. “Corporate and other” represents other business activities and includes eliminating entries.

The Company’s segment information is as follows:

	Three Months Ended March 31, 2020
	Brand Direct	Marketplace	Other	Corporate and Other	Total
Net revenue	$40,901	$34,178	$1,259	$(3,610)	$72,728
Cost of revenue	(30,888)	(22,899)	(31)	3,659	(50,159)

Total segment gross profit	$10,013	$11,279	$1,228	$49	$22,569
Salaries and related costs					8,331
General and administrative expenses					5,297
Acquisition costs					27
Depreciation and amortization					4,315

Income from operations					$4,599

	Three Months Ended March 31, 2019
	Brand Direct	Marketplace	Other	Corporate and Other	Total
Net revenue	$45,092	$15,926	$1,461	$(4,657)	$57,822
Cost of revenue	(33,601)	(10,149)	(25)	4,657	(39,118)

Total segment gross profit	$11,491	$5,777	$1,436	$—	$18,704
Salaries and related costs					6,852
General and administrative expenses					4,303
Acquisition costs					2,896
Depreciation and amortization					1,928

Income from operations					$2,725

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10. RELATED PARTY TRANSACTIONS

In consideration for various management and advisory services, the Company pays to one of its members a quarterly retainer of $50 plus out-of-pocket expenses. The total expense for the three months ended March 31, 2020 and 2019 was $50 and $59 respectively. These expenses are included in the accompanying consolidated statements of operations as “General and administrative” expenses. As at March 31, 2020 and 2019, $50 and $0 respectively remain in “Accrued expenses and other current liabilities”.

For the three months ended March 31, 2020 and 2019, tax distributions to members amount to $170 and $2,148 respectively.

NOTE 11. BENEFIT PLANS

The Company instituted a transaction-based cash bonus plan, the Digital Media Solutions, LLC Employee Incentive Plan (“the EIP”), on January 31, 2019. The EIP provides for a cash bonus pool payout to vested participants upon the occurrence of a “Sale of the Company” prior to December 31, 2024, in which the equity value (as determined by the board of directors) exceeds $100,000. Each EIP participant is awarded a number of bonus pool units, and will be entitled to a pro rata share of the aggregate bonus pool based on the total number of vested bonus pool units held among all participants. DMS also instituted a second transaction-based cash bonus plan on November 1, 2019 which mirrors the first plan, except that the equity value was raised to $325,000. The Company has not recorded an accrued liability related to the EIP as of March 31, 2020.

On April 23, 2020, DMS entered into a business combination agreement with Leo Holdings Corp. (NYSE: LHC) (“Leo”), a publicly traded special purpose acquisition company. Although this business combination is not considered a “Sale of the Company” for purposes of the EIP, the board of directors may at its discretion elect to make a payment under the plan as it deems fit upon consummation of the business combination.

NOTE 12. COMMITMENTS AND CONTINGENCIES

Legal proceedings

The Company is subject to legal, regulatory and other proceedings and claims that arise in the ordinary course of business. An estimated liability is recorded for those proceedings and claims when the loss from such proceedings and claims becomes probable and reasonably estimable. Outstanding claims are reviewed with internal and external counsel to assess the probability and the estimates of loss, including the possible range of an estimated loss. The risk of loss is reassessed each period and as new information becomes available and liabilities are adjusted as appropriate. The actual cost of resolving a claim may be substantially different from the amount of the liability recorded. Differences between the estimated and actual amounts determined upon ultimate resolution, individually or in the aggregate, are not expected to have a material adverse effect on the consolidated financial position but could possibly be material to the consolidated results of operations or cash flows for any one period.

Lease agreements

The Company leases office space in 15 different locations. The leases entered into by the Company are made up of both long-term and short-term leases. Lease agreements in two locations provide the option to extend for three years upon the provision of nine-month notice.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at March 31, 2020, the future annual minimum lease payments for the Company were comprised of the following:

Year Ending December 31:
2020	$1,310
2021	1,685
2022	1,604
2023	1,475
2024	1,040
Thereafter	360

Total	$7,474

Rent expense under all leases for the three months ended March 31, 2020 and 2019 was $610 and $500 respectively.

NOTE 13. EARNINGS PER UNIT

In calculating earnings per unit, the Company follows the two-class method, which distinguishes between the classes of securities based on the proportionate participation rights of each security type in the Company’s undistributed earnings. Net income (loss) per unit is computed by dividing net income (loss) applicable to unitholders by the weighted average number of units outstanding for the period.

The table below sets forth the computation of the Company’s basic and diluted earnings per unit:

	Three Months Ended March 31,
	2020	2019
Numerator
Net income	$757	$606
Less: Distributions to Class A unitholders	(38)	(1,158)
Less: Distributions to Class B unitholders	(132)	(990)
Undistributed income (loss) to unitholders	$587	$(1,542)

	Class A	Class B	Class A	Class B
Numerator by class
Undistributed income (loss) attributable to unitholders	$316	$271	$(831)	$(711)
Plus: Distributed earnings attributable to unitholders	38	132	1,158	990
Income attributable to unitholders	354	403	327	279
Basic and diluted income per unit attributable to unitholders	$0.01	$0.02	$0.01	$0.01

NOTE 14. INCOME TAXES

The Company is set up as a “partnership” for U.S. federal and state and local income tax purposes. As a U.S. partnership, generally the Company will not be subject to corporate income taxes. Instead, each of the ultimate partners are taxed on their proportionate share of the Company’s taxable income. The acquisition of UE in November 2019 introduced a U.S. income tax paying corporation into the structure. As such, the Company will be required to pay federal and state corporate income taxes on UE’s taxable earnings.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company’s tax provision or benefit from income taxes for interim periods is determined using an estimate of its annual effective tax rate, adjusted for discrete items, if any. Each quarter the Company updates its estimate of the annual effective tax rate and makes a year-to-date adjustment to the provision. The Company recorded no income tax benefit/expense for the three months ended March 31, 2019.

For the three months ended March 31, 2020, the Company’s effective income tax rate of 7% differed from the statutory federal income tax rate of 21%, with such differences resulting from the vast majority of 2020 earnings not being subjected to corporate income taxes because each of the ultimate partners are taxed on their proportionate share of the Company’s taxable income.

On March 27, 2020, the “Coronavirus Aid, Relief and Economic Security (CARES) Act” was signed into law. The Act includes income tax provisions relating to net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations and technical corrections to tax depreciation methods for qualified improvement property. The implications of these provisions did not have a material impact to the consolidated financial statements.

NOTE 15. SUBSEQUENT EVENTS

Subsequent events have been evaluated through June 9, 2020, which is the date the consolidated financial statements were available to be issued.

Business combination

On April 23, 2020, DMS entered into a business combination agreement with Leo, a publicly traded special purpose acquisition company. Immediately following the closing of the transaction (the “Business Combination”), Leo intends to change its name to Digital Media Solutions, Inc. (“New DMS”). The current DMS executive management team will lead New DMS, which is expected to trade on the New York Stock Exchange.

The DMS management team currently owns 54% of the Company, with private equity funds managed by Clairvest Group, Inc. (TSX: CVG) (“Clairvest”) owning the remaining 46%. The DMS management team and the Clairvest private equity funds are expected to retain a significant continuing equity interest in New DMS, representing over 40% of the New DMS economic interests and over 50% of the voting interests in New DMS, assuming no redemptions by Leo’s public shareholders. This percentage is subject to change depending on the number of Class A ordinary shares of Leo that are redeemed by Leo’s public shareholders in connection with the Business Combination.

INDEPENDENT AUDITORS’ REPORT

To the Members of

W4 LLC

Report on the Financial Statements

We have audited the accompanying financial statements of W4 LLC (the “Company”), which comprise the consolidated balance sheet as of June 28, 2018, and the related consolidated statements of income, equity, and cash flows for the six month period ended June 28, 2018, and the consolidated balance sheet as of December 31, 2017, and the related consolidated statements of income, equity, and cash flows for the year ended December 31, 2017, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of W4 LLC as of June 28, 2018, and the consolidated results of its operations and its cash flows for the six month period ended June 28, 2018, and the consolidated financial position of W4 LLC as of December 31, 2017, and the consolidated results of its operations and its cash flows for the year ended December 31, 2017, in accordance with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

Costa Mesa, CA

April 28, 2020

W4 LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

JUNE 28, 2018 AND DECEMBER 31, 2017

	June 28, 2018	December 31, 2017
Assets

Current Assets
Cash*	$2,508,190	$575,653
Accounts receivable, net	4,813,458	2,701,426
Prepaid expenses and other current assets	319,517	1,757,003
Receivables from affiliates	295,613	345,618
Due from members	165,060	165,060

Total Current Assets	8,101,838	5,544,760

Noncurrent Assets
Fixed assets, net	166,381	179,597
Computer software	1,902,788	2,126,132
Equity method investment	66,844	66,844
Cost method investments*	100,000	75,000
Other assets	134,493	75,049

Total Noncurrent Assets	2,370,506	2,522,622

Total Assets	$10,472,344	$8,067,382

*

The above accounts include cash held by a consolidated variable interest entity (W4 Ventures) of $3,295 and $8,118 at June 28, 2018 and December 31, 2017, respectively, and cost method investments held by W4 Ventures of $50,000 and $25,000 at June 28, 2018 and December 31, 2017, respectively. Such assets can only be used to settle obligations of the consolidated variable interest entity.

The accompanying notes are an integral part of these consolidated financial statements.

W4 LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

JUNE 28, 2018 AND DECEMBER 31, 2017

	June 28, 2018	December 31, 2017
Liabilities and Equity

Current Liabilities
Accounts payable and accrued expenses	$4,627,175	$2,052,635
Due to member*	200,000	200,000
Line of credit	2,300,000	2,599,969

Total Current Liabilities	7,127,175	4,852,604

Commitments and Contingencies—See Note 9

Equity
Members’ equity	3,848,245	3,722,860
Non-controlling interests	(503,076)	(508,082)

Total Equity	3,345,169	3,214,778

Total Liabilities and Equity	$10,472,344	$8,067,382

*

The above account represents the amount owed to a member by a consolidated variable interest entity (W4 Ventures). Such liability represent obligations of the consolidated variable interest entity for which the creditor does not have recourse to the general credit of the primary beneficiary, unless specifically guaranteed.

The accompanying notes are an integral part of these consolidated financial statements.

W4 LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

FOR THE SIX MONTH PERIOD ENDED JUNE 28, 2018

AND YEAR ENDED DECEMBER 31, 2017

	Six Month Period Ended June 28, 2018	Year Ended December 31, 2017
Net Revenue	$32,698,915	$53,890,857
Cost of Revenue	26,676,032	42,716,332

Gross Profit	6,022,883	11,174,525
Other Operating Expenses	5,639,580	9,801,001

Operating Income	383,303	1,373,524

Other Income (Expense)
Interest income	919	1,442
Interest expense	(236,938)	(324,596)
Other income (expense)	(1,148)	9,352

Total Other Expense	(237,167)	(313,802)

Income Before Income Taxes	146,136	1,059,722
Income Tax Provision	3,800	7,600

Net Income	142,336	1,052,122
Net Income (Loss) Attributed to Non-controlling Interests	5,006	(14,855)

Net Income Attributed to W4 LLC	$137,330	$1,066,977

The accompanying notes are an integral part of these consolidated financial statements.

W4 LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE SIX MONTH PERIOD ENDED JUNE 28, 2018

AND YEAR ENDED DECEMBER 31, 2017

	Members’ Equity	Non-controlling Interests	Total Equity
Balance—January 1, 2017	$2,668,042	$(493,227)	$2,174,815
Distributions	(12,159)	—	(12,159)
Net income	1,066,977	(14,855)	1,052,122

Balance—December 31, 2017	3,722,860	(508,082)	3,214,778
Distributions	(11,945)	—	(11,945)
Net income	137,330	5,006	142,336

Balance—June 28, 2018	$3,848,245	$(503,076)	$3,345,169

The accompanying notes are an integral part of these consolidated financial statements.

W4 LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTH PERIOD ENDED JUNE 28, 2018

AND YEAR ENDED DECEMBER 31, 2017

	Six Month Period Ended June 28, 2018	Year Ended December 31, 2017
Cash Flows From Operating Activities
Net income	$142,336	$1,052,122
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	242,561	226,774
Provision for bad debts	—	536,374
Provision for bad debts—related party	—	(82,270)
Changes in operating assets and liabilities:
Accounts receivable	(2,112,032)	16,559
Prepaid expenses and other current assets	1,437,486	(1,286,189)
Other assets	(59,444)	5,150
Accounts payable and accrued expenses	2,574,540	(593,626)

Total adjustments	2,083,111	(1,177,228)

Net Cash Provided by (Used in) Operating Activities	2,225,447	(125,106)

Cash Flows From Investing Activities
Capitalized Software	—	(510,960)
Investment in cost method investment	(25,000)	—
Purchase of fixed assets	(6,001)	(84,667)
Advances to affiliates	—	(155,526)
Repayment of advances to affiliates	50,005	—
Advances to members	—	(165,060)

Net Cash Provided by (Used in) Investing Activities	$19,004	$(916,213)

The accompanying notes are an integral part of these consolidated financial statements.

W4 LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

FOR THE SIX MONTH PERIOD ENDED JUNE 28, 2018

AND YEAR ENDED DECEMBER 31, 2017

	Six Month Period Ended June 28, 2018	Year Ended December 31, 2017
Cash Flows From Financing Activities
Borrowings under line of credit	$1,956,723	$1,737,031
Repayments of line of credit	(2,256,692)	(1,856,184)
Cash distributions	(11,945)	(12,159)

Net Cash Used in Financing Activities	(311,914)	(131,312)

Net Increase (Decrease) in Cash	1,932,537	(1,172,631)
Cash—Beginning	575,653	1,748,284

Cash—Ending	$2,508,190	$575,653

Supplemental Disclosure of Cash Flow Information

Cash paid during the years for:
Income taxes	$3,800	$7,600
Interest	$236,938	$324,596

The accompanying notes are an integral part of these consolidated financial statements.

W4 LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTH PERIOD ENDED JUNE 28, 2018

AND THE YEAR ENDED DECEMBER 31, 2017

NOTE 1—NATURE OF BUSINESS

W4 LLC (“W4”) was formed on April 17, 2009 in Delaware as a limited liability company and is headquartered in Los Angeles, California. W4 distributes Internet advertising campaigns through a network of publishers via social media, display advertising, e-mail advertising and mobile advertising. W4 LLC shall continue in perpetuity until dissolution of the entity in accordance with the operating agreement.

Venice Data LLC (“Venice”) was formed by W4 on September 24, 2009 in California as a limited liability company. Venice is an online publisher that advertises primarily through e-mail media advertising campaigns. It is a wholly-owned subsidiary of W4. Venice shall continue in perpetuity until dissolution of the entity in accordance with the operating agreement.

W4 Ventures (“Ventures”) was formed by the members of W4 in California as a general partnership. W4 Ventures invest in various media properties and sell data to third parties.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting

The accompanying consolidated financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). At the end of June 28, 2018, W4 entered into an acquisition agreement pursuant to which certain of its assets were acquired and liabilities were assumed by W4 Holding Company, LLC. The financial statements as of and for the six months ended June 28, 2018 reflect the consolidated activity of W4 through the date of acquisition. See also discussion at Note 11.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of W4, Venice, and Ventures (collectively, the “Company”) as of June 28, 2018 and December 31, 2017. Ventures is consolidated because it is a variable interest entity for which W4 is the primary beneficiary (Note 3). All significant intercompany balances and transactions have been eliminated in consolidation.

Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the consolidated balance sheets and statements of cash flows, the Company considers all highly liquid investments, which are readily convertible into known amounts of cash and have a maturity of three months or less when acquired, to be cash equivalents. At June 28, 2018 and December 31, 2017, the Company did not hold any cash equivalents. At times, cash deposits may be in excess of the Federal Deposit Insurance Corporation insurance limits.

W4 LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTH PERIOD ENDED JUNE 28, 2018

AND THE YEAR ENDED DECEMBER 31, 2017

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts receivables

The Company carries its trade accounts receivable at invoiced amounts less an allowance for doubtful accounts. The Company extends credit to a variety of customers in the normal course of business and performs ongoing credit evaluations of its customers. Management evaluates the ability to collect accounts receivable based on a combination of factors. An allowance for doubtful accounts is maintained based on the length of time receivables are past due, the status of customer’s financial position and other factors. At June 28, 2018 and December 31, 2017, the Company had an allowance for doubtful accounts of $752,486 and $752,486, respectively.

Fixed assets

The Company’s fixed assets are recorded at cost less accumulated depreciation. Depreciation is recognized using the straight-line method. Expenditures for major additions and improvements are capitalized while minor replacements, maintenance, and repairs are charged to expense as incurred. When fixed assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is included in the results of operations for the respective period. The useful lives of fixed assets are as follows:

Computers	3 years
Automobiles	5 years
Furniture and Equipment	7 years
Leasehold improvements	Shorter of 7 years and lease term

Depreciation of fixed assets is provided using the straight-line method over the assets’ estimated useful lives, except that leasehold improvements are depreciated over their estimated useful lives or the lease term, whichever is shorter. Depreciation expense for the six month period ended June 28, 2018 and the year ended December 31, 2017 was $19,217 and $75,799, respectively.

Computer software

The Company capitalizes software development costs incurred for internal use during the application development stage, and amortizes such costs using the straight-line method over the software’s estimated useful life of 5 years once the software is ready for its intended use. During 2017, the Company capitalized $510,960 in software development costs. The software was ready for its intended use as of August 31, 2017. Amortization expense for the six month period ended June 28, 2018 and the year ended December 31, 2017 was $223,344 and $150,975, respectively.

Impairment of long-lived assets

When facts and circumstances indicate that the carrying values of long-lived assets may not be recoverable, the Company evaluates whether impairment has occurred. If estimated undiscounted future cash flows from the use of an asset are less than the carrying value, the Company records an impairment charge to reduce the related asset to its estimated fair value. No impairment charges were recorded for the six month period ended June 28, 2018 or for the year ended December 31, 2017.

W4 LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTH PERIOD ENDED JUNE 28, 2018

AND THE YEAR ENDED DECEMBER 31, 2017

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Equity method and cost method investments

Investees the Company exercises significant influence over, but does not have a controlling financing interest in, are accounted for under the equity method. Income from equity method investments is recognized for our proportionate share of net income generated by the equity method investees and is reflected in other income in our consolidated statements of income. Investees the Company does not exercise significant influence over are accounted for under the cost method, and measured at cost. Income from equity method investments is recognized for dividends received. Whether or not the Company exercises significant influence with respect to an investee depends on an evaluation of several factors, including representation on the investee company’s board of directors and ownership level. Generally a 20% to 50% interest in the investee company is considered to convey significant influence. Equity and cost method investments are included as noncurrent assets on the consolidated balance sheet. The Company evaluates its investments for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable.

Customer deposits

Customer deposits represent cash collected from customers in advance of services being provided. These balances are unsecured and non-interest bearing. The company includes these balances under accounts payable.

Revenue recognition

The Company recognizes revenue on a fee-per-action basis. Revenue is recognized when persuasive evidence of arrangement exists, the price is fixed or determinable, collection is reasonably assured, and delivery of the service has occurred. As a result, revenue is typically recognized when the underlying action has occurred.

Cost of revenue

Cost of revenue on the accompanying consolidated statements of income includes amounts earned by publishers for placing advertisements and providing search and data services. Cost of revenue also includes commissions paid to account managers handling the Company’s relationship with publishers, which are calculated as a percentage of gross margin.

Advertising

Advertising costs are expensed as incurred. Advertising expense for the six month period ended June 28, 2018 amounted to $63,437 and for the year ended December 31, 2017 amounted to $508,710.

Income taxes

W4 and Venice are limited liability companies (“LLCs”) that have elected to be treated as partnerships for tax purposes. Ventures is a general partnership. As a result, profits and losses of the consolidated entities are taxed at the member and partner level, and no provision for federal income taxes is included in the accompanying consolidated financial statements.

W4 LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTH PERIOD ENDED JUNE 28, 2018

AND THE YEAR ENDED DECEMBER 31, 2017

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income taxes (continued)

California imposes an annual fee on LLCs, the amount of which is based on gross revenue. California also charges an $800 minimum tax. General partnerships are not subject to the annual fee or the minimum tax. The accompanying consolidated financial statements include a provision for the LLC fees and minimum tax imposed by California. The Company distributes funds to its members in order to satisfy their tax liabilities arising from its operations, in accordance with the provisions of its operating agreement.

On November 2, 2015, the Bipartisan Budget Act of 2015 (“Act”) was signed into law. Among other things, the Act made significant changes to the rules for partnership audits and adjustments for taxable years beginning after January 1, 2018. Under the revised rules, a partnership (or entity treated as a partnership for tax purposes) may pay the tax, interest and penalties resulting from adjustments in the event of an Internal Revenue Service (IRS) examination. Certain qualifying partnerships may make an election to opt-out of these new rules and a “push-out” election may also be made to push such adjustments directly to the partners. The Company is ineligible to make the election to opt-out of these new audit rules and has not yet made a determination whether any push-out election will be made. These rules were enacted as an administrative convenience for the IRS. Any liability continues to be attributable to the partners and not the partnership. Therefore, the Company determined that there was no significant impact to its consolidated financial statements as a result of this Act.

Concentration of credit risk

Financial instruments that may potentially subject the Company to concentrations of credit risk consist primarily of trade receivables. Concentrations of risk with respect to receivables are limited due to the diversity of the Company’s customer base. The Company does not require collateral on its trade receivables. Management believes its credit policies do not result in significant adverse risk, and historically the Company has not experienced significant credit related losses. As of and for the six month period ended June 28, 2018 and the year ended December 31, 2017, the Company did not have a customer concentration.

NOTE 3—VARIABLE INTEREST ENTITIES

In general, a variable interest entity (“VIE”) is an entity where either (1) equity is insufficient to carry out the entity’s principal activities without additional subordinated financial support, or (2) the equity holders as a group do not have the power to direct activities that most significantly impact the entity’s economic performance, possess nonsubstantive voting rights, lack an obligation to absorb the entity’s expected losses, or lack the right to receive the entity’s expected residual returns. A VIE should be consolidated if an entity has variable interests in the VIE and is the VIE’s primary beneficiary, as evidenced by (a) holding the power to direct the activities of the VIE that most significantly impact its economic performance and (b) holding an obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could be significant to the VIE. Based on the above, Ventures is a VIE and W4 is its primary beneficiary.

As of June 28, 2018 and December 31, 2017, W4 had provided advances of $366,200 to Ventures. Ventures has insufficient equity to carry out its operating activities without additional financial support from W4. Accordingly, the accounts of Ventures have been included in the accompanying consolidated financial statements.

W4 LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTH PERIOD ENDED JUNE 28, 2018

AND THE YEAR ENDED DECEMBER 31, 2017

NOTE 3—VARIABLE INTEREST ENTITIES (CONTINUED)

The consolidated financial statements include the below select financial information of Ventures, shown on a standalone basis before eliminating entries:

	June 28, 2018	December 31, 2017
Assets	$53,295	$33,118
Liabilities	200,000	200,000
Revenues	19,825	338,522
Expenses	14,819	353,377
Net income	5,006	14,855

NOTE 4—FIXED ASSETS

Fixed assets consisted of the following at June 28, 2018 and December 31, 2017:

	June 28, 2018	December 31, 2017
Computers	$129,140	$126,291
Automobiles	86,224	86,224
Furniture and Equipment	372,410	368,996
Leasehold Improvements	53,733	53,733
Accumulated Depreciation	(475,126)	(455,647)

Total	$166,381	$179,597

NOTE 5—COMPUTER SOFTWARE

Capitalized software development costs consisted of the following at June 28, 2018 and December 31, 2017:

	June 28, 2018	December 31, 2017
Capitalized Software Development costs	$2,277,107	$2,277,107
Accumulated Amortization	(374,319)	(150,975)

Total	$1,902,788	$2,126,132

NOTE 6—EQUITY METHOD AND COST METHOD INVESTMENTS

The Company holds a 30% interest in Golden Tote LLC, an e-commerce apparel business. The Company also has a board seat on this entity, but not a majority voting interest. Quoted market values for ownership interests in this business are not available since it is privately-held. As of June 28, 2018 and December 31, 2017, the balance of the Company’s equity method investment in this entity was $66,844 and $66,844, respectively. Golden Tote had no significant activity in the six month period ended June 28, 2018 or the year ended December 31, 2017.

W4 LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTH PERIOD ENDED JUNE 28, 2018

AND THE YEAR ENDED DECEMBER 31, 2017

NOTE 6—EQUITY METHOD AND COST METHOD INVESTMENTS (CONTINUED)

The Company also holds minority interests in the below entities that were accounted for under the cost method. As of June 28, 2018 and December 31, 2017, the balances of the Company’s cost method investments in these entities were as follows:

	June 28, 2018	December 31, 2017
Splash Wines LLC	$50,000	$50,000
Neurogum LLC	25,000	25,000
Titan Gaming LLC	25,000	—

Total	$100,000	$75,000

NOTE 7—RELATED PARTY TRANSACTIONS AND BALANCES

Receivables from affiliates

The Company has made advances to certain entities with which it has equity and cost method investments. As of June 28, 2018 and December 31, 2017, the balances of such advances was $295,613 and $345,618, respectively. These advances are unsecured, non-interest bearing, and due on demand.

Due from members

In 2017, the Company made advances of $165,060 to three of its members. As of June 28, 2018 and December 31, 2017, the balances of such advances were $165,060 and $165,060, respectively. These advances are unsecured, non-interest bearing, and due on demand.

Due to member

W4 Ventures had received advances from members of $200,000 and $200,000 at June 28, 2018 and December 31, 2017. These advances are unsecured, non-interest bearing and due on demand.

Insurance

The Company insures its exposure for business interruption risks, disability, litigation, loss of key contracts or employees, regulatory change, administrative actions, and other casualty coverage through a Series LLC captive insurance entity owned by the Company’s members. For the six month period ended June 28, 2018 and for the year ended December 31, 2017, the Company paid $0 and $1,025,544 in premiums to the captive insurance entity, respectively. As of June 28, 2018 and December 31, 2017, included in prepaid expenses and other current assets on the accompanying consolidated balance sheet is $0 and $455,957, respectively, in prepaid insurance premiums to this entity.

NOTE 8—LINE OF CREDIT

The Company had a $5,000,000 revolving line of credit with Silicon Valley Bank. The monthly interest payments on outstanding borrowings were equal to the Wall Street Journal prime rate plus 2.00% (or 1.75%

W4 LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTH PERIOD ENDED JUNE 28, 2018

AND THE YEAR ENDED DECEMBER 31, 2017

NOTE 8—LINE OF CREDIT (CONTINUED)

in periods where certain streamline criteria have been met), resulting in interest rates of 6.50% and 6.25% at June 28, 2018 and December 31, 2017, respectively. The line of credit matured June 26, 2018 and was repaid after June 28, 2018. The line of credit was secured by substantially all assets of the Company. The line of credit had certain covenants with which the Company was in compliance as of June 28, 2018 and December 31, 2017, except that repayment of the matured loan balance did not occur after June 28, 2018.

NOTE 9—COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office space, automobiles, and computer equipment under non-cancelable operating lease agreements expiring at various dates through September 2023. Total rent expense for the six month period ended June 28, 2018 and the year ended December 31, 2017 amounted to $198,154 and $484,622, respectively.

Future minimum payments under the non-cancelable operating leases are as follows:

For the Twelve Months Ended June 28,	Amounts
2019	$325,164
2020	334,884
2021	344,892
2022	355,212
2023	365,832
Thereafter	94,191

Total	$1,820,175

Litigation

Feel Good Ventures, LLC v. W4 Holding Co., LLC, et al.

In July 2019, Feel Good Ventures, LLC and its principal, Kyle Gibson, were sued in connection with unsolicited commercial emails they allegedly sent advertising Feel Good Ventures’ products. Plaintiffs claim this is in violation of California’s anti-spam law and seek statutory liquidated damages of $1,000 per email, in addition to statutory attorneys’ fees and costs.

In September 2019, Feel Good Ventures filed a cross-complaint against W4 LLC and the Company’s former CEO stating that W4 LLC breached the parties’ insertion order by failing to ensure that the emails at issue complied with federal and state law, and by failing to indemnify Feel Good Ventures in connection with the complaint. That cross-complaint was amended in November 2019 to replace W4 LLC with W4 Holding Company, LLC. In the cross-complaint, Feel Good Ventures seeks $328,122 in compensatory damages as well as attorneys’ fees and costs, and punitive damages.

The complaint and cross-complaint are currently set for trial on August 17, 2020. W4 disputes the allegations in the cross-complaint and disputes that it is liable to Feel Good Ventures in any amount. As a result, no amounts have been accrued for this matter in the consolidated financial statements as of June 28, 2018 or December 31, 2017.

W4 LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTH PERIOD ENDED JUNE 28, 2018

AND THE YEAR ENDED DECEMBER 31, 2017

NOTE 9—COMMITMENTS AND CONTINGENCIES (CONTINUED)

Litigation (continued)

Robert Clough v. Revenue Frontier, LLC et al.

In July 2017 an individual named Robert Clough sent a demand letter to a customer of the Company, Revenue Frontier LLC, claiming that Revenue Frontier allegedly violated the Telephone Consumer Protection Act by sending an unsolicited text message. In June 2017, Revenue Frontier demanded defense and indemnity from the Company. The Company agreed to defend and indemnify Revenue Frontier. In September 2017, the consumer filed a lawsuit in New Hampshire federal court against Revenue Frontier and certain other parties, not including W4 LLC.

In February 2020, Revenue Frontier and the Company entered into a class action settlement agreement that the Court preliminarily approved in March 2020. Under the settlement agreement, Revenue Frontier and the Company, through their insurers, are obligated to pay a total of $2,100,000. The insurers for Revenue Frontier and the Company agreed to make all payments due under the settlement agreement. The Court scheduled a final approval hearing for September 2020.

The class action settlement agreement also identifies a dispute between Revenue Frontier and the Company over the payment of Revenue Frontier’s $150,000 insurance deductible. The Company has paid Revenue Frontier $150,000 but demanded the return of the funds. The Company and Revenue Frontier have agreed to arbitrate the matter. No amounts have been accrued for this matter in the consolidated financial statements as of June 28, 2018 or December 31, 2017.

Margie Barr et al. Demand

Approximately 14 consumers sent a demand to the Company in June 2014 requesting that the Company pay damages for emails that allegedly violated California’s anti-spam statute. Certain of the consumers involved in the initial demand settled their claims, and additional consumers later joined the demand resulting in about 28 consumers seeking damages for approximately 1,979 emails as of April 16, 2018. Statutory damages for these emails may be up to $1,000 per email. Insurance coverage of approximately $1,000,000 exists that could cover some or all of the settlement if one is reached. However, counsel for the plaintiffs has not pursued this demand for over one year. As a result, no amounts have been accrued for this matter in the consolidated financial statements as of June 28, 2018 or December 31, 2017.

NOTE 10—EMPLOYEE BENEFIT PLAN

The Company maintains a defined contribution 401(k) Profit Sharing Plan (the “Plan”) for the benefit of its employees. The Plan covers employees as specified by the Plan document. Participating employees may elect to defer a portion of their compensation subject to certain Internal Revenue Code limitations. The Company makes discretionary profit sharing contributions to the Plan, which amounted to $1,062 for the six month period ended June 28, 2018 and $57,032 for the year ended December 31, 2017.

NOTE 11—SUBSEQUENT EVENTS

The Company entered into an acquisition agreement effective June 28, 2018. The agreement entailed the purchase of certain W4 LLC assets and the assumption of certain W4 LLC liabilities by W4 Holding

W4 LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTH PERIOD ENDED JUNE 28, 2018

AND THE YEAR ENDED DECEMBER 31, 2017

NOTE 11—SUBSEQUENT EVENTS (CONTINUED)

Company, LLC for $12.5 million. The agreement also provided for certain earnout payments to be made to the former owners of W4 LLC based on the gross profit of W4 Holding Company, LLC from July 2018 through 2021.

The Company has evaluated subsequent events through April 28, 2020, which is the date the consolidated financial statements were issued.

INDEPENDENT AUDITORS’ REPORT

To the Stockholders of

UE Authority, Co.

Report on the Financial Statements

We have audited the accompanying balance sheets of UE Authority, Co. (the “Company”) as of October 31, 2019, December 31, 2018, and December 31, 2017, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the period from January 1, 2019 through October 31, 2019, and the years ended December 31, 2018 and 2017, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UE Authority, Co. as of October 31, 2019, December 31, 2018, and December 31, 2017, and the results of its operations and its cash flows for the period from January 1 2019 through October 31, 2019, and the years ended December 31, 2018 and 2017, in accordance with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

Costa Mesa, CA

June 11, 2020

UE AUTHORITY, CO.

BALANCE SHEETS

OCTOBER 31, 2019 AND DECEMBER 31, 2018 AND 2017

	October 31, 2019	December 31, 2018	December 31, 2017
Assets
Current Assets
Cash	$1,089,783	$2,840,454	$488,427
Accounts receivable, net of allowance	5,789,126	5,380,122	2,766,567
Due from employees	51,839	104,039	162,000
Note receivable from related party	71,355	165,631	62,957
Prepaid expenses and other current assets	292,805	236,238	108,988

Total Current Assets	7,294,908	8,726,484	3,588,939

Property and Equipment, Net of Accumulated Depreciation and Amortization	413,690	849,787	2,381,478

Intangible Assets, Net of Accumulated Amortization	2,105,666	2,036,164	1,826,205

Other Assets
Restricted Cash	—	1,175,793	1,175,000
Deposits	56,613	16,969	16,969
Deferred income taxes, net	74,052	440,399	1,050,339

Total Other Assets	130,665	1,633,161	2,242,308

Total Assets	$9,944,929	$13,245,596	$10,038,930

The accompanying notes are an integral part of these financial statements

UE AUTHORITY, CO.

BALANCE SHEETS

OCTOBER 31, 2019 AND DECEMBER 31, 2018 AND 2017

	October 31, 2019	December 31, 2018	December 31, 2017
Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable and accrued expenses	$10,474,227	$5,377,718	$6,563,165
Deferred revenue	757,290	560,561	804,724
Current portion of deferred rent	—	107,649	151,868
Line of credit	—	2,322,866	1,238,637
Current maturities of long-term debt	—	1,750,000	517,874

Total Current Liabilities	11,231,517	10,118,794	9,276,268

Noncurrent Liabilities
Deferred rent, net of current portion	54,402	—	101,486
Long-term debt, net of current maturities	—	—	1,770,108

Total Noncurrent Liabilities	54,402	—	1,871,594

Total Liabilities	11,285,919	10,118,794	11,147,862

Commitment and Contingencies (Note 8)
Stockholders’ Equity (Deficit)
Series A common stock, $0.01 par value; 25,000,000 shares authorized; 5,250,000 shares issued and outstanding	52,500	52,500	52,500
Series B common stock, $0.01 par value; 25,000,000 shares authorized; 5,477,032 , 5,421,983, and 5,380,401 shares issued as of October 31, 2019, December 31, 2018, and December 31, 2017; 5,154,295, 5,421,983, and 5,380,401 shares outstanding as of October 31, 2019, December 31, 2018, and December 31, 2017.	54,770	54,220	53,804
Series B treasury stock at cost	(598,195)	—	—
Stock subscribed	—	—	100,000
Additional paid-in capital	2,387,931	2,599,183	2,309,822
Retained earnings (accumulated deficit)	(3,237,996)	420,899	(3,625,058)

Total Stockholders’ Equity (Deficit)	(1,340,990)	3,126,802	(1,108,932)

Total Liabilities and Stockholders’ Equity (Deficit)	$9,944,929	$13,245,596	$10,038,930

The accompanying notes are an integral part of these financial statements

UE AUTHORITY, CO.

STATEMENTS OF OPERATIONS

FOR THE PERIOD FROM JANUARY 1, 2019 THROUGH OCTOBER 31, 2019,

AND THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	January 1, 2019 through October 31, 2019	Year Ended December 31, 2018	Year Ended December 31, 2017
Net Revenue	$67,014,449	$69,750,695	$37,153,093
Cost of Revenue	28,807,969	23,398,277	13,420,582

Gross Profit	38,206,480	46,352,418	23,732,511
Operating Expenses	35,601,196	38,657,154	23,510,415

Income from Operations	2,605,284	7,695,264	222,096

Interest Expense, net	(127,403)	(215,166)	(348,981)

Income (Loss) Before Provision for Income Taxes	2,477,881	7,480,098	(126,885)
Provision for Income Taxes	540,348	2,014,396	81,851

Net Income (Loss)	$1,937,533	$5,465,702	$(208,736)

The accompanying notes are an integral part of these financial statements

UE AUTHORITY, CO.

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD FROM JANUARY 1, 2019 THROUGH OCTOBER 31, 2019 AND THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	Series A Common Stock		Series B Common Stock		Series B Treasury Stock		Stock Subscription	Additional Paid in Capital	Retained Earnings (Accumulated Deficit)	Total Shareholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount
Balance—January 1, 2017	5,250,000	$52,500	5,279,175	$52,792	—	$—	$—	$2,259,529	$(2,778,498)	$(413,677)
Stock Issued in Connection with Exercise of Stock Options	—	—	101,226	1,012	—	—	—	9,111	—	10,123
Stock Subscription Payments Received in Advance	—	—	—	—	—	—	100,000	—	—	100,000
Stock-Based Compensation Expense	—	—	—	—	—	—	—	41,182	—	41,182
Dividends	—	—	—	—	—	—	—	—	(637,824)	(637,824)
Net Loss	—	—	—	—	—	—	—	—	(208,736)	(208,736)

Balance—December 31, 2017	5,250,000	52,500	5,380,401	53,804	—	—	100,000	2,309,822	(3,625,058)	(1,108,932)

Stock Issued in Connection with Exercise of Stock Options	—	—	1,582	16	—	—	—	3,148	—	3,164
Stock Issued in Connection with Stock Sale Agreement	—	—	40,000	400	—	—	(100,000)	99,600	—	—
Stock-Based Compensation Expense	—	—	—	—	—	—	—	186,613	—	186,613
Dividends	—	—	—	—	—	—	—	—	(1,419,745)	(1,419,745)
Net Income	—	—	—	—	—	—	—	—	5,465,702	5,465,702

Balance—December 31, 2018	5,250,000	52,500	5,421,983	54,220	—	—	—	2,599,183	420,899	3,126,802

Stock Issued in Connection with Exercise of Stock Options	—	—	55,049	550	—	—	—	181,989	—	182,539
Stock-Based Compensation Expense	—	—	—	—	—	—	—	16,000	—	16,000
Repurchase of Series B Common Stock	—	—	—	—	(322,737)	$(598,195)	—	—	—	(598,195)
Adjustment Due to Reclassification of Options	—	—	—	—	—	—	—	(409,241)	—	(409,241)
Dividends	—	—	—	—	—	—	—	—	(5,596,428)	(5,596,428)
Net Income	—	—	—	—	—	—	—	—	1,937,533	1,937,533

Balance—October 31, 2019	5,250,000	$52,500	5,477,032	$54,770	(322,737)	$(598,195)	$—	$2,387,931	$(3,237,996)	$(1,340,990)

The accompanying notes are an integral part of these financial statements

UE AUTHORITY, CO.

STATEMENTS OF CASH FLOWS

FOR THE PERIOD FROM JANUARY 1, 2019 THROUGH OCTOBER 31, 2019,

AND THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	January 1, 2019 through October 31, 2019	Year Ended December 31, 2018	Year Ended December 31, 2017
Cash Flows From Operating Activities
Net income (loss)	$1,937,533	$5,465,702	$(208,736)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for allowance for doubtful accounts	72,108	290,249	134,199
Stock-based compensation expense	16,000	186,613	41,182
Depreciation and amortization	1,564,179	2,322,706	2,522,138
Loss on disposal of property and equipment	29,094	—	—
Deferred income taxes	366,347	609,940	71,107
Changes in operating assets and liabilities:
Accounts receivable	(481,112)	(2,903,805)	34,588
Due from employees	52,200	57,961	(53,800)
Prepaid expenses and other current assets	(56,567)	(127,250)	237,032
Deposits	(39,644)	—	—
Accounts payable and accrued expenses	4,687,268	(1,185,449)	(1,226,370)
Deferred revenue	196,729	(244,163)	(192,360)
Deferred rent	(53,247)	(145,705)	(99,057)

Total Adjustments	6,353,355	(1,138,903)	1,468,659

Net Cash Provided by Operating Activities	8,290,888	4,326,799	1,259,923

Cash Flows From Investing Activities
Purchase of property and equipment	(367,776)	(58,093)	(13,421)
Capitalization of intangible assets	(858,902)	(942,879)	(794,833)
Proceeds from repayment of note receivable from a related party	150,865	137,499	931,550
Issuance of note receivable to a related party	(56,589)	(240,172)	(484,150)

Net Cash Used in Investing Activities	(1,132,402)	(1,103,645)	(360,854)

The accompanying notes are an integral part of these financial statements

UE AUTHORITY, CO.

STATEMENTS OF CASH FLOWS (CONTINUED)

FOR THE PERIOD FROM JANUARY 1, 2019 THROUGH OCTOBER 31, 2019,

AND THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	January 1, 2019 through October 31, 2019	Year Ended December 31, 2018	Year Ended December 31, 2017
Cash Flows From Financing Activities
Net (repayments) borrowings under revolving line of credit	$(2,322,866)	$1,084,229	$(2,118,130)
Borrowings under term loan	—	—	2,500,000
Repayments of term loan	(1,750,000)	(537,982)	(260,244)
Dividends paid to shareholders	(5,596,428)	(1,419,745)	—
Stock Subscription Payments Received in Advance	—	—	100,000
Proceeds from exercise of stock options	182,539	3,164	10,123
Repurchase of common stock	(598,195)	—	—

Net Cash (Used in) Provided by Financing Activities	(10,084,950)	(870,334)	231,749

Net (Decrease) Increase in Cash and Restricted Cash	(2,926,464)	2,352,820	1,130,818
Cash and Restricted Cash—Beginning	4,016,247	1,663,427	532,609

Cash and Restricted Cash—Ending	$1,089,783	$4,016,247	$1,663,427

Reconciliation to Balance Sheet Line Items
Cash	$1,089,783	$2,840,454	$488,427
Restricted Cash	—	1,175,793	1,175,000

Total Cash and Restricted Cash	$1,089,783	$4,016,247	$1,663,427

Supplemental Disclosure of Cash Flow Information
Cash paid during the years for:
Income taxes	$1,304,372	$17,789	$438,757
Interest	$132,053	$216,459	$409,793
Non-cash investing and financing activities:
Reclassification of options from equity to liabilities (Note 6)	$409,241	$—	$—
Repayment of note receivable from stock dividend declared	$—	$—	$519,519
Dividend declared but not paid	$—	$—	$118,305

The accompanying notes are an integral part of these financial statements

UE AUTHORITY, CO.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 1, 2019 THROUGH OCTOBER 31, 2019

AND THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 1 - DESCRIPTION OF BUSINESS

UE Authority, Co. (the “Company,” formerly Underground Elephant, Inc.) is an interactive marketing and technology firm that provides clients in the insurance industry with software solutions to manage their marketing and customer acquisition programs. Additionally, the Company helps large national brands and small and medium-sized businesses facilitate efficient and cost-effective marketing campaigns to drive customer traffic. Underground Elephant, Inc. amended its articles of incorporation and changed its name to UE Authority, Co. on November 2, 2017. The Company’s principal market is the United States. The Company was founded in 2008, is incorporated in the state of California, and maintains operations in San Diego, California.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements.

USE OF ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, certain disclosures at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates affecting the financial statements such as accounts receivable, intangible assets, and accrued expenses have been prepared on the basis of the most current and best available information. However, actual results from the resolution of such estimates and assumptions may vary from those used in the preparation of the financial statements.

FAIR VALUE MEASUREMENTS

The Company’s significant financial instruments consist of cash, accounts receivable, notes receivable, line of credit, and term loan. Unless otherwise indicated, the fair values of all reported assets and liabilities that represent financial instruments approximate the carrying values of such amounts. The amounts shown for accounts receivable, notes receivable, line of credit, and long-term debt approximate their fair value as interest rates are at current market rates.

REVENUE RECOGNITION

Revenue Recognition after Adoption of ASC 606

Effective January 1, 2019, the Company recognizes revenue from product sales in accordance with ASC 606—Revenue from Contracts with Customers. ASC 606 requires the Company to recognize revenue so as to depict the transfer of goods or services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services. The Company adopted ASC 606 on January 1, 2019 using the modified retrospective approach and applied ASC 606 only to contracts not completed as of January 1, 2019. The impact of adopting ASC 606 was not material to the financial statements.

UE AUTHORITY, CO.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 1, 2019 THROUGH OCTOBER 31, 2019

AND THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION (CONTINUED)

Revenue is measured based on consideration specified in a contract with a customer, and excludes any sales incentives and amounts collected on behalf of third parties. The Company recognizes revenue when it satisfies a performance obligation by transferring control over a product or service to a customer.

The Company has the following significant revenue streams.

	January 1, 2019 through October 31, 2019	2018	2017
Agent	$26,065,313	$29,097,329	$20,126,751
Enterprise	36,656,137	37,129,732	16,366,959
Aged Data	4,170,671	6,602,686	3,352,554
Other	4,584,451	2,274,482	1,268,510
Returns and Discounts	(4,462,123)	(5,353,534)	(3,961,681)

Total	$67,014,449	$69,750,695	$37,153,093

For each revenue stream above, the Company recognizes revenue by providing marketing leads to customers. Revenue associated with such performance obligations is recognized at a point in time when the leads are provided to customers.

Agent revenue represents sales made to insurance agents. The Company receives cash in advance for agent revenue, resulting in a deferred revenue balance of $757,290, $560,561, and $804,724 as of October 31, 2019, December 31, 2018, and December 31, 2017, respectively. Substantially all of the deferred revenue amounts at each balance sheet date were recognized in revenue in the immediately succeeding year.

Enterprise revenue represents sales made to insurance companies. The Company bills enterprise revenue in arrears, typically on a monthly basis.

Aged data revenue represents sales of older leads that may have been previously provided to a different customer. The Company bills aged data revenue in arrears, typically on a monthly basis.

There are no material costs to obtain contracts with customers. The Company does not have significant financing components since payment is typically due within forty-five days of billing, or else received in advance. The Company typically provides a return policy that allows customers to return leads within 10 days in exchange for a refund.

Revenue Recognition before Adoption of ASC 606

Prior to the adoption of ASC 606, the Company recognized revenue in accordance with ASC 605—Revenue Recognition when all of the following criteria were met:

-    Persuasive evidence of an arrangement exists

-    The sales price is fixed or determinable

-    Collection of the relevant receivable is probable at the time of sale

-    Delivery has occurred or services have been rendered

UE AUTHORITY, CO.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 1, 2019 THROUGH OCTOBER 31, 2019

AND THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH CONCENTRATION

The Company maintains its cash in bank depository accounts with major financial institutions. At times cash balances may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes cash balances are not exposed to significant credit risk.

RESTRICTED CASH

Restricted cash is comprised of a restricted deposit and merchant collateral account to the Company’s lenders, Pacific Mercantile Bank and Silicon Valley Bank, respectively. These restricted funds are subject to supervision and disbursement approval by the Company’s lenders. The balance of restricted cash as of October 31, 2019 and December 31, 2018 and 2017 was $0, $1,175,793 and $1,175,000, respectively.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Accounts receivable are stated at amounts due from customers. As a general policy, management’s periodic evaluation of the allowance for doubtful accounts is based upon a consideration of number of factors including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they become uncollectible. As of October 31, 2019 and December 31, 2018 and 2017, the Company had an allowance for doubtful accounts of $84,141, $291,583 and $155,150, respectively.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization expense is calculated using the straight-line method over the estimated useful lives of the related assets, which is approximately three years. Leasehold improvements are amortized on a straight-line basis over the shorter of their lease term or the estimated useful life of the leased asset.

Betterments, renewals, and extraordinary repairs that materially extend the useful lives of assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition, if any, is reflected in operations.

INTANGIBLE ASSETS

Capitalized Software Development Costs

In accordance with FASB ASC Subtopic 350-40, Intangibles – Goodwill and Other—Internal-Use, the Company capitalizes certain costs incurred in connection with developing internal-use software. The Company expenses all costs that relate to the planning and post-implementation phases of development as operating expenses. Costs incurred in the development phase including direct payroll, benefits and server costs are capitalized and presented on the balance sheet as part of intangible assets, net. Costs associated with the repair or maintenance of existing software are included in operating expenses. Amortization expense for capitalized internal use software development costs is calculated using the straight-line method over the estimated useful life of the software, which is approximately three years.

UE AUTHORITY, CO.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 1, 2019 THROUGH OCTOBER 31, 2019

AND THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTANGIBLE ASSETS (CONTINUED)

Capitalized Software Development Costs (continued)

The Company’s net capitalized software development costs (Note 5), including the portion not yet placed in service, amounted to approximately $2,102,000, $2,011,000 and $1,797,000 at October 31, 2019, December 31, 2018 and 2017, respectively. The Company’s capitalized software development costs amortization is included in operating expenses on the accompanying statements of operations, and amounted to approximately $767,000, $678,000 and $479,000, for the period ended October 31, 2019, and years ended December 31, 2018 and 2017, respectively.

Acquired Domain Name

The Company purchased the Company’s website domain name and recorded the website domain name at cost, net of accumulated amortization, on the balance sheet as part of intangible assets, net. Amortization is calculated using the straight-line method over the estimated useful life of approximately 3 years.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the asset’s carrying value exceeds its fair value. The Company did not record impairment charges related to any long-lived assets in the period ended October 31, 2019, and years ended December 31, 2018 and 2017.

DEFERRED RENT AND TENANT ALLOWANCES

Rent expense is charged to monthly operations on the straight-line basis through the term of the related lease. Deferred rent represents the difference between rent expenses charged to operations and the actual cash payments made, including rent adjustments and scheduled rent increases, since the inception of the leases. Deferred rent amounted to $54,402, $107,649, and $253,354 at October 31, 2019 and December 31, 2018 and 2017, respectively.

Certain lease agreements provide for the Company to receive tenant allowances from landlords to assist in the build-out of certain property. These are recorded as a component of deferred rent and amortized as a reduction of rent expense over the term of the related lease.

ADVERTISING

Advertising costs are expensed as incurred and included in operating expenses on the accompanying statements of operations. Advertising costs incurred were $19,249,945, $26,621,284 and $11,921,265 for the period ended October 31, 2019, and years ended December 31, 2018 and 2017, respectively.

UE AUTHORITY, CO.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 1, 2019 THROUGH OCTOBER 31, 2019

AND THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes in accordance with FASB ASC Topic 740, Income Taxes (“ASC 740”).

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards.

In November 2015, FASB issued ASU No. 2015-17, Income Taxes (Topic 740)—Balance Sheet Classification of Deferred Taxes. This ASU requires all deferred tax assets and liabilities to be presented in the balance sheet as noncurrent. This amendment in the update is effective for financial statements issued for annual periods beginning after December 15, 2017. The company early adopted in 2017.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities for a change in tax rates is recognized in income in the period that includes the enactment date.

The Company files income tax returns in the United States federal jurisdiction and various state jurisdictions. The Company follows the provisions of FASB ASC Subtopic 740-10, which clarifies the accounting for uncertainty in income taxes by prescribing the application of a more likely than not threshold to the recognition and derecognition of uncertain tax positions. The Company had no material uncertain tax positions at October 31, 2019, December 31, 2018 and 2017. The Company had no accruals for penalties or interest and no such penalties or interest were recognized related to unrecognized tax benefits as of and for the period ended October 31, 2019 and as of and for the years ended December 31, 2018 and 2017.

STOCK-BASED COMPENSATION

The Company accounts for stock-based compensation in accordance with FASB ASC Topic 718, Compensation–Stock Compensation (“ASC 718”), which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statements of operations based on the fair value of those awards on the grant date. The Company calculates the fair value of such awards using the Black-Scholes model and recognizes the related expense over their vested period.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record an ROU asset and a lease liability, measured on a discounted basis, on the balance sheet for all leases with terms greater than twelve months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statements of operations. A modified retrospective transition approach is required for capital and operating leases existing at the date of adoption, with certain practical expedients available.

On May 2020, FASB has extended the effective date of Topic 842 for private companies and private not-for-profit entities. For these entities, the effective date of Topic 842 will be for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early application will continue to be permitted. The Company is currently in the process of evaluating the potential impact of this new accounting guidance.

UE AUTHORITY, CO.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 1, 2019 THROUGH OCTOBER 31, 2019

AND THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 3 - ADOPTION OF NEW ACCOUNTING STANDARD

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, which requires a five-step analysis of contracts to determine when and how revenue is recognized and replaces most existing revenue recognition guidance in US GAAP. The core principle of ASC 606 is that an entity should recognize revenue to reflect the transfer of goods and services to customers in an amount equal to the consideration the entity receives or expects to receive. ASC 606 is effective for annual reporting periods beginning after December 15, 2018, and interim periods within fiscal years beginning after December 31, 2019. The Company adopted ASC 606 with a date of the initial application of January 1, 2019.

The Company applied ASC 606 using the modified retrospective method, which requires that the cumulative effect of initially applying the new guidance be recognized as an adjustment to the opening balance of shareholders’ equity (deficit) at January 1, 2019.

As part of the adoption of ASC 606, the Company elected to use the following transition practical expedients: (1) all contract modifications that occurred prior to the date of initial application when identifying the satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price have been reflected in the aggregate; and (2) ASC 606 is applied only to contracts that are not completed at the initial date of application.

Adoption of the new revenue standard did not have a material impact on the Company’s financial statements. The Company’s revenue is recognized at a point in time based on the transfer of control. In addition, the Company’s contracts do not typically contain variable consideration and contract modifications are generally minimal.

See Note 1 for further discussion on the effects of the adoption of ASC 606 on the Company’s significant accounting policies.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	October 31, 2019	December 31, 2018	December 31, 2017
Automobiles	$—	$116,385	$116,385
Computer Hardware	1,183,424	1,069,302	1,016,209
Furniture	379,930	212,988	212,988
Tenant Improvements	68,588	4,145,913	4,145,913
Construction in Progress	18,124	—	—

Total	1,650,066	5,544,588	5,491,495
Less: Accumulated Depreciation and Amortization	(1,236,376)	(4,694,801)	(3,110,017)

Property and Equipment, Net	$413,690	$849,787	$2,381,478

Depreciation and amortization expense related to property and equipment amounted to $774,779, $1,589,784 and $2,014,547 for the period ended October 31, 2019, and years ended December 31, 2018 and 2017, respectively.

UE AUTHORITY, CO.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 1, 2019 THROUGH OCTOBER 31, 2019

AND THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 5 - INTANGIBLE ASSETS

Intangible assets consist of the following:

	October 31, 2019	December 31, 2018	December 31, 2017
Technology and Domain Names	$138,172	$138,172	$86,355
Capitalized Software Costs	5,185,826	4,314,372	1,639,447
Software in Development	239,550	252,102	2,035,963

Total	5,563,548	4,704,646	3,761,765
Less: Accumulated Amortization	(3,457,882)	(2,668,482)	(1,935,560)

Intangible Assets, Net	$2,105,666	$2,036,164	$1,826,205

Amortization expense related to intangible assets amounted to $789,400, $732,922 and $507,591 for the period ended October 31, 2019, and years ended December 31, 2018 and 2017, respectively.

NOTE 6 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following:

	October 31, 2019	December 31, 2018	December 31, 2017
Accounts payable	$4,661,294	$3,614,693	$5,726,505
Income taxes payable	256,296	1,386,667	—
Accrued transaction costs	2,894,863	—	—
Cash settlement of outstanding options	2,022,637	—	—
Other accrued expenses	639,137	376,358	836,660

Total	$10,474,227	$5,377,718	$6,563,165

As of October 31, 2019, the Company accrued $2,894,863 of transaction costs and $2,022,637 for cash settlement of options related to the merger agreement discussed in Note 10 and 15.

NOTE 7 - LONG-TERM DEBT

REVOLVING LINE OF CREDIT AND TERM LOAN

In May 2017, the Company entered into a credit agreement (the “Credit Agreement”) with Pacific Mercantile Bank that includes a term loan of $2,500,000. The borrowings were payable as follows: monthly installments of $41,667, commencing on June 30, 2017 and continuing on the last day of each month thereafter until the maturity date, May 31, 2022.

The Credit Agreement also provides for a revolving line of credit with borrowings up to $5,000,000. Any principal amounts outstanding under the revolving line of credit are due on demand. If no demand is made all outstanding principal and interest are due on the expiration date of May 31, 2019.

In 2018, the Credit Agreement was amended. The amendment extended the line of credit’s maturity to May 31, 2021 and increased the maximum balance of the line to $10,000,000. The amendment also

UE AUTHORITY, CO.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 1, 2019 THROUGH OCTOBER 31, 2019

AND THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 7 - LONG-TERM DEBT (CONTINUED)

REVOLVING LINE OF CREDIT AND TERM LOAN (CONTINUED)

accelerated the term loan’s maturity date to December 31, 2019, requiring that it be repaid in monthly installments of $62,500 commencing on January 31, 2019 and continuing until December 31, 2019. This amendment was accounted for as a debt modification with no gain or loss recognized, since the present value of the resulting cash flows was not substantially different from before.

All outstanding borrowings under the Credit Agreement are secured by substantially all assets of the Company. The credit agreement contains certain restrictive covenants with which the Company was in compliance with as of December 31, 2018 and December 31, 2017. The term loan and line of credit were repaid in the period ended October 31, 2019.

AUTO LOAN

In February 2015, the Company entered into a financing agreement in connection with a vehicle purchase. The vehicle was capitalized and is included in property and equipment on the accompanying balance sheet as of December 31, 2017. As of December 31, 2018, the financing agreement was paid in full by the Company.

The following is a summary of long-term debt:

	October 31, 2019	December 31, 2018	December 31, 2017
Pacific Mercantile Bank revolving line of credit – maximum balance of $5,000,000 (raised to $10,000,000 in 2018), bearing interest at 1.00% and 1.25% above the prime rate (5.90% and 5.75% at December 31, 2018 and 2017, respectively), repaid in 2019.	$—	$2,322,866	$1,238,637
Pacific Mercantile Bank term loan – original balance of $2,500,000, bearing interest at 1.00% above the prime rate (5.90% and 5.50% at December 31, 2018 and 2017, respectively), subject to monthly repayments of principal and interest in the amount of $62,500, repaid in 2019.	—	1,750,000	2,250,000
Land Rover auto loan – original balance of $77,895, bearing interest at 4.69%, subject to monthly repayments of principal and interest in the amount of $1,463, maturing January 2020, repaid October 2018.	—	—	37,982

Total long-term debt	—	4,072,866	3,526,619
Less: current maturities	—	(4,072,866)	(1,756,511)

Long-term debt, net of current maturities	$—	$—	$1,770,108

Interest expense related to the revolving line of credit, term loan, and auto loan amounted to $132,053, $216,459 and $409,793 for the period ended October 31, 2019 and the years ended December 31, 2018 and 2017, respectively, and is included in interest expense, net in the accompanying statements of operations.

UE AUTHORITY, CO.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 1, 2019 THROUGH OCTOBER 31, 2019

AND THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 8 - COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company was obligated under certain non-cancellable operating leases for its facilities, which expired in May 2018 and June 2019. The original leases had terms of five years and required monthly payments that ranged from $15,529 to $35,274. After expiration of the aforementioned leases, the Company began a new operating lease at a new site. The terms of the new lease are for six years beginning in August 2019 and require monthly payments that range from $41,336 to $51,466.

Each of the above facility leases contained predetermined fixed escalation of minimum rents. The Company recognizes rent expense on a straight-line basis for these leases and records the difference between recognized rental expense and the amounts payable under the lease agreement as deferred rent. The deferred rent liability totaled $54,402, $107,649 and $253,354 as of October 31, 2019 and December 31, 2018 and 2017. Total rental expense amounted to $391,669, $433,214 and $422,087 for the period ended October 31, 2019, and years ended December 31, 2018 and 2017, respectively, and is included in operating expenses on the accompanying statements of operations.

Future minimum lease payments under the non-cancellable leases are as follows:

For the Twelve Months Ended October 31,	Amounts
2020	$501,621
2021	524,328
2022	548,085
2023	572,184
2024	597,684
Thereafter	463,194

Total	$3,207,096

LITIGATION

The Company is subject to certain legal proceedings and claims that arise in the normal course of business. The Company does not believe that the amount of liability, if any, as a result of these proceedings and claims will have a materially adverse effect on the Company’s financial position, results of operations, and cash flows.

In November 2017, the Company entered into a settlement agreement with a former supplier requiring that the Company pay $175,000 immediately and make additional monthly payments of $10,417 (totaling $125,000) from January 2018 through December 2018. The unpaid legal settlement amount is included in accrued expenses on the accompanying balance sheet as of December 31, 2017 and was paid off in 2018.

NOTE 9 - STOCKHOLDERS’ EQUITY (DEFICIT)

COMMON STOCK

The Company’s certificate of incorporation authorizes the issuance of one class of shares designated as common stock. The total number of shares authorized is 50,000,000, of which, 25,000,000 shall be Series A Voting stock and 25,000,000 shall be Series B Non-Voting Stock.

UE AUTHORITY, CO.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 1, 2019 THROUGH OCTOBER 31, 2019

AND THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 9 - STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

COMMON STOCK (CONTINUED)

The rights, preference, privileges and restrictions of the Series A shares and the Series B shares are equal in all respects except that, unless otherwise provided by law, the holders of Series A shares have and possess the exclusive voting rights and power. The holders of Series B shares are not entitled to vote upon the election of directors or upon other matters.

In the year ended December 31, 2017, the Company received $100,000 in cash for 40,000 shares of Series B common stock that were issued in the year ended December 31, 2018.

DIVIDENDS

In the period ended October 31, 2019 and the years ended December 31, 2018 and 2017, the Company declared $5,596,428, $1,419,745, and $637,824 in dividends on a pro-rata basis. The $637,824 in dividends declared in 2017 included $519,519 that was applied to a repayment of a related party note receivable as a non-cash transaction.

TREASURY STOCK

In 2019, the Company repurchased 322,737 shares of series B common stock from shareholders for $598,195.

NOTE 10 - SHARE-BASED COMPENSATION

In June 2010, the Company adopted the 2010 Equity Incentive Plan (the “Plan”), pursuant to which the Company’s board of directors may grant stock options (“Options”) to certain employees, directors, and consultants. The Company recognized employee and non-employee share-based compensation expense under the Plan of $16,000, $186,613 and $41,182 for the period ended October 31, 2019 and years ended December 31, 2018 and 2017, respectively, which is included in operating expenses. As of October 31, 2019 and December 31, 2018 and 2017, there remains $0, $4,186,024 and $3,458,976, respectively, of unrecognized compensation expense with an estimated forfeiture rate of 20% related to unvested Options. The weighted average period over which the compensation was expected to be recognized is 1.5 years and 2.4 years as of December 31, 2018 and 2017, respectively. No remaining compensation cost is expected to be recognized as of October 31, 2019, since the Options have been reclassified to liabilities as discussed in the following paragraph. The Company granted zero, 65,000 and zero Options to non-employees for the period ended October 31, 2019, and years ended December 31, 2018 and 2017, respectively.

As of October 31, 2019, the Company had substantially completed negotiations with Digital Media Solutions, LLC (“DMS”) to enter into an agreement and plan of merger (the “Merger Agreement”) that closed November 1, 2019. The Merger Agreement required that the Company exercise its right to cash-settle all outstanding options to purchase the Company’s common stock. As a result, all outstanding options were reclassified from equity to liabilities. Through October 31, 2019, the Company had recognized cumulative stock-based compensation expense of $409,241 related to all options outstanding at October 31, 2019. The Company therefore reclassified the corresponding $409,241 balance in additional paid-in capital to liabilities and adjusted the resulting liability balance to its fair value of $2,022,637.

UE AUTHORITY, CO.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 1, 2019 THROUGH OCTOBER 31, 2019

AND THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 10 - SHARE-BASED COMPENSATION (CONTINUED)

The following is an analysis of the Options issued and outstanding:

	Options	Weighted Average Exercise Price
Options outstanding, January 1, 2017	2,765,005	$3.90
Granted	415,750	$2.00
Exercised	(101,226)	$0.10
Forfeited	(530,411)	$2.71
Expired	(49,484)	$3.35

Options outstanding, December 31, 2017	2,499,634	$3.87
Granted	315,646	$3.00
Exercised	(1,582)	$2.00
Forfeited	(172,315)	$3.70
Expired	(15,923)	$2.45

Options outstanding, December 31, 2018	2,625,460	$3.91
Granted	72,450	$2.62
Exercised	(55,049)	$3.32
Forfeited	(68,014)	$2.61
Expired	(1,442,933)	$4.17

Options outstanding, October 31, 2019	1,131,914	$3.88

	Options	Weighted Average Exercise Price
Options exercisable, December 31, 2017	167,178	$4.06
Options exercisable, December 31, 2018	246,391	$3.87
Options exercisable, October 31, 2019	1,131,914	$3.88

Pursuant to the Plan, eligible employees are granted stock option awards that vest over a period between two and three years. Time vesting Options vest in equal installments on the first anniversary of the grant date and on each of the two to three anniversaries thereafter (ranging from 33% to 50% per year over two to three years). Notwithstanding the foregoing, to the extent not previously forfeited, the Options become fully exercisable upon a change in control. Shares are issued from the pool of shares reserved for issuance under the plan when options are exercised.

The fair value of the Options granted to employees was estimated on the grant date using the Black-Scholes option pricing model.

UE AUTHORITY, CO.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 1, 2019 THROUGH OCTOBER 31, 2019

AND THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 10 - SHARE-BASED COMPENSATION (CONTINUED)

The range of assumptions used and the weighted average calculated values of the Options is as follows. If the Company had used actual dividend yield the resulting stock-based compensation expense and additional paid-capital amounts would not have been materially different.

	October 31, 2019	December 31, 2018	December 31, 2017
Expected term (years)	3.5	3.5	3.5
Volatility	67.19% - 64.17%	49.9% - 54.7%	53.7% - 55.4%
Dividend yield	0%	0%	0%
Risk-free interest rate	1.67	2.65	1.69
Weighted average calculated value	$2.32	$1.20	$2.00

NOTE 11 - RELATED PARTY TRANSACTIONS

The Company has non-interest bearing receivables for employee advances that are secured by each employee’s stock in the Company and have various repayment terms. The outstanding balance on the receivables from employees amounted to $51,839, $104,039 and $162,000 as of October 31, 2019 and December 31, 2018 and 2017.

The Company has a note receivable from the Chief Executive Officer that is secured by equity in the Company. The note bears interest at 4.0% per annum. Accrued interest as of October 31, 2019 and December 31, 2018 and 2017 was immaterial to the overall financial statements. The outstanding balance on the note receivable is $71,355, $165,631 and $62,957 as of October 31, 2019 and December 31, 2018 and 2017.

NOTE 12 - EMPLOYEE BENEFIT PLAN

The Company sponsors an employee benefit plan pursuant to Section 401(k) of the Internal Revenue Code (the “Code”), whereby participants may contribute a percentage of their compensation, but not in excess of the maximum allowed under the Code. The plan allows the Company to make discretionary matching contributions. The Company provided matching contributions of $40,760, $22,242 and $19,929 for the period ended October 31, 2019 and years ended December 31, 2018 and 2017, respectively.

NOTE 13 - MAJOR CUSTOMER AND SUPPLIERS

Customer concentrations for the period ended October 31, 2019 and years ended December 31, 2018 and 2017 consisted of three, three, and two customers that accounted for $34,216,685, $33,157,353 and $16,949,114, or 51%, 48% and 46%, of total net revenues. The same customers accounted for $2,214,382, $2,289,744 and $1,170,539, or 40%, 43% and 42%, of the Company’s total gross accounts receivable, respectively.

Supplier concentrations for the period ended October 31, 2019, and years ended December 31, 2018 and 207 consisted of two, one, and two suppliers that accounted for $19,086,264, $22,448,662 and $11,605,411, or 33%, 38% and 34%, of total purchases. The same suppliers accounted for $1,070,903, $1,416,006 and $3,375,328, or 23%, 40% and 59%, of the Company’s total accounts payable, respectively.

UE AUTHORITY, CO.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 1, 2019 THROUGH OCTOBER 31, 2019

AND THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 14 - INCOME TAXES

The income tax provision (benefit) consists of the following:

	2019	2018	2017
Current:
Federal	$173,200	$1,403,656	$10,744
State	800	800	—

	174,000	1,404,456	10,744
Deferred:
Federal	356,588	196,375	43,537
State	9,760	413,565	27,570

	366,348	609,940	71,107

Total Income Tax Provision	$540,348	$2,014,396	$81,851

Temporary differences comprising deferred income tax assets, net are as follows:

	2019	2018	2017
Deferred Tax Assets:
Accrued expenses	$99,355	$27,364	$72,424
Allowances and reserves	21,240	74,120	38,987
Stock-based compensation	—	38,068	33,435
State income taxes	—	34,811	—
Property and equipment	—	261,387	—
Tax credits	132,287	4,649	882,106
Contributions	—	—	7,068
Net operating losses	—	—	409,525

Total deferred tax assets	252,882	440,399	1,443,545

Deferred Tax Liabilities:
State income taxes	32,761	—	36,879
Property and equipment	146,069	—	356,327

Total deferred tax liabilities	178,830	—	393,206

Net Deferred Tax Asset	$74,052	$440,399	$1,050,339

The Tax Cuts and Jobs Act of 2017 (“2017 Tax Act”) was signed into law on December 22, 2017. The 2017 Tax Act significantly revises the United States corporate income taxes, by among other things, lowering the statutory corporate tax rate from 35% to 21%, and eliminating certain deductions. The 2017 Tax Act also enhanced and extended through 2026 the option to claim accelerated depreciation deductions on qualified property.

At October 31, 2019 and December 31, 2018 and 2017, based on the projections for future taxable income over the periods in which the deferred tax assets are deductible, there is sufficient evidence to conclude that it is more likely than not that the results of future operations will generate sufficient taxable income to realize all of the net deferred tax assets. Therefore, there were no valuation allowances for deferred tax

UE AUTHORITY, CO.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 1, 2019 THROUGH OCTOBER 31, 2019

AND THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 14 - INCOME TAXES (CONTINUED)

assets as of October 31, 2019 and December 31, 2018 and 2017. The Company is subject to US federal and state income tax examinations for all open years. No examinations are currently pending.

As of October 31, 2019 and December 31, 2018 and 2017, the Company had federal net operating loss carryforwards of $0, $0, and $1,889,080, and California net operating loss carryforwards of $0, $0, and $966,666, respectively. As of October 31, 2019 and December 31, 2018 and 2017, the Company had federal research credit carryforwards of $0, $0, and $343,008. As of October 31, 2019 and December 31, 2018 and 2017, the Company had California research credit carryforwards of $132,286, $4,649, and $539,098, respectively, which begin to expire in 2024. For the period ended October 31, 2019 and the year ended December 31, 2018, effective tax rates approximated statutory tax rates. For the year ended December 31, 2017, the statutory tax rate exceeded the effective tax rate, primarily because of an immaterial return-to-provision adjustment.

NOTE 15 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through June 11, 2020, which is the date that the financial statements were available to be issued, and no subsequent events requiring disclosure were identified, except for the following.

On November 1, 2019, the Company closed on its Merger Agreement with DMS mentioned in Note 10, pursuant to which the Company was acquired by DMS for cash of approximately $56.6 million.

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) to be a pandemic spreading throughout the United States and the world. The Company is monitoring the outbreak of COVID-19 and the related business and travel restrictions and changes to behavior intended to reduce its spread, and its impact on operations, financial position, cash flows, customer purchasing trends, and customer payments, in addition to the impact on its employees. Due to the rapid development and fluidity of this situation, the magnitude and duration of the pandemic and its impact on the Company’s operations and liquidity is uncertain as of the date of this report. While there could ultimately be a material impact on operations and liquidity of the Company, at the time of issuance, the impact could not be determined.

The Coronavirus Aid, Relief, and Economic Security (CARES) Act, was enacted March 27, 2020. Among the business provisions, the CARES Act provided for various payroll tax incentives, changes to net operating loss carryback and carryforward rules, business interest expense limitation increases, and bonus depreciation on qualified improvement property. The Company is evaluating the impact of the CARES Act on its financial statements.

75,295,024 Shares Class A Common Stock

4,000,000 Warrants to Purchase Class A Common Stock

PROSPECTUS

[●], 2020

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered hereby.

SEC registration fee		$54,948.28
FINRA filing fee			*
Printing fees and expenses			*
Registrar and transfer agent fees			*
Legal fees and expenses			*
Accounting fees and expenses			*
Miscellaneous			*

Total	$		*

*	Estimates not presently known.

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Holders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee.

Item 14. Indemnification of Directors and Officers.

Section 145 of the DGCL, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

The New DMS Certificate of Incorporation limits the liability of the directors of New DMS to the fullest extent permitted by the DGCL, and the New DMS Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of New DMS or any of its subsidiaries or was serving at New DMS’s request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance within 20 days of such request all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

During the three years preceding the filing of this registration statement, the Registrant has granted or issued the following securities of the Registrant which were not registered under the Securities Act of 1933, as amended (the “Securities Act”).

On December 8, 2017 we issued 8,625,000 Class B ordinary shares to our Sponsor prior to our initial public offering. On February 15, 2018, we issued 4,000,000 Leo private placement warrants to our Sponsor concurrently with the closing of our initial public offering. On July 15, 2020, in connection with the Business Combination, we issued (i) 25,857,070 shares of New DMS Class B Common Stock, 17,937,954 shares of New DMS Class C Common Stock and 2,000,000 New DMS Private Placement Warrants to the Sellers pursuant to the Business Combination Agreement and (ii) the PIPE Shares to the PIPE Investors pursuant to the Subscription Agreements. On July 17, 2020, in connection with the Conversion, we issued the Conversion Shares to the Blocker Sellers pursuant to the New DMS Certificate of Incorporation.

The sales of the above securities were exempt from the registration requirements of the Securities Act in reliance on the exemptions afforded by Section 4(a)(2) of the Securities Act. Other than the initial public offering, no sales involved underwriters, underwriting discounts or commissions or public offerings of securities of the Registrant.

Item 16. Exhibits and Financial Statement Schedules.

(1) Exhibits. See the Exhibit Index immediately following the signature page hereto, which is incorporated by reference as if fully set forth herein.

Item 17. Undertakings.

(1) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(3) The undersigned Registrant hereby undertakes that:

(A) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(B) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Exhibit Title
1.1	Form of Underwriting Agreement*

2.1	Business Combination Agreement, dated April 23, 2020, by and among Leo Holdings Corp., Digital Media Holdings, LLC and the other parties thereto (incorporated by reference to Exhibit 2.1 to Amendment No. 1 to Leo Holdings Corp.’s Current Report on Form 8-K filed with the SEC on April 24, 2020).

2.2	Amendment No. 1 to Business Combination Agreement, dated July 2, 2020, by and among Leo Holdings Corp., Clairvest GP Manageco Inc., as a Seller Representative, Prism Data, LLC, as a Seller Representative, and Leo Investors Limited Partnership (incorporated by reference to Exhibit 2.1 to Leo Holdings Corp.’s Current Report on Form 8-K filed with the SEC on July 2, 2020).

3.1	Certificate of Incorporation of Digital Media Solutions, Inc. (incorporated by reference to Exhibit 3.1 to Digital Media Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on July 16, 2020).

3.2	Bylaws of Digital Media Solutions, Inc. (incorporated by reference to Exhibit 3.2 to Digital Media Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on July 16, 2020).

4.1	Specimen New DMS Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Digital Media Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on July 16, 2020).

4.2	Specimen New DMS Warrant Certificate (incorporated by reference to Exhibit 4.2 to Digital Media Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on July 16, 2020).

4.3	Amended and Restated Warrant Agreement, dated July 15, 2020, by and among Leo Holdings Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to Digital Media Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on July 20, 2020).

5.1	Opinion of Ryan Foster, General Counsel, Executive Vice President of Compliance and Secretary of Digital Media Solutions, Inc.***

10.1	Form of Subscription Agreement (incorporated by reference to Exhibit 10.2 to Leo Holdings Corp.’s Current Report on Form 8-K filed with the SEC on April 24, 2020).

10.2	Amended and Restated Sponsor Shares and Warrant Surrender Agreement, dated June 22, 2020, by and among Leo Holdings Corp., Leo Investors Limited Partnership and the other parties thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 22, 2020).

10.3	Amended and Restated Limited Liability Company Agreement of Digital Media Solutions Holdings, LLC, dated July 15, 2020 (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to Digital Media Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on July 20, 2020).

10.4	Director Nomination Agreement, dated July 15, 2020, by and among Digital Media Solutions, Inc., Leo Investors Limited Partnership, Lion Capital (Guernsey) Bridgeco Limited, Clairvest Group Inc. and Prism Data, LLC (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to Digital Media Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on July 20, 2020).

10.5	Amended and Restated Registration Rights Agreement, dated July 15, 2020, by and among Digital Media Solutions, Inc., as successor to Leo Holdings, Corp., and the other parties thereto (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to Digital Media Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on July 20, 2020).

10.6	Tax Receivable Agreement, dated July 15, 2020, by and among Digital Media Solutions, Inc., CEP V DMS US Blocker Company, Prism Data, LLC, CEP V-A DMS AIV Limited Partnership, Clairvest Equity Partners V Limited Partnership, CEP V Co-Investment Limited Partnership and Clairvest GP Manageco Inc. (incorporated by reference to Exhibit 10.6 to Amendment No. 1 to Digital Media Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on July 20, 2020).

Exhibit Number	Exhibit Title
10.7	Lock-Up Agreement, dated July 15, 2020, by and among Digital Media Solutions, Inc. CEP V DMS US Blocker Company, Prism Data, LLC, CEP V-A DMS AIV Limited Partnership, Clairvest Equity Partners V Limited Partnership and CEP V Co-Investment Limited Partnership (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to Digital Media Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on July 20, 2020).

10.8	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.8 to Amendment No. 1 to Digital Media Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on July 20, 2020).

10.9	Digital Media Solutions, Inc. 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.9 to Amendment No. 1 to Digital Media Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on July 20, 2020).

10.10	Letter Agreement, dated July 8, 2020, by and between Digital Media Solutions, LLC and Joey Liner. (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to Digital Media Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on July 20, 2020).

10.11	Letter Agreement, dated July 8, 2020, by and between Digital Media Solutions, LLC and Randall Koubek. (incorporated by reference to Exhibit 10.11 to Amendment No. 1 to Digital Media Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on July 20, 2020)

10.12	Offer Letter, dated November 21, 2018, by and between Digital Media Solutions, LLC and Joey Liner (incorporated by reference to Exhibit 10.12 to Amendment No. 1 to Digital Media Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on July 20, 2020).

10.13	Offer Letter, dated October 23, 2018, by and between Digital Media Solutions, LLC and Randall Koubek (incorporated by reference to Exhibit 10.13 to Amendment No. 1 to Digital Media Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on July 20, 2020).

10.14	Credit Agreement, dated July 3, 2018, by and among Digital Media Solutions Holdings, LLC, Digital Media Solutions, LLC, each of its affiliates party thereto, various financial institutions part thereto and Monroe Capital Management Advisors, LLC, as Administrative Agent and Lead Arranger (incorporated by reference to Exhibit 10.14 to Amendment No. 1 to Digital Media Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on July 20, 2020).

10.15	Incremental Amendment to Credit Agreement, dated July 1, 2019, by and among Digital Media Solutions Holdings, LLC, Digital Media Solutions, LLC, each of its affiliates party thereto, and Monroe Capital Management Advisors, LLC, as Administrative Agent (incorporated by reference to Exhibit 10.15 to Amendment No. 1 to Digital Media Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on July 20, 2020).

10.16	Incremental Amendment No. 2 to Credit Agreement, dated November 1, 2019, by and among Digital Media Solutions Holdings, LLC, Digital Media Solutions, LLC, each of its affiliates party thereto, and Monroe Capital Management Advisors, LLC, as Administrative Agent (incorporated by reference to Exhibit 10.16 to Amendment No. 1 to Digital Media Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on July 20, 2020).

10.17	Amendment No. 3 to Credit Agreement, dated January 7, 2020, by and among Digital Media Solutions Holdings, LLC, Digital Media Solutions, LLC, each of its affiliates party thereto, and Monroe Capital Management Advisors, LLC, as Administrative Agent (incorporated by reference to Exhibit 10.17 to Amendment No. 1 to Digital Media Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on July 20, 2020).

16.1	Letter from WithumSmith+Brown, PC to the SEC, dated July 15, 2020 (incorporated by reference to Exhibit 16.1 to Amendment No. 1 to Digital Media Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on July 20, 2020).

Exhibit Number	Exhibit Title

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to Amendment No. 1 to Digital Media Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on July 20, 2020).

23.1	Consent of WithumSmith+Brown, PC, independent registered accounting firm for Leo.**

23.2	Consent of Ernst & Young LLP, independent registered accounting firm for DMS.**

23.3	Consent of Marcum LLP, independent registered accounting firm for W4 LLC.**

23.4	Consent of Marcum LLP, independent registered accounting firm for UE Authority, Co. **

23.5	Consent of Ryan Foster, General Counsel, Executive Vice President of Compliance and Secretary of Digital Media Solutions, Inc. (included in Exhibit 5.1)***

24.1	Powers of Attorney (included on signature page)***

101.INS***	XBRL Instance Document

101.SCH***	XBRL Taxonomy Extension Schema Document

101.CAL***	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF***	XBRL Taxonomy Extension Definitions Linkbase Document

101.LAB***	XBRL Taxonomy Extension Label Linkbase Document

101.PRE***	XBRL Taxonomy Extension Presentation Linkbase Document

*

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

**	Filed herewith.
***	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, Florida, on August 6, 2020.

DIGITAL MEDIA SOLUTIONS, INC.

By:	/s/ Joseph Marinucci
Name: Joseph Marinucci
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Name	Title	Date

/s/ Joseph Marinucci Joseph Marinucci	Chief Executive Officer, President and Director (Principal Executive Officer)	August 6, 2020

* Randall Koubek	Chief Financial Officer (Principal Financial and Accounting Officer)	August 6, 2020

* Mary Minnick	Chairperson of the Board	August 6, 2020

* Fernando Borghese	Director	August 6, 2020

* Robbie Isenberg	Director	August 6, 2020

* James H. Miller	Director	August 6, 2020

* Lyndon Lea	Director	August 6, 2020

* Robert Darwent	Director	August 6, 2020

*By:	/s/ Joseph Marinucci
Joseph Marinucci
Attorney-in-Fact